As filed with the Securities and Exchange Commission on May 1, 2017
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
Procaccianti Hotel REIT, Inc.
(Exact Name of Registrant as Specified in Its Governing Instruments)

1140 Reservoir Avenue
Cranston, Rhode Island 02920-6320
(401) 946-4600
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
James A. Procaccianti
Procaccianti Hotel REIT, Inc.
1140 Reservoir Avenue
Cranston, Rhode Island 02920-6320
(401) 946-4600
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Ron M. Hadar
Procaccianti Hotel REIT, Inc.
1140 Reservoir Avenue
Cranston Rhode Island 02920-6320
Tel: (401) 946-4600
Fax: (401) 943-6320
Heath D. Linsky, Esq. Lauren Burnham Prevost, Esq. Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326-1044 (404) 233-7000	Rosemarie A. Thurston Aaron C. Hendricson Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 (404) 881-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check following box:   ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐
Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of a “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒
CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Primary Offering, Common Stock, $0.01 par value per share		$552,375,000	$64,021
Class A Shares	$10.00
Class K Shares	$10.00
Class I Shares	$9.50
Class T Shares	$10.00
Dividend Reinvestment Plan, Common Stock, $0.01 par value per share		$50,000,000	$5,795
Class K Shares	$9.50
Class I Shares	$9.50
Class T Shares	$9.50
Total, Common Stock, $0.01 par value per share	—	$602,375,000	$69,816
(1)
The registrant reserves the right to reallocate shares of common stock being offered between the classes of shares and between the primary offering and the dividend reinvestment plan. Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 1, 2017
PRELIMINARY PROSPECTUS
PROCACCIANTI HOTEL REIT, INC.
Maximum Offering of  $602,375,000 in Shares of Common Stock
Procaccianti Hotel REIT, Inc. is a Maryland corporation formed on August 24, 2016 to acquire and own a diverse portfolio of hospitality properties consisting primarily of existing select-service, extended-stay, and compact full-service hotel properties throughout the United States. We may also make investments in distressed debt and preferred equity where the intent is to acquire hotel properties underlying such investments. We are externally managed by Procaccianti Hotel Advisors, LLC, which we refer to as our advisor. Our advisor is an affiliate of Procaccianti Companies, Inc., which we refer to as our sponsor or Procaccianti Companies. We intend to elect to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ending December 31, 2017, or, if later, the first year in which we commence material operations.
We are offering up to $602,375,000 in shares of our common stock, including $552,375,000 in shares of our common stock pursuant to our primary offering, consisting of the following four share classes: Class A common stock, which we refer to as common shares, at an initial offering price of  $10.00 per share (up to $52,375,000 in shares), Class I common stock, which we refer to as I Shares, at an initial offering price of  $9.50 per share (up to $125,000,000 in shares), Class K common stock, which we refer to as K Shares, at an initial offering price of  $10.00 per share (up to $125,000,000 in shares), and Class T common stock, which we refer to as T Shares, at an initial offering price of  $10.00 per share (up to $250,000,000 in shares), and $50,000,000 in shares of our common stock pursuant to our dividend reinvestment plan, which we refer to as the DRIP, at $9.50 per I Share (up to $12,500,000 in shares), $9.50 per K Share (up to $12,500,000 in shares) and $9.50 per T Share (up to $25,000,000 in shares). “Best efforts” means that our dealer manager is not obligated to purchase any specific number or dollar amount of shares. We reserve the right to reallocate the shares of common stock we are offering among the different share classes and between our primary offering and DRIP. We are not offering common shares pursuant to our DRIP. Our shares of common stock are being offered on a “best efforts” basis through S2K Financial LLC, our dealer manager. I Shares, K Shares and T Shares will rank pari passu to each other and will rank senior to the common shares and B Shares (as defined below and not offered in this offering), with respect to dividend rights and rights on our liquidation, winding-up, and dissolution.
On September 30, 2016, we commenced a private offering of K Shares and units comprised of four K Shares and one common share, or Units, with a targeted maximum offering of  $150,000,000 in K Shares (including K Shares sold as part of a Unit) to accredited investors only pursuant to confidential private placement memorandum. As of ____, 2017, we had sold approximately $_____ in K Shares pursuant to the private placement offering. We will terminate the private offering upon or prior to commencement of this offering. Due to the proceeds raised in our private offering and our existing operations, there is no minimum number of shares we must sell before accepting subscriptions in this offering.
We will use the proceeds from the sale of common shares in the offering to fund selling commissions, dealer manager fees, stockholder servicing fees, the difference between $10.00 per share and the $9.50 per share initial purchase price of I Shares purchased in our primary offering, the difference between any discounted purchase price and the initial offering price of I Shares, K Shares and T Shares (excluding volume discount purchases), and other organization and offering expenses payable in connection with common shares, I Shares, K Shares and T Shares.
Our advisor and its affiliates and affiliates of our dealer manager have agreed to purchase common shares at $10.00 per common share in this offering, for which no selling commissions, dealer manager fees or other organization and offering expenses are payable, in order to provide us with funds sufficient to pay the selling commissions, dealer manager fees, stockholder servicing fees, the difference between $10.00 per share and the $9.50 per share initial purchase price of I Shares purchased in our primary offering, the difference between any discounted purchase price and the initial offering price of I Shares, K Shares and T Shares (excluding volume discount purchases), and other organization and offering expenses related to the I Shares, K Shares and T Shares in this offering, to the extent proceeds from the sale of common shares sold in this offering does not provide sufficient proceeds to pay such organization and offering expenses.
We will provide you with an initial estimated net asset value, or NAV, per share of each class of our common stock based on a valuation as of a date no later than 150 days from the second anniversary of the date this registration statement is declared effective by the U.S. Securities and Exchange Commission, or SEC, although we may provide an estimated NAV per share based on a valuation prior to such date. If we provide an estimated NAV per share prior to the conclusion of this offering, our board of directors may determine to modify the public offering prices to reflect the estimated per share NAV.
We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. You should only purchase these securities if you can afford a substantial loss of your investment. See the section entitled “Risk Factors” beginning on page 53 of this prospectus for a discussion of the risks which should be considered in connection with your investment in our common stock, including:
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This is an offering of a newly formed entity with limited operating history, and an investment in our shares is speculative. You should consider this prospectus in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development.

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No public market currently exists for our securities, and we have no current plans to list our securities on a national securities exchange. If you are able to sell your shares, you would likely have to sell them at a discount from the price at which you purchased them from us.

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You should consider your investment in our shares a long-term investment. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity. We are not required to provide for a liquidity event.

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The initial offering price of our shares has been arbitrarily determined and is not intended to reflect the net value of our assets. Until such time as our shares are valued by our board of directors, the offering price of our shares is not intended to reflect the net asset value of our shares.

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Our advisor, Procaccianti Hotel Advisors, LLC, and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s and its affiliates’ compensation arrangements with us, including compensation which may be required to be paid to our advisor if our advisor is terminated.

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Conflicts of interest may also arise in connection with other investment vehicles sponsored by our sponsor, Procaccianti Companies, or its affiliates, which could result in decisions that are not in the best interests of our stockholders, including decisions relating to the allocation of investment opportunities among us and such other investment vehicles.

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We do not have any employees and will rely entirely upon our advisor to manage our business and our property manager or third parties to manage hotels we acquire. The key personnel of our advisor and property manager will face conflicts of interest regarding the amount of time they allocate between our business and other businesses for which they perform services.

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In order to qualify as a REIT, we may not operate our hotel properties, and our returns will depend on the management of our hotel properties by our property manager, which is also an affiliate of Procaccianti Companies.

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Our property management agreements will require our taxable REIT subsidiaries, or TRSs, which are fully taxable corporations in which we hold interests, to bear the operating risks of our hotel properties. Any increases in operating expenses or decreases in revenues may have a significant adverse impact on our TRSs and thus our earnings and cash flow.

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We will depend on our advisor and its affiliates to conduct our operations, and we will depend on our dealer manager and its affiliates to conduct this offering and certain administrative functions for us; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

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Our charter does not restrict us from paying dividends from any particular source, which means that we could use an unlimited amount of offering proceeds and borrowings, as well as proceeds from the sale of assets and the waiver or deferral of fees otherwise owed to our advisor, to pay dividends. Any of these dividends may reduce the amount of capital we ultimately invest in properties and other permitted investments, and negatively impact the value of your investment, especially if a substantial portion of our dividends is paid from offering proceeds. Our board of directors has adopted a policy to refrain from funding dividends with offering proceeds; instead, we plan to fund dividends from cash flows from operations and capital transactions (other than net proceeds from this or other securities offerings). However, our charter does not restrict us from paying dividends from any particular source, including proceeds from securities offerings, and our board of directors has the ability to change our policy regarding the source of dividends.

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We will pay substantial fees and expenses to our advisor, our property manager, our dealer manager, and their affiliates; these payments increase the risk that you will not earn a profit on your investment.

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This is a “blind pool” offering because we have not yet identified all of the properties to acquire with the offering proceeds, do not own any properties and have a limited prior operating history. You will not have the opportunity to evaluate the merits or risks of such investments before you purchase our securities. We may change our investment objectives and strategies without stockholder consent.

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This is the first public offering sold by the dealer manager. Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering.

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We may incur substantial debt, which could hinder our ability to pay dividends to our stockholders or could decrease the value of your investment if income from, or the value of, the property securing the debt falls.

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Our failure to qualify as a REIT for federal income tax purposes could materially decrease cash available for dividends and limit our ability to make dividends to our stockholders.

None of the Securities and Exchange Commission, or the SEC, the Attorney General of the State of New York and any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in our common stock is not permitted.
	Aggregate Price to Public(1)	Selling Commissions(2)	Dealer Manager Fee(2)	Proceeds Before Expenses to Us(1)(3)
Primary Offering
Per Common Share(4)	$10.00	$0.50	$0.30	$9.20
Per I Share(5)	$9.50	$0.00	$0.285	$10.00
Per K Share	$10.00	$0.50	$0.30	$10.00
Per T Share(6)	$10.00	$0.30	$0.30	$10.00
Maximum Offering(7)	$552,375,000	$15,000,000	$12,187,500	$550,375,000
Dividend Reinvestment Plan
Per I Share	$9.50	__	__	__
Per K Share	$9.50	__	__	__
Per T Share	$9.50	__	__	__
Total Maximum Offering (Primary and Distribution Reinvestment Plan)(7)	$602,375,000	$15,000,000	$12,187,500	$600,375,000

(1)
Assumes we sell $552,375,000 in shares our primary offering and $50,000,000 in shares pursuant to our dividend reinvestment plan pursuant to the allocations between the share classes set forth in footnote (7) below. We reserve the right to reallocate shares being offered among the different share classes and between the primary offering and the dividend reinvestment plan.

(2)
No selling commissions or dealer manager fees will be paid on shares of any class sold under the dividend reinvestment plan.

(3)
Proceeds for common shares sold to the public are calculated before deducting issuer costs other than selling commissions and the dealer manager fee. These issuer costs are expected to consist of, among other things, expenses of our organization and offering. We will use all proceeds from the sale of common shares to fund organization and offering expenses related to I Shares, K Shares and T Shares. Our advisor and its affiliates and affiliates of our dealer manager have agreed to purchase common shares at $10.00 per common share in this offering in order to provide us with funds sufficient to pay the selling commissions, dealer manager fees, stockholder servicing fees and other organization and offering expense related to the I Shares, K Shares and T Shares in this offering and to make up the difference between (i) $10.00 per share and the $9.50 per share initial purchase price of I Shares purchased in our primary offering and (ii) any discount to the initial offering price of I Shares, K Shares and T Shares arising from reduced or waived selling commissions (other than reduced selling commissions for volume discounts) or dealer manager fees, to the extent proceeds from the sale of common shares sold in this offering does not provide sufficient proceeds to pay such amounts. No selling commissions, dealer manager fees or other organization and offering expenses are payable in connection with purchases of common shares by our advisor, its affiliates or affiliates of our dealer manager. Therefore, proceeds from the sale of I Shares, K Shares and T Shares are not used to pay organization and offering expenses in connection with I Shares, K Shares and T Shares, and the proceeds before expenses to us for I Shares, K Shares and T Shares will be $10.00 per I Share, $10.00 per K Share and $10.00 per T Share. See the “Plan of Distribution” section of the prospectus.

(4)
Common shares purchased by our advisor, its affiliates and affiliates of our dealer manager, as shown in the table above, will be sold in this offering at a purchase price of  $10.00 per share, as noted in footnote (3) above. No selling commissions, dealer manager fees or other organization and offering expenses will be payable in connection with such purchases of common shares. Therefore, we will have $10.00 in proceeds from common shares purchased by our advisor, its affiliates and affiliates of our dealer manager to apply towards the organization and offering expenses of I Shares, K Shares and T Shares and the difference between (i) $10.00 and the $9.50 initial purchase price of I Shares purchased in our primary offering, as noted in footnote (5) below, and (ii) any discount to the initial offering price of I Shares, K Shares and T Shares arising from reduced or waived selling commissions (other than reduced selling commissions for volume discounts) or dealer manager fees.

(5)
As provided in footnote (3) above, we will use proceeds from the sale of common shares to retail investors as well as from the sale of common shares to our advisor, its affiliates and affiliates of our dealer manager to make up the difference between $10.00 and the $9.50 initial purchase price of I Shares purchased in our primary offering to ensure that we receive $10.00 in proceeds before expenses from the sale of I Shares. Therefore, the proceeds to us before expenses is $10.00 per I Share in the table above.

(6)
The table excludes the stockholder servicing fee for T Shares sold in our primary offering, which will be paid over time from proceeds of common shares and other sources. With respect to T Shares sold in our primary offering, we will pay our dealer manager a stockholder servicing fee that accrues daily equal to 1/365th of 1.0% of the amount of the offering price per T Share (or, once reported, the amount of the estimated value per T Share) sold in our primary offering for up to three years. The aggregate selling commissions, dealer manager fees and stockholder servicing fees payable with respect to all classes will not exceed the 10% limitation on underwriting compensation imposed by FINRA.

(7)
Assumes an allocation of the shares in our primary offering as follows: 9.48% of common shares, 22.63% of I Shares, 22.63% of K Shares, and 45.26% of T Shares. The table further assumes that of the 9.48% of common shares, 47.73% of such common shares will be sold to retail investors in this offering, for which selling commissions and dealer manager fees are payable, and 52.27% of such common shares will be sold to our advisor, its affiliates and affiliates of our dealer manager to fund organization and offering expenses and certain discounts as described in footnotes (3) and (4) above, for which no selling commissions and dealer manager fees are payable. The net proceeds amount of  $550,375,000 for the maximum primary offering and $600,375,000 for the total maximum offering (primary and dividend reinvestment plan) reflect net proceeds before expenses before payment of organization and offering expenses associated with I Shares, K Shares and T Shares with the proceeds from the sale of common shares.

Prospectus, dated            , 2017

INVESTOR SUITABILITY STANDARDS
An investment in our common stock involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment, and will not need immediate liquidity from their investment. Persons who meet the applicable minimum suitability standards, who seek to diversify their personal portfolios with a finite-life, real estate-based investment, which we believe includes among its benefits a hedge against inflation and the volatility of the stock market; seek to receive current income; seek to preserve capital; and wish to obtain the benefits of potential long-term capital appreciation; and who are able to hold their investment for a time period consistent with our liquidity plans, are most likely to benefit from an investment in us. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our securities to meet these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in our common stock involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section beginning on page 53, in determining whether an investment in our common stock is appropriate.
In order to purchase shares in this offering, you must:
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meet the applicable financial suitability standards as described below; and

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purchase at least the minimum number of shares as described below.

The minimum purchase is $2,000, except in New York where the minimum purchase is $2,500. After you have purchased the minimum purchase amount, any additional purchase must be in increments of  $500 or made pursuant to our dividend reinvestment plan, which may be in lesser amounts. You may not transfer fewer shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of  $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.
We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These suitability standards require that a purchaser of shares satisfy the requirements set forth below. Certain states have established suitability requirements that are more stringent than the standards that we have established. Shares of our common stock will be sold to investors in these states only if they meet the state-specific suitability standards set forth below. In each case, these suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles. For the purpose of these suitability standards, “liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
General Standards for all Investors.   Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.
Certain states have established suitability requirements in addition to the ones described above. Shares will be sold to investors in those states only if they meet the additional suitability standards set forth below:
Pennsylvania.   Because the minimum offering amount is less than $_____, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and inquire as to the current dollar volume of the program subscriptions. We will not release any proceeds received from Pennsylvania investors from escrow until we have an aggregate of  $ ______in subscriptions. See the section entitled “Special Notice to Pennsylvania Investors” on page ___ of this prospectus.
In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our securities if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an IRA,
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employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Internal Revenue Code should carefully review the information in the section of this prospectus entitled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.
In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.
In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix C.
Our sponsor and each person selling shares on our behalf, including participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering, are responsible for determining if investors meet the minimum suitability standards for investing in our common stock. In making this determination, our sponsor and dealer manager will reasonably rely on the participating broker-dealers and information provided by investors. In addition to the minimum suitability standards described above, our sponsor or dealer manager and any participating broker-dealers, as our agents are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.
In making this determination, our sponsor, our dealer manager and any participating broker-dealers, as our agents, will, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, consider whether you:
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meet the minimum income and net worth standards established in your state;

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can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

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are able to bear the economic risk of the investment based on your overall financial situation; and

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have an apparent understanding of:

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the fundamental risks of an investment in our common stock;

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the risk that you may lose your entire investment;

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the lack of liquidity of our common stock;

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the restrictions on transferability of our common stock;

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the background and qualifications of our advisor; and

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the tax, including ERISA, consequences of an investment in our common stock.

Such persons must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

HOW TO SUBSCRIBE
Investors who meet the suitability standards described herein may purchase shares of our common stock. See the page following the cover page for the suitability standards. Investors who want to purchase shares of our common stock should proceed as follows:
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Read the entire final prospectus and the current supplement(s), if any, accompanying the final prospectus.

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Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C.

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Deliver a check to for the full purchase price of the shares being subscribed for, payable to “Procaccianti Hotel REIT, Inc.” along with the completed subscription agreement to your registered selling representative or investment advisor. Until we have received the minimum offering amount required in the state of Pennsylvania, residents of Pennsylvania should deliver a check made payable to “UMB Bank, N.A., Escrow Agent for Procaccianti Hotel REIT, Inc.,” along with the completed subscription agreement. The name of the soliciting dealer appears on the subscription agreement. Certain participating dealers who have “net capital” (as defined in the applicable federal securities regulations) of  $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check payable to us of the purchase price of your subscription.

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By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the minimum income and net worth standards as stated in the subscription agreement.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction for any expense, within ten business days after rejecting it.
An approved trustee must process and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, a refund check to the trustee.
You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the TOD form which is available upon request in order to effect the designation.
You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of direction. The letter of direction will authorize us to deduct a specified dollar amount or percentage of dividends paid by us as business management and advisory fees payable to your registered investment advisor on a periodic basis. The letter of direction will be irrevocable and we will continue to pay business management fees payable from your account until such time as you provide us with a notice of revocation of your election to terminate deductions from your account for the purposes of such business management fees.

RESTRICTIONS IMPOSED BY THE USA PATRIOT ACT AND RELATED ACTS
In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and related acts, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is acting, directly or indirectly, (a) in contravention of any U.S. or international laws and regulations, including without limitation any anti-money laundering or anti-terrorist financing sanction, regulation, or law promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (OFAC) or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, are referred to herein as the U.S. Sanctions Laws), such that the offer, sale, transfer, or delivery of the shares, directly or indirectly, would contravene such U.S. Sanctions Laws; or (b) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time, or any other lists of similar import as to any non-U.S. country, individual, or entity.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “should,” “estimates,” “could,” “would” or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, those discussed under the heading “Risk Factors.” We do not undertake publicly to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required to satisfy our obligations under federal securities law.
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IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Where You Can Find Additional Information.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Where You Can Find Additional Information.”

INDUSTRY AND MARKET DATA
Certain market and industry data used in this prospectus has been obtained from independent industry sources and publications, including STR, Inc., CBRE Hotels | Americas Research, and other third party sources, as well as from research reports prepared for other purposes.
Any forecasts prepared by such sources are based on data (including third party data), models, and experience of various professionals, and are based on various assumptions, all of which are subject to change without notice. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties as other forward-looking statements included in this prospectus.
The information provided by these industry sources should not be construed to sponsor, endorse, offer, or promote an investment in any of our securities offered hereby; to be a representation or warranty regarding any information contained in this prospectus; or to constitute advice regarding the advisability of an investment in our securities or regarding the legality of an investment in any such securities under applicable laws.
This prospectus contains references to registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including: Marriot International, Inc., or Marriot, Hilton Worldwide, Inc., or Hilton, Intercontinental Hotels Group, or IHG, Hyatt Corporation, or Hyatt, and Starwood Hotels and Resorts Worldwide, Inc., or Starwood. None of the owners of these trademarks, their parents, subsidiaries, or affiliates or any of their respective owners, directors, members, managers, stockholders, agents, or employees, which we refer to collectively as the “trademark owners,” is an issuer or underwriter of the securities being offered hereby, plays (or will play) any role in the offer or sale of our common stock, or has any responsibility for the creation or contents of this prospectus. None of the trademark owners has expressed any approval or disapproval regarding this prospectus, this offering, or the securities offered hereby, and you should not consider any future grant by the trademark owners of any franchise or other rights to us or our subsidiaries or affiliates to be an expression of approval or disapproval of this offering. In addition, none of the trademark owners has or will have any liability or responsibility whatsoever arising out of or related to the sale or offer of the securities being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus (including any supplements) or otherwise disseminated in connection with the offer or sale of the securities offered by this prospectus.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. See the section entitled “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.
What is a REIT?
In general, a REIT is a company that:
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combines the capital of many investors to acquire or provide financing for real estate properties;

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allows individual investors to invest in a large-scale diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

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is required to pay dividends to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends-paid deduction and excluding net capital gain); and

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is able to qualify as a REIT for federal income tax purposes and therefore avoids the “double taxation” treatment of income that would normally result from investments in a corporation, because a REIT does not generally pay federal corporate income taxes on the portion of its net income distributed to its stockholders, provided certain income tax requirements are satisfied.

We intend to elect to be taxed as a REIT commencing with the taxable year ending December 31, 2017, or, if later, the first year in which we commence material operations.
What is Procaccianti Hotel REIT, Inc.?
Procaccianti Hotel REIT, Inc. is a newly organized Maryland corporation incorporated on August 24, 2016, that intends to qualify and elect to be taxed as a real estate investment trust, which we refer to as a REIT, commencing with the taxable year ending December 31, 2017, or, if later, the first year in which we commence material operations. We intend to use substantially all of the proceeds from I Shares, K Shares and T Shares in this offering to directly or indirectly acquire and own a diversified portfolio of hospitality properties consisting primarily of existing extended-stay, select-service and compact full-service hotel properties that are classified in the “upper midscale,” “upscale,” and “upper upscale” chain scales of the hospitality industry, as defined by STR, Inc., or STR, and that are operated under widely recognized brands licensed from hotel franchisors, such as Marriott, Hilton, Hyatt, Starwood and the InterContinental Hotels Group, or IHG. Chain scale segments are a method by STR groups branded hotels based on actual average room rates. We expect that our hotel properties will be located in areas that we believe exhibit strong economic features.
Our advisor will seek to acquire hotel properties that offer a high current yield or have the potential to appreciate in value as a result of limited investment in capital improvements, revenue enhancements, operational improvements, and correction of expense inefficiencies. Our advisor plans to target markets that have a stable or growing and reliable demand base, as well as barriers to entry or limited present and future new supply growth.
What do you mean by “modest value-add” opportunities?
For some of the hotel properties we acquire, we intend to execute a modest value-add strategy, whereby we acquire assets underperforming their full potential in high-demand markets, remedy operational or managerial inefficiencies, implement sophisticated revenue optimization strategies, invest additional capital to improve the competitiveness of the assets, and increase occupancies, average daily rates, and the property value. We expect our modest value-add capital expenditures to consist, on average, of investments of  $7,500 to $20,000 per room in the first 24 months of ownership, in an effort to enhance the asset’s exterior and interior and increase value of the property.
Are there any risks involved in an investment in your shares?
An investment in our shares involves significant risks. You should read carefully the “Risk Factors” section of this prospectus, beginning on page 53. That section contains a detailed discussion of material risks that you should consider before you invest in the securities we are selling in this offering. Some of the more significant risks relating to an investment in our securities include:

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This is an offering of a newly formed entity with limited operating history, and an investment in our shares is speculative. You should consider this prospectus in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development.

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No public market currently exists for our securities, and we have no current plans to list our securities on a national securities exchange. If you are able to sell your shares, you would likely have to sell them at a discount from the price at which you purchased them from us.

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You should consider your investment in our shares a long-term investment. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity. We are not required to provide for a liquidity event.

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The initial offering price of our shares has been arbitrarily determined and is not intended to reflect the net value of our assets. Until such time as our shares are valued by our board of directors, the offering price of our shares is not intended to reflect the net asset value of our shares.

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Our advisor, Procaccianti Hotel Advisors, LLC, and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s and its affiliates’ compensation arrangements with us, including compensation which may be required to be paid to our advisor if our advisor is terminated.

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Conflicts of interest may also arise in connection with other investment vehicles sponsored by our sponsor, Procaccianti Companies, or its affiliates, which could result in decisions that are not in the best interests of our stockholders, including decisions relating to the allocation of investment opportunities among us and such other investment vehicles.

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We do not have any employees and will rely entirely upon our advisor to manage our business and our property manager or third parties to manage hotels we acquire. The key personnel of our advisor and property manager will face conflicts of interest regarding the amount of time they allocate between our business and other businesses for which they perform services.

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In order to qualify as a REIT, we may not operate our hotel properties, and our returns will depend on the management of our hotel properties by our property manager, which is also an affiliate of Procaccianti Companies.

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Our property management agreements will require our TRSs to bear the operating risks of our hotel properties. Any increases in operating expenses or decreases in revenues may have a significant adverse impact on our earnings and cash flow.

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We will depend on our advisor and its affiliates to conduct our operations, and we will depend on our dealer manager and its affiliates to conduct this offering and certain administrative functions for us; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

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Our charter does not restrict us from paying dividends from any particular source, which means that we could use an unlimited amount of offering proceeds and borrowings, as well as proceeds from the sale of assets and the waiver or deferral of fees otherwise owed to our advisor, to pay dividends. Any of these dividends may reduce the amount of capital we ultimately invest in properties and other permitted investments, and negatively impact the value of your investment, especially if a substantial portion of our dividends is paid from offering proceeds. Our board of directors has adopted a policy to refrain from funding dividends with offering proceeds; instead, we plan to fund dividends from cash flows from operations and capital transactions (other than net proceeds from this or other securities offerings). However, our charter does not restrict us from paying dividends from any particular source, including proceeds from securities offerings, and our board of directors has the ability to change our policy regarding the source of dividends.

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We will pay substantial fees and expenses to our advisor, our property manager, our dealer manager, and their affiliates; these payments increase the risk that you will not earn a profit on your investment.

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This is a “blind pool” offering because we have not yet identified all of the properties to acquire with the offering proceeds, own no properties, and have a limited prior operating history. You will not have the opportunity to evaluate the merits or risks of such investments before you purchase our securities. We may change our investment objectives and strategies without stockholder consent.

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We may incur substantial debt, which could hinder our ability to pay dividends to our stockholders or could decrease the value of your investment if income from, or the value of, the property securing the debt falls.

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This is the first public offering sold by the dealer manager. Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering.

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Our failure to qualify as a REIT for federal income tax purposes could materially decrease cash available for dividends and limit our ability to make dividends to our stockholders.

Who are your sponsor and advisor?
Our sponsor is Procaccianti Companies, Inc., doing business as Procaccianti Companies, which we refer to as “our sponsor” or “Procaccianti Companies.” Our advisor is Procaccianti Hotel Advisors, LLC, which we refer to as “our advisor.” Our advisor is an affiliate of and under common control with Procaccianti Companies.
What is Procaccianti Companies?
Procaccianti Companies is a large, sophisticated and well-respected, privately held real estate firm located in the United States. Procaccianti Companies is a second-generation real estate investment and management company that has built a broad national platform that encompasses all sectors of real estate since its predecessor’s formation in 1958. The company is a vertically integrated, diverse organization with multiple wholly owned, performance-driven operating companies delivering meaningful solutions to the unique demands of a complex industry.
Historically, Procaccianti Companies and its predecessors have acquired interests in all types of real estate (in debt or equity transactions) with a concentration on quality hospitality sector investments that present attractive yields, or would benefit significantly from its fully integrated platform of operating companies. Over its history, Procaccianti Companies, its predecessors and affiliates have owned or operated over 100 hotels across the United States.
Procaccianti Companies believes that it has delivered above-market risk adjusted returns by leveraging its platform to implement sophisticated value creation strategies, including: operational and management improvements, addressing deferred maintenance through capital infusions/renovations, implementation of cost controls and expense reductions, brand positioning, or leverage upward-trending economic or market-specific recovery conditions. Procaccianti Companies has proven successful throughout multiple cycles by concentrating investment in primary and tertiary markets with high barriers to entry, predictable inventory and supply growth, and stabilized or growing demand generators.
Procaccianti Companies has proven the ability to maximize operating efficiencies of under-performing and non-performing retail, industrial, multi-family and office assets, as well as hotels, condominium projects, single family homes, restaurants, retail outlets, parking facilities, mixed-use developments, and convention centers. Procaccianti Companies’ fully integrated approach drives yields through aggressive operations, asset management, financial management, product positioning, and sales and revenue management.
For more than 50 years and through nearly 1,000 transactions, Procaccianti Companies and its predecessors have owned, developed, or managed hundreds of assets coast to coast.
What are the responsibilities of and the experience of your advisor?
Our advisor is responsible for sourcing potential investments, conducting research and diligence on prospective investments, analyzing investment opportunities, structuring our investments and monitoring our investments on an ongoing basis. Our advisor was organized on June 30, 2016, and is an affiliate of Procaccianti Companies. Our advisor’s senior management team has experience across private lending, private equity, and real estate investing. Collectively, our advisor’s affiliates manage over two billion dollars in assets as of the date of this prospectus. See “Management — Advisory Agreement” and “Management Compensation” for a discussion of the fees that we will pay to our advisor.
Through a facilities, personnel, equipment, and cost sharing agreement between our advisor and the sponsor (which we refer to as the cost sharing agreement), our advisor may utilize employees from affiliated entities, including Procaccianti Companies and its affiliates and subsidiaries, in connection with various services it provides to us, such as human resources, accounting, tax, valuation, information technology services, office space, employees, compliance, and legal. Under the cost sharing agreement, these costs are allocated to our advisor based on a per-employee charge that is assigned to provide services to it. To the extent an employee is not fully allocated to our advisor, the charge for services is pro-rated accordingly. Procaccianti Companies and our advisor or its affiliates pay all of the employees assigned to provide services to our advisor. See “Risk Factors — We depend upon key personnel of Procaccianti Companies, Inc. (our sponsor), Procaccianti Hotel Advisors, LLC (our advisor), and TPG Hotels and Resorts, Inc. and its affiliates and/or designees (our property manager)” and “Conflicts of Interest — Our Advisor” for more information on the cost sharing agreement between our advisor and the sponsor. See “Management” for more information on the members of our advisor’s senior management team and their backgrounds.
Our board of directors, including a majority of independent directors, oversees and monitors the investment performance of our advisor. Our board of directors, including our independent directors, will from time to time, but at least annually, review the compensation we pay to our advisor to determine whether such compensation is reasonable in relation to the nature and quality of the services performed, and that such compensation is within the limits prescribed by our charter. Our advisory agreement is for a one-year term subject to renewals for an unlimited number of successive one-year periods upon mutual consent of our advisor and independent directors.
Do you currently own any assets?
No, this offering is a “blind pool” offering because we have not yet identified all of the properties to acquire with the proceeds of I Shares, K Shares and T Shares from this offering and own no properties. As a result, you will not have the opportunity to evaluate our investments before we acquire them. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives. As part of our investment strategy, we will regularly review acquisition opportunities, sign letters of intent, perform due diligence and bid on certain of such acquisition and financing opportunities. On _________, 2017, we entered into an option agreement (the “JV Option”) with an affiliate of our sponsor, pursuant to which we will have the right to form a joint venture with the affiliate of our sponsor to acquire up to a 51% interest in the entity that holds two hotel properties. The JV Option has a one-year term and such term will not commence unless and until the affiliate of our sponsor acquires the two hotel properties (the “JV Option Properties”). The JV Option Properties are currently under contract. We deem these potential acquisition prospects reasonably probable as of the date of this prospectus. We discuss the risks related to the fact that this is a blind pool offering under the “Risk Factors — Risks Relating to an Investment in Us” section of this prospectus.
How long will this offering last?
We expect to sell the shares of our common stock offered in the primary offering over a two year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may continue the primary offering until            , 2020 (three years from the date of this prospectus). Under rules promulgated by the SEC, in some circumstances in which we are pursuing the registration of shares of our common stock in a follow-on public offering, we could continue the primary offering until as late as            , 2020. If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. In many states, we will need to renew the registration statement or file a new registration statement to continue this offering beyond one year from the date of this prospectus. We may, in our sole discretion, terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct follow-on public offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.
Who will manage your properties?
Because we are prohibited from operating hotel properties pursuant to certain tax laws relating to our qualification as a REIT, the entities through which we own hotel properties will lease the hotel properties to one or more taxable REIT subsidiaries, or TRSs. A TRS is a corporate subsidiary of a REIT that jointly elects, with the REIT, to be treated as a TRS of the REIT, and that pays federal income tax at regular corporate rates on its taxable income. The TRSs will enter into any franchise agreements to brand our hotels and will generally enter into property management agreements with one or more affiliated property management companies. These may include TPG Hotels & Resorts, Inc., an affiliate of our sponsor and advisor, or TPG Hotels & Resorts, Inc.’s wholly owned subsidiaries, which we collectively refer to as TPG. Or they may include other affiliates or designees of TPG. We refer to TPG and such other affiliates or designees collectively as our property manager. We expect our property manager will operate and manage all or substantially all of our hotel properties.
We anticipate that we will acquire properties with property management agreements that can be terminated with little or no cost. In such cases, our TRSs will enter into property management agreements with one or more property management companies affiliated with our sponsor. We collectively refer to these as our property manager. It is possible, however, that we may acquire hotels that have in-place hotel property managers where the underlying property management agreement cannot be easily terminated or cannot be terminated without the payment of a substantial termination fee. We may also acquire properties where the brand franchisor requires the use of an affiliate of the franchisor to manage the property. Furthermore, it is possible that, because of geographic location, type of property, or other factors, our property manager may decline to manage a property we acquire. Any affiliated property management agreements must be approved by our board of directors (including a majority of the independent directors) as being fair and reasonable. See “Conflicts of Interest — Our Sponsor and its Affiliates” and “Conflicts of Interest — Property Manager”.
What is TPG?
TPG is a hospitality management company that is a wholly owned subsidiary of our sponsor. TPG is an industry-leading, vertically integrated hospitality owner operator of hotels ranging from focused service hotels to lifestyle and resorts spanning across the economy and luxury hotel chain segments. TPG is actively engaged in hotel operations, development, and asset acquisition and repositioning throughout the United States, and it provides industry-leading hotel operations, technical consulting, and pre-opening services. TPG is an approved operator of the industry’s leading brands, including Marriott, Hilton, Hyatt, Starwood, IHG, Wyndham, and Choice and also operates multiple independently branded properties. TPG ranks in the top ten largest privately held U.S. hotel management companies based on 2015 and 2016 rankings by industry publications, such as Hotel Business, Hotel Management, and National Real Estate Investor. TPG’s current portfolio includes approximately 50 full service, lifestyle, boutique, extended stay and select service hotels currently under management or under development, located from coast-to-coast and including nearly 17,000 rooms generating approximately $800 million in gross annual revenue.
What is the experience of your management?
Our management team has experience investing in and managing hospitality properties. Below is a short description of the background of each of our officers.
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James A. Procaccianti:   Mr. Procaccianti serves as our President and Chief Executive Officer, is one of our directors, and is a member of our advisor’s investment committee. Mr. Procaccianti is also the President and Chief Executive Officer of our sponsor and is a Manager of our advisor. For more than 30 years Mr. Procaccianti has been in the business of acquiring, renovating, and managing investment real estate. Mr. Procaccianti has owned, managed, or developed over 20 million square feet of real estate. Within the hospitality industry, Mr. Procaccianti has owned, operated, and managed more than 100 hotels. Through his vision and leadership, the Procaccianti

Companies has grown to become one of the largest private hotel companies in the country. He has been instrumental in developing franchise relations with top hotel brand families, such as Hyatt, Marriott, Hilton, Starwood, and IHG. He has completed numerous complex acquisitions with national institutional real estate investors, such as GE Pension Trust, Starwood, FelCor, Lend Lease, Host Marriott/Marriott International, Bank of America, and CalPERS, the largest public employee pension fund in the United States.
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Gregory Vickowski:   Mr. Vickowski serves as our Chief Financial Officer and Treasurer, is one of our directors, and is a member of our advisor’s investment committee. Mr. Vickowski also serves as Chief Financial Officer for the sponsor and TPG and is a Manager of our advisor. He is responsible for raising and negotiating equity and debt financing; negotiating purchase and sale agreements in support of asset acquisitions and dispositions; participating in hotel management/ franchise company selection and contract negotiation; and implementing our investment strategy and asset management function for our investment portfolio, while also overseeing all areas of accounting and management information systems. He further oversees the management of our sponsor’s other investment funds, which have assets with a gross value of nearly $1 billion. Mr. Vickowski joined Procaccianti Companies in 1988 and has been instrumental in its growth into a nationally recognized hospitality organization. He has more than 25 years of hospitality industry experience encompassing all aspects of hotel investment and ownership. He has sourced direct deals and developed creative partnerships/ownership structures, has been involved in the review of hundreds of real estate investment deals, and has negotiated contracts with virtually every major hospitality brand. He has developed long-standing relationships with key industry brokers and leading lenders and has completed complex transactions with Met Life, Starwood, Host Marriott, Lend Lease, IHG, Hyatt, Hilton, Lowe Enterprises, FelCor Lodging, and CalPERS and has completed equity investments with Och-Ziff, CalPERS, Rockpoint, and others.

For information on our independent directors, and for information on key officers of our advisor, sponsor and TPG, see the “Management” section of this prospectus.
How will your advisor select potential properties for acquisition?
Our advisor will seek to directly or indirectly acquire a diversified portfolio consisting primarily of existing select-service, extended-stay, and compact full-service hotel properties. Select-service, extended-stay, and compact full-service hotels are referred to in the hotel industry as “focused-service” hotels. Our investment focus will be on focused-service hotels that are classified in the “upper midscale,” “upscale,” and “upper upscale” chain scales of the hospitality industry, as defined by STR, and that are operated under widely recognized brands licensed from hotel franchisors such as Marriott, Hilton, Hyatt, Starwood and the IHG. Chain scale segments are a method by which STR groups branded hotels based on actual average room rates. We expect that our hotel properties will be located in areas that we believe exhibit strong economic features.
Select-service and extended-stay hotel properties, which we expect to comprise a majority of our portfolio, typically do not include amenities provided in full-service hotel properties. Select-service hotels typically offer a range of amenities that may include a business center, a fitness facility, a pool, and small meeting rooms. Notably, select-service hotels frequently do not feature a dedicated, profit-center full scale restaurant. However, many frequently have breakfast offerings, and their in-room amenities are similar to those found at full-service hotels. Extended-stay hotels are generally residential style hotels that offer a package of services and amenities for extended-stay business and leisure travelers.
Full-service hotel properties generally provide a full complement of guest amenities, including restaurants, large meeting facilities, concierge service, room service, porter service and valet parking. However, to the extent that we invest in full-service hotel properties, we expect that such hotel properties will be generally focused-service and will have limited, moderate or leased restaurant options, limited meeting space, and offer less comprehensive guest amenities than typical full-service hotel properties. These focused-service hotel properties in which we expect to invest primarily derive their revenues from hotel room rentals and, to a lesser extent, from restaurants, meeting space and other similar income streams.

Our advisor will seek to acquire hotel properties that offer a high current yield or have the potential to appreciate in value as a result of limited investments in capital improvements, revenue enhancements, operational improvements, and correction of expense inefficiencies. However, our governing documents do not require us to seek stockholder approval to change our investment strategy or the types of properties in which we may invest. In addition, we are not limited as to the geographic area where we may invest in properties.
To find hotel properties that best meet our selection criteria for investment, our advisor’s property acquisition team will study regional demographics and market conditions, interview local brokers, and utilize its network of external real estate professionals to gain the practical knowledge that studies sometimes lack. The property acquisition team will also work with our property manager to tap into its vast network and broad market exposure. Additionally, where we believe it gives us a comparative advantage, we will partner with firms that have an expertise in the property class and geographic area where we are seeking to acquire properties. An environmental firm will investigate environmental issues to ensure each property meets our quality specifications.
Our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties and other assets, subject to the direction, oversight and approval of our board. Our advisor’s investment approach will combine its management team’s experience with the following elements that emphasize thorough market research, local market knowledge, underwriting discipline, and risk management in evaluating potential investments:
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Market Research.   Our advisor’s property acquisition team will research the acquisition and underwrite each transaction, utilizing both real-time market data and the transactional knowledge and experience of the network of professionals of our advisor.

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Local Market Knowledge.   Our advisor, either directly through its relationships with real estate professionals in the area or through our property manager, will develop information concerning the locality of the property to assess its competitive position.

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Underwriting Discipline.   Our advisor will follow a disciplined process to evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation, which will include a review of property fundamentals (including expense structure, occupancy rates, and property capital expenditures), capital markets fundamentals (including cap rates, interest rates, and holding period) and market fundamentals (including rental rates, concession, and occupancy levels at comparable properties). Our advisor will strive to verify all assumptions by third-party research from credible sources, to the extent practical, in order to ensure consistency in the underwriting approach. In addition, our advisor will perform stress tests on each acquisition by reducing occupancy and average daily growth assumptions and increasing the interest rate in its assumptions prior to acquiring each asset.

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Risk Management.   Risk management is a fundamental principle in our advisor’s construction of the portfolio it intends to acquire and in the management of each investment. Diversification of the portfolio by investment size, geographic location and interest rate risk is critical to controlling portfolio-level risk.

When evaluating potential acquisitions and dispositions, our advisor generally will consider the following factors as applicable:
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strategically targeted markets;

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income levels and employment growth trends in the relevant market;

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demand growth characteristics supported by demographic indicators;

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supply of undeveloped and developed real estate, local building costs and construction costs;

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the location, construction quality, condition and design of the property;

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the current and projected cash flow of the property and the ability to increase cash flow;

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the potential for capital appreciation of the property;

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purchase price relative to the replacement cost of the property;

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the potential for economic growth and the tax and regulatory environment of the community in which the property is located;

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the rental demand by hotel guests for similar hotel properties in the vicinity;

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factors indicating, and markets exhibiting, barriers to entry, such as scarcity of development sites, regulatory hurdles, high per room development costs, limited availability of hotel franchises, and long lead times for new development;

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the prospects for liquidity through sale, financing, or refinancing of the property;

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the benefits of integration into existing operations;

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potential return on investment initiatives, including limited redevelopment, rebranding, redesign, expansion, and change of management;

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competition from existing hotel properties, expected competition from properties under development, and the potential for the construction of new hotel properties in the area; and

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potential for opportunistic selling based on demand and price of high quality assets.

What types of real estate-related investments do you expect to make?
We expect that our real estate-related investments will not constitute more than 10% of our assets after the proceeds of this offering and our private offering, which will terminate upon the commencement of this offering, have been fully invested, nor represent a substantial portion of our assets at any one time. If we do make such investments, we will primarily focus on debt and securities of distressed hotel owners, including mortgages (including first mortgages, second mortgages, and B-Notes secured by hospitality properties), mezzanine debt, and preferred equity, where the intent is to acquire hotel properties underlying such investments.
Our charter permits us to make or invest in mortgage loans if an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency where no appraisal is required. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, as determined by our board of directors, including a majority of our independent directors, unless our board of directors, including a majority of our independent directors, finds substantial justification due to the presence of other underwriting criteria. Our board of directors may find such justification in connection with the purchase of a mortgage loan where we believe there is a high probability we could foreclose upon the loan and acquire the underlying property for a total investment that does not exceed the appraised value of the underlying property.
How are your organization and offering expenses being paid in this offering?
Our selling commissions, dealer manager fees, stockholder servicing fees and other organization and offering expenses (subject to certain limits — see “Management Compensation — Other Organization and Offering Expenses”) generally will be paid using proceeds from the sale of our common shares. Payments for organization and offering expenses may take the form of our direct payment of such expenses using proceeds from the sale of common shares, our reimbursement of our advisor or its affiliates for such expenses incurred on our behalf using the proceeds from the sale of common shares or our issuance of common shares to our advisor and its affiliates with such common shares valued at $10.00 per common share, in exchange for our advisor and its affiliates incurring directly the cost of such services. In some cases we may use the proceeds from the sale of common shares to acquire properties, and in such circumstances, proceeds from the sale of K Shares, I Shares and T Shares may be used to pay organization and offering costs. See “What will you do with the money you raise in this offering?” below. Additionally, in order to ensure that we have available for investment funds equal to $10.00 per I Share, K Share and T Share, we will sell common shares (including to our advisor, the Service Provider and their affiliates) in sufficient quantity to make up the difference between (i) the $9.50 per I Share offering price in the primary offering and the

$10.00 per I Share that we intend to have available for investment and (ii) any discount to the initial offering price of I Shares, K Shares and T Shares arising from reduced or waived selling commissions (other than reduced selling commissions for volume discounts) or dealer manager fees.
How will you ensure that sufficient common shares are purchased to fund your organization and offering expenses?
Our advisor and S2K Servicing LLC, an affiliate of the dealer manager that we refer to as the “Service Provider,” have entered into agreements obligating them to purchase common shares at $10.00 per common share in amounts sufficient to fund our payment of organization and offering expenses associated with the sale of up $500,000,000 in our I Shares, K Shares and T Shares in our primary offering. Our advisory agreement obligates our advisor to purchase $10 million of common shares (unless sufficient demand for common shares in this offering reduces the amount our advisor or its affiliates would need to buy to fund our organization and offering expenses). After our advisor or its affiliates purchase $10 million of common shares, the Service Provider has agreed that it will buy up to $2.5 million of common shares to fund our organization and offering expenses (to the extent purchasers in this offering do not purchase sufficient common shares to fund organization and offering expenses, when taking into account our advisor’s $10 million obligation). After the Service Provider purchases $2.5 million of common shares, our advisor is obligated to purchase any additional common shares necessary to fund our organization and offering expenses, to the extent purchasers in this offering do not acquire sufficient common shares in this offering to do so.
Under the advisory agreement, our advisor’s obligation can be fulfilled by its affiliates, including our sponsor or entities affiliated with our sponsor. The Service Provider’s obligation can be fulfilled by affiliates of the Service Provider, as set forth in the Services Agreement, which is described under “What arrangements do you have with the Service Provider?” below.
What arrangements do you have with the Service Provider?
Under a Services Agreement among us, our advisor, and the Service Provider (which is an affiliate of the dealer manager), the Service Provider received 125,000 B Shares. See “Description of Capital Stock — B Shares” of this prospectus. Under the Services Agreement, the Service Provider will provide certain services to us and our advisor, including administrative services relating to communications with stockholders, public relations activities, marketing services, technology support, and various operational services.
In exchange for services provided by the Service Provider, we have issued 125,000 B Shares to the Service Provider, which constitutes all of our authorized B Shares, to the Service Provider. The holders of B Shares are entitled to participate in certain dividends. See “What rights are afforded to stockholders holding B Shares?” below. If the Services Agreement is terminated in certain circumstances, including in situations where the dealer manager has not raised at least $100 million in gross proceeds from investors not affiliated with our advisor and the Service Provider in this offering and our private offering within 15 months from the date this offering is declared effective by the SEC, our advisor will have the right and obligation to purchase a variable number of B Shares and make other payments to the Service Provider, depending on the reasons the Services Agreement was terminated and the amount of proceeds raised in this offering. In such situation, the Service Provider would also be required to pay to our advisor any amount of Excess Cash (as hereinafter defined) dividends it had received beyond that which it would have been entitled had it originally held the number of B Shares it was entitled to retain after such purchase by our advisor. See also “Conflicts of Interest — Service Provider”.
In addition, under the Services Agreement, the Service Provider has agreed that it or one of its affiliates will, in certain circumstances, buy up to $2.5 million of common shares to help fund our organization and offering expenses and for other purposes. See “How will you ensure that sufficient common shares are purchased to fund your organization and offering expenses?” above.
What kind of offering is this and what securities are you offering?
We are offering up to $602,375,000 in shares of our common stock pursuant to our primary offering, consisting of four classes of shares: common shares at an initial offering price of  $10.00 per share (up to

$52,375,000 in shares), I Shares at an initial offering price of  $9.50 per share (up to $125,000,000 in shares), K Shares at an initial offering price of  $10.00 per share (up to $125,000,000 in shares) and T Shares at an initial offering price of  $10.00 per share (up to $250,000,000 in shares). These shares are being offered on a “best efforts” basis. “Best efforts” means that our dealer manager and other brokers participating in the offering are only required to use their reasonable best efforts to sell the shares and have no firm commitment or obligation to purchase any specific number or dollar amount of shares. We are also offering a maximum of  $50,000,000 in shares of our common stock pursuant to our DRIP to those stockholders who elect to participate in such plan as described in this prospectus at a price equal to $9.50 per I Share (up to $12,500,000 in shares), $9.50 per K Share (up to $12,500,000 in shares) and $9.50 per T Share (up to $25,000,000 in shares). We are not offering common shares pursuant to our DRIP. The share classes have different selling fees, and there will be an ongoing stockholder servicing fee with respect to T Shares sold in the primary offering. We will not pay any fees to our dealer manager for shares sold pursuant to our DRIP. We are not offering B Shares in this offering. We will sell common shares to our advisor and its affiliates and to the Service Provider and its affiliates. The B Shares issued to the Service Provider have been issued pursuant to a private placement. We reserve the right to reallocate the shares of common stock we are offering among the share classes and between the primary offering and our DRIP.
Do you currently have shares outstanding?
In connection with our incorporation, we sold an aggregate of 20,000 common shares to an affiliate of our advisor, TPG Hotel REIT Investor, LLC, for an aggregate purchase price of  $200,000, or $10.00 per share. We also issued 125,000 shares of our Class B Capital Stock, par value $0.01 per share, which we refer to as B Shares. See “What arrangements do you have with the Service Provider?” above for information on the Service Provider’s entitlement to B Shares pursuant to the Services Agreement. On September 30, 2016, we commenced a private offering of K Shares and Units with a targeted maximum offering of  $150,000,000 in K Shares (including K Shares sold as part of a Unit) to accredited investors only pursuant to confidential private placement memorandum. We will terminate the private offering upon or prior to commencement of this offering. As of ____, 2017, we had received aggregate gross offering proceeds of approximately $_____ from the sale of approximately ____ K Shares in our private offering. As of the date of this prospectus, TPG Hotel REIT Investor, LLC owns $__________ in common shares, which we sold in a private placement separate from our private offering to fund our organization and offering expenses associated with the K Shares sold to date in the private offering.
Why are you offering four classes of common stock, and what are the similarities and differences among the classes?
We are offering four classes of common stock in order to provide investors with more flexibility in making their investment in us and to provide participating broker-dealers with more flexibility to facilitate investment in us. Common shares, K Shares, and T Shares are available for purchase by the general public through various distribution channels; however, I Shares are available for purchase only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to I Shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors, or (4) other categories of investors that we name in an amendment or supplement to this prospectus. In addition, unlike I Shares, K Shares and T Shares, common shares are not available under our DRIP and holders of common shares cannot participate in our share repurchase program. Common shares rank junior to I Shares, K Shares and T Shares (which rank pari passu to each other) with respect to dividend rights, liquidation rights and our winding-up and dissolution. See the answers to the questions entitled “What rights are afforded to stockholders who purchase I Shares, K Shares and T Shares?” and “What rights are afforded to stockholders who purchase common shares?” below for the primary differences among common shares, K Shares, T Shares and I Shares. Our advisor and its affiliates and affiliates of our dealer manager have agreed to purchase common shares in this offering at $10.00 per common share in order to provide us with funds sufficient to pay the selling commissions, dealer manager fees, stockholder servicing fees, and other organization and offering expenses related to this offering and also account for the difference between $10.00 per share and the $9.50 initial offering price per I Share and any amount equal to any discount to the initial offering price of I Shares, K Shares, and T Shares (excluding volume discounts), to the extent proceeds from the sale of common shares sold to retail investors in this offering does not provide sufficient proceeds to pay such amounts. The following table summarizes the differences in the fees and selling commissions among the classes of our common stock offered in the primary offering:
	Per Common Share(3)	Per I Share	Per K Share	Per T Share
Primary Offering Price	$10.00	$9.50	$10.00	$10.00
Selling Commissions – (1)	5.0%	—	5.0%	3.0%
Dealer Manager Fee – (1)	3.0%	3.0%	3.0%	3.0%
Stockholder Servicing Fee – (1)	—	—	—	1.0%(2)

(1)
As provided above, we do not anticipate that offering and organization expenses payable in connection with I Shares, K Shares and T Shares will be paid with offering proceeds from I Shares, K Shares and T Shares. The dealer manager may reallow all selling commissions and a portion of dealer manager fees and stockholder servicing fees to participating broker-dealers.

(2)
We will pay our dealer manager a stockholder servicing fee with respect to ongoing services provided to our holders of T Shares purchased in our primary offering, which ongoing services may include providing ongoing or regular account or portfolio maintenance for the stockholder, assisting with recordkeeping, responding to investor inquiries regarding dividend payments, providing services to investors related to our share repurchase program, offering to meet with the stockholder to provide overall guidance on the stockholder’s investment in us or to answer questions about account statements or valuations, and/or providing other similar services as the stockholder may reasonable require in connection with his or her investment. While we expect that the participating broker-dealer of record for a holder of I Shares, K Shares or common share may provide similar services to such stockholder, it is under no contractual obligation to do so and we will not pay a stockholder servicing fee for such services. The stockholder servicing fee, which is payable from proceeds of the sale of common shares, will be equal to 1/365th of 1.0% of the offering price per T Share (or once, reported, the amount of the estimated value per T Share) for each T Share purchased in the primary offering, which will accrue daily and be paid monthly in arrears. We will cease paying the stockholder servicing fee with respect to a T Share sold in our primary offering at the earlier of  (i) the date at which the aggregate underwriting compensation from all sources exceeds 10% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to our DRIP), (ii) the third anniversary of the last day of the fiscal quarter in which our initial public offering (excluding our dividend reinvestment plan) terminates; (iii) the end of the month in which our transfer agent, on our behalf, determines that total underwriting compensation, including selling commissions, dealer manager fees, stockholder servicing fees and other elements of underwriting compensation with respect to such T Share, would be in excess of 10% of the total gross investment amount at the time of purchase of such T Share in our primary offering; (iv) the end of the month in which our transfer agent, on our behalf, determines that the stockholder servicing fee with respect to such T Share would be in excess of 3.0% of the total gross investment amount at the time of purchase of such T Share in our primary offering; (v) the date on which such T Share is repurchased by us; (vi) the date on which the holder of such T Share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the stockholder servicing fee, which shall be reallowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement or otherwise agrees to provide the ongoing services set forth in the dealer manager agreement, and (vii) the listing of our I Shares, K Shares or T Shares (or a successor security) on a national securities exchange, the sale of our company or the sale of all or substantially all of our assets. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the estimated value per share of our T Shares, such fee would be paid over approximately three years from the date of purchase, assuming a constant per share offering price or estimated value, as applicable, of  $10.00 per T Share.

(3)
Selling commissions, dealer manager fees and other organization and offering expenses are not payable with respect to common shares purchased by our advisor, its affiliates and affiliates of our dealer manager.

We will not pay selling commissions, dealer manager fees or stockholder servicing fees with respect to shares issued under our DRIP.
Might you establish future classes or series of capital stock?
Yes. Our board of directors may establish future classes or series of capital stock without the consent of the shareholders holding our I Shares, K Shares or T Shares. We refer to any future classes or series of our capital stock, the terms of which expressly provide that they rank pari passu to the I Shares, K Shares and T Shares as to dividend rights or rights on our liquidation, winding-up, and dissolution, as “parity securities.” We refer to any future classes or series of our capital stock, the terms of which expressly provide that they rank junior to the I Shares, K Shares and T Shares as to dividend rights or rights on our liquidation, winding-up, and dissolution, as well as our common shares and B Shares, as “junior securities.”
What rights are afforded to stockholders who purchase I Shares, K Shares and T Shares?
With respect to dividend rights and rights upon our liquidation, winding-up and dissolution, I Shares, K Shares and T Shares will rank pari passu to each other and to any parity securities, and rank senior to any junior securities, including the common shares and B Shares. I Shares, K Shares and T Shares will also rank junior to all of our existing and future debt obligations and other liabilities other than, in certain circumstances, liabilities to our advisor for deferred asset management fees, acquisition fees, and disposition fees. The holders of I Shares, K Shares and T Shares will have the same voting rights as holders of common shares and will be entitled at each meeting of our stockholders to one vote per I Share, K Share and T Share, respectively, owned by such stockholder on all matters submitted to a vote of our stockholders, including but not limited to the election of our directors.
Subject to the possible future issuance of more senior classes of securities, the holders of each I Share, K Share and T Share will be entitled to receive, when and as authorized by our board of directors and declared by us, out of legally available funds, cumulative cash dividends on each I Share, K Share and T Share at the rate of 6.0% per annum of each share’s “distribution base.” The “distribution base” will initially be $10.00 per I Share, $10.00 per K Share and $10.00 per T Share and will be reduced for dividends or distributions that the board of directors declares and pays out of net sales proceeds from the sale or disposition of assets to the extent such distributions are not used to pay accumulated, accrued, and unpaid dividends on such I Shares, K Shares, and T Shares. Once we commence paying dividends, we expect to pay dividends on our I Shares, K Shares and T Shares quarterly, unless our results of operations, general financing conditions, general economic conditions, applicable provisions of Maryland law, or other factors make it imprudent to do so. Our goal is to eventually be in a position to make monthly dividend payments. The timing and amount of any dividends will be determined by our board, in its sole discretion, and may vary. Payment of dividends on our I Shares, K Shares and T Shares is not guaranteed.
Unless and until all accumulated, accrued and unpaid dividends on our I Shares, K Shares, T Shares and parity securities for all past dividend periods have been or contemporaneously are declared and paid on such I Shares, K Shares, T Shares and parity securities (or declared and a sum sufficient for the payment thereof is set aside for payment), we will not, directly or indirectly, declare and pay dividends or other distributions of cash or other property on any common shares or any other shares of junior securities.
In certain situations, we may have excess cash (as defined below), and our board of directors will authorize special dividends in which the holders of our I Shares, K Shares, T Shares and parity securities will be entitled to participate (pro rata based on the number of I Shares, K Shares, T Shares and parity securities). In the case of such dividends, the holders of our I Shares, K Shares, T Shares and parity securities will receive, pro rata in accordance with the number of I Shares, K Shares, T Shares and parity securities, 50% of any such excess cash (or 87.5% of such excess cash if the common shares have been repurchased in connection with a Non-Cause Advisory Agreement Termination (as defined under “Management Compensation — Payment upon Other Advisory Agreement Termination”). Our board of directors will determine annually, other than upon a liquidation, the amount, if any, of  “excess cash,” which will equal any cash available for distribution (other than cash arising from net sales proceeds of our assets) after the board establishes any working capital reserves or other reserves it deems necessary and after the full payment of  (i) all accumulated, accrued, and unpaid dividends on our I Shares, K Shares, T Shares and any parity securities; (ii) the full asset management fees payable to our advisor, including any deferred amounts and any interest accrued thereon; and (iii) all accumulated, accrued, and unpaid common ordinary dividends, as described under the question “What rights are afforded to stockholders holding common shares?” below. Our board of directors will authorize dividend payments of any excess cash on an annual basis.
In addition, upon our liquidation, 50% (or 87.5% if the common shares have been repurchased in connection with a Non-cause Advisory Agreement Termination) of any remaining liquidation cash (as described below) available for distribution by us (as determined by our board, in its discretion) will be paid to the holders of the I Shares, K Shares, T Shares and parity securities, pro rata based on the number of I Shares, K Shares, T Shares and parity securities. “Remaining liquidation cash” means all cash available for distribution, as determined by our board after (i) payment in full of, or the setting aside of reserves for, all of our debts and liabilities, limited, in the case of non-recourse liabilities secured by properties, to the value of those properties, and excluding liabilities for the payment of deferred asset management fees, acquisition fees, and disposition fees (and any interest accrued thereon); (ii) payment in full of the liquidation preference (as defined below) on all outstanding I Shares, K Shares, T Shares and any parity securities; (iii) the full asset management fees are paid, including any deferred amounts and any interest accrued thereon; (iv) the full acquisition fees and disposition fees are paid, including any interest accrued thereon; (v) all accrued common ordinary dividends on our common shares (as described below) are paid; and (vi) payment in full of the stated value of all outstanding common shares. The liquidation preference on each I Share, K Share and T Share equals $10.00, $10.00, and $10.00, respectively, plus any amount equal to any and all accumulated, accrued, and unpaid dividends on such I Share, K Share or T Share (whether or not authorized) up to and including the date of payment on such I Share, K Share or T Share, and reduced as a result of the payment of dividends on our I Shares, K Shares and T Shares arising from the distribution of net sales proceeds. See “How will cash from the sale of properties (other than in liquidation) be used?” The liquidation preference on parity securities will be determined at the time, if any, that our board of directors authorizes a class or series of parity securities. See “Might you establish future classes or series of capital stock?” above.
See the section “Description of Capital Stock — I Shares, K Shares and T Shares” of this prospectus.
What rights are afforded to stockholders holding common shares?
Each holder of common shares will be entitled at each meeting of our stockholders to one vote per common share owned by such stockholder on all matters submitted to a vote of our stockholders, including but not limited to the election of our directors.
In addition, following the payment in full of all accumulated, accrued, and unpaid dividends on the I Shares, K Shares and T Shares, and the payment of any accrued asset management fees (and any interest thereon), each common share will be entitled to receive, when and as authorized by our board and declared by us, out of legally available funds, dividends on each common share at a rate not to exceed 6.0% of the stated value of a common share ($10.00) from income and cash flow from ordinary operations on a cumulative basis. We refer to such dividends throughout this prospectus as “common ordinary dividends.”
If there is any cash from operations remaining after payment of the common ordinary dividends, the board may designate all or a portion of such amount as “excess cash” (as described above in answer to the question “What rights are afforded to stockholders who purchase I Shares, K Shares and T Shares?”). The holders of common shares will be entitled to receive a special dividend equal to 37.5% of such excess cash (pro rata based on the number of common shares) (unless all such common shares previously have been repurchased because of a Non-cause Advisory Agreement Termination, in which case the excess cash otherwise apportioned to the common shares would be distributed to the holders of I Shares, K Shares, T Shares and any parity securities). We expect that our board of directors will authorize dividend payments of any excess cash on an annual basis.
Finally, upon our liquidation, if there is any remaining liquidation cash (as described above in response to the question “What rights are afforded to stockholders who purchase I Shares, K Shares and T Shares?”), the holders of common shares will receive 37.5% of any such remaining liquidation cash (pro rata based on the number of common shares) (unless all such common shares previously have been repurchased because of a Non-cause Advisory Agreement Termination, in which case the remaining liquidation cash otherwise apportioned to common shares would be distributed to the holders of I Shares, K Shares, T Shares and any parity securities).

The holders of common shares may also be entitled to receive amounts similar to those described above if we terminate our advisory agreement in connection with a listing or a merger or acquisition. See “Management Compensation — Payment Upon Listing of Our Shares” on and “Management Compensation — Payment Upon an M&A Transaction”. Furthermore or in the event of a termination of our advisory agreement with our advisor, other than for cause, or in the event we elect not to renew our advisory agreement, we will be obligated to repurchase all common shares at for a purchase price equal to the greater of  (1) the sum of any accumulated, accrued, and unpaid common ordinary dividends plus the stated value ($10.00) per common share or (2) the amount that would be distributed to our common shares if we liquidated for the appraised value of our net assets. See “Management Compensation — Payment upon Other Advisory Agreement Termination”).
See the section “Description of Capital Stock — Common Shares” of this prospectus.
What rights are afforded to stockholders holding B Shares?
The holders of B Shares will be entitled to receive special dividends equal to 12.5% of any excess cash and 12.5% of any remaining liquidation cash, each as described above in answer to the question “What rights are afforded to stockholders who purchase I Shares, K Shares and T Shares?” The holders of B Shares may also be entitled to receive certain amounts upon the termination of our advisory agreement. See “If you terminate the advisory agreement or elect not to renew it, are any payments due to your advisor or the Service Provider?”. The holders of B Shares hold no other rights under our charter, including rights to vote or participate in stockholder meetings or to receive any other dividends or distributions, other than the right to approve an increase in the authorized number of B Shares under our charter. As described above in response to the question “What arrangements do you have with the Service Provider?,” in certain circumstances, the advisor may purchase B Shares from the Service Provider. Regardless of any such purchase, the B Shares will remain outstanding and will entitle their holder to the above-described dividend rights, pro rata in accordance with the number of B Shares then held.
How will cash from the sale of properties (other than in liquidation) be used?
If we sell properties generating net cash proceeds other than in accordance with a plan of liquidation, our board of directors will have the right to redeploy that capital, including any profits realized on the sale of such properties, although our board generally expects to attempt to minimize any taxes payable at regular corporate tax rates arising from any failure to distribute all of our net capital gains. Alternatively, our board may authorize a dividend on the I Shares, K Shares, T Shares, and parity securities, which would first be applied against any accumulated, accrued, and unpaid dividends on the I Shares, K Shares, T Shares, and parity securities and then would be applied to reduce the liquidation preference due on such I Shares, K Shares, T Shares, and parity securities in a liquidation and, to the extent not applied against any accumulated, accrued, and unpaid dividends, would also reduce the distribution base on such I Shares, K Shares and T Shares.
Upon a liquidation, how are liquidation proceeds to be distributed?
Upon any voluntary or involuntary liquidation or dissolution of our company, which we refer to as a liquidation event, before any distribution or payment may be made to holders of our common shares or B Shares, the holder of each I Share, K Share, T Share and any parity securities will be entitled to be paid out of our assets legally available for distribution, after payment or provision for our debts and liabilities (limited, in the case of non-recourse liabilities secured by properties, to the value of those properties, and excluding any deferred asset management fees, acquisition fees and disposition fees (and any interest accrued thereon), as discussed below), a liquidation preference. The liquidation preference on the I Shares, K Shares, and T Shares equals $10.00, $10.00 and $10.00, respectively, plus an amount equal to any and all accumulated, accrued, and unpaid dividends on our I Shares, K Shares and T Shares (whether or not authorized) up to and including the date of payment on such I Share, K Shares and T Shares, respectively, taking into account previously paid dividends on our I Shares, K Shares and T Shares arising from the distribution of net sales proceeds that exceeded the accumulated, accrued, and unpaid dividends then due on such I Shares, K Shares and T Shares (described under “How will cash from the sale of properties (other than in liquidation) be used?”. As noted previously, the liquidation preference on parity securities will be determined at the time, if any, that our board of directors authorizes a class or series of parity securities, but such liquidation preference would operate in all material respects in the manner described for the I Shares, K Shares, and T Shares.
If sufficient funds are available to pay the liquidation preference on the I Shares, K Shares, T Shares and parity securities in full, then we will pay any deferred and unpaid asset management fees, as well as all acquisition fees and disposition fees (including interest accrued on all such fees at a non-compounded rate of 6.0% per annum) to our advisor. After payment of all such fees and interest, the holder of each common share will be entitled to be paid all accrued and unpaid common ordinary dividends (as described in the answer to the question “What rights are afforded to stockholders holding common shares?” above) and then an amount equal to the stated value ($10.00) of the common shares.
Finally, following the distribution and payment in full of all of the preceding obligations, 50% (or 87.5% if the common shares have been repurchased in connection with a Non-cause Advisory Agreement Termination (as defined under “Management Compensation — Payment upon Other Advisory Agreement Termination”) of all remaining liquidation cash will be distributed to the holders of the I Shares, K Shares, T Shares and parity securities (pro rata based on the number of I Shares, K Shares, T Shares and parity securities). The holders of B Shares will be entitled to 12.5% of remaining liquidation cash (pro rata based on the number of B Shares), and 37.5% of remaining liquidation cash will be distributed to the holders of the common shares (pro rata based on the number of common shares) (unless all such common shares previously have been repurchased, in which case the remaining liquidation cash otherwise apportioned to the common shares would be distributed to the holders of I Shares, K Shares, T Shares and parity securities).
If you terminate the advisory agreement or elect not to renew it, are any payments due to your advisor or the Service Provider?
We may have an obligation to make certain payments to our advisor and the Service Provider if we terminate the advisory agreement upon the occurrence the termination events described in the answers to the three questions entitled “If you list your shares, are any payments due to your advisor?,” “If you are acquired or merge with another entity, are any payments due to your advisor?,” and “If you terminate the advisory agreement for any other reason (other than for cause), or if you elect not to renew the advisory agreement, are any payments due to your advisor?”
If you list your shares, are any payments due to your advisor?
We expect that if we were to list any of our shares of capital stock on a national securities exchange, which automatically results in a termination of the advisory agreement, we would list K Shares (or successor securities). In such event, our board of directors must give prior notice of such listing to the holders of common shares, and such holders of common shares (including our advisor and its affiliates) will have the right to either (a) receive one K Share (or successor security) in exchange for each common share held as of the date our board gives notice of an intended listing to our holders of common shares (to be effective on the date of such listing) or (b) require us to repurchase each common share for the consideration described below, which will equal the amount each common share would be entitled to receive if we liquidated and received liquidation proceeds equal to the “market value” of our company (as defined below). Each holder of common shares will have at least 20 days to make such election. In addition, we will be obligated to pay our advisor the amount it would be entitled to receive on account of deferred asset management fees, acquisition fees, and disposition fees (and any accrued interest thereon) as if we liquidated and received liquidation proceeds equal to the “market value” of our company, which is limited to the excess of the market value over the liquidation preference on I Shares, K Shares, T Shares and parity securities, excluding any K Shares (or successor securities) issued in exchange for common shares. “Market value” means the sum of  (i) the value of the capital stock listed on a national securities exchange based on the average market value of the shares of such stock issued and outstanding at the listing over the 30 days beginning 180 days after the shares of our stock are listed or included for quotation plus (ii) the value of any capital stock not listed on an exchange, if any, for the same period, as determined in good faith by our board of directors, including a majority of our independent directors.

The Service Provider (an affiliate of the dealer manager) would be entitled to receive 25% of any such amounts as a fee pursuant to the Services Agreement. These amounts may be payable to our advisor and the Service Provider in the form of a promissory note bearing interest at the then-current rate, as determined in good faith by a majority of our board of directors, including a majority of our independent directors, or in the form of capital stock that was listed on a national securities exchange, valued at the same price per share as that used to determine market value. See footnote (5) to the “Management Compensation” table for information regarding the terms of any such promissory notes into K Shares (or successor securities).
We will repurchase the common shares held by stockholders not electing to exchange their shares for K Shares (or successor securities) at a repurchase price determined as if we liquidated and received liquidation proceeds equal to the market value. See “Description of Capital Stock — Listing Event” for a description of the consideration that holders of common shares may receive in connection with a listing of our shares of capital stock. As also described in “Description of Capital Stock — Listing Event”, if the market value exceeds the aggregate of  (a) the liquidation preference on our I Shares, K Shares, T Shares, and parity securities outstanding as of the listing (excluding K Shares (or successor securities) issued in exchange for common shares), plus (b) the deferred asset management, acquisition and disposition fees and interest thereon, plus (c) the accrued common ordinary dividends on our common shares (excluding common shares exchanged or to be exchanged for K Shares (or successor securities)), plus (d) the stated value of the outstanding common shares (not otherwise exchanged for K Shares (or successor securities)) immediately prior to the listing, we will repurchase the B Shares for an amount equal to 12.5% of such excess, payable to such holders of B Shares pro rata in accordance with the number of B Shares. If the market value does not support payment of such amounts, the B Shares will be repurchased and canceled for no consideration.
All payments of the repurchase price, if any, and whether on the common shares or B Shares, as applicable, will be in the form of an interest-bearing promissory note or in the form of shares of our capital stock that were listed on a national securities exchange, valued at the same price per share as that used to determine market value. Our board of directors, including a majority of our independent directors, will determine the form of consideration and the interest rate on any promissory note. See footnote (5) to the “Management Compensation” table for information regarding the terms of such promissory notes.
If you are acquired or merge with another entity, are any payments due to your advisor?
If we terminate our advisory agreement in connection with or in contemplation of a transaction of our company involving a merger or acquisition, we would be obligated to pay our advisor the amount it would be entitled to receive as if we liquidated and received net liquidation proceeds equal to the consideration to be paid to our stockholders in such transaction.
The merger or acquisition consideration would first be payable to holders of I Shares, K Shares, T Shares, and parity securities in an amount equal to the liquidation preference due on our outstanding I Shares, K Shares, T Shares, and parity securities. Assuming the merger or acquisition consideration was at least equal to the liquidation preference due on our outstanding I Shares, K Shares, T Shares and parity securities, our advisor would be entitled to receive an amount equal to (a) any deferred asset management fees, plus any interest accrued thereon and (b) the full acquisition fees and disposition fees previously earned, plus any interest accrued thereon, limited to the excess of the merger or acquisition consideration over the liquidation preference due on our outstanding I Shares, K Shares, T Shares and parity securities. The Service Provider (an affiliate of the dealer manager) would be entitled to receive 25% of any such amounts as a fee pursuant to the Services Agreement. These amounts may be payable to our advisor and the Service Provider in cash or as a portion of the merger or acquisition consideration.
In addition, to the extent the merger or acquisition consideration was at least equal to the liquidation preference due on our outstanding I Shares, K Shares, T Shares and parity securities plus the above-described deferred fees and interest thereon, the holders of common shares (including our advisor and its affiliates holding common shares) would be entitled to receive a portion of the merger or acquisition consideration equal to any accrued common ordinary dividends on our common shares, limited to the excess of such consideration over the sum of the liquidation preference due on our outstanding I Shares, K Shares, T Shares and parity securities plus such deferred fees and interest thereon.

The holders of common shares also will be entitled to share in the merger or acquisition consideration in an amount equal to the stated value of the outstanding common shares, limited to the excess of the merger or acquisition consideration over the sum of  (a) the liquidation preference on our outstanding I Shares, K Shares, T Shares and parity securities, plus (b) the above-described deferred fees and interest thereon, plus (c) the accrued common ordinary dividends on our common shares.
If the merger or acquisition consideration exceeds the aggregate of  (a) the liquidation preference on our outstanding I Shares, K Shares, T Shares and parity securities, plus (b) the above-described deferred asset management, acquisition, and disposition fees and interest thereon, plus (c) the accrued common ordinary dividends on our common shares, plus (d) the stated value of the outstanding common shares, such excess merger or acquisition consideration would be distributed (i) to the holders of I Shares, K Shares, T Shares and parity securities pro rata in accordance with the number of I Shares, K Shares, T Shares and parity securities in an amount equal to 50% of such excess (or 87.5% of such excess if the common shares have been repurchased in connection with a Non-cause Advisory Agreement Termination); (ii) to the holders of B Shares, pro rata in accordance with the number of B Shares, in an amount equal to 12.5% of such excess; and (iii) to the holders of common shares, pro rata in accordance with the number of common shares, in an amount equal to 37.5% of such excess (unless all such common shares previously have been repurchased in connection with a Non-cause Advisory Agreement Termination, in which case such excess merger or acquisition consideration otherwise apportioned to the common shares would be distributed to the holders of the I Shares, K Shares, T Shares and parity securities as noted above). See “Conflicts of Interest — Service Provider” for more information about the issuance of B Shares to the Service Provider. Initially our advisor and its affiliates will be the only holders of common shares. However, our common shares might be purchased and held by stockholders other than our advisor and its affiliates. See “Description of Capital Stock — Common Shares” as well as “— Service Provider’s Backstop Obligation to Purchase Common Shares”.
If you terminate the advisory agreement for any other reason (other than for cause), or if you elect not to renew the advisory agreement, are any payments due to your advisor?
If we terminate the advisory agreement for any other reason (other than for cause) or if we elect not to renew the advisory agreement, we would be obligated to make a cash payment to our advisor in the amount of any deferred asset management fees, plus any interest accrued thereon, the full acquisition fees previously earned, plus any interest accrued thereon, and the full disposition fees previously earned, plus any interest accrued thereon, regardless of the value of our assets or our net assets. The Service Provider (an affiliate of our dealer manager) would be entitled to receive 25% of any such payments as a fee pursuant to the Services Agreement.
In addition, pursuant to our charter, we would be obligated to repurchase our common shares (whether or not held by our advisor or its affiliates) for an amount equal to the greater of: (1) any accumulated, accrued, and unpaid common ordinary dividends on our common shares plus the stated value of the outstanding common shares ($10.00 per common share) or (2) the amount the holders of common shares would be entitled to receive if we liquidated and received net liquidation proceeds equal to the fair market value (determined by appraisals as of the termination date) of our investments less any loans secured by such investments, limited in the case of non-recourse loans to the value of investments securing such loans. Any B Shares then outstanding would remain outstanding.
The amounts payable on account of the repurchase of common shares may be paid, in the discretion of a majority of our board of directors, including a majority of our independent directors, in the form of promissory notes bearing interest at the then-current rate, as determined in good faith by a majority of our board of directors, including a majority of our independent directors. See footnote (5) to the “Management Compensation” for information regarding the terms of such promissory notes. See also the section of this prospectus entitled “Management — Advisory Agreement” and “Management Compensation — Payment upon Other Advisory Agreement Termination”.
If you terminate the advisory agreement for cause, are any payments due to your advisor?
If we terminate the advisory agreement for cause (as defined in the advisory agreement), we would not have a current obligation to make any payments to our advisor or the Service Provider. However, any common shares and B Shares held by them or their affiliates would remain outstanding. In addition, any deferred asset management fees, plus any interest accrued thereon, the full acquisition fees previously earned, plus any interest accrued thereon, and the full disposition fees previously earned, plus any interest accrued thereon, would remain outstanding obligations, and the deferred fees would continue to accrue interest at a non-compounded annual rate of 6.0%. Such deferred fees and interest accrued thereon would be payable upon a liquidation or Other Liquidity Event as described in the “Management Compensation — Acquisition Fee,” “Management Compensation — Asset Management Fees,” and “Management Compensation — Disposition Fee” sections. In addition, the common shares and B Shares would continue to participate in any excess cash or remaining liquidation cash and would be entitled to the previously described rights upon a listing of our securities on a national securities exchange or participation in the proceeds upon a liquidation, merger, or acquisition transaction. This includes common shares and B Shares held by our advisor, the Service Provider, and their affiliates.
How is an investment in your common stock different from listed REITs?
Shares of REITs listed on a national securities exchange generally fluctuate in value with the stock market as a whole. We do not intend to list our shares for trading on a national securities exchange, and an investment in our common stock generally differs from listed REITs because: (1) the price of shares of listed REITs are determined by the public market, which may cause a company’s stock price to fluctuate based on factors such as supply and demand, economic preferences, and other market forces; (2) industry benchmarks that track the value of direct, unlisted investments in real estate debt as an asset class have demonstrated a low correlation with the benchmarks for traditional asset classes, such as stocks and bonds; and (3) shares of a listed REIT are highly liquid and easily transferable. Shares of our common stock (including the I Shares, K Shares, T Shares, and common shares offered pursuant to this prospectus) cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of our common stock. Utilizing lower correlated assets in a long-term investment portfolio can increase portfolio efficiency and generate higher total returns while decreasing overall risk, according to various academic and empirical studies.
How will you own your hotel properties?
We expect to own substantially all of our hotel properties through Procaccianti Hotel REIT, L.P., which we refer to as Procaccianti REIT OP or as our operating partnership. We are the sole general partner and, through a wholly owned limited liability company, a limited partner of Procaccianti REIT OP. Because there are no other partners of Procaccianti REIT OP, this structure makes our operating partnership a disregarded entity for federal income tax purposes.
Because we intend to invest a substantial portion of the proceeds from I Shares, K Shares and T Shares in this offering in hotel properties, which we are prohibited from operating pursuant to certain tax laws, wholly owned special purpose subsidiaries of Procaccianti REIT OP will lease our hotel properties to one or more TRSs, which will then enter into necessary franchise and other agreements with the applicable hotel brands. Our allocable share of items of income, gain, deduction (including depreciation), loss and credit will flow through Procaccianti REIT OP to us because it will be a disregarded entity or a partnership for federal income tax purposes. These tax items will not generally flow through us to our investors, however. Rather, our stockholders will receive dividends as and when paid. Because we plan to conduct substantially all of our operations through Procaccianti REIT OP, we are considered an “UPREIT” (defined below).
What is an “UPREIT”?
UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis, where the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. Partnership units will be substantially equivalent, economically, to shares of our capital stock. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, a REIT’s proportionate share of the assets and income of its UPREIT operating partnership will be deemed to be assets and income of the REIT.

If I buy shares, will I receive dividends and how often?
In order to meet the requirements for qualification as a REIT under the Internal Revenue Code, we are required, and expect to, make aggregate annual dividends (other than capital gain dividends) to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction and excludes net capital gain and which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States, or GAAP). This requirement is described in greater detail in the “Material U.S. Federal Income Tax Considerations” section of this prospectus. Our board of directors may authorize dividends in excess of those required for us to maintain REIT status as it deems appropriate. Once we commence paying dividends, we expect to pay dividends quarterly and continue paying dividends quarterly unless our results of operations, our general financial condition, applicable provisions of Maryland law or other factors make it imprudent to do so. Our goal is to eventually be in a position to make monthly dividend payments. If we raise $150,000,000 in I Shares, K Shares and T Shares within one year and we are able to deploy that capital in accordance with our strategic plan, we believe that we will be in a position to pay dividends on our I Shares, K Shares and T Shares monthly at that time. Based on those assumptions, we also believe we will be able to pay dividends on our common shares by that time. The timing and amount of dividends will be determined by our board of directors, in its discretion, and may vary from time to time. Our board of directors’ discretion will be influenced in substantial part by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. We can provide no assurance that we will be able to pay dividends on our shares of common stock.
Our board of directors has adopted a policy to refrain from funding dividends with offering proceeds; instead, we plan to fund dividends from cash flows from operations and capital transactions (other than this or other securities offerings). However, our charter does not restrict us from paying dividends from any particular source, including proceeds from securities offerings, and our board of directors has the ability to change our policy regarding the source of dividends. We have not established a minimum dividend level. See “Description of Capital Stock — Dividends”.
Will I be taxed on the dividends I receive?
Generally, dividends that you receive will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent that we pay dividends, and such dividends exceed our current and accumulated earnings and profits, such excess dividends will be treated first as a return of capital to the extent of a stockholder’s tax basis in his or her shares and then as capital gain. Reducing a stockholder’s tax basis will have the effect of increasing his or her gain (or reducing loss) on a subsequent sale of shares. Each investor’s tax considerations are different; therefore, we suggest that you consult with your tax advisor. You should also review the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of Stockholders”.
What will you do with the money you raise in this offering?
We intend to use substantially all of the proceeds from the sale of I Shares, K Shares and T Shares sold in this offering to acquire and invest in a diversified portfolio consisting primarily of existing extended-stay, select-service, and compact full-service hotel properties (which are referred to as focused-service hotels) where such hotels are classified in the “upper midscale,” “upscale,” and “upper upscale” chain scales of the hospitality industry, as described in the answer to “How will your advisor select potential properties for acquisition?” above. As part of our investment strategy, we will regularly review acquisition opportunities, sign letters of intent, perform due diligence and bid on certain of such acquisition and financing opportunities. We currently are considering two acquisition opportunities that we deem reasonably probable as of the date of this prospectus. This is a “blind pool” offering because we have not yet identified all of the properties to acquire with the offering proceeds, own no properties, and have a limited prior operating history. You will not have the opportunity to evaluate the merits or risks of such investments before you purchase our securities. We may change our investment objectives and strategies without stockholder consent. We anticipate that the remainder of such proceeds will be used for working capital and general corporate purposes, including the payment of operating expenses. Our board of directors has adopted a policy to refrain from funding dividends with offering proceeds; instead, we plan to fund dividends from cash flows from operations and capital transactions (other than this or other securities offerings). However, our charter does not restrict us from paying dividends from any particular source, including proceeds from securities offerings, and our board of directors has the ability to change our policy regarding the source of dividends. See “If I buy shares, will I receive dividends and how often?” above.
We will seek to provide attractive risk-adjusted returns to our stockholders over the long term, primarily through dividends and capital appreciation. In some cases, however, in order to finance the acquisition of properties, we may use the proceeds of the sale of common shares to the sponsor, our advisor, or their affiliates, or to the Service Provider or one of its affiliates, to acquire properties. To the extent we use the proceeds from the sale of common shares to acquire properties, we expect to use the same amount of proceeds from the sale of I Shares, K Shares, and T Shares to pay for organization and offering expenses. The resultant use of proceeds in such a manner will have no effect on the rights attributable to the I Shares, K Shares and T Shares, including the dividend priorities and liquidation preference associated with those shares, or to the rights associated with the common shares, or to the net proceeds of this offering available to be invested in real estate.
As described above under “How are your organization and offering expenses being paid in this offering?”, we intend to use the proceeds from the sale of our common shares, whether from the sale of common shares to our advisor, the Service Provider, or their affiliates, or to other purchasers of common shares in this offering, to pay our organization and offering expenses with respect to I Shares, K Shares and T Shares. If the purchase price of any I Share, K Share or T Share is reduced due to a reduction in selling commissions or dealer manager fees, we will sell a dollar amount of common shares equal to the aggregate reduction in selling commissions or dealer manager fees and use the proceeds of such sales of common shares for investment. Additionally, because the purchase price of an I Share in our primary offering is $9.50, we will sell a dollar amount of common shares equal to the aggregate difference between the $9.50 selling price and the initial distribution base and liquidation preference for I Shares of  $10.00 and use the proceeds of such sales of common shares for investment. We will also use the proceeds of common shares to fund the amount equal to any discount to the initial offering price of I Shares, K Shares and T Shares arising from reduced or waived selling commissions (other than reduced selling commissions for volume discounts) or dealer manager fees (in order for net proceeds available to invest to equal $10.00 per I Share, K Share and T Share).
Assuming a targeted maximum offering of  $500,000,000 in I Shares, K Shares and T Shares in our primary offering, we estimate that the net proceeds we will receive and that will be available for investment from the sale of our I Shares, K Shares and T Shares will be approximately $497,500,000, or 99.5% of our offering proceeds from the sale of I Shares, K Shares and T Shares. Assuming that we sell an additional $25,000,000 of common shares to investors, and that we sell $27,375,000 of common shares to our advisor, the Service Provider, or their affiliates, we estimate that all of such proceeds will be used to pay our organization and offering expenses, including selling commissions and fees payable to our dealer manager on account of the sale of the I Shares, K Shares and T Shares in this offering. Based on these assumptions, we would sell an aggregate of  $552,375,000 of I Shares, K Shares, T Shares and common shares, and have available for investment $497,500,000, or 90.07% of such gross proceeds available for investment. Our board of directors has adopted a policy prohibiting us from paying acquisition fees, asset management fees, and any disposition fees from the proceeds of this offering or from the proceeds of the sale of common shares to our advisor, its affiliates, or affiliates of the dealer manager.
These estimates do not give effect to special sales or volume discounts that could reduce selling commissions or dealer manager fees. However, as discussed above, the net proceeds available for investment will not be reduced by any special sales or volume discounts. The above figures represent management’s best estimate because they cannot be precisely calculated at this time.
Pending investment of the proceeds from I Shares, K Shares and T Shares raised in this offering in real estate investments, we may invest such net proceeds primarily in short-term, highly liquid or other authorized investments as determined by our board of directors.
Are there any special restrictions on the ownership or transfer of shares?
Yes. Our charter contains a limitation on ownership that prohibits any person or entity from actually, constructively, or beneficially acquiring or owning more than 9.8% in value of the aggregate of the outstanding shares of our capital stock (which includes I Shares, K shares, T Shares and common shares we may issue as part of this offering) or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of any class or series of shares of our stock, unless exempted, prospectively or retroactively, by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives certain representations and warranties as required by our charter. These restrictions are designed to, among other purposes, enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock — Restrictions on Transfer”. Any sale of your shares must also comply with applicable securities laws.
How do I subscribe for shares?
If you choose to purchase shares of common stock in this offering and you are not already a stockholder, you will need to complete and sign a subscription agreement, in the form attached to this prospectus as Appendix C for a specific number I Shares, K Shares, T Shares and/or common shares at the time you subscribe.
When will you accept and close on subscriptions?
A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days of such acceptance. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within ten business days after rejecting it.
May I make an investment through my IRA, SEP or other tax-deferred account?
Yes. You may make an investment through your IRA, a simplified employee pension, or a SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (c) whether the investment will generate unrelated business taxable income, or UBTI, to your IRA, plan or other account, (d) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (e) the need to value the assets of your IRA, plan or other account annually or more frequently, and (f) whether the investment would constitute a prohibited transaction under applicable law. You should read carefully the more detailed description under the section entitled “ERISA Considerations” of this prospectus.
Is there any minimum investment required?
Yes. Generally, you must invest at least $2,000. Investors who already own our shares can make additional purchases for less than the minimum investment. You should read carefully the more detailed description of the minimum investment requirements appearing under the section entitled “Investor Suitability Standards” immediately following the cover page of this prospectus.
What types of reports on my investment will I receive?
We will provide you with periodic updates on the performance of our company and your investment in us, including:
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four quarterly or 12 monthly distribution reports;

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three quarterly financial reports, via mailings or website access;

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an annual report;

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an annual U.S. Internal Revenue Service, or IRS, Form 1099, if applicable; and

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supplements to the prospectus during the offering period, via mailings, electronic delivery or website access.

When will I be provided with tax information?
Your Form 1099-DIV tax information, if required, will be mailed by January 31st of each year, unless extended.
When will you calculate the company’s net asset value?
Pursuant to rules promulgated by the Financial Industry Regulatory Authority, or FINRA, we are required to provide you with an initial estimated NAV per share of our common stock based on a valuation of our assets as of a date not later than 150 days from the second anniversary of the SEC effectiveness date of this registration statement, although we may provide you with an estimated per share value based upon a valuation prior to such date. We have not yet disclosed an estimated NAV per share. Therefore, with respect to our K Shares and T Shares, our stockholders’ customer account statements will include a value per share that is equal to the public offering price of K Shares and T Shares, with respect to our I Shares, our stockholders’ customer account statements will include a $10.00 value per share, which reflects that proceeds from common shares were applied to make up the difference between the $9.50 initial purchase price per I share and $10.00, and with respect to common shares, our stockholders’ customer account statements will include a value per share equal to $0, reflecting that 100% of such proceeds are used to fund the payment of upfront compensation and organization and offering expenses payable in connection with all share classes. If we provide an estimated NAV prior to the conclusion of this offering, our board of directors may determine to modify the public offering price, including the price at which shares are offered through our DRIP, to reflect the estimated per share NAV. We will provide an update of the estimated NAV on at least an annual basis.
Once we are required to disclose an estimated NAV per share, our NAV will be determined by our board of directors based on the input of our advisor, our audit committee and one or more independent valuation firms. We intend to base our calculation of estimated NAV on the value of our assets and liabilities, without ascribing additional value to our enterprise or the going concern of our business. In addition, on at least an annual basis, management will update our NAV to reflect changes in the fair value of our indebtedness, estimated property disposition costs (including estimates of fees payable to our advisor), and our other net assets and liabilities. Each of our properties will be appraised at least annually by an independent valuation firm. Following the calculation and allocation of changes in the aggregate NAV of our common stock as described above, the NAV for each class will be adjusted for accrued dividends to determine the NAV. In general, we expect to report our estimated NAV in filings with the SEC and on our website. Selling commissions, the dealer manager fee and stockholder servicing fee will have no effect on the NAV of any class.
We aim to provide a reasonable estimate of the market value of our shares. However, the methodologies will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions are used, different estimates will likely result. Therefore, any per share NAV calculation is an estimate and may not reflect the precise amount that you could receive for your shares in a market transaction. It is not known whether repurchasing or non-repurchasing stockholders or purchasers of our common stock would benefit from such disparity. In addition, our published per share NAV will be an estimate and may not fully reflect the economic impact of certain extraordinary events, including, without limitation, the unexpected renewal or termination of a material lease or unanticipated structural or environmental events affecting the value of a property, on our portfolio that may have occurred since the prior valuation because we may not be able to immediately quantify the economic impact of such events. If our advisor determines there has been an extraordinary event that may have materially changed the estimated value of our portfolio, we will make an announcement regarding such extraordinary event. Our advisor will analyze the impact of such extraordinary event and determine, considering the views of the independent valuation firm, the appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust our NAV. To the extent the extraordinary events may result in a material change in value of a specific property, the independent valuation firm will be asked to review such events and, if it believes that such extraordinary events are reasonably likely to have affected the appraised value, will prepare an additional appraisal of the property.

Who is the transfer agent?
The name and address of our transfer agent is DST Systems, Inc., P.O. Box 219959, Kansas City, MO 64121-9959. The transfer agent’s toll free phone number is (866) 606-2741. To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent. For overnight delivery, all account changes should be directed to Procaccianti Companies c/o DST Systems, Inc., 430 West 7th Street, Suite 219959, Kansas City, MO 64105.
Who may I call regarding my questions?
If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered representative or the dealer manager at: S2K Financial LLC, 777 Third Avenue, 28th Floor, New York, NY, 10017, (877) 227-4141.

PROSPECTUS SUMMARY
This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To understand this Offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock. Except where the context suggests otherwise, the terms “the company,” “we,” “us” and “our” refer to Procaccianti Hotel REIT, Inc., a Maryland corporation. We refer to Procaccianti Hotel Advisors, LLC, a Delaware limited liability company, as our advisor; Procaccianti Hotel REIT, L.P., a Delaware limited partnership, as our operating partnership; S2K Financial LLC, a Delaware limited liability company, as our dealer manager; Procaccianti Companies, Inc., a Rhode Island corporation, as our sponsor, and S2K Servicing LLC, a Delaware limited liability company, as the service provider.
Procaccianti Hotel REIT, Inc.
Procaccianti Hotel REIT, Inc. is a newly organized Maryland corporation incorporated on August 24, 2016, that intends to qualify and elect to be taxed as a REIT commencing with the taxable year ending December 31, 2017, or, if later, the first year in which we commence material operations. We intend to use substantially all of the proceeds of this offering of I Shares, K Shares and T Shares to directly or indirectly acquire and own a diversified portfolio of hospitality properties consisting primarily of existing extended-stay, select-service and compact full-service hotel properties that are classified in the “upper midscale,” “upscale,” and “upper upscale” chain scales of the hospitality industry, as defined by STR, Inc., or STR, and that are operated under widely recognized brands licensed from hotel franchisors, such as Marriott, Hilton, Hyatt, Starwood and the InterContinental Hotels Group, or IHG. Chain scale segments are a method by STR groups branded hotels based on actual average room rates. We expect that our hotel properties will be located in areas that we believe exhibit strong economic features.
Select-service and extended-stay hotel properties, which we expect to comprise a majority of our portfolio, typically do not include amenities provided in full-service hotel properties; therefore, select-service and extended-stay hotel properties primarily derive their revenues from hotel room rentals and, to a lesser extent, from restaurants, meeting space and other similar income streams. Extended-stay hotel properties are generally residential style hotels that offer a package of services and amenities for extended-stay business and leisure travelers.
We may also invest in compact full-service hotel properties, although we do not expect such properties to comprise a substantial portion of our portfolio. Full-service hotel properties generally provide a full complement of guest amenities, including restaurants, large meeting facilities, concierge service, room service, porter service and valet parking. However, to the extent that we invest in full-service hotel properties, we expect that such properties will have moderate and/or leased restaurant options, limited meeting space and offer less comprehensive guest amenities than typical full-service hotel properties.
We may also make investments in distressed debt and preferred equity where the intent is to acquire hotel properties underlying such investments.
Our executive offices are located at 1140 Reservoir Avenue, Cranston, Rhode Island 02920-6320. Our telephone number is (401) 946-4600, our fax number is (401) 943-6320 and the telephone number for our investor relations department is (866) 606-2741. Additional information about us and our affiliates may be obtained at www._________.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.
Our Investment Objectives
Our primary investment objectives are to:
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to provide stable income to you through the payment of cash dividends;

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to preserve and return your capital contributions; and

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to maximize risk-adjusted returns on your investment.

See the “Investment Objectives, Strategy, and Policies” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.
We plan to implement our investment objectives as follows:
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Acquire Focused-Service Hotel Properties.   Our strategy will focus primarily on acquiring, directly or indirectly, existing select-service, extended-stay, and compact full-service hotel properties. Select-service, extended-stay, and compact full-service hotels are collectively referred to in the hotel industry as “focused-service” hotels. Our investment emphasis will be on focused-service hotels that are classified in “upper midscale,” “upscale,” and “upper upscale” chain scales of the hospitality industry, as defined by STR, and that are operated under widely recognized hotel brands licensed from hotel franchisors such as Marriott, Hilton, Hyatt, Starwood and IHG. We discuss the hotel properties we plan to acquire further under “How will your advisor select potential properties for acquisition?”

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Capitalize on Opportunities Provided by the Current Economic Environment.   We believe the current macroeconomic environment, demographic trends, muted supply growth and current market conditions will continue to create attractive opportunities to acquire hotel properties at prices that provide potential for long-term value appreciation and generate attractive yields for our stockholders. Given the conditions of the current economic environment in the markets where we expect to focus, and the experience of our advisor and its affiliates, we expect to be well-positioned to capitalize on these opportunities to create an attractive investment portfolio that will maximize stockholder yields and total returns.

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Focus on Growth in Operating Income and Capital Appreciation.   Hotel properties can provide investors with an attractive blend of current cash flow and opportunity for capital appreciation. Growth in United States hotel revenue per available room, or RevPAR, has historically been closely correlated with macroeconomic trends, including growth in United States gross domestic product, or GDP, corporate profitability, capital investments, consumer confidence and employment. Therefore, if the United States economy continues to strengthen, we anticipate RevPAR growth, along with related growth in property operating income and valuations, to culminate in an overall improvement of hotel industry fundamentals over the course of our investment period. While our emphasis will be on stabilized, income-producing hospitality assets, a limited portion of our overall portfolio may include properties that offer modest value-add opportunities through limited capital improvements, revenue enhancements, operational improvements, and correction of expense inefficiencies. While we expect most, if not all, of our investments will be in the hospitality industry, our governing documents do not limit our ability to invest in other properties, so long as we remain qualified as a REIT (unless our board of directors determines that it is not in our best interest to do so).

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Using Leverage to Increase Stockholder Value.   We intend to finance our investment portfolio conservatively, at a targeted leverage level of the greater of 50% loan-to-value or loan-to-cost; however, during the initial stages of our offering, our leverage ratio could significantly exceed our targeted leverage ratio. In our management team’s experience, we believe this leverage strategy will result in the opportunity to maximize returns for our stockholders.

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Periodic Dividends.   While our goal is to declare and pay dividends on our I Shares, K Shares and T Shares on a monthly basis as of daily record dates, initially we expect to declare and pay dividends on our I Shares, K Shares and T Shares on a quarterly basis as of daily record dates. If we raise $150,000,000 in I Shares, K Shares and T Shares within one year and we are able to deploy that capital in accordance with our strategic plan, we believe that we will be in a position to pay dividends on our I Shares, K Shares and T Shares at that time. Based on those assumptions, we also believe we will be able to pay dividends on our common shares by that time. We can provide no assurance that we will be able to pay dividends on our shares of common stock. Our board of directors has adopted a policy to refrain from funding dividends with offering proceeds; instead, we plan to fund dividends from cash flows from operations and capital transactions

(other than net proceeds from this or other securities offerings). However, our charter does not restrict us from paying dividends from any particular source, including proceeds from securities offerings, and our board of directors has the ability to change our policy regarding the source of dividends.
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Pursue Exit Strategy Opportunities.   We expect to complete a liquidity event approximately five to seven years after the termination of this offering. A liquidity event may include a sale of assets to one or more REITs or other third parties, a merger into an existing publicly traded REIT or other publicly traded vehicle, a listing of our shares on a national securities exchange, or some other transaction that would provide liquidity to our stockholders.

Our Dealer Manager
S2K Financial LLC will serve as the dealer manager for this offering.
Our dealer manager coordinates the distribution of the shares of our common stock on a best efforts basis, manages our relationships with participating broker-dealers and provides assistance in connection with compliance matters relating to marketing the offering. Our dealer manager provides only the foregoing distribution-related services to us on a contractual basis exercises no control or influence over our investment, asset management or accounting functions or any other aspect of our management or operations. Our dealer manager is a member firm of FINRA, and its principal offices are located at 777 Third Avenue, 28th Floor, New York, NY 10017.
Our Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have five directors, three of whom are independent of us, our advisor and our sponsor. Each of our directors was recommended because of his qualifications and significant experience in the real estate industry. Our charter requires, subject to limited exceptions, that a majority of our directors be independent of us, our sponsor, our advisor and all of our or their affiliates, and provides that our independent directors are responsible for reviewing the performance of our advisor and must approve certain other matters as set forth in our charter. See the section entitled “Conflicts of Interest” in this prospectus. Our directors will be elected annually by our stockholders. Although we have executive officers who manage our operations, we do not have any paid employees.
Our Advisor
Procaccianti Hotel Advisors, LLC, a Delaware limited liability company formed on June 30, 2016, is our external advisor and is responsible for managing our affairs on a day-to-day basis. Our advisor’s responsibilities include, among other things, identifying and evaluating potential investments, making investments, asset management, asset dispositions, financial reporting, regulatory compliance, investor relations and other administrative functions on our behalf. Our advisor, an affiliate of our sponsor, may contract with other affiliates or other third parties to perform or assist with these functions.
Our advisor’s services under the advisory agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired. We will pay our advisor fees and dividends and reimburse it for certain expenses incurred on our behalf. We will not pay our advisor and its affiliates any fees associated with arranging for financing and refinancing of properties, or a debt financing fee, however, we will pay unaffiliated third parties a debt financing fee, if applicable. For a detailed description of the fees and expense reimbursements payable to our advisor, including any payments due upon a termination of the advisory agreement, see the section in this prospectus entitled “Management Compensation”.
Investment Committee of the Advisor
Our advisor utilizes the internal committees described below to oversee the implementation of our investment strategy.

Investment Committee
The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and asset management decisions, will reside in an investment committee of our advisor. The investment committee is composed of James Procaccianti, Gregory Vickowski, Robert Leven, Elizabeth Procaccianti, Mark Bacon, and Richard MacAdams. Investment decisions require the approval of a majority of the members of our advisor’s investment committee. Our advisor’s investment committee may purchase on our account, without specific prior approval of the board of directors, properties with a gross acquisition cost equal to or less than the greater of  (a) $20 million or (b) 10% of our gross assets, as reported on a GAAP basis (including leverage and excluding depreciation), so long as the investment in the property would not, if consummated, violate our investment guidelines or any restrictions on indebtedness, and so long as the consideration to be paid for such properties does not exceed the fair market value of such properties. Any investment with a purchase price greater than the $20 million/10% limit noted above or that, if consummated, would violate our investment guidelines or any restrictions on indebtedness requires the approval of our board of directors. During these discussions, independent directors can offer ideas for ways in which deals can be changed to make them acceptable.
In addition, our advisor’s investment committee may cause us to sell or otherwise dispose of our investments if the gross selling price is equal to or less than the greater of  (a) $20 million or (b) 10% of our gross assets, as reported on a GAAP basis (including leverage and excluding depreciation).
Classes of Shares
We are offering I Shares, K Shares, T Shares and common shares in our primary offering at an initial primary offering price of  $9.50 per I Share, $10.00 per common share, $10.00 per K Share and $10.00 per T Share, and I Shares, K Shares and T Shares in our DRIP at a DRIP offering prices of  $9.50 per I Share, $9.50 per K Share and $9.50 per T Share. We are not offering common shares pursuant to our DRIP. In addition, we are not offering B Shares or parity securities in this offering. We will sell common shares to our advisor and its affiliates and to the Service Provider and its affiliates at $10.00 per common share. The B Shares issued to the Service Provider were issued pursuant to a private placement.
Our Operating Partnership
We expect to own substantially all our real estate properties through our operating partnership, Procaccianti Hotel REIT, L.P., or Procaccianti REIT OP, a Delaware limited partnership formed on June 30, 2016. We may, however, own properties directly, through subsidiaries of Procaccianti Hotel REIT OP or through other entities. We are the sole general partner and, through a wholly owned limited liability company, a limited partner of Procaccianti REIT OP. Our ownership of properties in our operating partnership is referred to as an UPREIT. This UPREIT structure may enable sellers of properties to transfer their properties to our operating partnership in exchange for limited partnership shares of our operating partnership and defer potential gain recognition for U.S. federal income tax purposes with respect to such transfers of properties. Procaccianti REIT OP is currently structured so that it is treated as a disregarded entity for federal income tax purposes.
Our Property Managers
We expect principally, if not entirely, to use affiliated property management companies to manage our hotels. These may include TPG Hotels & Resorts, Inc., a subsidiary of our sponsor, and its wholly owned subsidiaries, which we refer to collectively as TPG. Or they may include other affiliates and/or designees of TPG. We refer to TPG and such other affiliates and/or designees collectively as our property manager. See “Management — Our Property Manager” and “Management Compensation — Property Management Fee and Reimbursement” for a discussion of the compensation payable to our property manager. The compensation payable to our property manager will, in most cases, be payable regardless of the quality of the services provided to us or whether we make dividends to our stockholders. Furthermore, our property manager is not prohibited from owning or managing hospitality properties in the same markets as those in which we own properties, or from owning or managing hotel properties that directly compete with ours.

Our REIT Status
We intend to elect to be taxed as a REIT commencing with the taxable year ending December 31, 2017, or, if later, the first year in which we commence material operations.
As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute currently to our stockholders. Under the Internal Revenue Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it generally distribute at least 90% of its annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gain, to its stockholders. If we fail to qualify for taxation as a REIT in any year, and the statutory relief provisions of the Internal Revenue Code do not apply, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT, we may still be subject to state and local taxes on our income and property, U.S. federal income and excise taxes on our undistributed income and other U.S. taxes.
Terms of the Offering
We are offering up to $552,375,000 in I Shares, K Shares, T Shares and common shares pursuant to our primary offering and up to $50,000,000 in I Shares, K Shares and T Shares pursuant to our DRIP. We are not offering common shares pursuant to our DRIP. The initial offering prices and total dollar amount available for purchase per class in our primary offering are as follows: $9.50 per I Share (up to $125,000,000 in shares), $10.00 per K Share (up to $125,000,000 in shares), $10.00 per common share ($52,375,000 in shares) and $10.00 per T Share (up to $250,000,000 in shares). The DRIP offering prices and total dollar amount available for purchase in our DRIP are as follows: $9.50 per I Share (up to $12,500,000 in shares), $9.50 per K Share (up to $12,500,000 in shares), and $9.50 per T Share (up to $25,000,000 in shares). The shares are being offered on a “best efforts” basis through S2K Financial LLC, our dealer manager. “Best efforts” means that our dealer manager is not obligated to purchase any specific number or dollar amount of shares. We reserve the right to reallocate the shares of common stock we are offering among the share classes and between our primary offering and DRIP. As of ____, 2017, we had received gross offering proceeds of approximately $_____ from the sale of K Shares in our private offering.
We will offer shares of common stock in our primary offering until the earlier of ________, which is two years from the SEC effective date of this registration statement, or the date we sell $602,375,000 in shares, unless we elect to extend it to a date no later than _________, which is 180 days following the third anniversary of the effective date of the offering. We may amend, suspend or terminate the dividend reinvestment plan at our discretion at any time upon ten days’ prior written notice to our stockholders. Additionally, we will be required to discontinue sales of shares under the DRIP on the earlier to occur of (a) _________, which is two years from the SEC effective date of this registration statement, and (b) the date we sell all the shares registered for sale under the DRIP, unless we elect to extend it to a date no later than ________. We may sell shares under the DRIP beyond such time, but only if there is an effective registration statement with respect to the shares of common stock. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We may terminate this offering at any time prior to the stated termination date.
Subscription payments received from Pennsylvania residents will be held in the escrow account until we have an aggregate of  $______ in subscriptions (including sales made to residents of other states). Funds in escrow will be invested in short-term investments that mature on or before            , 2018, which is one year from the effective date of this offering, or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.
Valuations
Pursuant to rules promulgated by FINRA, we are required to provide you with an initial estimated NAV per share of our common stock based on a valuation of our assets as of a date no later than 150 days following the second anniversary of the date that this registration statement is declared effective by the SEC (because we do not have a minimum offering requirement), although we may provide you with an estimated per share value based upon a valuation prior to such date. Because we have not yet disclosed an estimated net asset value per share, with respect to our K Shares and T Shares (the proceeds from which are not used to fund upfront underwriting compensation or organization and offering expenses payable in connection with K Shares and T Shares), our stockholders’ customer account statements will include a value per share that is equal to the public offering price of K Shares and T Shares, with respect to our I Shares (the proceeds from which are not used to fund upfront underwriting compensation or organization and offering expenses in connection with I Shares), our stockholders’ customer account statements will include a value per share that is equal to $10.00 per I Share (which reflects that proceeds from common shares were applied to make up the difference between the $9.50 purchase price per I share and $10.00 so that proceeds available for investment are $10.00 per I Share), with respect to common shares, our stockholders’ customer account statements will include a value per share equal to $0, reflecting that 100% of such proceeds are used to fund the payment of upfront compensation and organization and offering expenses payable in connection with all share classes. We will provide an update of our initial estimated NAV on at least an annual basis.
Once we are required to disclose an estimated NAV per share, our NAV will be determined by our board of directors based on the input of our advisor, our audit committee, and one or more independent valuation firms. We may value our investments using different valuation approaches. For more information regarding our valuation process and approaches, see “Estimated NAV Calculation — Valuations.” Following the calculation of the aggregate NAV of our common stock as described above, the NAV for our shares will be adjusted for accrued dividends to determine the NAV. Selling commissions, the dealer manager fee and stockholder servicing fees will have no effect on the NAV of any class of shares.
Summary Risk Factors
An investment in our shares involves a high degree of risk and may be considered speculative. You should carefully consider the information found in “Risk Factors” before deciding to invest in our shares. The following are some of the risks you will take in investing in our shares:
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This is an offering of a newly formed entity with limited operating history, and an investment in our shares is speculative. You should consider this prospectus in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stages of development.

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No public market currently exists for our securities, and we have no current plans to list our securities on a national securities exchange. If you are able to sell your shares, you would likely have to sell them at a discount from the price at which you purchased them from us.

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You should consider your investment in our shares a long-term investment. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity. We are not required to provide for a liquidity event.

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The initial offering price of our shares has been arbitrarily determined and is not intended to reflect the net value of our assets. Until such time as our shares are valued by our board of directors, the offering price of our shares is not intended to reflect the net asset value of our shares.

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Our advisor, Procaccianti Hotel Advisors, LLC, and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s and its affiliates’ compensation arrangements with us, including compensation which may be required to be paid to our advisor if our advisor is terminated.

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Conflicts of interest may also arise in connection with other investment vehicles sponsored by our sponsor, Procaccianti Companies, or its affiliates, which could result in decisions that are not in the best interests of our stockholders, including decisions relating to the allocation of investment opportunities among us and such other investment vehicles.

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We do not have any employees and will rely entirely upon our advisor to manage our business and our property manager or third parties to manage hotels we acquire. The key personnel of our advisor and property manager will face conflicts of interest regarding the amount of time they allocate between our business and other businesses for which they perform services.

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In order to qualify as a REIT, we may not operate our hotel properties, and our returns will depend on the management of our hotel properties by our property manager, which is also an affiliate of Procaccianti Companies.

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Our property management agreements will require our TRSs to bear the operating risks of our hotel properties. Any increases in operating expenses or decreases in revenues may have a significant adverse impact on our earnings and cash flow.

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We will depend on our advisor and its affiliates to conduct our operations, and we will depend on our dealer manager and its affiliates to conduct this offering and certain administrative functions for us; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer.

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Our charter does not restrict us from paying dividends from any particular source, which means that we could use an unlimited amount of offering proceeds and borrowings, as well as proceeds from the sale of assets and the waiver or deferral of fees otherwise owed to our advisor, to pay dividends. Any of these dividends may reduce the amount of capital we ultimately invest in properties and other permitted investments, and negatively impact the value of your investment, especially if a substantial portion of our dividends is paid from offering proceeds. Our board of directors has adopted a policy to refrain from funding dividends with offering proceeds; instead, we plan to fund dividends from cash flows from operations and capital transactions (other than net proceeds from this or other securities offerings). However, our charter does not restrict us from paying dividends from any particular source, including proceeds from securities offerings, and our board of directors has the ability to change our policy regarding the source of dividends.

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We will pay substantial fees and expenses to our advisor, our property manager, our dealer manager, and their affiliates; these payments increase the risk that you will not earn a profit on your investment.

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This is a “blind pool” offering because we have not yet identified all of the properties to acquire with the offering proceeds, own no properties, and have a limited prior operating history. You will not have the opportunity to evaluate the merits or risks of such investments before you purchase our securities. We may change our investment objectives and strategies without stockholder consent.

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We may incur substantial debt, which could hinder our ability to pay dividends to our stockholders or could decrease the value of your investment if income from, or the value of, the property securing the debt falls.

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This is the first public offering sold by the dealer manager. Our ability to raise money and achieve our investment objectives depends on the ability of the dealer manager to successfully market our offering.

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Our failure to qualify as a REIT for federal income tax purposes could materially decrease cash available for dividends and limit our ability to make dividends to our stockholders.

Estimated Use of Proceeds of This Offering
Assuming a targeted maximum primary offering of  $500,000,000 of our I Shares, K Shares and T Shares, we estimate that the net proceeds we will receive and that will be available for investment from the sale of our I Shares, K Shares and T Shares will be approximately $497,500,000, or 99.5% of our primary offering proceeds from the sale of our I Shares, K Shares and T Shares. Assuming that we sell an additional $25,000,000 of common shares to investors, and that we sell $27,375,000 of common shares to our advisor, the Service Provider, or their affiliates, we estimate that all of such proceeds will be used to pay our organization and offering expenses, including selling commissions and fees payable to our dealer manager on account of the sale of the I Shares, K Shares and T Shares in this offering. Based on these assumptions, we would sell an aggregate of  $552,375,000 of I Shares, K Shares, T Shares and common shares, and have available for investment $497,500,000, or 90.07% of such gross proceeds available for investment. Our board of directors has adopted a policy prohibiting us from paying acquisition fees, asset management fees, and any disposition fees from the proceeds of this offering or from the proceeds of the sale of common shares to our advisor, its affiliates, or affiliates of the dealer manager.
Prior Offerings
See the section entitled “Prior Performance Summary” in this prospectus for a summary of the prior offerings of our sponsor and its principals.
Dividend Policy
In order to qualify as a REIT, we generally are required to make aggregate annual dividends to our stockholders of at least 90% of our annual REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gain. Our board of directors may authorize dividends in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.
Our board of directors may authorize dividends in excess of those required for us to maintain REIT status as it deems appropriate. Once we commence paying dividends, we expect to pay dividends quarterly and continue paying dividends quarterly unless our results of operations, our general financial condition, applicable provisions of Maryland law or other factors make it imprudent to do so. Our goal is to eventually be in a position to make monthly dividend payments. If we raise $150,000,000 in I Shares, K Shares and T Shares within one year and we are able to deploy that capital in accordance with our strategic plan, we believe that we will be in a position to pay dividends on our I Shares, K Shares and T Shares monthly at that time. Based on those assumptions, we also believe we will be able to pay dividends on our common shares by that time. The timing and amount of dividends will be determined by our board of directors, in its discretion, and may vary from time to time. Our board of directors’ discretion will be influenced in substantial part by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. We can provide no assurance that we will be able to pay dividends on our shares of common stock.
Our board of directors has adopted a policy to refrain from funding dividends with offering proceeds; instead, we plan to fund dividends from cash flows from operations and capital transactions (other than this or other securities offerings). However, our charter does not restrict us from paying dividends from any particular source, including proceeds from securities offerings, and our board of directors has the ability to change our policy regarding the source of dividends. However, our charter does not restrict us from paying dividends from any particular source, including proceeds from securities offerings, and our board of directors has the ability to change our policy of only paying dividends from cash flows from operations or capital transactions (other this or other securities offerings). However, in accordance with Maryland law, we may not make dividends that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus, unless our charter provides otherwise, senior liquidation preferences. Our charter currently provides that amounts that would be needed, if we were to dissolve at the time of such dividend, to satisfy the preferential rights upon dissolution of holders of I Shares, K Shares and T Shares shall not be added to our total liabilities for these purposes. Subject to the preceding, our board of directors will determine the amount of dividends we will pay to our stockholders. We have not established a minimum dividend level.
Leverage Policy
Our charter provides that the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (total assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities) as of the date of any borrowing (which is the maximum level of indebtedness permitted under the Statement of Policy Regarding Real Estate Investment Trusts revised and adopted by the North American Securities Administrators Association on May 7, 2007,

or the NASAA REIT Guidelines, absent a satisfactory showing that a higher level is appropriate), which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments.
Notwithstanding this 75% leverage limitation, we intend to target the greater of 50% loan-to-value or loan-to-cost. However, during the initial stages of our offering, our leverage ratio could exceed our target leverage ratio. However, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing, along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is our intention to limit our borrowings to 75% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless excess borrowing is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for such excess borrowing. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment Objectives, Strategy and Policies — Financing Strategies and Policies” in this prospectus for a more detailed discussion of our borrowing policies.
Exit Strategy — Liquidity Event
We expect to complete a liquidity event approximately five to seven years after the termination of this offering. Our board will consider various forms of liquidity for our stockholders, including, but not limited to: (i) the sale of all or substantially all of our assets for cash or other consideration and our subsequent liquidation and distribution of remaining assets to our stockholders, which we refer to as a “liquidation event”; (ii) the listing of the I Shares, K Shares, or T Shares (or a successor security) on a national securities exchange (although, if we were to list our shares on a national securities exchange, we expect that we would list K Shares (or successor securities)); and (iii) our company’s sale or merger in a transaction that provides its stockholders with cash, securities, or a combination of cash and securities. Market conditions and other factors could cause us to delay our liquidity event beyond the five to seven years following the termination of this offering. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame because the timing of our liquidity event will depend on real estate market conditions, financial market conditions, U.S. federal income tax consequences to stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a liquidity event.
If we do not begin the process of achieving a liquidity event by the seventh anniversary of the termination of this offering, our charter requires a majority of our board of directors, including a majority of our independent directors, to adopt a resolution declaring that a plan of liquidation of our company is advisable and directing that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless the adoption of a plan of liquidation by our board of directors and submission of such plan to stockholders is postponed by a vote of a majority of our board of directors and a majority of the independent directors. If we submit a plan of liquidation to our stockholders, holders of common shares, I Shares, K Shares and T Shares, voting together as a single class, will each be entitled to one vote for each such share held as of the record data established by our board of such vote. If we have sought and failed to receive approval of such stockholders of a plan of liquidation, we will continue operating and, upon the written request of the holders of common shares, I Shares, K Shares and T Shares owning in the aggregate not less than 10% of the then outstanding common shares, I Shares, K Shares and T Shares, the plan of liquidation will be submitted for consideration by proxy statement to such stockholders up to once every two years.

Conflicts of Interest
Our advisor will experience potential conflicts of interest in connection with the management of our business affairs, including the following:
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Through a facilities, personnel, equipment, and cost sharing agreement between our advisor and sponsor (which we refer to as a cost sharing agreement), our advisor will utilize employees from affiliated entities, including Procaccianti Companies, in connection with various services, such as acquisitions, asset management, human resources, accounting, tax, valuation, information technology services, office space, employees, compliance, and legal;

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Our advisor will share personnel with its affiliates, and such personnel must determine which investment opportunities to recommend to us or another program or joint venture managed by our advisor or an affiliate, and must determine how to allocate resources among us and any other future programs or investments managed by our advisor or its affiliates (see “Conflicts of Interest — Policies and Procedures for Managing Conflicts”);

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Our advisor, our property manager, their affiliates, and their employees will have to share resources and allocate their time between us and the other real estate investment projects and business activities in which they may be involved;

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Our advisor may structure the terms of joint ventures between us and programs sponsored by Procaccianti Companies affiliates;

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Our advisor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved;

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Our advisor and its affiliates will receive fees in connection with the purchase, management, and sale of our properties, regardless of the quality of the property acquired or the services provided to us;

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Due to the apparent preference of public markets for internally managed companies, a decision to list our shares on a national securities exchange could be preceded by a decision to become internally managed. Given our advisor’s familiarity with our assets and operations, we could prefer to become internally managed by acquiring our advisor. Even though our advisor will not receive internalization fees, such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether our stockholders received the returns on which we have conditioned other back-end compensation, and we would not be required to seek a stockholder vote to become internally managed; and

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All of our officers will face these conflicts because of their affiliation with our advisor. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts. See also “Risk Factors — Risks Related to Conflicts of Interest”.

The following chart shows the ownership structure of the various entities that are affiliated with us, our sponsor and our advisor.
ORGANIZATIONAL STRUCTURE

(1)
To be formed

(2)
As of the date of this prospectus, TPG Hotel REIT Investor, LLC, an affiliate of our advisor, owns $__________ in common shares, which were issued pursuant to a private placement.

Compensation to Our Advisor and its Affiliates
We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. Our advisor, property manager, dealer manager, and their affiliates will receive compensation and reimbursement for services relating to this offering. We will also compensate our advisor for the investment and disposition of our assets and our property manager and advisor for the management of our assets. The Service Provider (an affiliate of the dealer manager) will also receive compensation for the services it will provide to us and our advisor; we have issued B Shares to the Service Provider, and our advisor will pay a portion of the asset management fees, acquisition fees, and disposition fees it receives to the Service Provider. The most significant items of compensation, fees, expense reimbursements and other payments that we expect to pay to these entities and their affiliates are included in the table below. For a more detailed discussion of compensation, see the table included in the “Management Compensation” section of this prospectus, including the footnotes thereto.
Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
Offering/Acquisition/Operating Stage
Selling commissions — Our Dealer Manager	We will pay our dealer manager selling commissions of up to 5% of the gross offering proceeds from the sale of K Shares and common shares and selling commissions of up to 3% of the gross offering proceeds from the sale of T Shares. No selling commissions are payable in connection with I Shares. The dealer manager will reallow all of such selling commissions to participating broker-dealers. For information on how we will fund the payment of selling commissions with proceeds from the sale of common shares see the answers to the questions entitled “How are your organization and offering expenses being paid in this offering?” and “How will you ensure that sufficient common shares are purchased to fund your organization and offering expenses?”. No selling commissions will be payable on account shares of any class acquired by our advisor, the Service Provider, or their affiliates or I Shares, K Shares and T Shares sold pursuant to our DRIP. The selling commissions may be reduced or waived in connection with certain categories of sales. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers”, “— Share Distribution Channels”, and “— Volume Discounts”.	Aggregate selling commissions will equal $26,250,000, assuming (i) we sell the target maximum of $500,000,000 in K Shares in the primary offering, (ii) we sell $25,000,000 in common shares to retail investors in the primary offering, (iii) the maximum selling commission and dealer manager fee is paid for each K Share and common share sold, and (iv) no shares are sold pursuant to the DRIP.
Dealer manager fee — Our Dealer Manager	We will pay our dealer manager a dealer manager fee of up to 3% of the gross offering proceeds from the sale of I Shares, K Shares, T Shares and common shares. The dealer manager may reallow a portion of its dealer manager fees to participating broker-dealers. For information on how we will fund the payment of dealer manager fees with proceeds from the sale of common shares, see the answers to the questions entitled “How are your	The aggregate dealer manager fee will equal $15,750,000, assuming (i) we sell the target maximum of $500,000,000 in K Shares in the primary offering, (ii) we sell $25,000,000 in common shares to retail investors in

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
	organization and offering expenses being paid in this offering?” and “How will you ensure that sufficient common shares are purchased to fund your organization and offering expenses?” No dealer manager fees will be payable on account of shares of any class acquired by our advisor, the Service Provider or their affiliates or I Shares, K Shares and T Shares sold pursuant to our DRIP. The dealer manager fee may be reduced or waived in connection with certain categories of sales. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” and “— Share Distribution Channels”.	the primary offering, (iii) the maximum selling commission and dealer manager fee is paid for each K Share and common share sold, and (iv) no shares are sold pursuant to the DRIP.
Stockholder Servicing Fee — Our Dealer Manager	With respect to T Shares sold in our primary offering only, will pay our dealer manager a stockholder servicing fee equal to 1/365th of 1.0% of the purchase price per T Share (or, once reported, the amount of our estimated value per T Share) for each T Share purchased in our primary offering. The stockholder servicing fee accrues daily and is payable in arrears. We will cease paying the stockholder servicing fee with respect to a T share sold in our primary offering at the earlier of (i) the date at which the aggregate underwriting compensation paid from all sources with respect to this offering equals 10% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from our DRIP); (ii) the third anniversary of the last day of the fiscal quarter in which our initial public offering (excluding our DRIP) terminates; (iii) the end of the month in which our transfer agent, on our behalf, determines that total underwriting compensation, including selling commissions, dealer manager fees, the stockholder servicing fee and other elements of underwriting compensation with respect to such T Share, would be in excess of 10% of the total gross investment amount at the time of purchase of such T Share in our primary offering; (iv) the end of the month in which our transfer agent, on our behalf, determines the stockholder servicing fee with respect to such T Share would be in excess of 3.0% of the total gross investment amount at the time of purchase of such T Share in our primary offering; (v) the date on which such T Share is repurchased by us; (vi) the date on which the holder of such T Share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the stockholder servicing fee,	Actual amounts are dependent upon the number of T Shares purchased, and therefore, cannot be determined at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
which shall be reallowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating dealer agreement or otherwise agrees to ongoing services set forth in the dealer manager agreement; and (vii) the listing of our shares of capital stock on a national securities exchange, the sale of our company or the sale of all or substantially all of our assets. We cannot predict if and when this will occur. The dealer manager will reallow a portion of the stockholder servicing fee to participating broker-dealers and servicing broker-dealers. No stockholder servicing fees will be payable on account of T Shares acquired by our advisor, the Service Provider or their affiliates. Please see the answer to the question entitled “Why are you offering four classes of common stock, and what are the similarities and differences among the classes?” for a summary of the ongoing services for which stockholder servicing fees are payable.
Acquisition Fee — Our Advisor
Pursuant to the advisory agreement, for services in connection with selecting, evaluating, and acquiring investments, we will pay our advisor an acquisition fee equal to 1.5% of the gross contract purchase price of each property, loan, or other real estate-related investment purchased. “Gross contract purchase price” means the amount actually paid or allocated in respect of the purchase of, or budgeted capital expenditures for, a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of acquisition expenses and any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees.
Payment of the acquisition fee to our advisor will be deferred until the occurrence of  (i) a liquidation event (i.e., any voluntary or involuntary liquidation or dissolution of us, including as a result of the sale of all or substantially all of our assets for cash or other consideration), (ii) our company’s sale or merger in a transaction that provides our stockholders with cash, securities, or a combination of cash and securities, (iii) the listing of our shares of capital stock on a national securities exchange, or (iv) the termination (not in connection with one of the preceding events) of the advisory agreement, other than for cause, or the non-renewal of the advisory agreement. We
Actual amounts depend upon the amount of proceeds available for investment and the leverage we incur. Assuming we sell the targeted maximum offering amount in this offering of $602,375,000, 99% of the primary offering proceeds (excluding common shares) are available for investment and 100% of the DRIP proceeds and none of the common share proceeds (see “Estimated Use of Proceeds”), we utilize a 50% leverage ratio, and all of said proceeds are used for acquiring assets, our acquisition fees will equal $16,350,000. The amount of any interest that accrues on deferred acquisition fees cannot be determined at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering

refer to the preceding clauses (ii) and (iii) as an “Other Liquidity Event.” The deferred acquisition fees will accrue interest at a cumulative, non-compounded rate of 6.0% per annum.
See the answers to the questions entitled “Upon a liquidation, how are liquidation proceeds to be distributed?,” “If you list your shares, are any payments due to your advisor?,” and “If you are acquired or merge with another entity, are any payments due to your advisor?” for information regarding the payment of deferred acquisition fees (and interest accrued thereon) upon a liquidation and Other Liquidity Events, and the answer to the question entitled “If you terminate the advisory agreement for any other reason (other than for cause), or if you elect not to renew the advisory agreement, are any payments due to your advisor?” for information regarding payment of deferred acquisition fees (and interest accrued thereon) in the event of a Non-cause Advisory Agreement Termination. If we terminate the advisory agreement for cause, the deferred acquisition fees (and interest accrued thereon) will remain our obligation and will continue to accrue interest and will be satisfied upon a later liquidation or Other Liquidity Event if the conditions for their payment, at that time, are met.
The Service Provider (an affiliate of our dealer manager) is entitled to a fee under the Services Agreement equal to 25% of any consideration our advisor receives (including accrued interest) on account of the acquisition fee. See “Conflicts of Interest — Service Provider” for more information.

Other Organization and Offering Expenses — Our Advisor and its affiliates	We will reimburse our advisor and its affiliates for organization and offering costs they incur on our behalf, either directly or through contract services provided by affiliates, but only to the extent that such reimbursement would not cause the sales commissions, the dealer manager fee, the stockholder servicing fee and the other organization and offering expenses we bear to exceed 15% of the gross proceeds from this offering, in each case as of the date of the reimbursement. Such reimbursement of our advisor or its affiliates may take the form of the issuance of common shares to our advisor or such affiliates, with such common shares valued at $10.00 per common share, or may be funded with proceeds from the sale of common shares to the	$7,875,000, assuming (i) we sell the target maximum of $500,000,000 in K Shares in the primary offering, and (ii) we sell $25,000,000 in common shares to retail investors in the primary offering.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
public in this offering. We estimate that organization and offering expenses (other than selling commissions, the dealer manager fee and stockholder servicing fee) will be approximately 1.5% of primary offering proceeds (excluding proceeds from the sale of common shares to the advisor, the Service Provider or their affiliates). Should such other organization and offering expenses exceed 1.5% of primary offering proceeds (excluding proceeds from the sale of common shares to the advisor, the Service Provider or their affiliates), we will sell additional common shares to pay such excess other organization and offering expenses, subject to the 15% limit discussed above. To the extent that our total organization and offering expenses exceed 15% of offering proceeds, our advisor and its affiliates will bear such expenses, without reimbursement from us.
Asset Management Fees — Our Advisor
We will pay our advisor a quarterly fee, which we refer to as the asset management fee, equal to one-fourth of 0.75% of the adjusted cost of our assets and amounts actually paid or allocated in respect of the acquisition of loans, before reduction for depreciation, amortization, impairment charges, and cumulative acquisition costs charged to expense in accordance with generally accepted accounting principles (adjusted cost will include the purchase price, acquisition expenses, capital expenditures, and other customarily capitalized costs).
The asset management fee will be payable quarterly in arrears, based on adjusted cost on the last date of the prior quarter, adjusted for appropriate closing dates for individual investments.
Payment of the asset management fee will be deferred on a quarterly basis if at any time all accumulated, accrued, and unpaid dividends have not been paid in full to the holders of the I Shares, K Shares, T Shares, and any parity securities. Any such deferred asset management fees will accrue interest at a cumulative, non-compounded rate of 6.0% per annum.
Before the payment of special dividends on account of any “excess cash” (see “Participation in Excess Cash” below), any deferred and unpaid asset management fees, plus all interest accrued thereon, will be paid, but only after the holders of the I Shares, K Shares, T Shares, and any parity securities have been paid the full amount of any
Not determinable at this time because the asset management fee is based on a fixed percentage of the adjusted cost of our assets and amounts paid or allocated in respect thereof. There is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
accumulated, accrued, and unpaid dividends on the I Shares, K Shares, T Shares, and any parity securities.

See the answers to the questions entitled “Upon a liquidation, how are liquidation proceeds to be distributed?,” “If you list your shares, are any payments due to your advisor?,” and “If you are acquired or merge with another entity, are any payments due to your advisor?” for information regarding the payment of deferred asset management fees (and interest accrued thereon) upon a liquidation and Other Liquidity Events, and the answer to the question entitled “If you terminate the advisory agreement for any other reason (other than for cause), or if you elect not to renew the advisory agreement, are any payments due to your advisor?” for information regarding payment of deferred asset management fees (and interest accrued thereon) in the event of a Non-cause Advisory Agreement Termination. If we terminate the advisory agreement for cause, the deferred asset management fees (and interest accrued thereon) will remain our obligation and will continue to accrue interest and will be satisfied upon a later liquidation or Other Liquidity Event if the conditions for their payment, at that time, are met.
The Service Provider (an affiliate of our dealer manager) is entitled to a fee under the Services Agreement equal to 25% of any consideration our advisor receives (including accrued interest) on account of the asset management fee. See “Conflicts of Interest — Service Provider” for more information.

Property Management Fee and Reimbursement — Our Property Manager	We will pay hotel property managers selected by our advisor, which we expect to be affiliates of our advisor, monthly property management fees equal to the property managers’ actual costs incurred plus a percentage of the monthly gross revenues of the properties being managed for services in connection with the rental, leasing, operation and management of properties. Such property management fees will be based upon market rates for such fees in the markets in which the properties are located and the nature of the services being performed, as determined by our advisor and approved by a majority of our board, including a majority of its independent directors.	Not determinable at this time because the fee is based on actual costs incurred, a fixed percentage of gross revenue, and market rates. There is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
Construction Management Fee — Our Property Manager	We will pay our property manager or third parties selected by our advisor, after requesting bids from such parties, a construction management fee (which may include expense reimbursements) based on market rates for such services in the markets in which the properties are located and taking into account the nature of the services being performed, which generally will constitute the supervision or coordination of any construction, improvements, refurbishments, renovations, or restorations of our hotel properties. If our advisor selects our property manager or another affiliate of the sponsor to perform such services, any resulting agreement must be approved by a majority of our board, including a majority of its independent directors.	Not determinable at this time because the fee will be determined at a future point in time. There is no maximum dollar amount of this fee.
Acquisition Expenses — Our Advisor, third parties and our Advisor’s Affiliates
We will reimburse our advisor for expenses actually incurred (excluding personnel costs) related to selecting, evaluating, and making investments on our behalf, regardless of whether we actually consummate the related investment.
Our charter provides that in no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment exceed 6.0% of the contract purchase price of the property unless a majority of our independent directors approves the acquisition fees and expenses and determines the transaction to be commercially competitive, fair and reasonable to us.
Not determinable at this time because acquisition expenses are based on actual expenses incurred at the time of the acquisition of each asset or real estate-related investment.
Operating Expenses — Our Advisor and affiliates	We will reimburse our advisor and its affiliates for the costs our advisor and its affiliates incur in providing administrative and other services to us, including an allocable share of overhead, such as rent, employee costs, benefit administration costs, utilities and IT costs; provided, we will not reimburse our advisor and its affiliates for employee costs for persons who serve as our executive officers or for services for which our advisor or its affiliates receive acquisition fees, asset management fees, or disposition fees. Our charter requires compliance with the NASAA REIT Guidelines’ “2%/25% limitation,” which provides that our total operating expenses during any four fiscal quarters following commencement of operations cannot exceed the greater of (1) 2% of average invested assets or (2) 25% of our net income. See footnote (3) to the “Management Compensation” table for more information regarding the “2%/25% limitation.”	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
Participation in Excess Cash — Our Advisor or its affiliates
If our board of directors determines, in any year, that we have “excess cash,” our board will declare a special dividend entitling (a) the holders of I Shares, K Shares, T Shares, and parity securities to share, pro rata accordance with the number of I Shares, K Shares, T Shares and parity securities, 50% of such excess cash (or 87.5% of such excess cash if the common shares have been repurchased in connection with a Non-cause Advisory Agreement Termination, as described under “Payment upon Other Advisory Agreement Termination” below); (b) the holders of B Shares to share, pro rata in accordance with the number of B Shares, 12.5% of any excess cash; and (c) the holders of common shares to share, pro rata in accordance with the number of common shares, 37.5% of such excess cash (unless all such common shares previously have been repurchased in connection with Non-cause Advisory Agreement Termination, in which case the excess cash otherwise apportioned to the common shares would be distributed to the holders of the I Shares, K Shares, T Shares, and parity securities as noted above). See “Conflicts of Interest — Service Provider” for more information about the issuance of B Shares to the Service Provider. See “Description of Capital Stock — Common Shares”.
See the answer to the question entitled “What rights are afforded to stockholders who purchase I Shares, K Shares and T Shares?” for a description of  “excess cash.” Our board of directors will authorize dividend payments of any excess cash on an annual basis.
Not determinable at this time.
Additional Service Fees — Our Advisor and affiliates	If we request that our advisor or its affiliates perform other services, including but not limited to, renovation evaluations, the compensation terms for those services shall be approved by a majority of the members of our board of directors, including a majority of the board’s independent directors, on terms that are deemed fair and reasonable to us and not in excess of the amount that would be paid to unaffiliated third parties.	Not determinable at this time.
Long-term incentive plan	We established a long-term incentive plan pursuant to which our directors (including independent directors), officers and employees, our advisor and its affiliates and their respective employees, employees of entities that provide services to us, managers of our advisor or directors	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
or managers of entities that provide services to us and their respective employees, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us and their respective employees may be granted incentive awards in the form of restricted stock, options, and other equity-based awards; see “Management — Long-Term Incentive Plan” of this prospectus. For a description of the awards to be granted to our independent directors, see “Management — Compensation of Our Directors” below.
Liquidation/Listing Stage
Disposition Fee — Our Advisor or its affiliates
If our advisor or its affiliates provide a substantial amount of services in connection with our sale of a property or a real estate-related asset, as determined by a majority of our board’s independent directors, we will pay our advisor or such affiliate disposition fee equal to up to one-half of the brokerage commissions paid, but in no event exceeding 1.5% of the sales price of each property or real estate-related asset sold.
Payment of the disposition fee to our advisor will be deferred until the occurrence of  (i) a liquidation event, (ii) an Other Liquidity Event, or (iii) a Non-cause Advisory Agreement Termination. The deferred disposition fees will accrue interest at a cumulative, non-compounded rate of 6.0% per annum.
See the answers to the questions entitled “Upon a liquidation, how are liquidation proceeds to be distributed?,” “If you list your shares, are any payments due to your advisor?,” and “If you are acquired or merge with another entity, are any payments due to your advisor?” for information regarding the payment of deferred disposition fees (and interest accrued thereon) upon a liquidation and Other Liquidity Event, and the answer to the question entitled “If you terminate the advisory agreement for any other reason (other than for cause), or if you elect not to renew the advisory agreement, are any payments due to your advisor?” for information regarding payment of deferred disposition fees in the event of a Non-cause Advisory Agreement Termination. If we terminate the advisory agreement for cause, the deferred disposition fees (and interest accrued thereon) will remain our obligation and will continue to accrue interest and will be satisfied upon a later
Not determinable at this time because the disposition fee is based on a fixed percentage of the sales price of each real property or real estate related asset.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
liquidation or Other Liquidity Event if the conditions for their payment, at that time, are met.
The Service Provider (an affiliate of our dealer manager) is entitled to a fee under the Services Agreement equal to 25% of any consideration our advisor receives (including accrued interest thereon) on account of the disposition fee. See “Conflicts of Interest — Service Provider” for more information.
Participation in Remaining Liquidation Cash — Our Advisor or its affiliates	Upon a liquidation event, any “remaining liquidation cash” (as defined in the answer to the question entitled “What rights are afforded to stockholders who purchase I Shares, K Shares and T Shares?”) will be paid as a special dividend (a) to the holders of I Shares, K Shares, T Shares and parity securities, pro rata in accordance with the number of I Shares, K Shares, T Shares and parity securities, in an amount equal to 50% of such remaining liquidation cash (or 87.5% of such remaining liquidation cash if the common shares have been repurchased in connection with a Non-cause Advisory Agreement Termination, as described under “Payment upon Other Advisory Agreement Termination” below); (b) to the holders of B Shares, pro rata in accordance with the number of B Shares, in an amount equal to 12.5% of such remaining liquidation cash; and (c) to the holders of common shares, pro rata in accordance with the number of common shares, in an amount equal to 37.5% of such remaining liquidation cash (unless all such common shares previously have been repurchased in connection with a Non-cause Advisory Agreement Termination, in which case the remaining liquidation cash otherwise apportioned to the common shares would be distributed to the holders of the K Shares as noted above). See “Conflicts of Interest — Service Provider” for more information about the issuance of B Shares to the Service Provider. See “Description of Capital Stock — Common Shares”.	Not determinable at this time.
Payment Upon Listing of Our Shares — Our Advisor and its affiliates	Pursuant to our charter, if we list any of our shares of capital stock on a national securities exchange (which automatically results in a termination of the advisory agreement), our board of directors must give prior notice of such listing to the holders of common shares. We expect that if we were to list any of our shares of capital stock on a national securities exchange, we would list K	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering

Shares (or successor securities). In such event, such holders of common shares (including our advisor and its affiliates) will have the right to either (a) receive one K Share (or successor security) in exchange for each common share held as of the date our board gives notice of an intended listing to our holders of common shares (to be effective on the date of such listing) or (b) require us to repurchase each common share for the consideration described in “Description of Capital Stock — Listing Event”.
In addition, we will be obligated, pursuant to the advisory agreement, to pay our advisor the amount it would be entitled to receive on account of deferred asset management fees, acquisition fees, and disposition fees (and any accrued interest thereon) as if we liquidated and received liquidation proceeds equal to the “market value” of our company (as defined in the question “If you list your shares, are any payments due to your advisor?), which is limited to the excess of the market value over the liquidation preference on I Shares, K Shares, T Shares and parity securities, excluding K Shares issued in exchange for common shares.
The Service Provider (an affiliate of the dealer manager) would be entitled to receive 25% of any such amounts as a fee pursuant to the Services Agreement. These amounts may be payable to our advisor and the Service Provider in the form of a promissory note bearing interest at the then-current rate, as determined in good faith by a majority of our board of directors, including a majority of our independent directors, or in the form of capital stock that was listed on a national securities exchange, valued at the same price per share as that used to determine market value. See footnote (5) to the “Management Compensation” table for information regarding the terms of such promissory notes.
We will repurchase the common shares held by stockholders not electing to exchange their common shares for K Shares (or successor securities) at a repurchase price determined as if we liquidated and received liquidation proceeds equal to the market value. See “Description of Capital Stock — Listing Event” for a description of the consideration that holders of common shares may receive in connection with a listing of our shares of capital stock. We may also

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering

repurchase the B Shares for an amount equal to 12.5% of the excess market value over the liquidation preference on I Shares, K Shares, T Shares and parity securities, as described in the answer to the question “If you list your shares, are any payments due to your advisor?” If the market value does not support payment of such amounts, the B Shares will be repurchased and canceled for no consideration. See “Conflicts of Interest — Service Provider” for more information about the issuance of B Shares to the Service Provider.
All payments of the repurchase price, if any, and whether on the common shares or the B Shares, will be in the form of an interest-bearing promissory note or in the form of shares of our capital stock to be listed on a national securities exchange, valued at the same price per share as that used to determine market value. Our board of directors, including a majority of our independent directors, will determine the form of consideration and the interest rate on any promissory note. See footnote (5) to the “Management Compensation” table for information regarding the terms of such promissory notes.

Payment Upon an M&A Transaction — Our Advisor and its affiliates
If we terminate the advisory agreement in connection with or in contemplation of a transaction involving a merger or acquisition, we would be obligated to pay our advisor the amount it would be entitled to receive as if we liquidated and received net liquidation proceeds equal to the consideration to be paid to our stockholders in such transaction. See the answer to the question “If you are acquired or merge with another entity, are any payments due to your advisor?” for more information on the payments our advisor is entitled to under the advisory agreement. The Service Provider (an affiliate of the dealer manager) would be entitled to receive 25% of any such amounts as a fee pursuant to the Services Agreement, which may be payable to our advisor and the Service Provider in cash or as a portion of the merger or acquisition consideration.
Also see the answer to the question “If you are acquired or merge with another entity, are any payments due to your advisor?” for information on the merger or acquisition consideration our advisor may be entitled to receive as a holder of common shares.
Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
Payment upon Other Advisory Agreement Termination — Our Advisor and its affiliates
We may elect not to renew the advisory agreement. We also have the right to terminate the advisory agreement without “cause,” as defined in the advisory agreement (i.e., we may terminate the advisory agreement other than in connection with a listing of our shares or a transaction involving a merger or acquisition or other than for cause). We refer to any such non-renewal or non-cause termination as a “Non-cause Advisory Agreement Termination.” In case of a Non-cause Advisory Agreement Termination, pursuant to the advisory agreement, we would be obligated to make a cash payment to our advisor in the amount of any deferred asset management fees, plus any interest accrued thereon, the full acquisition fees previously earned, plus any interest accrued thereon, and the full disposition fees previously earned, plus any interest accrued thereon, regardless of the value of our assets or our net assets. The Service Provider (an affiliate of the dealer manager) would be entitled to receive 25% of any such payments as a fee pursuant to the Services Agreement.
In addition, pursuant to our charter, we would be obligated to repurchase our common shares (whether or not held by our advisor or its affiliates) for an amount equal to the greater of: (1) any accrued common ordinary dividends on our common shares plus the stated value of the outstanding common shares ($10.00 per common share) or (2) the amount the holders of common shares would be entitled to receive if we liquidated and received net liquidation proceeds equal to the fair market value (determined by appraisals as of the termination date) of our investments less any loans secured by such investments, limited in the case of non-recourse loans to the value of investments securing such loans. Any B Shares then outstanding would remain outstanding.
The amounts payable on account of the repurchase of common shares may be paid, in the discretion of a majority of our board of directors, including a majority of our independent directors, in the form of promissory notes bearing interest at the then-current rate, as determined in good faith by a majority of our board of directors, including a majority of our independent directors. See footnote (5) to the “Management Compensation” table for information regarding the terms of such promissory notes.
Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
Payment Upon Advisory Agreement Termination for Cause — Our Advisor and its affiliates	If we terminate the advisory agreement for cause (as defined in the advisory agreement), we would not have current obligation to make any payments to our advisor or the Service Provider. However, any common shares and B Shares held by them or their affiliates would remain outstanding. In addition, any deferred asset management fees, plus any interest accrued thereon, the full acquisition fees previously earned, plus any interest accrued there on, and the full disposition fees previously earned, plus any interest accrued thereon, would remain outstanding obligations, and the deferred fees would continue to accrue interest at a non-compounded annual rate of 6.0%. Such deferred fees and interest accrued thereon would be payable upon a liquidation or an Other Liquidity Event in the manners set forth above. In addition, the common shares and B Shares would continue to participate in any excess cash or remaining liquidation cash and would be entitled to the rights upon a listing of our securities on a national securities exchange or to participate in the proceeds upon a liquidation, merger, or acquisition transaction in the manner described above. This includes common shares and B Shares held by our advisor, the Service Provider, and their affiliates.
Dividend Reinvestment Plan
Holders of I Shares, K Shares and T Shares may participate in our DRIP and elect to have the cash dividends attributable to the their I Shares, K Shares and T Shares owned automatically reinvested in additional I Shares, K Shares, or T Shares. Should a stockholder elect to participate in or DRIP, dividends attributable to I Shares will be reinvested in additional I Shares, dividends attributable to K Shares will be reinvested in additional K Shares and dividends in T Shares will be reinvested in additional T Shares. During this offering and until our first NAV is calculated, the purchase price for shares in our DRIP will be $9.50 per I Share, $9.50 per K Share, and $9.50 per I Share. Our board of directors may amend, suspend or terminate the dividend reinvestment plan in its discretion at any time upon 10 days’ notice to you. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. Following any termination of our DRIP, all subsequent dividends to stockholders would be made in cash.
Share Repurchase Program
None of our capital stock is listed on a national securities exchange, and we do not intend to seek to list our stock until our independent directors believe that the listing of our stock would be in the best interest of our stockholders, if at all. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program available to holders of our I Shares, K Shares, and T Shares, but there are significant conditions and restrictions that limit your ability to have your I Shares, K Shares or T Shares repurchased under the plan. The terms of our share repurchase program are more flexible in cases involving the death or Qualifying Disability of a stockholder. See “Description of Capital Stock — Share Repurchase Program — Optional Repurchase Upon Death or Disability of Holder” for a definition of  “Qualifying Disability.”

Repurchases of our I Shares, K Shares, and T Shares, when requested, are at our sole discretion and generally will be made quarterly.
Only those stockholders who purchased their I Shares, K Shares, or T Shares from us or received their I Shares, K Shares, or T Shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once such shares are transferred for value by a stockholder, the transferee and all subsequent holders of such shares are not eligible to participate in the share repurchase program.
Beginning one year from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, and after the NAV Pricing Date (as defined below), a holder of I Shares, K Shares or T Shares may request that we repurchase all or any portion of such shares at a repurchase price per I Share, K Share or T Share, as applicable, equal to the net asset value (“NAV”) per I Share, K Share or T Share plus all accumulated, accrued, and unpaid dividends on such I Share, K Share or T Share (whether or not declared) through the repurchase date (we refer to this as the “NAV repurchase price”), less the applicable discount, which is determined based on the number of years from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, as described below. We define the “NAV Pricing Date” as a date on which we provide an estimated NAV per I Share, K Share, T Share and common share. The NAV Pricing Date will be no later than two years and 150 days following the SEC effective date of this registration statement.
Beginning one year from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, and prior to the NAV Pricing Date, a holder of I Shares, K Shares or T Shares may request that we repurchase all or a portion of such I Shares, K Shares or T Shares at a repurchase price per share equal to the amount paid for each I Share, K Share or T Share, as applicable, plus all accumulated, accrued, and unpaid dividends on such I Share, K Share or T Share (whether or not declared) through the repurchase date (we refer to this collectively as the “repurchase price”), less the applicable discount.
Beginning one year from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, the holder of such shares may request that we repurchase all or any portion of such I Shares, K Shares or T Shares at a repurchase price per I Share, K Share or T Share or NAV repurchase price per I Share, K Share or T Share, as applicable, less a 7.5% repurchase discount.
Beginning two years from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, the holder of such shares may request that we repurchase all or any portion of such I Shares, K Shares or T Shares at the repurchase price per I Share, K Share or T Share or NAV repurchase price per I Share, K Share or T Share, as applicable, less a 5% repurchase discount.
Beginning three years from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, the holder of such shares may request that we repurchase all or any portion of such I Shares, K Shares or T Shares at the repurchase price per I Share, K Share or T Share or NAV repurchase price per I Share, K Share or T Share, as applicable, less a 2.5% repurchase discount.
Beginning four years from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, the holder of such shares may request that we repurchase all or any portion of such I Shares, K Shares or T Shares at the repurchase price per I Share, K Share or T Share or NAV repurchase price per I Share, K Share or T Share, as applicable, subject to no repurchase discount.
We will limit shares repurchased during any calendar year to 5% of the weighted average number of I Shares, K Shares or T Shares outstanding during the prior calendar year. In addition, our repurchase of any shares will be limited to the extent that we do not have, as determined in our board of director’s discretion, sufficient funds available to fund any such repurchase. Most of our assets will consist of properties which cannot be readily liquidated without affecting our ability to realize full value upon their disposition. Therefore, we may not have sufficient liquid resources to satisfy all repurchase requests.
Whether our advisor has begun NAV calculations or not, the share repurchase program will terminate immediately if our shares are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time upon 30 days’ notice to stockholders. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases.

The provisions of our share repurchase program may limit your ability to have your shares repurchased should you require liquidity and could limit your ability to recover the amount that you invested in our I Shares, K Shares or T Shares. The terms of our share repurchase program contain fewer limitations for repurchases sought as a result of a stockholder’s death or Qualifying Disability. All repurchases are subject to there being sufficient funds legally available to us for that purpose. For more information, see “Description of Capital Stock — Share Repurchase Program” of the prospectus.
Emerging Growth Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Although these exemptions will be available to us, they will not have a material impact on our public reporting and disclosure. We are deemed a “non-accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act, and as a non-accelerated filer, we are permanently exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, because we have no employees, we do not have any executive compensation or golden parachute payments to report in our periodic reports and proxy statements.
We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earliest to occur of  (i) the last day of the fiscal year during which our total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (ii) the last day of the fiscal year following the fifth anniversary of our initial public offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a “large accelerated filer” under the Exchange Act.
Under the JOBS Act, emerging growth companies can also delay the adoption of new or revised accounting standards until such time as those standards apply to private companies. We may choose to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.
Investment Company Act of 1940 Considerations
We intend to conduct our operations so that we and each of our subsidiaries are exempt from registration as an investment company under the Investment Company Act of 1940, or the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
We intend to acquire real estate and real estate-related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests, including controlling interests, in REITs or other “real estate operating companies,” such as real estate management companies and real estate development companies, that own real property. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset.

Because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations and the operations of our operating partnership so that each will comply with the 40% test. In addition, we expect that our wholly-owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries (which are expected to constitute most, if not all, of our assets) generally will not constitute “investment securities.” Accordingly, we believe that the company and its wholly-owned and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that we, our operating partnership and any subsidiaries of our operating partnership will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.
The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We intend to treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We do not intend to request that the SEC staff approve our treatment of any particular entity as a majority-owned subsidiary. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.
Even if the value of investment securities held by any of our wholly-owned or majority-owned subsidiaries were to exceed 40% of their respective total assets (exclusive of government securities and cash items), we expect that such subsidiaries would be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of  “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exclusion, as interpreted by the staff of the SEC, generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets. For purposes of the exclusions provided by Section 3(c)(5)(C), we will classify our investments based on no-action letters issued by the SEC staff and other SEC interpretive guidance.
Qualification for exemption from the definition of  “investment company” under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.
To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. For example, on August 31, 2011, the SEC issued a concept release requesting comments regarding a number of matters relating to the exemption provided by

Section 3(c)(5)(C) of the Investment Company Act, including the nature of assets that qualify for purposes of the exemption and whether mortgage REITs should be regulated in a manner similar to investment companies. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.
Description of Securities
Uncertificated Shares
Our board of directors will authorize the issuance of shares of our stock without certificates. Instead, your investment will be recorded on our books only. Our transfer agent maintains a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner delivers a properly executed stock transfer form to us, along with a fee to cover reasonable transfer costs, in an amount determined by our board of directors. We will provide the required stock transfer form to you upon request.
Stockholder Meetings
We will hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be presented at such meetings. We also may call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own at any of these meetings on all matters to which a common stockholder is entitled to vote.
Restriction on Share Ownership and Transfer
Our charter contains restrictions on ownership and transfer of the shares that, among other restrictions, prevent any one person from owning directly or indirectly more than 9.8% in value of the aggregate of our outstanding shares of stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock, unless exempted (prospectively or retroactively) by our board of directors. Your ability to transfer your shares to prospective stockholders also will be limited unless (a) they meet the minimum suitability standards regarding income or net worth, which are described in the “Investor Suitability Standards” section immediately following the cover page of this prospectus, and (b) the transfer complies with minimum purchase requirements, which are described in the sections of this prospectus entitled “Investor Suitability Standards” and “Plan of Distribution.” For a more complete description of the shares, including this and other restrictions on the ownership and transfer of our shares, please see the section entitled “Description of Capital Stock” in this prospectus.
ERISA Considerations
Prospective investors with investment discretion over the assets of an individual retirement account, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Internal Revenue Code should carefully review the information in the section of this prospectus entitled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

RISK FACTORS
An investment in our shares of common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares of common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. These risks could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may harm our business.
Risks Relating to an Investment in Us
No public market currently exists for our securities, and we have no current plans to list our shares on an exchange. If you are able to sell your securities, you would likely have to sell them at a substantial discount from the offering price.
There is no current public market for our securities, and we currently have no plans to list any of the securities we are offering pursuant to this prospectus on a national securities exchange or to liquidate our assets by a specified date. You may not sell your securities unless the buyer meets the applicable suitability and minimum purchase standards. Any sale of your shares must also comply with applicable securities laws. Our charter also contains a limitation on ownership that prohibits any person or entity from actually, constructively, or beneficially acquiring or owning more than 9.8% in value of the aggregate of the outstanding shares of our capital stock (which includes I Shares, K Shares, T Shares and common shares), or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of any class or series of shares of our stock, unless exempted, prospectively or retroactively, by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives certain representations and warranties as required by our charter. This provision may inhibit large investors from purchasing your shares. Moreover, our share repurchase program includes numerous restrictions that limit your ability to sell your I Shares, K Shares or T Shares to us, and our board of directors may amend, suspend or terminate our share repurchase program upon 30 days’ notice. We describe these restrictions in detail under “Description of Capital Stock — Share Repurchase Program”. Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you will likely have to sell them at a substantial discount from the price at which you purchased them from us. It is also likely that your shares will not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of their illiquid nature.
We may be unable to pay or maintain cash dividends or increase dividends over time.
There are many factors that can affect the availability and timing of cash dividends to stockholders. Dividends will be based principally on cash available from our operations. The amount of cash available for distribution is affected by many factors, such as our ability to acquire commercial real estate assets as offering proceeds become available, income from such investments, and our operating expense levels, as well as many other variables. Actual cash available for distribution may vary substantially from estimates. With no prior operating history, we cannot assure you that we will be able to pay or maintain a level of dividends or that dividends will increase over time. We cannot give any assurance that returns from the investments that we acquire will increase, that the securities we buy will increase in value or provide constant or increased dividends over time, or that future acquisitions of commercial real estate will increase our cash available for distribution to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to stockholders. We may not have sufficient cash from operations to make a distribution required to qualify for or maintain our REIT status, which may materially adversely affect your investment.
We have a limited operating history, and do not currently own any properties, which makes our future performance and the performance of your investment difficult to predict.
We were organized on August 24, 2016. We have limited operations and own no properties. Our lack of operating history significantly increases the risk and uncertainty you face in investing in our shares.

Purchases of shares of stock by our directors, our officers, officers and employees of our advisor or TPG, other affiliates, and individuals designated by management in this offering should not influence investment decisions of independent, unaffiliated investors.
Our directors, officers and employees of our advisor, TPG and other affiliates and individuals designated by management may purchase I Shares, K Shares, T Shares and common shares. Management may designate individuals who have prior business and/or personal relationships with our executive officers, directors, advisor, or sponsor, including, without limitation, any service provider, to purchase our I Shares, K Shares, T Shares and common shares and to receive certain discounts as described under “Plan of Distribution — Share Distribution Channels”. There can be no assurance as to the amount, if any, of I Shares, K Shares, T Shares and common shares that these parties may acquire in the offering. Any shares purchased by directors, officers, and employees of our dealer manager, other affiliates or friends of ours will be purchased for investment purposes only. However, the investment decisions made by any such directors, officers, officers and employees of our advisor or TPG, other affiliates, or friends should not influence your decision to invest in our shares of common stock and you should make your own independent investment decision concerning the risks and benefits of an investment in our securities.
If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay dividends.
We will be competing to acquire real estate investments with other REITs, real estate limited partnerships, pension funds and their advisors, bank and insurance company investment accounts and other entities. Many of our competitors have greater financial resources and a greater ability to borrow funds to acquire properties than we do. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. The more money we raise in this offering, the greater will be our challenge to invest all of the net offering proceeds on attractive terms. Therefore, the size of this offering increases the risk that we may pay too much for real estate acquisitions. If we, through our advisor, are unable to find suitable investments promptly, we will hold the proceeds from the I Shares, K Shares and T Shares in this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments and may, ultimately, liquidate. We expect we will earn yields substantially lower than the income that we anticipate receiving from investments in the future that meet our investment objectives. As a result, any dividends we make while our portfolio is not fully invested in properties meeting our investment objectives may be substantially lower than the dividends that we expect to pay when our portfolio is fully invested in properties meeting our investment objectives. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay dividends.
If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our dividends and the long-term returns to our investors to be lower than they otherwise might be.
We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other investment programs sponsored by our advisor’s affiliates could also delay the investment of the proceeds of this offering. Delays we encounter in the selection and acquisition of income-producing properties would likely limit our ability to pay dividends to you and reduce your overall returns.
The personnel of our advisor do not have significant experience in operating under the constraints imposed on us as a REIT, which may hinder the achievement of our investment objectives.
The Internal Revenue Code imposes numerous constraints on the operations of REITs that do not apply to many of the other investment vehicles managed by our sponsor, our advisor and their affiliates. Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, dividends of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Any failure to so comply could cause us to fail to satisfy the requirements associated with REIT status. The personnel of our advisor do not have significant experience operating under these constraints, which may hinder our ability to take advantage of attractive investment opportunities and to achieve our investment objectives. As a result, we cannot assure you that our advisor will be able to operate our business under these constraints. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, dividends to stockholders would no longer qualify for the dividends-paid deduction, and we would no longer be required to make dividends. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Material U.S. Federal Income Tax Considerations”.
We depend upon key personnel of Procaccianti Companies, Inc. (our sponsor), Procaccianti Hotel Advisors, LLC (our advisor), and TPG Hotels and Resorts, Inc. and its affiliates and/or designees (our property manager).
We are an externally managed REIT and therefore we do not have any internal management capacity or employees. We will depend to a significant degree on the diligence, skill and network of business contacts of certain of our executive officers and other key personnel of our advisor to achieve our investment objectives, including Messrs. Procaccianti, Vickowski, Bacon and Leven and Ms. Procaccianti, all of whom would be difficult to replace. We expect that our advisor will evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of the advisory agreement. We also will depend on our property manager for hotel property management and construction services.
We depend upon the senior professionals of our advisor and our property manager to maintain relationships with potential investments, and we intend to rely upon these relationships to provide us with potential investment opportunities. We do not intend to purchase “key person” insurance coverage with respect to key personnel and the key personnel of our advisor or property manager. We cannot assure you that these relationships will yield attractive investment opportunities. If these individuals do not maintain their existing relationships with our advisor or property manager or maintain existing relationships or develop new relationships with other sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom the senior professionals of our advisor and our property manager have relationships are not obligated to provide us with investment opportunities. Therefore, we can offer no assurance that such relationships will generate investment opportunities for us.
Our advisor is an affiliate of, and under common control with, Procaccianti Companies and will, in turn, depend upon access to the investment professionals and other resources of Procaccianti Companies and its affiliates to fulfill its obligations to us under the advisory agreement. Our advisor will also depend on Procaccianti Companies to obtain access to deal flow generated by its professionals. We believe that our future success depends, in a large part, on Procaccianti Companies’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition to retain such personnel is intense, and we cannot assure you that Procaccianti Companies will be successful. Through a cost sharing agreement between our advisor and the sponsor, our advisor may utilize employees from affiliated entities, including Procaccianti Companies, in connection with various services such as human resources, accounting, tax, valuation, information technology services, office space, employees, compliance, and legal. Under this cost sharing agreement, these costs are allocated to our advisor based on a per employee charge that is assigned to provide services to it. To the extent an employee is not fully allocated to our advisor, the charge for services is pro-rated accordingly. Procaccianti Companies and our advisor or its affiliates pay all of the employees assigned to provide services to our advisor. We cannot assure you that Procaccianti Companies and its affiliates will fulfill their obligations under this agreement with our advisor. If Procaccianti Companies and its affiliates fail to perform, we cannot assure you that our advisor will enforce the cost sharing agreement, that such agreement will not be terminated by either party, or that we will continue to have access to the investment professionals of Procaccianti Companies and its affiliates, or their market knowledge and deal flow.
Because we are prohibited from operating hotel properties pursuant to certain tax laws relating to our qualification as a REIT, the entities through which we own the hotel properties will lease the hotel properties to one or more TRSs. We expect all or substantially all of these subsidiaries will enter into property management agreements with one or more affiliated property management companies. These affiliated property management companies may include TPG Hotels & Resorts, Inc., an affiliate of our sponsor and advisor, or TPG’s wholly owned subsidiaries, which we collectively refer to as TPG. Or they may include other affiliates and/or designees of TPG. We refer to TPG and such other affiliates and/or designees collectively as our property manager. If we acquire hotel property where we cannot use our property manager to manage the property, we may use a third-party property management company. Generally, however, we expect a substantial portion, if not all, of our hotel properties to be managed by our property manager.
If our advisor is unable to manage our investments effectively, we may be unable to achieve our investment objectives.
Our ability to achieve our investment objectives will depend on our ability to manage our business and to grow our business. This will depend, in turn, on our advisor’s ability to identify, invest in and monitor properties that meet our investment criteria. The achievement of our investment objectives on a cost-effective basis will depend upon our advisor’s execution of our investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. Our advisor will have substantial responsibilities under the advisory agreement. The personnel of our advisor are engaged in other business activities that could distract them and divert their time and attention such that they can no longer dedicate a significant portion of their time to our business or such that they might otherwise slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We may not replicate the historical results achieved by other entities managed or sponsored by affiliates of our advisor, members of our advisor’s investment committee or by Procaccianti Companies or its affiliates.
Our primary focus of acquiring and investing in a diversified portfolio of commercial real estate consisting primarily of hospitality properties across the United States differs from that of certain existing investment funds, accounts or other investment vehicles that are or have been managed by affiliates of our advisor or members of our advisor’s investment committee or that are or have been sponsored by Procaccianti Companies or its affiliates. In addition, many of the previously sponsored investment programs by Procaccianti Companies were significantly different from us in terms of targeted assets, regulatory structure and limitations, investment strategy and objectives and investment personnel. Past performance is not a guarantee of future results, and there can be no assurance that we will achieve comparable results of those Procaccianti Companies affiliates. In addition, investors in our I Shares, K Shares, T Shares and common shares are not acquiring an interest in any such investment funds, accounts or other investment vehicles that are or have been managed by affiliates of our advisor or members of our advisor’s investment committee or sponsored by Procaccianti Companies or its affiliates. We also cannot assure you that we will replicate the historical results achieved by members of the investment committee, and we caution you that our investment returns could be substantially lower than the returns achieved by them in prior periods. Additionally, all or a portion of the prior results may have been achieved in particular market conditions that may never be repeated.
Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.
We have not identified all of the properties we will acquire with the net proceeds from the sale of I Shares, K Shares and T Shares in this offering and do not currently own any properties. As part of our investment strategy, we will regularly review acquisition opportunities, sign letters of intent, perform due diligence and bid on certain of such acquisition and financing opportunities. On _________, 2017, we entered into an option agreement (the “JV Option”) with an affiliate of our sponsor, pursuant to which we will have the right to form a joint venture with the affiliate of our sponsor to acquire up to a 51% interest in the entity that holds two hotel properties. The JV Option has a one-year term and such term will not commence unless and until the affiliate of our sponsor acquires the two hotel properties (the “JV Option Properties”). The JV Option Properties are currently under contract. We deem these potential acquisition prospects reasonably probable as of the date of this prospectus.

Our ability to identify well-performing properties and achieve our investment objectives depends upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements. The size of this offering increases the challenges that our advisor will face in investing our net offering proceeds promptly in attractive properties, and the continuing high demand for the type of properties we desire to purchase increases the risk that we may pay too much for the properties that we do purchase. We will seek to invest substantially all of the net proceeds from our I Shares, K Shares and T Shares, after the payment of certain fees and expenses, in a diversified portfolio of commercial real estate investments consisting primarily of hotel properties across the United States in accordance with our investment objectives and using the strategies described in this prospectus. However, you will be unable to evaluate the economic merit of specific real estate projects before we invest in them. We expect to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. We will not provide you with information to evaluate our proposed investments prior to our acquisition of those investments. Because of the illiquid nature of our shares, even if we disclose information about our potential investments before we make them, it will be difficult for you to sell your shares promptly or at all. Furthermore, our board of directors will have broad discretion in implementing investment policies. These factors increase the risk that your investment may not generate returns consistent with your expectations.
Dividends paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future dividends with cash flows from operations and may adversely affect your overall return.
While our board has adopted a policy prohibiting us from paying dividends with offering proceeds, our charter contains no such limitation and our board of directors may change our dividend policy in its sole discretion at any time subject to the provisions of Maryland law. Under Maryland law, we may not make dividends that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any. Our charter currently provides that amounts that would be needed, if we were to dissolve at the time of such dividend, to satisfy the preferential rights upon dissolution of holders of I Shares, K Shares and T Shares shall not be added to our total liabilities for these purposes.
If we fund dividends from the proceeds of this offering, we will have less funds available for acquiring properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding dividends from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding dividends with the sale of assets or the proceeds of this offering may affect our ability to generate cash flows. Funding dividends from the sale of additional securities could dilute your interest in us if we sell our shares of common stock or securities convertible or exercisable into our shares of common stock to third-party investors. Payment of dividends from the mentioned sources could restrict our ability to generate sufficient cash flows from operations, affect our profitability, or affect the dividends payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment. For a description of the factors that can affect the availability and timing of cash dividends to stockholders, see the section of this prospectus captioned “Description of Capital Stock — Dividends”.
Our advisor can resign on 60 days’ notice from its role as advisor, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business, and results of operations and cash flows.
Our advisor has the right, under the advisory agreement, to resign at any time upon not less than 60 days’ written notice, whether we have found a replacement or not. If our advisor resigns, we may not be able to find a new advisor or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, and our financial condition, business and results of operations, as well as our ability to pay dividends, are likely to be adversely affected. In addition, the coordination of our management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our advisor and its affiliates. Even if we are able to retain comparable management, the integration of such management and its lack of familiarity with our investment objectives may result in additional costs and time delays that may adversely affect our business, financial condition, results of operations and cash flows.

We will incur significant costs as a result of being a public company.
As a public company, we will be required to register one or more classes of our securities under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and other rules implemented by the SEC.
We depend on information systems, and systems failures could significantly disrupt our business, which may, in turn, negatively affect our ability to pay dividends to our stockholders.
Our business depends on the communications and information systems of Procaccianti Companies, to which we have access through our advisor. In addition, certain of these systems are provided to Procaccianti Companies by third-party service providers. Any failure or interruption of such systems, including as a result of the termination of an agreement with any such third-party service provider, could cause delays or other problems in our activities. This, in turn, could have a material adverse effect on our operating results and negatively affect our ability to pay dividends to our stockholders.
Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.
A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our tenant and investor relationships. As our reliance on technology has increased, so have the risks posed to our information systems, both internal to our advisor and its affiliates and those that have been outsourced. There is no guarantee that any processes, procedures and internal controls our advisor implements will prevent cyber intrusions, which could have a negative impact on our financial results, operations, business relationships or confidential information.
Our rights and the rights of our stockholders to recover claims against our directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.
Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no director generally shall be liable to us or our stockholders for monetary damages and that we generally will indemnify them for losses unless, in the case of an independent director, such director is grossly negligent or engages in willful misconduct or, in the case of our directors who are also our executive officers or affiliates of our advisor, unless such directors are negligent or grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for dividends to you. See “Management — Limited Liability and Indemnification of Directors, Officers and Other Agents”.

Risks Related to This Offering and Our Corporate Structure
We intend to disclose funds from operations and modified funds from operations, each a non-GAAP financial measure, in future communications with investors, including documents filed with the SEC; however, funds from operations and modified funds from operations are not equivalent to our net income or loss as determined under generally accepted accounting principles, or GAAP, and you should consider GAAP measures to be more relevant to our operating performance.
We will use, and we intend to disclose to investors, funds from operations, or FFO, and modified funds from operations, or MFFO, which are non-GAAP financial measures. FFO and MFFO are not equivalent to our net income or loss as determined in accordance with GAAP, and investors should consider GAAP measures to be more relevant in evaluating our operating performance. FFO and MFFO, on the one hand, and GAAP net income or loss, on the other hand, differ because FFO and MFFO exclude gains or losses from sales of property and asset impairment write-downs, and add back depreciation and amortization and adjust for unconsolidated partnerships and joint ventures. MFFO further excludes acquisition-related expenses, amortization of above- and below-market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests.
Because of the differences between FFO and MFFO and GAAP net income or loss, FFO and MFFO may not be accurate indicators of our operating performance, especially during periods in which we are acquiring properties. In addition, FFO and MFFO are not indicative of cash flow available to fund cash needs and investors should not consider FFO and MFFO as alternatives to cash flows from operations or an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make dividends to our stockholders. Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO and MFFO. Also, because not all companies calculate FFO and MFFO the same way, comparisons with other companies may not be meaningful.
No investor may own more than 9.8% of our stock unless exempted by our board of directors, which may discourage a takeover that could otherwise result in a premium price to our stockholders.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. There is a limitation on ownership that prohibits any person or entity from actually, constructively or beneficially acquiring or owning more than 9.8% in value of the aggregate of the outstanding shares of our capital stock (which includes I Shares, K Shares, T Shares and common shares), or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of any class or series of shares of our stock, unless exempted, prospectively or retroactively, by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives certain representations and warranties as required by our charter. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our capital stock. See “Description of Capital Stock — Restrictions on Transfer”.
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our holders of I Shares, T Shares, K Shares, B Shares, and common shares or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.
Our board of directors may classify or reclassify any unissued I Shares, T Shares, K Shares, B Shares, or common shares into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of a new class of capital stock with terms and conditions that could have priority as to dividends and amounts payable upon liquidation over the rights of the holders of our existing I Shares, T Shares, K Shares, B Shares, and common shares. Such new class of stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our existing capital stock.

We may grant stock-based awards to our directors, employees and consultants pursuant to a long-term incentive plan, which will have a dilutive effect on your investment in us.
Our board of directors intends to adopt a long-term incentive plan, pursuant to which we will be authorized to grant restricted stock, stock options, restricted or deferred stock units, performance awards or other stock-based awards to directors, employees and consultants selected by our board of directors for participation in the plan. We currently intend to issue awards of restricted K Shares to our independent directors under our long-term incentive plan. Our executive officers, as key personnel of our advisor, also may be entitled to receive awards in the future under our long-term incentive plan. If we issue additional stock-based awards to eligible participants under our long-term incentive plan, the issuance of these stock-based awards will dilute your investment in our shares of capital stock purchased in this offering.
Certain expected features of the long-term incentive plan could have a dilutive effect on your investment in us, including (1) a lack of annual award limits, individually or in the aggregate (subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan), (2) the fact that the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan will not be tied to the amount of proceeds raised in the offering, and (3) share counting procedures which we expect will provide that shares subject to certain awards, including, without limitation, substitute awards granted by us to employees of another entity in connection with our merger or consolidation with such company or shares subject to outstanding awards of another company assumed by us in connection with our merger or consolidation with such company, will not be subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan.
You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.
Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and dividends. Our board of directors may amend or revise these and other policies without your vote except to the extent that such policies are set forth in our charter. Our board’s broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.
Under the Maryland General Corporation Law and our charter, our stockholders are generally entitled to vote only on the following matters: (a) election and removal of directors; (b) amendment of the charter, except that our board of directors may amend our charter without stockholder approval to (i) increase or decrease the aggregate number of our shares or the number of shares of any class or series that we have the authority to issue, (ii) effect certain reverse stock splits, and (iii) change our name or the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock; (c) our liquidation or dissolution; and (d) to the extent required under Maryland law, merger, conversion or consolidation of us, a statutory share exchange, or the sale or other disposition of all or substantially all of our assets. With respect to all matters, other than the election or removal of directors, our board of directors must first adopt a resolution declaring that a proposed action is advisable and direct that such matter be submitted to our stockholders for approval or ratification. These limitations on voting rights may limit your ability to influence decisions regarding our business. Holders of our I Shares, K Shares, T Shares and common shares will have identical voting rights.
We may change our targeted investments without stockholder consent.
We expect our portfolio of investments in commercial real estate to consist primarily of hospitality properties. Though this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders. Any such change could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. These policies may change over time. A change in our targeted investments or investment guidelines, which may occur without your consent, may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our ability to make dividends to you and the value of the securities we are offering through this prospectus.

You will not be able to have your common shares repurchased under our share repurchase program because our share repurchase program is only available with respect to our I Shares, K Shares and T Shares; accordingly, you may not be able to sell or recover the amount of your investment in our common shares.
Our board of directors has adopted a share repurchase program available to holders of our I Shares, K Shares and T Shares. But such repurchase program is not available to holders of our common shares. There is no public market for our common shares, and none is expected to develop. In addition, your ability to sell your common shares will be subject to transfer restrictions in our charter designed to help us maintain our status as a REIT, and will also be subject to the requirement that any sale comply with applicable federal and state securities laws. Accordingly, you may not be able to sell your common shares easily, or at all.
You may not be able to have your I Shares, K Shares or T Shares repurchased under our share repurchase program; if you are able to have your I Shares, K Shares or T Shares repurchased under the share repurchase program, you may not be able to recover the amount of your investment in our K Shares.
Our board of directors has adopted a share repurchase program available to holders of our I Shares, K Shares and T Shares, but there are significant conditions and limitations that limit your ability to have your I Shares, K Shares or T Shares repurchased under the plan. Only those stockholders who purchased their I Shares, K Shares, or T Shares from us or received such shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our I Shares, K Shares or T Shares are transferred for value by a stockholder, the transferee and all subsequent holders of such K Shares are not eligible to participate in the share repurchase program. Repurchases of our I Shares, K Shares and T Shares, when requested, are at our sole discretion and generally will be made quarterly.
Beginning one year from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, the holder of such shares may request that we repurchase all or any portion of such shares at a repurchase price per I Share, K Share or T Share equal to the net asset value (“NAV”) per I Share, K Share or T Share, as applicable, plus all accumulated, accrued, and unpaid dividends on such I Share, K Share or T Share (whether or not declared), through the repurchase date (we refer to this as the “NAV repurchase price”), less the applicable discount, which is determined based on the number of years from the date of original issuance, as described below. We define the “NAV Pricing Date” as a date on which we provide an estimated NAV per I Share, K Share, T Share and common share where such value is not based solely on the offering price of such shares in this or a subsequent offering, which will be no later than two years and 150 days from the date this registration statement is declared effective by the SEC.
Beginning one year from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, and prior to the NAV Pricing Date, a holder of I Shares, K Shares or T Shares may request that we repurchase all or a portion of such I Shares, K Shares or T Shares at a repurchase price per I Share, K Share or T Share equal to the amount paid per I Share, K Share or T Share, as applicable, plus all accumulated, accrued, and unpaid dividends on such K Share (whether or not declared) through the repurchase date (we refer to this collectively as the “repurchase price”), less the applicable discount.
Beginning one year from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, the holder of I Shares, K Shares or T Shares may request that we repurchase all or any portion of such I Shares, K Shares or T Shares at a repurchase price per I Share, K Share or T Share or NAV repurchase price per I Share, K Share or T Share, as applicable, less a 7.5% repurchase discount.
Beginning two years from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, the holder of I Shares, K Shares or T Shares may request that we repurchase all or any portion of such I Shares, K Shares or T Shares at the repurchase price per I Share, K Share or T Share or NAV repurchase price per I Share, K Share, or T Share, as applicable, less a 5% repurchase discount.
Beginning three years from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, the holder of I Shares, K Shares or T Shares may request that we repurchase all or any portion of such I Shares, K Shares or T Shares at the repurchase price per I Share, K Share or T Share or NAV repurchase price per I Share, K Share, or T Share, as applicable, less a 2.5% repurchase discount.

Beginning four years from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, the holder of I Shares, K Shares or T Shares may request that we repurchase all or any portion of such I Shares, K Shares or T Shares at the repurchase price per I Share, K Share or T Share or NAV repurchase price per I Share, K Share or T Share, as applicable, subject to no repurchase discount.
Our repurchase of any I Shares, K Shares or T Shares will be limited to the extent that we do not have, as determined in our board of director’s discretion, sufficient funds available to fund any such repurchase. For additional information on our share repurchase program refer to the section entitled “Description of Capital Stock — Share Repurchase Program”.
We will limit shares repurchased during any calendar year to 5% of the weighted average number of I Shares, K Shares and T Shares outstanding during the prior calendar year. In addition, you will only be able to have your I Shares, K Shares or T Shares repurchased to the extent that we have sufficient liquid assets to make such purchases. Most of our assets will consist of properties which cannot be readily liquidated without affecting our ability to realize full value upon their disposition. Therefore, we may not have sufficient liquid resources to satisfy all repurchase requests. The share repurchase program will terminate immediately if our I Shares, K Shares, T Shares or any successor securities, are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time upon 30 days’ notice. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases.
The provisions of our share repurchase program may limit your ability to have your shares repurchased should you require liquidity and could limit your ability to recover the amount that you invested in our I Shares, K Shares or T Shares. The terms of our share repurchase program contain fewer limitations for repurchases sought as a result of a stockholder’s death or Qualifying Disability (as defined under “Description of Capital Stock — Share Repurchase Program — Optional Repurchase Upon Death or Disability of Holder”). All repurchases are subject to there being sufficient funds legally available to us for that purpose. For more information, see “Description of Capital Stock — Share Repurchase Program”.
Risks Related to this Offering
The offering price was not established on an independent basis and bears no relationship to our net asset value. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the fees paid in connection with the issuance of our shares.
The offering price of the securities offered hereby was not established on an independent basis and bears no relationship to our net asset value, or to any other established criteria for valuing issued or outstanding shares of capital stock. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the fees paid or payable in connection with the issuance of our shares. Further, the offering price may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers. Because the initial offering price is not based on any independent valuation, the offering price is not indicative of the proceeds you would receive upon liquidation.
We may be required to disclose an estimated net asset value per share of our common stock prior to the conclusion of this offering or following the conclusion of this offering, and the purchase price you pay for our I Shares, K Shares, T Shares or common shares in this offering may be higher than such estimated net asset value per share. Any such estimated net asset value per share may not be an accurate reflection of the fair value of our assets and liabilities and likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved.
To assist members of FINRA and their associated persons that participate in our offering, pursuant to the National Association of Securities Dealers, or NASD, Rule 2340, we intend to have our advisor prepare an annual report of the per share estimated value of our each of our I Shares, K Shares, T Shares and common shares, the method by which it was developed and the date of the data used to develop the estimated values. For this purpose, our advisor has indicated that it currently intends to use the price paid to acquire a share in our primary offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our I Shares, K Shares, T Shares and common shares until

150 days following the second anniversary of the SEC effective date of this registration statement. This approach to valuing our shares may bear little relationship to, and will likely exceed, the amount you might receive for your shares if you tried to sell them or if we liquidated our portfolio. We expect to disclose an estimated per share value of our shares no later than 150 days following the second anniversary of the SEC effective date of this registration statement (because we do not have a minimum offering requirement), although we may determine to provide an estimated per share value based upon a valuation earlier than presently anticipated. If we provide an estimated NAV per share prior to the conclusion of this offering, our board of directors may, determine to modify the offering price, including the price at which the shares are offering pursuant to our DRIP, to reflect the estimated NAV per share. Further, an amendment to NASD Rule 2340 requires the “value” on customer account statements to be equal to the proceeds to us after the deduction of up-front underwriting compensation and certain organization and offering expenses. Therefore, with respect to our K Shares and T Shares (the proceeds from which are not used to fund upfront underwriting compensation or organization and offering expenses payable in connection with K Shares and T Shares), our stockholders’ customer account statements will include a value per share that is equal to the public offering price of K Shares and T Shares, with respect to our I Shares (the proceeds from which are not used to fund upfront underwriting compensation or organization and offering expenses in connection with I Shares), our stockholders’ customer account statements will include a value per share that is equal to $10.00 per I Share (which reflects that proceeds from common shares were applied to make up the difference between the $9.50 purchase price per I share and $10.00 so that proceeds available for investment are $10.00 per I Share), and with respect to our common shares, our stockholders’ customer account statements will include a value per share of  $0, reflecting that 100% of such proceeds are used to fund the payment of upfront underwriting compensation and organization and offering expenses payable in connection with all share classes. Until we disclose an estimated NAV per share based on a valuation of our assets, the price at which you purchase K Shares, T Shares or common shares, the $10.00 value for I Shares and any subsequent estimated values are likely to differ from the price at which a stockholder could resell such shares because: (i) there is no public trading market for our shares at this time; (ii) the price does not reflect and will not reflect, the fair value of our assets as we acquire them, nor does it represent the amount of net proceeds that would result from an immediate liquidation of our assets, because the amount of proceeds available for investment from our offering is net of selling commissions and dealer manager fees, as well as acquisition costs, and the proceeds available upon a liquidation would also be offset by any deferred asset management fees, acquisition fees, and disposition fees; (iii) the estimated value does not take into account how market fluctuations affect the value of our investments, including how the current conditions in the financial and real estate markets may affect the values of our investments; and (iv) the estimated value does not take into account how developments related to individual assets may increase or decrease the value of our portfolio.
Currently there are no SEC, federal or state rules that establish requirements concerning the methodology to employ in determining an estimated NAV per share. When determining the estimated value per share from and after 150 days following the second anniversary of the SEC effective date of this registration statement and annually thereafter, our advisor, or another firm we choose for that purpose, will estimate the value of our shares based upon the fair value of our assets less the fair value of our liabilities under market conditions existing at the time of the valuation. We intend to, at that time, obtain independent third party valuations or appraisals for our properties and will value our other assets in a manner we deem most suitable under the circumstances, which will include an independent appraisal or valuation. We expect that our independent directors will be responsible for the oversight of the valuation process, including approval of the engagement of any third parties to assist in the valuation of assets, liabilities and unconsolidated investments. After the initial appraisal or valuation, appraisals or valuations will be done at least annually. The valuations will be estimates and consequently should not be viewed as an accurate reflection of the fair value of our investments nor will they represent the amount of net proceeds that would result from an immediate sale of our assets.
Our ability to conduct our offering successfully depends, in part, on the ability of the dealer manager to successfully establish, operate and maintain a network of broker-dealers.
The success of our public offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of our dealer manager to establish and maintain a network of licensed securities broker-dealers and other agents to sell our securities. While principals of our dealer manager, S2K

Financial LLC, have experience in selling securities of other non-traded REITs, S2K Financial LLC is a relatively new wholesale broker-dealer that has not yet conducted any other offerings similar to this offering. The past success of the dealer manager’s principals cannot be relied upon as predictive of the dealer manager’s performance in this offering. There is therefore no assurance that the dealer manager will be able to sell a sufficient number of shares to allow us to have adequate funds to make our investments. If the dealer manager fails to perform, we may not be able to raise adequate proceeds through our public offering to implement our investment strategy. In addition, because this is a “best efforts” offering, we may not raise proceeds in this offering sufficient to meet our investment objectives. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.
Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.
Existing stockholders and potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes the issuance of 248,125,000 shares of capital stock, of which (a) 55,500,000 shares are classified as Class I Common Stock with a par value of  $0.01 per share, which we refer to as our I Shares, (b) 55,500,000 shares are classified as Class K Common Stock with a par value of  $0.01 per share, which we refer to as K Shares, (c) 116,000,000 shares are classified as Class T Common Stock with a par value of  $0.01 per share, which we refer to as T Shares, (d)125,000 shares are classified as Class B Capital Stock with a par value of  $0.01 per share, which we refer to as our B Shares, and (e) 21,000,000 shares are classified as Class A Common Stock with a par value of  $0.01 per share, which we refer to as our common shares. Our board of directors may amend the charter from time to time to increase or decrease the aggregate number of authorized shares or the number of authorized I Shares, K Shares, T Shares, common shares, or shares of any other class or series of stock without stockholder approval. After your purchase in this offering, our board may elect to (1) sell additional shares in this or future private placements or public offerings; (2) issue shares of capital stock under a long-term incentive plan to our independent directors or to employees of our advisor or its affiliates; (3) issue shares to our advisor, our Service Provider, or their successors or assigns, in payment of an outstanding fee obligation or as consideration in a related-party transaction; or (4) issue K Shares (or another class of securities as determined by our board of directors) to sellers of properties we acquire in connection with an exchange of property for limited partnership interests of our operating partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the terms of such transactions (most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus) and the value of our properties, existing stockholders may also experience a dilution in the book value of their investment in us. Investors who purchase shares in our offering will likely suffer dilution of their equity investment in us as a result of the issuance of shares pursuant to the DRIP and the issuance of shares to purchasers who qualify for volume discounts, as DRIP purchases and volume discount purchases represent a discount to the initial purchase price per K Share, I Share and T Share in our primary offering, as applicable, and we will not sell additional common shares to fund the difference between the initial purchase price and discounted price in connection with such sales as we do for discounts to the initial purchase price of shares that are not through volume discounts and I Shares sold in our primary offering (in order for net proceeds available to invest to equal $10.00 per I Share, K Share and T Share).
The Service Provider may receive certain dividends as the holder of the B Shares regardless of its performance under the Services Agreement.
The Service Provider, as a holder of B Shares, may be entitled to receive a special dividend with respect to participation in excess cash and remaining liquidation cash (as discussed under “Management Compensation — Participation in Excess Cash” and “Management Compensation — Participation in Remaining Liquidation Cash”), equal to 12.5% of such excess cash and 12.5% of such remaining liquidation cash. The Service Provider may be entitled to this special dividend regardless of how well it performs under the Services Agreement.
We will pay substantial fees and expenses to our advisor, our property manager, and their affiliates, which payments increase the risk that you will not earn a profit on your investment.
Pursuant to our agreements with our advisor and property manager, we will pay significant fees to our advisor, property manager and their affiliates during our operational stage. Those fees include asset management fees, property management fees, and obligations to reimburse our advisor, property manager, and their affiliates for expenses they incur in connection with their providing services to us, including certain personnel services.
We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on holders of I Shares, K Shares and T Shares first enjoying agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching specific investment-return thresholds should we seek to become internally managed. Due to the apparent preference of the public markets for internally managed companies, a decision to list our shares on a national securities exchange could be preceded by a decision to become internally managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become internally managed by acquiring our advisor. Even though our advisor will not receive internalization fees, such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you received the returns on which we have conditioned other back-end compensation, and we would not be required to seek a stockholder vote to become internally managed.
These fees and other potential payments increase the risk that the amount available for distribution to stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial consideration paid to our advisor and its affiliates also increases the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. See “Management Compensation”.
If we internalize our management functions, the percentage of our outstanding capital stock owned by our other stockholders could be reduced, and we could incur other significant costs associated with being self-managed.
In the future, our board of directors may consider internalizing the functions performed for us by our advisor by, among other methods, acquiring our advisor’s assets. The method by which we could internalize these functions could take many forms. There is no assurance that internalizing our management functions would be beneficial to us and our stockholders.
If we elect not to renew the advisory agreement or terminate the advisory agreement without “cause” as defined in the advisory agreement (i.e., other than in connection with a listing of our shares or a transaction involving a merger or acquisition or other than for cause), which we define as a “Non-cause Advisory Agreement Termination,” we would be obligated to make a cash payment to our advisor in the amount of any deferred asset management fees, plus any interest accrued thereon, the full acquisition fees previously earned, plus any interest accrued thereon, and the full disposition fees previously earned, plus any interest accrued thereon, regardless of the value of our assets or our net assets. The Service Provider (an affiliate of our dealer manager) would be entitled to receive 25% of any such payments as a fee pursuant to the Services Agreement. In addition, pursuant to our charter, we would be obligated to repurchase our common shares (whether or not held by our advisor or its affiliates) for an amount equal to the greater of: (1) any accrued common ordinary dividends on our common shares plus the stated value of the outstanding common shares ($10.00 per common share) or (2) the amount the holders of common shares would be entitled to receive if we liquidated and received net liquidation proceeds equal to the fair market value (determined by appraisals as of the termination date) of our investments less any loans secured by such investments, limited in the case of non-recourse loans to the value of investments securing such loans. The amounts payable on account of the repurchase of common shares may be paid, in the discretion of a majority of our board of directors, including a majority of our independent directors, in the form of promissory notes bearing interest at the then-current rate, as determined in good faith by a majority of our board of directors, including a majority of our independent directors. Any B Shares then outstanding would remain outstanding.
As mentioned above, we could internalize our management function via multiple forms. If we acquire our advisor’s assets, stockholders may be entitled to certain merger consideration, but we are not obligated to repurchase our common shares. See the section of this prospectus entitled “Management — Advisory Agreement” and the section in this prospectus entitled “Management Compensation”, which includes a detailed description of the fees and expense reimbursements payable to our advisor, including any payments due upon a termination of the advisory agreement.

An acquisition of our advisor could also reduce earnings per share and funds from operation per share. Additionally, we may not realize the perceived benefits or we may not be able to properly integrate a new staff of managers and employees or we may not be able to effectively replicate the services provided previously by our advisor, property manager or their affiliates. Internalization transactions, including without limitation, transactions involving the acquisition of affiliated advisors or property managers have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in properties or other investments and to pay dividends. All of these factors could have a material adverse effect on our results of operations, financial condition and ability to pay dividends.
If we are unable to obtain funding for future capital needs, cash dividends to you and the value of our investments could decline.
We must comply with operating standards and terms and conditions imposed by the franchisors of the hotel properties under which our hotel properties will operate. Hotel properties generally have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures, and equipment. Franchisors of hotel properties will require that we make periodic capital improvements pursuant to our management agreements or as a condition of maintaining franchise licenses. Generally, we will be responsible for the cost of these capital improvements. Hotel renovation involves substantial risks, including:
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construction cost overruns and delays;

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the disruption of operations and displacement of revenue, including revenue lost while rooms, restaurants or meeting spaces under renovation are out of service;

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the cost of funding renovations and an inability to obtain financing on attractive terms;

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the return on our investment in these capital improvements;

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inability to obtain all necessary zoning, land use, building, occupancy, and construction permits;

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possible environmental problems; and

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disputes with franchisors or property managers regarding compliance with relevant franchise agreements or management agreements.

We intend to use substantially all of the proceeds of I Shares, K Shares and T Shares from this offering, net of expenses, to acquire and invest in real estate investments in the United States in accordance with our investment objectives and using the strategies described in this prospectus. We have not established limits on the use of proceeds of I Shares, K Shares and T Shares from this offering and, while we do not intend to do so, we may use such proceeds to fund dividends to our stockholders. We do not intend to reserve significant proceeds from this offering for future capital needs. Accordingly, if we need significant capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make dividends to you and could reduce the value of your investment. However, our board of directors has the authority under our organizational documents, in its sole discretion, to the extent permitted by Maryland law, to fund dividends from other sources, including, without limitation, the sale of assets, borrowings, offering proceeds and the deferral of fee and expense reimbursements by our advisor.
Our board of directors has opted out of provisions of the Maryland General Corporation Law relating to deterring or defending hostile takeovers. Although we will not currently be afforded this protection, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent you from receiving a premium price for their shares in connection with a business combination.
Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders, or affiliates of interested stockholders, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns, directly or indirectly, 10% or more of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time during the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding securities of the corporation.

After the five-year prohibition, any business combination between a Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

Also, under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. We have opted out of these provisions of Maryland law, by board resolution in the case of the business combination provisions and in our bylaws in the case of the control share acquisition provisions. However, should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Capital Stock — Business Combinations”, “Description of Capital Stock — Control Share Acquisitions”, and “Description of Capital Stock — Subtitle 8”.
This is a “best efforts” offering, and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us may be reduced in the event our assets underperform.
This offering is being made on a “best efforts” basis, whereby our dealer manager and broker-dealers participating in the offering are only required to use their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares. To the extent that less than the maximum number of shares is subscribed for, the opportunity for diversification of our investments may be decreased, and the returns achieved on those investments may be reduced as a result of allocating all of our expenses over a smaller capital base.
There is a risk that you may not receive dividends or that our dividends may not grow over time.
We intend to make dividends, initially on a quarterly basis but with the goal of eventually making dividends on a monthly basis, to our stockholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash dividends or any increases in cash dividends. Furthermore, if more stockholders of I Shares, K Shares and T Shares opt to receive cash dividends and other distributions rather than participate in our DRIP, we may be forced to liquidate some of our investments in order to make distribution payments required for us to maintain our qualification as a REIT. All dividends will be paid at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status, compliance with applicable regulations and such other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will pay dividends to our stockholders in the future.

Investing in our shares may involve an above average degree of risk and is intended for long-term investors.
The investments we make in accordance with our investment objectives and strategies may result in a higher amount of risk of loss of principal than alternative investment options. Our investments in real estate assets may be highly speculative and aggressive, and therefore, an investment in our shares may not be suitable for someone with lower risk tolerance. In addition, our I Shares, K Shares, T Shares and common shares are intended for long-term investors.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940.
We are not registered, and do not intend to register ourselves or any of our subsidiaries, as an investment company under the Investment Company Act of 1940, or the Investment Company Act. If we become obligated to register ourselves or any of our subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:
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limitations on capital structure;

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restrictions on specified investments;

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prohibitions on specific transactions with affiliates; and

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requirements to comply with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to conduct our operations, directly and through wholly or majority-owned subsidiaries, so that we and each of our subsidiaries are not investment companies under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” “Investment securities” excludes (A) government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies, and (ii) are not relying on the exception from the definition of investment company under Section 3(c)(1) or 3(c)(7) of the Investment Company Act.
Since we will be primarily engaged in the business of acquiring real estate, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act. If we or any of our wholly or majority-owned subsidiaries inadvertently fall within one of the definitions of  “investment company,” we intend to rely on the exception provided by Section 3(c)(5)(C) of the Investment Company Act.
Under Section 3(c)(5)(C), the SEC staff generally requires the company to maintain at least 55% of its assets directly in qualifying assets and at least 80% of the entity’s assets in qualifying assets and in a broader category of real estate-related assets to qualify for this exception. Mortgage-related securities may or may not constitute such qualifying assets, depending on the characteristics of the mortgage-related securities, including the rights that we have with respect to the underlying loans. Our ownership of mortgage-related securities, therefore, is limited by provisions of the Investment Company Act and SEC staff interpretations. See the section entitled “Certain Securities Laws and Other Regulatory Matters — Investment Company Act Considerations”.
The method we use to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action positions taken by the SEC staff. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of qualifying for an exclusion from regulation under the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act.
A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of  “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired, or we may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.
If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.
In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.
We could remain an “emerging growth company” for up to five years, or until the earliest of  (a) the last day of the first fiscal year in which we have total annual gross revenue of  $1,000,000,000 or more, (b) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our capital stock registered under the Exchange Act held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, and we have been publicly reporting for at least 12 months) or (c) the date on which we have issued more than $1,000,000,000 in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with certain more stringent audit rules adopted by the Public Company Accounting Oversight Board (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold stockholder advisory votes on executive compensation. We have not yet made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that would be applicable to us if we became a public reporting company. If we do take advantage of any of these exemptions, we do not know if some investors will find our securities less attractive as a result.
Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that any decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.
Fees and expenses may adversely impact our ability to pay dividends.
Identifying attractive investment opportunities and performing due diligence with respect to prospective investments will require significant expenditures, which we will bear whether or not we acquire the investment. In addition, acquiring investments may require us to participate in auctions or other forms of competitive bids, which may also require significant expenditures, including expenses relating to legal fees, the fees of third party advisors, and other costs. Moreover, even after investments are made, the returns may not be realized by the stockholders for a period of several years.
Furthermore, affiliates of Procaccianti Companies may perform services for us in connection with the selection and acquisition of investments and the management of our assets. They will be reimbursed for out-of-pocket expenses, which would be paid in addition to any acquisition fees and asset management fees payable to our advisor. Payment or accrual of fees will result in immediate dilution to the value of your investment, particularly an investment in common shares, and any such current payments will reduce the amount of cash available to acquire investments. Payment of such fees and expenses increases the risk that the amount available for distribution to our stockholders would be less than the purchase price of the securities sold in this offering.
Risks Related to Conflicts of Interest
There are significant potential conflicts of interest that could affect our investment returns.
As a result of our arrangements with Procaccianti Companies and its affiliates, there may be times when Procaccianti Companies, our advisor, our property manager, or their affiliates have interests that differ from those of our stockholders, giving rise to a conflict of interest.
Our officers and directors serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds managed by our advisor or its affiliates. Similarly, our advisor, property manager, or their affiliates may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of us or our stockholders. For example, our officers have, and will continue to have, management responsibilities for other investment funds, accounts or other investment vehicles managed or sponsored by our advisor and its affiliates. Our investment objectives may overlap with the investment objectives of such affiliated investment funds, accounts or other investment vehicles. As a result, those individuals may face conflicts in the allocation of investment opportunities among us and other investment funds or accounts advised by or affiliated with our advisor. Our advisor will seek to allocate investment opportunities among eligible accounts in a manner that is consistent with its allocation policy. However, despite the right of first offer we have, in the event our advisor’s allocation policy does not require a definitive allocation of an opportunity among eligible accounts, we can offer no assurance that such opportunities to us in the most favorable manner See “Conflicts of Interest — Policies and Procedures for Managing Conflicts” and “— Allocation Policy”.
Our advisor, sponsor, property manager, and dealer manager and their officers and employees and certain of our executive officers and other key personnel face competing demands relating to their time, and this may cause our operating results to suffer.
Our advisor, sponsor, property manager, and dealer manager and their officers and employees and certain of our executive officers and other key personnel and their respective affiliates are key personnel, general partners, sponsors, managers, owners, advisors, and selling agents of other investment programs, including Procaccianti Companies or its affiliates’ sponsored investment products, some of which have investment objectives and legal and financial obligations similar to ours and may have other business interests as well. Additionally, based on our sponsor’s experience, a significantly greater time commitment is required of senior management during the development stage when a REIT is being organized, funds are initially being raised, and funds are initially being invested, and less time is required as additional funds are raised and the offering matures. Because these persons have competing demands on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. If this occurs, the returns on our investments may suffer.
Our advisor faces conflicts of interest relating to the terms under our advisory agreement and under our charter, which could result in actions that are not necessarily in the long-term best interests of our stockholders, including required payments if we terminate our advisory agreement under certain circumstances.
Under our advisory agreement, our advisor or its affiliates will be entitled to certain payments that are structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor is entitled to receive substantial minimum compensation and reimbursements, including in the form of personnel reimbursements, regardless of performance, our advisor’s interests may not be wholly aligned with those of our stockholders. In addition, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to receive certain fees as well as certain special dividends on our common shares, including dividends on account of  “excess cash” and “remaining liquidation cash.” Under the advisory agreement, these amounts are deferred until certain performance thresholds are met (see “Management Compensation — Acquisition Fee”, “Management Compensation — Disposition Fee”, “Description of Capital Stock — Common Shares — Dividend Rights”, “Management Compensation — Participation in Excess Cash”, “Management Compensation — Participation in Remaining Liquidation Cash”). As a result of these subordinated payments, our advisor may engage in more speculative transactions on our behalf, which could result in greater losses than a more conservative investment approach.
The advisory agreement with our advisor was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.
The advisory agreement was negotiated between related parties. Consequently, its terms, including fees payable to our advisor, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights and remedies under the agreement because of our desire to maintain our ongoing relationship with our advisor and its affiliates. Any such decision, however, may breach our fiduciary obligations to our stockholders. However, any recovery against our board of directors may be limited by the terms of our charter. See “Management — Limited Liability and Indemnification of Directors, Officers and Other Agents”.
Our advisor’s liability will be limited under the advisory agreement, and we have agreed to indemnify our advisor against certain liabilities, which may lead our advisor to act in a riskier manner on our behalf than it would when acting for its own account.
Under the advisory agreement, our advisor will not assume any responsibility to us other than to render the services called for under that agreement, and it will not be responsible for any action of our board in following or declining to follow our advisor’s advice or recommendations. Our advisor maintains a contractual, as opposed to a fiduciary, relationship with us. Under the terms of the advisory agreement, our advisor, its officers, members and personnel, and any person controlling or controlled by our advisor will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the advisory agreement, except those resulting from acts constituting negligence or misconduct. In addition, we have agreed to indemnify our advisor and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the advisory agreement, except where attributable to negligence or misconduct. These protections may lead our advisor to act in a riskier manner when acting on our behalf than it would when acting for its own account.
Our advisor and our property manager are affiliates, which might cause our advisor to decline to pursue certain property investments.
The relationship between our advisor and our property manager may cause our advisor to decline to select a property for acquisition where there is a long-term management contract in place because our property manager would not be able to win the contract. Accordingly, our advisor may turn down certain investments even if the property would otherwise be an attractive investment for investors.
The Service Provider’s obligation to purchase common shares could disincentivize our dealer manager from aggressively marketing our I Shares, K Shares, and T Shares.
Our organization and offering expenses associated with K Shares, I Shares and T Shares, including selling commissions, stockholder servicing fees and dealer manager fees, generally will be paid from the proceeds of the sale of our common shares. Under the Services Agreement, the Service Provider, which is an affiliate of our dealer manager, has agreed to purchase a portion of the common shares required to provide sufficient proceeds to fund our organization and offering expenses, as described in more detail under “Description of Capital Stock — Common Shares — Service Provider’s Backstop Obligation to Purchase Common Shares”. The obligation to purchase a portion of the common shares necessary to fund our organization and offering expenses generally increases as the amount of our offering proceeds from the sale of I Shares, K Shares and T Shares increases. Furthermore, the Service Provider may be entitled to participate in special dividends of excess cash or of remaining liquidation cash where such participation may be disproportionately high when comparing the dollar amounts invested in the common shares to the dollar amounts invested in the I Shares, K Shares and T Shares. The existence of this obligation, and the fact that it increases as offering proceeds from the sale of I Shares, K Shares and T Shares increase and the common ownership of the Service Provider, can disincentivize the dealer manager from aggressively marketing our I Shares, K Shares and T Shares, which could result in our raising insufficient proceeds to effectively execute on our strategy or achieving our investment objectives.
General Risks Related to Investments in Real Estate
Economic, market and regulatory changes that impact the real estate market generally may cause our operating results to suffer and decrease the value of our properties.
Our operating results will be subject to risks generally incident to the ownership of real estate, including:
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changes in general or local economic conditions;

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changes in the supply of or demand for similar or competing properties in an area;

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changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

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changes in tax, real estate, environmental and zoning laws; and

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periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in the value of our potential properties, which would have an adverse effect on our operations, on our ability to pay dividends to you and on the value of your investment.
We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our properties, which could adversely affect our financial condition and ability to make dividends to you.
The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all our invested capital in the property as well as the loss of rental income from that property.
Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash dividends to you.
The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.
We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

We may be required to indemnify the purchasers of our investments.
In connection with the disposition of a property from our portfolio, we may be required to make representations about our assets typical of those made in connection with the sale of any property. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate, incorrect, or misleading. These arrangements may result in contingent liabilities, which might ultimately have to be funded by us out of assets other than the net proceeds made available from such disposition.
We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.
The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase the property.
We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties, which could have an adverse effect on your investment.
Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for dividends to you. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.
Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.
From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions can be more complex than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions also may result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for dividends. Any of the foregoing events may have an adverse effect on our operations.
We may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so, limiting our ability to pay cash dividends to our stockholders.
Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make dividends to our stockholders and could reduce the value of our stockholders’ investments in us. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay dividends to our stockholders.
Except upon a liquidation, B Shares and common shares generally are not entitled to participate in the distribution of net sales proceeds arising from the sale of properties, which could reduce the value of an investment in common shares acquired through this offering.
If we sell properties generating net sales proceeds other than in accordance with a plan of liquidation, our board of directors will have the right to redeploy that capital, including any profits realized on the sale of such properties, although our board generally expects to attempt to minimize any taxes payable at regular corporate tax rates arising from any failure to distribute all of our net capital.
Alternatively, our board may declare a dividend on the I Shares, K Shares, and T Shares, which would first be applied against any unpaid, accrued dividends on the I Shares, K Shares and T Shares and then would be applied to reduce the liquidation preference due on such I Shares, K Shares and T Shares in a liquidation. However, any such cash would not be available to pay dividends on the B Shares or the common shares, which could reduce the value of an investment in the common shares acquired through this offering.
Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our net income and the return on your investment.
There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that hotel property owners purchase coverage against terrorism as a condition of providing mortgage loans. Such insurance policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incur a casualty loss that is not fully insured, the value of that asset will be reduced by such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, or any line of credit we may obtain, we do not expect to have any sources of funding specifically designated for funding repairs or reconstruction of any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower dividends to you.
We may be subject to contingent or unknown liabilities related to properties that we may acquire for which we may have limited or no recourse against the sellers.
The properties that we may acquire may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown liabilities might include liabilities for, among other things, cleanup or remediation of undisclosed environmental conditions, claims of guests, vendors or other persons dealing with the properties prior to the acquisition of such property and tax liabilities. Because many liabilities, including tax liabilities, may not be identified within the applicable contractual indemnification period, we may have no recourse against any of the owners from whom we acquire such properties for these liabilities. The existence of such liabilities could significantly adversely affect the value of the property subject to such liability. As a result, if a liability were asserted against us based on ownership of any such properties, then we might have to pay substantial sums to settle it, which could adversely affect our cash flows.

Actions of potential future joint venture partners could reduce the returns on future joint venture investments and decrease your overall return.
We may enter into joint ventures to acquire or improve properties with some of the proceeds of this offering. Such investments may involve risks not otherwise present with other methods of investment in real estate, including, for example, the following risks:
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that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

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that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are, or that become, inconsistent with our business interests or goals; or

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that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.
Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.
Our advisor faces conflicts of interest relating to joint ventures with its affiliates, which could result in a disproportionate benefit to the other venture partners at our expense.
We may enter into joint ventures with our sponsor or with other programs sponsored by affiliates of our advisor for the acquisition of hotel properties. Our sponsor or advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the co-venturer. Since our sponsor and advisor will control both the co-venturer and, to a large extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. This may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.
Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for dividends to you.
Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.
Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal.
Our hotel properties’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make dividends and may reduce the value of your investment.
The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you.
Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent our property manager from operating such properties. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Further, compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could reduce the amounts available for distribution to you. We generally will obtain a Phase I environmental assessment for each property we intend to acquire. However, in certain circumstances, we may purchase a property without obtaining such assessment if our advisor determined it is not warranted, specifically in circumstances where our advisor determines to rely upon an assessment certified by, sought and secured by the sellers of the property. A Phase I environmental assessment or site assessment is an initial environmental investigation to identify potential liabilities associated with the current and past uses of a given property. In addition, we will attempt to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.
In the event the Phase I environmental site assessment uncovers potential environmental problems with a property, our advisor will determine whether we will pursue the investment opportunity and whether we will have a Phase II environmental site assessment performed. The factors we may consider in determining whether to conduct a Phase II environmental site assessment include, but are not limited to, (i) the types of operations conducted on the property and surrounding property, (ii) the time, duration and materials used during such operations, (iii) the waste handling practices of any tenants or property owners, (iv) the potential for hazardous substances to be released into the environment, (v) any history of environmental law violations on the subject property and surrounding property, (vi) any documented environmental releases, (vii) any observations from the consultant that conducted the Phase I environmental site assessment, and (viii) whether any party (i.e., surrounding property owners, prior owners or tenants) may be responsible for addressing the environmental conditions. We will determine whether to conduct a Phase II environmental site assessment on a case by case basis.
We may face risks relating to asbestos.
Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos containing materials, or ACMs, when such materials are in poor condition or in the event of renovation or demolition of a building. These laws and the common law may impose liability for release of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to ACMs. ACMs may have been used in the construction of a number of the properties that we may acquire. We will implement an operations and maintenance program at each of the properties at which we discover ACMs, if any. We can provide no assurance that we will not incur any material liabilities as a result of the presence of ACMs at our properties.

We may face risks relating to lead paint.
Some of the properties we may acquire may have lead paint, and we may have to implement an operations and maintenance program at such properties. We can provide no assurance that we will not incur any material liabilities as a result of the presence of lead paint at our properties.
We may face risks relating to chemical vapors and subsurface contamination.
We are also aware that environmental agencies and third parties have, in the case of certain properties with on-site or nearby contamination, asserted claims for remediation, property damage or personal injury based on the alleged actual or potential intrusion into buildings of chemical vapors (e.g., radon) or volatile organic compounds from soils or groundwater underlying or in the vicinity of those buildings or on nearby properties. We can provide no assurance that we will not acquire properties exposing us to such liabilities or that we will not incur any material liabilities as a result of vapor intrusion at our properties.
We may face risks relating to mold growth.
Mold growth may occur when excessive moisture accumulates in buildings or on building materials, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. We will establish procedures for promptly addressing and remediating mold or excessive moisture when we become aware of its presence regardless of whether we believe a health risk is present. However, we can provide no assurance that mold or excessive moisture will be detected and remediated in a timely manner. If a significant mold problem arises at one of our hotel properties, we could be required to undertake a costly remediation program to contain or remove the mold from the affected hotel and could be exposed to other liabilities that may exceed any applicable insurance coverage, which may materially affect our business, assets, or results of operations and, consequently, amounts available for distribution to stockholders.
Costs associated with complying with the Americans with Disabilities Act may decrease cash available for dividends.
Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for Disabilities Act compliance will reduce our net income and the amount of cash available for dividends to you.
A concentration of our investments in the hospitality sector or a particular state or region may leave our profitability vulnerable to a downturn or slowdown in the sector or state or region.
We expect to concentrate our investments in the hospitality sector. As a result, we will be subject to risks inherent in investments in a single type of property. For example, the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn or slowdown in the hospitality sector could be more pronounced than if we had more fully diversified our investments. We could be subject to increased exposure from economic and other competitive factors should a concentration of assets be held within any particular geographic area. To the extent general economic conditions worsen in one or more of these markets, or if any of these areas experience a natural disaster, the value of our portfolio and our market rental rates could be adversely affected. As a result, our results of operations, cash flow, cash available for distribution, including cash available to pay dividends to our stockholders, and our ability to satisfy our debt obligations could be materially adversely affected.
To the extent we engage in a strategy for acquiring value-enhancement hotel properties, such a strategy involves greater risks than more conservative investment strategies.
If we execute a “value-enhancement” strategy whereby we seek to acquire hotel properties that offer a high current yield and/or are underperforming assets with the potential to increase in value through a market-based recovery, brand repositioning, investments in capital improvements, revenue enhancements, operational improvements and expense inefficiencies, such a strategy involves greater risks than more conservative investment strategies. The risks related to these value-enhancement investments include risks related to delays in the repositioning or improvement process, higher than expected capital improvement costs, the additional capital needed to execute our modest value-add program, including possible borrowings or raising additional equity necessary to fund such costs, and ultimately that the repositioning process may not result in the higher profits anticipated. In addition, our value-enhancement properties may not produce revenue while undergoing capital improvements. Furthermore, we may also be unable to complete the improvements of these properties and may be forced to hold or sell these properties at a loss. For these and other reasons, we cannot assure you that we will realize growth in the value of any value-enhancement hotel properties we acquire, and as a result, our ability to make dividends to our stockholders could be adversely affected.
Acquiring properties from distressed sellers involves a higher risk of loss than would a strategy of investing in other properties.
We may opportunistically acquire hotel properties from distressed sellers. Traditional performance metrics of real estate assets may not be meaningful for opportunistic real estate. Non-stabilized properties, for example, do not have stabilized occupancy rates to provide a useful measure of revenue. Further, an appraisal of a non-stabilized property, in particular, involves a high degree of subjectivity due to high vacancy levels and uncertainties with respect to future market average daily rates and timing of occupancy stabilization. Accordingly, different assumptions may materially change the appraised value of the property. In addition, the value of the property will change over time.
Risks Related to Hotel Investments
As a REIT, we cannot directly operate our hotel properties, and expect to rely principally on our property manager to operate our hotel properties.
Because we are prohibited from operating hotel properties pursuant to certain tax laws relating to our qualification as a REIT, the entities through which we own the hotel properties will lease the hotel properties to one or more TRSs, which will enter into property management agreements with a hotel property manager, generally expected to be one or more entities affiliated with our advisor. These affiliated property management companies may include TPG Hotels & Resorts, Inc., an affiliate of our sponsor and advisor, or TPG’s wholly owned subsidiaries, which we collectively refer to as TPG. Or they may include other affiliates and/or designees of TPG. We refer to TPG and such other affiliates and/or designees collectively as our property manager. Our property manager will operate and manage our hotel properties. The TRSs will enter into any franchise agreements to brand our hotels. We cannot assure you that our property manager or any other third-party hotel property manager we retain will manage our properties in a manner that is consistent with its obligations under its property management agreements with our TRSs or our TRSs’ obligations under hotel franchise agreements, that the property manager will not be negligent in its performance or engage in other criminal or fraudulent activity, or that the property manager will not otherwise default on its management obligations. We will not have the authority to require any hotel property to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel property (for example, setting room rates). Thus, even if we believe our hotel properties are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room, or RevPAR, and average daily rates, or ADR, we may not be able to make the property manager change its method of operating our hotel properties. Our results of operations, financial position, cash flows and our ability to service debt and to make dividends to stockholders are, therefore, dependent on the ability of our property manager to operate our hotel properties successfully, and its failure to do so could adversely impact our ability to service debt and to make dividends to our stockholders.
Our leases with TRSs will subject us to the risk of increased hotel operating expenses.
Our TRSs will be required to pay us rent based in part on revenues from our hotel properties and, therefore, subject us to the risk of increased hotel operating expenses. Our operating risks include decreases in hotel revenues and increases in hotel operating expenses, which would adversely affect the ability of our TRSs to pay us rent due under leases, including, but not limited to, increases in:

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wage and benefit costs;

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repair and maintenance costs;

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energy costs;

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property taxes;

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fee increases required by hotel brand franchisors;

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insurance costs; and

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other operating expenses.

Increases in these operating expenses can have a significant adverse impact on our financial condition, results of operations and our ability to make dividends to our stockholders.
Unanticipated expenses and insufficient demand for hotel properties in new geographic markets could adversely affect our profitability and our ability to make dividends to our stockholders.
As part of our business strategy, we may acquire hotel properties in geographic areas in which our property manager may have little or no operating experience or in which potential customers may not be familiar with the brand of the particular hotel. As a result, we may incur costs relating to the operation and promotion of such hotel properties that are substantially greater than those incurred in other areas. These hotel properties may attract fewer customers than other hotel properties we may acquire, and at the same time, we may incur substantial additional costs with such hotel properties. As a result, the results of operations at any hotel properties we may acquire that are in unfamiliar markets or that may not have familiar brands in the market may be less than those of other hotel properties we may acquire. Unanticipated expenses and insufficient demand at a new hotel property, therefore, could adversely affect our financial condition and results of operations.
We are subject to general risks associated with operating hotel properties.
We intend to acquire hotel properties, which have different economic characteristics than many other real estate assets, and a hotel REIT is structured differently than many other types of REITs. A typical office property, for example, has long-term leases with third-party tenants, which provide a relatively stable long-term stream of revenue. Our TRSs will engage our property manager or third party hotel property managers, pursuant to property management agreements, and will pay such property managers a fee for managing the hotel. Our TRSs generally will receive all of the operating profit or losses at such hotel properties after payment of our property manager’s fee and reimbursement of expenses. Moreover, virtually all hotel guests typically stay at a hotel for only a few nights, which causes the room rate and occupancy levels at hotel properties to change every day, and which results in earnings that can be highly volatile.
In addition, our hotel properties (and the hotel properties underlying any real estate-related investments we acquire) will be subject to various operating risks common to the hotel industry, many of which are beyond our control, including the following:
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competition from other hotel properties in the relevant markets;

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over-building of hotel properties in markets in which our hotels are located, which results in increased supply and adversely affects occupancy and revenues at our hotel properties;

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dependence on business and commercial travelers and tourism;

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increases in operating costs due to inflation, increased energy costs and other factors that may not be offset by increased room rates;

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increases in assessed property taxes from changes in valuation or real estate tax rates;

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increases in the cost of property insurance;

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changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance;

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unforeseen events beyond our control, such as terrorist attacks, travel related health concerns which could reduce travel, including pandemics and epidemics such as H1N1 influenza (swine flu), avian bird flu, SARS, zika virus, imposition of taxes or surcharges by regulatory authorities, travel-related accidents, travel infrastructure interruptions, and unusual weather patterns, including natural disasters such as hurricanes, tsunamis or earthquakes;

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adverse effects of international, national, regional and local economic and market conditions and increases in energy costs or labor costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists;

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adverse effects of a downturn in the hotel or tourism industries; and

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risks generally associated with the ownership of hotel properties and real estate, as we discuss in more detail below.

These factors could adversely affect the net operating profits of our TRSs, which in turn would adversely affect our financial condition, results of operations, the value of our securities, and our ability to make dividends to our stockholders.
The hotel industry is seasonal, which will affect our results of operations from quarter to quarter.
The hotel industry is seasonal in nature. This seasonality can result in quarterly fluctuations in our financial condition and operating results, including the amount available for dividends on our shares. Our quarterly operating results may be adversely affected by factors outside of our control, including weather conditions and poor economic factors in certain markets in which we operate. Our cash flows may not be sufficient to offset any shortfalls that occur as a result of these fluctuations. As a result, we may have to reduce dividends or enter into short-term borrowings in some quarterly periods in order to make dividends to our stockholders.
The cyclical nature of the hotel industry may result in fluctuations in our operating performance, which could have a material adverse effect on our business and operating results.
The hotel industry historically has been highly cyclical in nature. Fluctuations in hotel demand and, therefore, hotel operating performance, are caused largely by general economic and local market conditions, which subsequently affect levels of business and leisure travel. In addition to general economic conditions, new hotel room supply is an important factor that can affect the hotel industry’s performance, and overbuilding has the potential to further exacerbate the negative impact of an economic recession. Room rates and occupancy, and thus RevPAR, tend to increase when demand growth exceeds supply growth. An adverse change in hotel fundamentals could result in returns that are substantially below our expectations or result in losses, which could have a material adverse effect on our business and operating results.
Many of our real estate-related costs are fixed, and will not decrease even if revenues from our hotel properties decrease.
Many costs, such as real estate taxes, insurance premiums and maintenance costs, generally are not reduced when a hotel is not fully occupied, room rates decrease or other circumstances cause a reduction in revenues. In addition, newly acquired or renovated hotel properties may not produce the revenues we anticipate immediately, or at all, and the hotel’s operating cash flow may be insufficient to pay the operating expenses and debt service associated with such new hotel property. If we are unable to offset real estate costs with sufficient revenues across our portfolio, our operating results and our ability to make dividends to our stockholders may be adversely affected.
The popularity of booking hotels through internet travel intermediaries may adversely affect our profitability.
The increasing use of internet travel intermediaries by consumers may cause fluctuations in operating performance during the year and otherwise adversely affect our profitability and cash flows. Our property manager will rely upon internet travel intermediaries such as Travelocity.com, Expedia.com and Priceline.com to generate demand for our hotel properties. As internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our property manager. Moreover, some of these internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-star downtown hotel”) at the expense of brand identification. These intermediaries hope that consumers will eventually develop brand loyalties to their reservations system rather than to hotel franchise brands. If the amount of sales made through internet intermediaries increases significantly and results in a decrease in consumer loyalty to the brands under which our hotel properties are franchised, our room revenues may be lower than expected, and our profitability may be adversely affected.
Our revenues and profitability may be adversely affected by increased use of business-related technology, which may reduce the need for business-related travel.
The increased use of teleconference and video-conference technology by businesses could result in decreased business travel as companies increase the use of technologies that allow multiple parties from different locations to participate at meetings without traveling to a centralized meeting location. To the extent that such technologies play an increased role in day-to-day business and the necessity for business-related travel decreases, hotel room demand and our revenues, profitability and ability to make dividends to our stockholders may be adversely affected.
Future terrorist attacks or changes in terror alert levels could materially and adversely affect our business.
Terrorist attacks have adversely affected the U.S. travel market and hospitality industries since 2001, often disproportionately to the effect on the overall economy. The extent of the impact that actual or threatened terrorist attacks in the U.S. or elsewhere could have on domestic and international travel and our business in particular cannot be determined, but any such attacks or the threat of such attacks could have a material adverse effect on travel and hotel demand, our ability to finance our business and our ability to insure our hotel properties. Any of these events could materially and adversely affect our business, our operating results and our prospects.
We compete with other hotels for guests. We will also face competition that could limit our ability to acquire additional investments or dispose of properties, which could adversely affect our profitability and impede our growth.
The hotel industry is highly competitive. Our hotel properties will compete on the basis of location, room rates, quality, range of services, brand affiliation, and reservation systems, among many other factors. New hotel properties may be constructed, which results in new competitors in a market, in some cases without corresponding increases in demand for hotel rooms. We expect to face competition from many sources. We will face competition from other hotel properties both in the immediate vicinity and the geographic market where our hotel properties will be located. Over-building of hotel properties in the markets in which we operate may increase the number of rooms available and may decrease occupancy and room rates, which would adversely affect our operations.
We will compete with numerous real estate companies and other owners of real estate in seeking hotel properties for acquisition and pursuing buyers for dispositions. We expect that other real estate investors, including insurance companies, private equity funds, sovereign wealth funds, pension funds, other REITs and other well-capitalized investors, will compete with us to acquire existing properties, and many of these investors will have greater sources of capital to acquire properties. This competition could increase prices for properties of the type we would likely pursue and adversely affect our profitability and impede our growth. Competition when multiple hospitality investors are seeking to dispose of properties can conversely decrease prices for properties, which, if we are trying to dispose of properties, could adversely affect our profitability and our ability to make dividends to our stockholders.
We will also compete with alternative lodging products for guests. Certain companies, including AIRBNB, homeaway.com and VRBO.com offer vacation and overnight lodging to the public. This competition could reduce occupancy levels and rental revenues at our properties, which would adversely affect our profitability and impede our growth.
Failure to maintain franchise licenses could decrease our revenues.
The inability to maintain franchise licenses could decrease our revenues. Maintenance of franchise licenses for our hotel properties is subject to maintaining our franchisors’ operating standards and other terms and conditions. Franchisors periodically inspect hotel properties to ensure that such hotel properties are maintained in accordance with their standards. Failure to maintain our hotel properties in accordance with these standards or comply with other terms and conditions of the applicable franchise agreement could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination fee. As a condition to the maintenance of a franchise license, our franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary, desirable, or likely to result in an acceptable return on our investment. We may risk losing a franchise license if we do not make franchisor-required capital expenditures.
If our franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the hotel property without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hotel property because of the loss associated with the brand recognition and/or the marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more hotel properties could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make dividends to our stockholders.
We are subject to risks associated with the employment of hotel personnel, particularly with respect to hotels that employ unionized labor.
Our property managers will be responsible for hiring and maintaining the labor force at each of our hotel properties. Although we will not directly employ or manage employees at our hotel properties, we still will be subject to many of the costs and risks generally associated with the hotel labor force, particularly with respect to hotel properties with unionized labor. From time to time, hotel operations may be disrupted as a result of strikes, lockouts, public demonstrations or other negative actions and publicity. We also may incur increased legal costs and indirect labor costs as a result of contract disputes or other events. The resolution of labor disputes or re-negotiated labor contracts could lead to increased labor costs, either by increases in wages or benefits or by changes in work rules that raise hotel operating costs. We do not have the ability to affect the outcome of these disputes.
Risks Associated with Real Estate-Related Assets
The real estate-related assets in which we may invest may involve greater risks of loss than senior loans secured by the same properties.
We may invest in real estate-related assets that take the form of first or second mortgages, B-Notes, mezzanine loans secured by a pledge of the ownership interests of the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property, or preferred equity interests in an entity that owns (directly or indirectly) the underlying real estate. Our acquisition of these types of assets will be with the intent of acquiring the underlying real estate. Such investment opportunities may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may be or become unsecured or undersecured as a result of foreclosure by a lender with a higher priority in the capital structure. If the entity owning the property becomes a debtor in a bankruptcy case, we may not be able to realize on our strategy of acquiring the underlying real estate, in which case the value of our investment would be limited to the amount realizable on the value of our investment. In that case, we may not have full recourse to the underlying assets of such entity, or the assets of the entity may not be sufficient to satisfy our debt or to allow us to realize a return of or on our preferred equity investment. If an entity defaults on our debt or debt senior to our position, or if the property holding entity becomes a debtor in a bankruptcy proceeding, our debt or preferred equity will be satisfied only after the debt more senior to ours, if any. As a result, we may not recover some or all of our investment.
We may acquire secured debt or preferred equity with the intent to own and may experience significant costs and delays in acquiring the underlying property.
We may acquire outstanding debt secured by a hotel property or by interests in an entity owning a hotel property, or a preferred equity position in the capital structure relating to such a property, from lenders and investors if we believe we can ultimately foreclose or otherwise acquire ownership of the underlying property in the near-term through foreclosure, deed-in-lieu of foreclosure, or other means. However, if we do acquire such debt or equity position, borrowers or upper tier equity holders may seek to assert various defenses to our foreclosure or other actions and we may not be successful in acquiring the underlying property on a timely basis, or at all, in which event we could incur significant costs and experience significant delays in acquiring such properties, all of which could adversely affect our financial performance and reduce our expected returns from such investments. In addition, we may not earn a current return on such investments. This particularly holds true if the loan that we acquire, or the loan in the structure in which we acquire the preferred equity interest, is in default. Such investments may be further subject to regulatory constraints.
Any distressed investments we make, or investments that later become non-performing, may subject us to losses and other risks relating to bankruptcy proceedings, which could materially and adversely affect us.
We may make distressed investments (e.g., investments in defaulted, out-of-favor or distressed bank loans) in an attempt to acquire the real estate underlying such investments. Some of our investments may be secured by properties that typically are highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk. During an economic downturn or recession, loans or securities of financially or operationally troubled borrowers or issuers are more likely to go into default than loans or securities of other borrowers or issuers. Loans or securities of financially or operationally troubled issuers are less liquid and more volatile than loans or securities of borrowers or issuers not experiencing such difficulties. Investment in the loans of financially or operationally troubled borrowers involves a high degree of credit risk.
In certain limited cases (e.g., in connection with a workout, restructuring or foreclosure proceeding involving one or more of our investments), the success of our investment strategies with respect thereto will depend, in part, on our ability to acquire loan modifications. These financial difficulties may never be overcome and may cause borrowers to become subject to bankruptcy or other similar administrative proceedings.
In such cases, there is a possibility that we may incur substantial or total losses on our investments and, in certain circumstances, become subject to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender that has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to our investments, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances, payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize on collateral for loan positions we hold, may adversely affect the economic terms and priority of such loans through doctrines such as equitable subordination or may result in a restructuring of the debt through principles such as the “cramdown” provisions of the bankruptcy laws. Any of the foregoing results could materially and adversely affect us.
The value of the real estate securities that we may invest in may be volatile.
The value of real estate securities, including those of REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and then can affect a single issuer, multiple issuers within the same industry, the economic sector or geographic region, or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a REIT’s equity securities can depend on the capital structure and amount of cash flow generated by the REIT.

We expect a portion of our portfolio of real estate-related assets to be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.
We may purchase real estate securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirement of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower’s default.
Interest rate and related risks may cause the value of our real estate-related assets to be reduced.
We will be subject to interest rate risk with respect to any investments in fixed income securities, such as preferred equity and debt securities, and to a lesser extent dividend paying common shares. Interest rate risk is the risk that these types of securities will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the fair value of such securities will decline, and vice versa.
During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call risk or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred equity and debt securities frequently have call features that allow the issuer to redeem the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of any real estate-related securities investments we acquire.
Our investments in real estate-related assets will be subject to the risks related to the underlying real estate.
Real estate loans secured by properties are subject to the risks related to underlying real estate. The ability of a borrower to repay a loan secured by a property typically is dependent upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Any default on the loan could result in our acquiring ownership of the property, and we would bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. In addition, foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed loan.
We will not know whether the values of the properties ultimately securing any loans we acquire will remain at the levels existing on the dates we acquire those loans. If the values of the underlying properties decline, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments.
If we liquidate prior to the maturity of our real estate-related assets, we may be forced to sell those investments on unfavorable terms or at a loss.
Our board of directors may choose to liquidate our assets, including our real estate-related assets. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we likely would sell such loans at a discount to their stated principal values.
Risks Associated with Debt Financing
We may incur mortgage indebtedness and other borrowings, which we have broad authority to incur, that may increase our business risks and decrease the value of your investment.
We expect that in most instances, we will acquire real properties by using either existing financing or borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties. We may borrow if we need funds to satisfy the REIT tax qualification requirement that we distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We also may borrow if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT.
There is no limitation on the amount we may borrow against any single improved property. Our charter provides that the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (total assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities) as of the date of any borrowing (which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines, absent a satisfactory showing that a higher level is appropriate), which is generally expected to be approximately 75% of the cost of our investments.
Notwithstanding this 75% leverage limitation, we intend to target the greater of 50% loan-to-value or loan-to-cost. However, during the initial stages of our offering, our leverage ratio could exceed our target leverage ratio. However, we may exceed that limit if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing, along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is our intention to limit our borrowings to 75% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless excess borrowing is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for such excess borrowing. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. We expect that during the period of this offering we will seek such independent director approval of borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio. As a result, we expect that our debt levels will be higher until we have raised equity capital and repaid a portion of our initial leverage. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.
If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, then the amount available for dividends to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For U.S. federal income tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. In such event, we may be unable to pay the amount of dividends required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash dividends to our stockholders will be adversely affected which could result in our losing our REIT status and would result in a decrease in the value of your investment.
Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay dividends to our stockholders.
We expect that we will incur indebtedness in the future. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our cash flows and our ability to pay dividends to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make dividends to our stockholders.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan agreements we enter may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives.
Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on our stockholders’ investments.
We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% Gross Income Test or the 95% Gross Income Test (each as defined in the section entitled “Material U.S. Federal Income Tax Considerations — Gross Income Tests”. Finally, while we have not experienced negative interest rates in the United States, some central banks in Europe and Asia have cut interest rates below zero, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. Because of the novelty that negative interest rates would present, it is possible that such rates would adversely affect the functionality of our interest rate risk management and other models. This could lead to disruptions in our hedging and other risk management programs, result in significant fair value losses on the derivatives we use to manage interest rate risk, reduce our net interest income, increase our operational risk, and have other unforeseen consequences.
Interest-only and adjustable rate indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.
We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the dividends that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on our stockholders’ investments.
Finally, if the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.
We have broad authority to utilize leverage and high levels of leverage could hinder our ability to make dividends and decrease the value of your investment.
Our charter does not limit us from utilizing financing until our borrowings exceed 300% of our total “net assets” (as defined in our charter in accordance with the NASAA REIT Guidelines), which is generally expected to approximate 75% of the aggregate cost of our investments, however, we intend to target a leverage ratio of 50%. During the initial stages of our offering, our leverage ratio could exceed our target leverage ratio. Further, we can incur financings in excess of this limitation with the approval of our independent directors. High leverage levels would cause us to incur higher interest charges and higher debt service payments and the agreements governing our borrowings may also include restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.
U.S. Federal Income Tax Risks
Failure to qualify and maintain our qualification as a REIT would adversely affect our operations and our ability to make dividends.
We intend to elect to be taxed as a real estate investment trust, or a REIT, beginning with the taxable year ending December 31, 2017, or the first year in which we commence material operations, if later. In order for us to qualify and maintain our qualification as a REIT, we must satisfy certain requirements set forth in the Internal Revenue Code and Treasury Regulations that may depend on various factual matters and circumstances that are not entirely within our control. We intend to structure our activities in a manner designed to satisfy all of these requirements. However, if certain of our operations were to be recharacterized by the Internal Revenue Service, or the IRS, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT. Morris, Manning & Martin, LLP, our tax counsel, will render its opinion in connection with this offering and any future offering in which we may engage that we will qualify as a REIT, based upon our representations as to the manner in which we will be owned, invest in assets, and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet, through investments, actual operating results, dividends, and satisfaction of the various tests imposed by the Internal Revenue Code, the requirements to be taxed as a REIT under the Internal Revenue Code and Treasury Regulations. Morris, Manning & Martin, LLP will not review these operating results or compliance with the qualification standards on an ongoing basis. This means that we may fail to satisfy the REIT requirements in the future. Also, any legal opinion from Morris, Manning & Martin, LLP’s represents that firm’s legal judgment based on the law in effect as of the date of this prospectus and the filing of such opinion with a registration statement for this or any future public offering in which we elect to engage. Morris, Manning & Martin, LLP’s opinion is not binding on the IRS or the courts, and we will not apply for a ruling from the IRS regarding our status as a REIT. Future legislative, judicial, or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.
If we fail to qualify as a REIT for any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, dividends to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make dividends. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.
To qualify and maintain our qualification as a REIT, we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations and which could result in our inability to acquire assets.
To obtain the favorable tax treatment afforded to REITs under the Internal Revenue Code, we generally will be required each year to distribute to our stockholders at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gain. To the extent that we do not distribute all of our net capital gains or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will have to pay tax on those amounts at regular corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of  (a) 85% of our ordinary income for that year, (b) 95% of our capital gain net income for that year, and (c) any undistributed taxable income from prior periods, we would have to pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of  (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these dividends. Although we intend to make dividends sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes, it is possible that we might not always be able to do so. See the section entitled “Material U.S. Federal Income Tax Considerations”.
If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.
As stated above, in order to qualify as a REIT, we must distribute as dividends to our stockholders at least 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. Historically, in order for dividends to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the dividends could not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in a REIT’s organizational documents. On December 18, 2015, Congress passed the Protecting Americans from Tax Hikes Act of 2015, which is commonly referred to as the PATH Act. The PATH Act repealed the set of rules prohibiting preferential dividends, but only with respect to REITs that file annual and periodic reports with the SEC under the Exchange Act. Since we have consummated an initial public offering, we have become a reporting company under the Exchange Act, and the preferential dividend rule will no longer apply to us. We intend to make dividends pro rata by class as disclosed under “Description of Capital Stock.” Nevertheless, if the IRS were to take the position that we paid a preferential dividend while we were subject to the preferential dividend rules, for example by claiming that two of our classes of stock were really a single class, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure.
You may have current tax liability on dividends you elect to reinvest in our I Shares, K Shares and T Shares but would not receive cash from such dividends, and therefore you would need to use funds from another source to pay such tax liability.
If you participate in our DRIP, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in I Shares, K Shares and T Shares, as applicable, to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the dividends reinvested in our common stock.
Certain of our business activities potentially may be subject to the prohibited transactions tax, which could reduce the return on your investment.
Our ability to dispose of a property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. Properties we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our TRSs, may, depending on how we conduct our operations, be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we would be subject to a 100% tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Any losses we incur on such prohibited transactions may not be used to offset gains from prohibited transactions. Any taxes we pay would reduce our cash available for distribution to you. Our concern over paying the prohibited transactions tax may cause us to forego disposition opportunities that would otherwise be advantageous if we were not a REIT.

In certain circumstances, we may be subject to U.S. federal, state and local income taxes as a REIT, which would reduce our cash available for distribution to you.
Even if we qualify and maintain our status as a REIT, we may be subject to U.S. federal, state, and local income taxes. For example, as noted immediately above, net income from the sale of properties that are “dealer” properties sold by a REIT will be subject to a 100% tax. Furthermore, and as also noted above, we may not be able to make sufficient dividends to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of properties and pay income tax directly on such income. In that event, our stockholders would receive a credit for the tax we paid. That is, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as IRAs, charities, or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and seek a refund of such tax. Further, a 100% excise tax would be imposed on certain transactions between us and any potential TRSs that are not conducted on an arm’s-length basis. We also may be subject to state and local taxes on our income or property, either directly or at the level of the other companies through which we indirectly own our assets. Any taxes we pay would reduce our cash available for distribution to you.
Our TRSs will be subject to corporate-level taxes, and our dealings with our TRSs may be subject to a 100% excise tax.
A REIT may own up to 100% of the stock of one or more TRSs. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Our TRSs will be subject to U.S. federal, state, and local income tax on their taxable income. The after-tax net income of our TRSs would be available for distribution to us. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. In order for a REIT to benefit from owning a “qualified lodging facility,” it must lease the property to a TRS, which then must retain an “eligible independent contractor” to operate the facility. See “Material U.S. Federal Income Tax Considerations — Gross Income Tests — The 75% Gross Income Test — Rents from TRSs”. We may use our TRSs generally for other activities as well, such as to hold properties for sale in the ordinary course of a trade or business or to hold assets to conduct activities that we cannot conduct directly as a REIT. A TRS will be subject to applicable U.S. federal, state, local, and foreign income tax on its taxable income, including corporate income tax on the TRS’s income, and is, as a result, less tax efficient than with respect to income we earn directly. In addition, the rules, which are applicable to us as a REIT, as described in the immediately preceding risk factor, also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. For example, to the extent that the rent paid by one of our TRSs exceeds an arm’s-length rental amount, such amount would be potentially subject to a 100% excise tax. While we intend that all transactions between us and our TRSs would be conducted on an arm’s-length basis, and therefore, any amounts paid by our TRSs to us would not be subject to the excise tax, no assurance can be given that the IRS would not disagree with such conclusion and levy an excise tax on such transactions.
If our leases to our TRSs are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.
To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” See “Material U.S. Federal Income Tax Considerations — Gross Income Tests”. In order for rent paid to us by our TRSs to qualify as “rents from real property” for purposes of the REIT gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures, or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT, which would materially adversely impact the value of an investment in our securities and in our ability to pay dividends to you.
If our hotel properties are not “qualified lodging facilities” or our “qualified lodging facilities” are not properly leased to a TRS or the managers of such “qualified lodging facilities” do not qualify as “eligible independent contractors,” we could fail to qualify as a REIT.
In general, we cannot operate any hotel facilities and can only indirectly participate in the operation of “qualified lodging facilities” on an after-tax basis through leases of such properties to one or more TRSs. A

“qualified lodging facility” is a hotel, motel, or other establishment in which more than one-half of the dwelling units are used on a transient basis at which or in connection with which wagering activities are not conducted. Rent paid by a lessee that is a “related party tenant” of ours generally will not be qualifying income for purposes of the two gross income tests applicable to REITs; however, there are exceptions to this related party tenant rule for certain leases of  “qualified lodging facilities” to TRSs. The rent we receive from a TRS that leases “qualified lodging facilities” from us will not be disqualified as qualifying “rents from real property” if the TRS retains an independent management company that qualifies as an “eligible independent contractor” under the Internal Revenue Code to operate and manage the hotel property.
Any hotel management companies that enter into a hotel management contract with our TRSs must qualify as an “eligible independent contractor” under the REIT rules in order for the rent paid to us by our TRSs to be qualifying income for purposes of the REIT gross income tests. An “eligible independent contractor” is an independent contractor that, at the time such contractor enters into a management or other agreement with a TRS to operate a “qualified lodging facility,” is actively engaged in the trade or business of operating “qualified lodging facilities” for any person not related, as defined in the Internal Revenue Code, to us or the TRS. Among other requirements, in order to qualify as an independent contractor, a manager must not own, directly or by applying certain ownership attribution provisions of the Internal Revenue Code, more than 35% of our outstanding shares of stock, and no person or group of persons can own more than 35% of our outstanding shares and 35% of the ownership interests of the manager (with respect to ownership interests in such managers that are publicly traded, only holders of more than 5% of such ownership interests count towards the 35% test). We anticipate that substantially all of our management contracts will be with management companies affiliated with our sponsor and advisor. The ownership attribution rules that apply for purposes of the 35% thresholds are complex. There can be no assurance that the permitted levels of ownership of our stock attributable to our property managers and their owners will not be exceeded. If that occurs, then our property management companies would not be “eligible independent contractors,” and the rents we receive from our TRSs would fail to qualify for the gross income tests, which would result in our failing to qualify as a REIT. Failure to qualify as a REIT would materially adversely impact the value of an investment in our securities and in our ability to pay dividends to you.
Complying with REIT requirements may force us to forgo and/or liquidate otherwise attractive investment opportunities.
To qualify and maintain our qualification as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities, and qualified real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities, TRSs, qualified REIT subsidiaries, and qualified real estate assets) generally cannot include more than 10% of the outstanding securities by vote or value of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities (other than government securities, TRSs, qualified REIT subsidiaries, and qualified real estate assets) of any one issuer, and no more than 25% of the value of our total assets before the taxable year ending December 31, 2017, and no more than 20% of the value of our total assets for tax years beginning after December 31, 2017, can be represented by securities of one or more TRSs. In addition, not more than 25% of our assets may consist of debt instruments issued by publicly offered REITs that qualify as “real estate assets” only because of the express inclusion of  “debt instruments issued by publicly offered REITs” in the definition of  “real estate assets.” If we fail to comply with these requirements at the end of any calendar quarter other than our first REIT calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status, which would subject us to U.S. federal income tax at corporate rates, which would reduce the amounts available for distribution to you.
We may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for U.S. federal income tax purposes, the IRS could challenge such characterization. In the event that any such sale-leaseback is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification asset tests or income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which also might cause us to fail to meet the annual distribution requirement for a taxable year in the event we cannot make a sufficient deficiency dividend.
Legislative or regulatory action could adversely affect the returns to our investors.
In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments in shares of stock issued by REITs. Additional changes to the tax laws are likely to continue to occur and may take effect retroactively, and we cannot assure our stockholders that any such changes will not adversely affect how we are taxed and the taxation of our stockholders. Any such changes could have an adverse effect on an investment in our I Shares, K Shares, T Shares or common shares or on the market value or the resale potential of our assets. We urge you to consult with your own tax advisor with respect to the impact of recent legislation on a prospective investment in our securities and the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities. You should also note that any tax opinion of our counsel can only be based upon existing law, applicable as of the date of such opinion, all of which may be subject to change, either prospectively or retroactively.
Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, in the event that our board of directors determines that it is no longer in our best interest to continue to be qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.
If our operating partnership fails to maintain its status as a disregarded entity or as a partnership, its income may be subject to taxation, which would reduce the cash available for distribution to you and likely result in a loss of our REIT status.
We intend to maintain the status of the operating partnership as a disregarded entity or as a partnership for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a disregarded entity or as a partnership for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of dividends that the operating partnership could make to us. This would also likely result in our losing REIT status, and, if so, becoming subject to a corporate level tax on our own income. This would substantially reduce any cash available to pay dividends. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing dividends to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our status as a REIT. See “Our Operating Partnership” for a description of our operating partnership.

Foreign purchasers of our I Shares, K Shares, T Shares and common shares may be subject to FIRPTA tax upon the sale of their shares or upon the payment of a capital gain dividend, which would reduce any gains they would otherwise have on their investment in our shares.
A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, which is frequently referred to as FIRPTA, on the gain recognized on the disposition. The FIRPTA tax does not apply, however, to certain non-U.S. pension plans or to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless one or more classes of our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of that class of shares.
A foreign investor also may be subject to FIRPTA tax upon the payment of any capital gain dividend by us, which dividend is attributable to gain from sales or exchanges of U.S. real property interests, subject to a similar exception for less than 10% holders of a class of shares traded on an established securities market. We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a foreign investor.
Retirement Plan Risks
If the fiduciary of an employee pension benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA (such as a profit sharing, 401(k), or pension plan) or any other retirement plan or account fails to meet the required fiduciary and other standards under ERISA or Section 4975 of the Internal Revenue Code as a result of an investment in our stock, the fiduciary could be subject to civil (and criminal, if the failure is willful) penalties.
There are special considerations that apply to tax-qualified pension, profit-sharing, and stock bonus plans, employee benefit plans described in Section 3(3) of ERISA, and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an individual retirement account or annuity described in Section 408 or 408A of the Internal Revenue Code, annuities described in Sections 403(a) or (b) of the Internal Revenue Code, Archer MSAs described in Section 220(d) of the Internal Revenue Code, health savings accounts described in Section 223(d) of the Internal Revenue Code, and Coverdell education savings accounts described in Section 530 of the Internal Revenue Code) that are investing in our securities. If you are investing the assets of such a plan or account in our securities, you should satisfy yourself that:
•
your investment is consistent with your fiduciary and other obligations under ERISA and the Internal Revenue Code applicable to your plan or account;

•
your investment is made in accordance with the documents and instruments governing your plan or account, including your plan’s or account’s investment policy, if applicable;

•
your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA (if applicable) and all other applicable provisions of ERISA and the Internal Revenue Code;

•
your investment in our shares, for which no trading market exists or is expected to develop, is consistent with, and will not impair, the liquidity needs of the plan or account, including liquidity needs to satisfy minimum and other distribution requirements and tax withholding requirements that may be applicable;

•
your investment will not produce an unacceptable amount of  “unrelated business taxable income,” or UBTI, for the plan or account;

•
you will be able to value the assets of the plan or account annually or more frequently in accordance with ERISA and the Internal Revenue Code requirements and any applicable provisions of the plan or account;

•
your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code; and

•
our assets will not be treated as “plan assets” of your plan or account under ERISA and Department of Labor regulations.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually. Until the NAV Pricing Date, we expect to use the gross offering price of a K Share, I Share, T Share or of a common share in our most recent offering as the per K Share, per I Share, per T Share or per common share value thereof. You should ensure that this approach to valuation is acceptable to the trustee or custodian of any plan or account before any investment in our I Shares, K Shares, T Shares or common shares is made by such plan or account.
This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your I Shares, K Shares, T Shares or common shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual (or more frequent) valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our I Shares, K Shares, T Shares or common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.
Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil (and, if willful, criminal) penalties, and can subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the “party-in-interest” or “disqualified person” who engaged in the prohibited transaction may be subject to the imposition of excise taxes with respect to the amount involved, and for IRAs, the tax-exempt status of the IRA may be lost and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our I Shares, K Shares, T Shares or common shares. IRA owners are strongly urged to consult with the custodian or trustee of their IRAs before making any investment in our securities.
Significant investment by benefit plan investors (as defined by ERISA) could result in treatment of our assets as benefit plan assets.
The Department of Labor has promulgated regulations, which are referred to as the Plan Assets Regulation, describing what constitutes the assets of an entity whose underlying assets are considered to include “plan assets” of such plans, accounts, and arrangements (each of which we refer to as a benefit plan) with respect to the benefit plan’s investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code. Under the Plan Assets Regulation, if a benefit plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the benefit plan’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or the equity participation by “benefit plan investors” (as defined in Section 3(42) of ERISA) is not “significant.”
Under the Plan Assets Regulation and Section 3(42) of ERISA, equity participation in an entity by benefit plan investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by benefit plan investors. We refer to this as the “25% limitation.” For purposes of making determinations under the 25% limitation, (i) the value of any equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets, any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded, and (ii) an entity that holds plan assets shall be considered to be a benefit plan investor only to the extent of its equity interests held by other benefit plan investors. The definition of a “benefit plan investor” generally excludes governmental, church, and foreign benefit plans, but for purposes of calculating the 25% limitation includes IRAs.

We will not be registered under the Investment Company Act, and we may not qualify as an “operating company” for purposes of the Plan Assets Regulation. Therefore, if participation in us through the acquisition of any class of equity interest by benefit plan investors is “significant” within the meaning of the Plan Assets Regulation and Section 3(42) of ERISA, our assets could be deemed to be the assets of benefit plans investing in our securities.
If our assets were deemed to be “plan assets” under ERISA, among other things:
(i)
the prudence and other fiduciary responsibility standards of ERISA would apply to investments we make;

(ii)
certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Internal Revenue Code, which, absent an exemption, could restrict us from acquiring an otherwise desirable investment or from entering into an otherwise favorable transaction;

(iii)
our assets could be subject to ERISA’s reporting and disclosure requirements;

(iv)
the fiduciary causing the benefit plan to make an investment in our securities could be deemed to have delegated its responsibility to manage the assets of the benefit plan; and

(v)
the indicia of ownership of our assets would have to be maintained within the jurisdiction of the district courts of the United States unless certain regulatory exceptions were applicable.

We cannot guarantee that we will be able to limit equity participation in our securities by benefit plan investors to less than 25% of the total value of each class of our equity securities. Accordingly, our assets may be deemed “plan assets” under ERISA, which could severely restrict our operations or subject us to fines if we fail to comply with the above-noted requirements.
If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum dividends.
If you establish a plan or account through which you invest in our shares, federal law may require you to withdraw required minimum dividends from such plan in the future. Our share repurchase program (applicable only to I Shares, K Shares and T Shares) limits the amount of repurchases (other than those repurchases as a result of a stockholder’s death or Qualifying Disability) that can be made in a given year. Additionally, you generally will not be eligible to have your I Shares, K Shares or T Shares repurchased until you have held your shares for at least one year. As a result, you may not be able to have your shares repurchased at a time in which you need liquidity to satisfy the required minimum distribution requirements under your plan or account. Even if you are able to have your shares repurchased, such repurchase may be at a price less than the price at which the shares were initially purchased, depending on how long you have held your shares. If you fail to withdraw required minimum dividends from your plan or account, you may be subject to certain taxes and tax penalties.
Specific rules apply to foreign, governmental and church plans.
As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA and are not “benefit plan investors” within the meaning of the Plan Assets Regulation. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code and, under certain circumstances in the case of church plans, Section 4975 of the Internal Revenue Code. Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the provisions of ERISA or Section 4975 of the Internal Revenue Code. Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for and the availability of any exemption relief.
The U.S. Department of Labor has issued a final regulation revising the definition of  “fiduciary” and the scope of  “investment advice” under ERISA, which may have a negative impact on our ability to raise capital.
On April 8, 2016, the U.S. Department of Labor, or DOL, issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Code. The final regulation broadens the definition of fiduciary by expanding the range of activities that would be considered to be fiduciary investment advice under ERISA and is accompanied by new and revised prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Code (including IRAs). Under the final regulation, a person is deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan based on its particular needs. The final regulation and the related exemptions were expected to become applicable for investment transactions on and after April 10, 2017, but generally should not apply to purchases of our shares before the final regulation becomes applicable. However, on February 3, 2017, the President asked for additional review of this regulation; the results of such review are unknown. In response, on March 2, 2017, the DOL published a notice seeking public comments on, among other things, a proposal to adopt a 60-day delay of the April 10 applicability date of the final regulation. On April 7, 2017, the DOL published a final rule extending for 60 days the applicability date of the final regulation.
The final regulation and the accompanying exemptions are complex, and plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development. The final regulation could have negative implications on our ability to raise capital from potential investors, including those investing through IRAs.

ESTIMATED USE OF PROCEEDS
The following table sets forth our estimates of how we intend to use the gross proceeds and net proceeds from this offering assuming we sell the specified numbers of shares pursuant to our primary offering and DRIP. The table further assumes that slightly over half of the common shares are sold to our advisor, the Service Provider, and their affiliates, and the remainder is sold to investors participating in this offering. The table also assumes that the full dealer manager fee and selling commissions are paid on all I Shares, K Shares, T Shares and common shares sold to investors participating in this offering and that such dealer manager fees and selling commissions, as well as other organization and offering expenses, are paid from the proceeds of the sale of our common shares. The amount of net proceeds may be more or less than the amount depicted in the table below depending on the offering price and the actual number of shares we sell in this offering. All or a portion of the selling commissions or dealer manager fees may be reduced or eliminated in connection with certain categories of sales, including but not limited to sales for which a volume discount applies (T Shares and K Shares only), sales through investment advisers or banks acting as trustees or fiduciaries, and sales to our affiliates. See “Plan of Distribution.” The reduction in these selling commissions or dealer manager fees will be accompanied by a corresponding reduction in the per share purchase price of I Shares, K Shares, T Shares and common shares. To the extent the per share purchase price of any I Share, K Share or T Share is reduced due to a reduction in selling commissions (other than in connection with volume discounts) or dealer manager fees, we will sell additional common shares and use such proceeds to invest in real estate and real estate-related assets so that the gross dollars available for investment for each I Share, K Share or T Share we sell will be the same as if we sold the same number of I Shares, K Shares or T Shares without any discount. However, to the extent the purchase price of any common shares is reduced due to a reduction in selling commissions or dealer manager fees, no additional common shares will be required to be sold.
If we determine our NAV per I Share, per K Share, per T Share or per common share during the period of this offering, our board of directors is expected to adjust the offering prices of the share classes to reflect such NAVs.
In some cases, particularly early in the life of our company, in order to finance the acquisition of properties, we may use the proceeds from the sale of common shares to our advisor, the Service Provider, or their affiliates to acquire properties. To the extent we use the proceeds from the sale of common shares to acquire properties, we expect to use the same amount of proceeds from the sale of I Shares, K Shares and T Shares to pay for organization and offering expenses. The below table does not reflect the possible use of proceeds in this manner. However, the resultant use of proceeds in such a manner will have no effect on the rights attributable to the I Shares, K Shares, or T Shares, including the dividend priorities and liquidation preference associated with such share classes, or to the rights associated with the common shares, or to the net proceeds of this offering available to be invested in real estate.
We intend to use substantially all of the proceeds from the sale of I Shares, K Shares and T Shares sold in this offering, net of expenses, to acquire and invest in a diversified portfolio of commercial real estate assets across the United States in accordance with our investment objectives and using the strategies described in this prospectus. We anticipate that the remainder will be used for working capital and general corporate purposes, including the payment of operating expenses, although a portion may be used to pay selling commissions, dealer manager fees, or other organization and offering expenses as noted above.
Our board of directors has adopted a policy to refrain from funding dividends with offering proceeds; instead, we plan to fund dividends from cash flows from operations and capital transactions (other than this or other securities offerings). However, our charter does not restrict us from paying dividends from any particular source, including proceeds from securities offerings, and our board of directors has the ability to change our policy regarding the source of dividends.
We will seek to invest the net proceeds received in this offering from I Shares, K Shares and T Shares as promptly as practicable after receipt thereof. However, depending on market conditions and other factors, including the availability of investments that meet our investment criteria, we may be unable to invest such proceeds within the time period we anticipate. There can be no assurance we will be able to sell the number of shares underlying the assumptions on which the information in the below table is based. We reserve the right to sell additional shares in this offering. However, regardless of whether we sell less or more than the amount assumed for purposes of this table, we can provide no guarantee that we will achieve our investment objectives or be able to acquire a diversified portfolio.
The table below sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell $552,375,000 in I Shares, K Shares, T Shares and common shares in our primary offering (including common shares sold to our advisor, the Service Provider or their affiliates) and no shares pursuant to our DRIP, and also assuming that 22.63% of the gross offering proceeds from our primary offering come from the sale of I Shares, 22.63% of the gross offering proceeds from our primary offering come from the sale of K Shares, 45.26% of the gross offering proceeds from our primary offering come from the sale of T Shares, and 9.48% of the gross offering proceeds from our primary offering come from the sale of common shares. The table below also sets forth information assuming we sell $552,375,000 in I Shares, K Shares, T Shares and common shares in our primary offering (with the aforementioned allocations per share class) and $50,000,000 in I Shares, K Shares and T Shares pursuant to our DRIP, with 25% of the gross offering proceeds from our DRIP coming from the sale of I Shares, 25% of the gross offering proceeds from our DRIP coming from the sale of K Shares, and 50% of the gross offering proceeds from our DRIP coming from the sale of T Shares.
		Target Maximum K Shares (Primary Offering)	Target Maximum I Shares (Primary Offering)	Target Maximum T Shares (Primary Offering)	Target Maximum Common Shares (Primary Offering)(1)	Maximum Offering Including DRIP(9)
Gross offering proceeds		$125,000,000	$125,000,000	$250,000,000	$52,375,000	$602,375,000
Less Offering Expenses:
Selling commissions – K Shares(2)	5.0%	$—	$—	$—	$6,250,000	$6,250,000
Dealer manager fee – K Shares(2)	3.0%	$—	$—	$—	$3,750,000	$3,750,000
Organization and offering expenses – K Shares(2)(7)	1.5%	$—	$—	$—	$1,875,000	$1,875,000
Selling commissions – I Shares	—	$—	$—	$—	$—	$—
Dealer manager fee – I Shares(2)	3.0%	$—	$—	$—	$3,750,000	$3,750,000
Organization and offering expenses – I Shares(2)(7)	1.5%	$—	$—	$—	$1,875,000	$1,875,000
Additional Common Shares Issued – I Shares(3)	—	$—	$—	$—	$6,250,000	$6,250,000
Selling commissions – T Shares(2)	3.0%	$—	$—	$—	$7,500,000	$7,500,000
Dealer manager fee – T Shares(2)	3.0%	$—	$—	$—	$7,500,000	$7,500,000
Organization and offering expenses – T Shares(2)(7)	1.5%	$—	$—	$—	$3,750,000	$3,750,000
Stockholder Servicing Fee – T Shares(2)	3.0%	$—	$—	$—	$7,500,000	$7,500,000
Selling commissions – common shares – retail(1)(2)	5.0%	$—	$—	$—	$1,250,000(8)	$1,250,000(8)
Dealer manager fee – common shares – retail(1)(2)	3.0%	$—	$—	$—	$750,000(8)	$750,000(8)
Organization and offering expenses – common shares – retail(1)(2)(7)	1.5%	$—	$—	$—	$375,000(8)	$375,000(8)
Net Proceeds Available for Investment		$125,000,000	$125,000,000	$250,000,000	$—	$550,000,000
Less:
Acquisition expenses(4)		$1,250,000	$1,250,000	$2,500,000	$—	$5,000,000
Initial working capital reserve(5)(6)		$—	$—	$—	$—	$—
Estimated total proceeds available for investments		$123,750,000	$123,750,000	$247,500,000	$—	$545,000,000

(1)
No selling commissions, dealer manager fees or organization and offering expenses are payable in connection with common shares sold to our advisor, the Service Provider and their affiliates, and the estimates in the table assume that of the total estimated common shares, approximately 47.74% of the common shares, or $25,000,000 in common shares, are sold to investors, which are designated as “common shares – retail” in the table above, and the balance of the common shares are sold to our advisor, the Service Provider, and their affiliates. The resulting estimate of proceeds does not give effect to special sales or volume discounts, which could reduce selling commissions or the dealer manager fee. If there is insufficient demand for common shares, our advisor and an affiliate of our dealer manager have agreed to purchase a sufficient number of common shares to fund our organization and offering expenses. See “Description of Capital Stock — Common Shares — Advisor’s Obligation to Purchase Common Shares” and “— Common Shares — Service Provider’s Backstop Obligation to Purchase Common Shares” for more information.

(2)
The selling commissions, dealer manager fees, stockholder servicing fee (T Shares only), and organization and offering expenses payable on account of the sale of the I Shares, K Shares, T Shares and common shares sold to investors in this offering generally will be paid from the proceeds of the sale of common shares and are thus reflected in the use of proceeds from the sale of common shares. For avoidance of doubt, the stockholder servicing fee payable in connection with T Shares sold in the primary offering is not paid with offering proceeds from T Shares and is not paid from amounts otherwise distributable to holders of T Shares.

(3)
The amount of common shares sold, $6,250,000, reflects the estimated amount of common shares we would need to sell based on the allocations in the table above in order to fund the difference between $10.00 and the $9.50 initial purchase price of I Shares purchased in our primary offering so that net proceeds available for investment with respect to I Shares equal $10.00 per I Share.

(4)
Acquisition expenses may include customary third-party acquisition costs which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition costs include legal, accounting, consulting, travel, appraisals, engineering, due diligence, option payments, title insurance and other costs and expenses relating to potential acquisitions regardless of whether the property is actually acquired. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors, including the type and jurisdiction of the real estate investment acquired, the legal structure of the transaction in which the real estate investment is acquired, the aggregate purchase price paid to acquire the real estate investment and the number of real estate investments acquired. For purposes of this table, we have assumed acquisition expenses will constitute 1.0% of gross proceeds from the sale of I Shares, K Shares and T Shares.

(5)
We may incur capital expenses relating to improvements of our real property. At the time we make each investment, we will establish estimates of the capital needs of such investment through the anticipated holding period of the investment. We do not anticipate that we will establish a permanent reserve for expenses relating to an investment through its anticipated holding period. However, to the extent that we have insufficient cash for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments, or out of the net cash proceeds received by us from any sale or payoff of our investments.

(6)
Until required in connection with investment in a portfolio of hospitality assets, substantially all of the net proceeds of our offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(7)
We expect that organization and offering expenses will be 1.5% of offering proceeds, however, this is only an estimate. Should organization and offering expenses exceed 1.5% of offering proceeds, we will sell additional common shares to pay such excess organization and offering expenses, subject to the limitation that our selling commissions, dealer manager fees and the other organization and offering expenses do not exceed 15% of the gross proceeds from this offering.

(8)
The selling commissions, dealer manager fees and organization and offering expenses payable in connection with common shares sold to investors in this offering will be paid with the offering proceeds from such common shares. Therefore, the proceeds per share before organization and offering expenses associated with such common shares will equal $9.05 per share, and the remaining proceeds will be used to fund the selling commissions, dealer manager fees and organization and offering expenses associated with I Shares, K Shares and T Shares as well as the difference between (i) $10.00 and the $9.50 initial purchase price of I Shares purchased in our primary offering and (ii) any discount to the initial offering price of I Shares, K Shares and T Shares arising from reduced or waived selling commissions (other than reduced selling commissions for volume discounts) or dealer manager fees. Accordingly, the net proceeds available for investment from the sale of common shares equals $0 in the table above.

(9)
No selling commissions, dealer manager fees, or stockholder servicing fees are payable in connection with shares sold pursuant to our dividend reinvestment plan. Further, common shares are not offered in our dividend reinvestment plan.

HOSPITALITY INDUSTRY OVERVIEW
Current Hospitality Industry Demographics
In general, the economy has improved since the recession of 2008 – 2009, which was generally believed to be the worst years in the hospitality industry since the Great Depression. While recent growth has slowed, the overall trend has been towards an improving economy, which has led to increases in both business and leisure travel.
The economic performance of the hospitality industry can be linked to changes in gross domestic product (GDP), with the most important components of GDP being gross private domestic investment (business) and personal consumption expenditures (consumers). Fundamentally, jobs and corporate profits impact business travel, and income and employment levels impact leisure travel. We expect GDP growth to be modest in the next few years. In particular, Cushman and Wakefield have estimated that GDP will grow at 2.3% in 2017 and 3.0% in 2018.(1) The chart below, compiled by CBRE Hotels | Americas Research (formerly PKF Consulting USA), shows the historical change in GDP since 2008 and forecast through 2018 along with CBRE Hotels’ forecast of 2017 – 2018 lodging demand.

COMPONENTS OF GDP

THE OUTLOOK FOR THE DRIVERS THAT ARE MOST IMPORTANT TO HOTELS REMAINS FAVORABLE

FORECAST
10
9
8
7
6
5
4
3
2
1
0
-1
-2
-3
-4
-5
-6
-7
-8
-9
-10
THESE MATTER THE MOST
GOVERNMENT (GOVERNMENT CONSUMPTION EXPENDITURES AND GROSS INVESTMENT)
TRADE (NET EXPORTS OF GOODS AND SERVICES)
BUSINESS (GROSS PRIVATE DOMESTIC INVESTMENT)
CONSUMERS (PERSONAL CONSUMPTION EXPENDITURES)
LODGING DEMAND
Q1 Q2 Q3 Q4
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018

SOURCE: CBRE, BEA, MOODY'S ANALYTICS, CBRE HOTELS / AMERICA'S RESEARCH, HOTEL HORIZONS: JUNE 2016, STR, INC.

Commensurate with GDP Growth, according to the Global Business Travel Association, U.S. business travel spending increased 0.9% in 2016 and is expected to increase 4.2% in 2017.(2) It is expected that 59% of business travelers will stay over ten nights per year and 69% of them will pay more to stay at their preferred brand.(3)
Industry executives and experts continue to reference the expected impact of both the millennial and baby boomer generations on the future of the hospitality industry. We expect these factors, combined with a growing international middle class, to lead to continued increases in demand over the next 20 years.

(1)
U.S Market Forecast, December 2016, Cushman & Wakefield Research

(2)
Global Business Travel Spend Topped Record-Breaking $1.2 Trillion USD in 2015, Will Reach $1.6 Trillion by 2020, Global Business Travel Association, July 11, 2016

(3)
What’s driving customer loyalty for today’s hotel brands?, PWC Study, March 17, 2016

According to Boston Consulting Group (“BCG”), the millennial generation will be the core customer group of airlines, hotels, and travel companies today, it will be in the next few years, when Millennials enter their peak earning, spending, and traveling years.(4) According to population estimates released in 2016 by the U.S. Census Bureau, Millennials (defined as those ages 18 – 34 in 2015) now number 75.4 million. Millennials are known to value experiences and enjoy seeing the world, suggesting a generation of natural travelers. Though their discretionary spending may be limited at this point in time, this will change over the next five to twenty years as they are expected to contribute to more than half of nation-wide travel spending.(5) It is estimated that Millennials are on track to spend $1.4 trillion on travel each year by 2020.(6)
Concurrently, the Baby Boomer generation has already accumulated the wealth millennials hope to achieve, and we believe the “boomers” are healthier, wealthier and more mobile, remaining focused on seeing the world and having global experiences. According to research done by Visa(7), the baby boomers have shown an increased interest in leisure travel, especially as they approach retirement, which we also anticipate causing an increased demand for lodging. AARP Travel estimates that baby boomers now spend over $120 Billion annually in leisure travel, with an average of four to five trips planned in 2016.(8) Generally, older travelers can afford more substantial vacations and trips and are more focused on comfort and health than saving money. As of 2015, there were over 75 million baby boomers, and 40 million of them are age 65 and older. According to projections from the US Census Bureau, by 2029, when all of the baby boomers will be 65 years and over, more than 20% of the total population will be over the age of 65. It is generally believed that nearly half of the US adult population will be 50 and older by 2017 and will control 70% of the nation’s disposable income.
Finally, there is a rise in global middle-class income that is affecting levels of international travel. According to research by Visa,
Two major forces are giving rise to a new global traveling class. First, the significant expansion of the middle class — especially in the developing world — means more people are aware of the opportunities of global travel and have the resources to take a trip. Second, international travel has become more affordable thanks to new, more efficient technology and heightened competition. By 2025, nearly half of all households globally should be able to afford travel as part of the new traveling class although we estimate one in eight households will actually travel. This democratization of travel will lead to a profound increase in global tourism spending.(9)

(4)
Traveling With Millennials, Boston Consulting Group, March 2013

(5)
Traveling With Millennials, Boston Consulting Group, March 2013

(6)
Ways Millennials Are Changing The Face Of Travel, Huffington Post, June 17, 2016

(7)
Mapping the Future of Global Travel and Tourism, Visa, Inc.

(8)
AARP Unveils the 2016 Top 7 Travel Trends for Baby Boomers, AARP Travel, November 24, 2015

(9)
Mapping the Future of Global Travel and Tourism, Visa, Inc.

According to the International Trade Administration, and shown in the chart below, over 94 million international visitors to the United States are expected by 2021, up from approximately 77 million in 2016. This correlates to an increase in international visitor spending from 2015 to 2021 of approximately 21% (refer to second chart below). This presents an opportunity for hoteliers to capture a market that has previously been underserved in the United States.

TOTAL INTERNATIONAL VISITORS TO THE U.S. AND PROJECTIONS 2000 THRU 2021

MILLIONS
100
90
80
70
60
50
40
30
20
10
0
51.2
46.9
43.6
41.2
46.1
49.2
51.0
56.1
58.0
55.1
60.0
62.8
66.7
70.0
75.0
77.5
76.8
78.6
81.8
85.9
90.1
94.1
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016F
2017F
2018F
2019F
2020F
2021F

SOURCES: U.S. DEPARTMENT OF COMMERCE, ITA, NATIONAL TRAVE AND TOURISM OFFICE, SECRETARIA DE TOURISMO (MEXICO), STATISTICS CANADA.—FALL 2016 TRAVEL FORECAST

U.S. TRAVEL ASSOCIATION

U.S. Travel Forecast
Updated 10/26/2016

U.S. Travel Forecast

	2015	2016	2017	2018	2019	2020
GDP (Billions of current dollars)	18,036.6	18,673.9	19,653.2	20,658.3	21,522.8	22,350.5
Unemployment Rate (%)	5.3	4.8	4.6	4.7	4.7	4.8
Consumer Price Index (CPI)*	237.1	239.7	244.9	249.8	255.0	260.4
Travel Price Index (TPI)*	272.4	276.0	284.5	293.9	302.5	310.9
Total Travel Expenditures in U.S. ($ Billions)	971.1	988.7	1,016.6	1,054.9	1,099.5	1,147.4
U.S. Residents	814.1	834.1	856.9	886.6	921.5	958.3
International Visitors**	157.0	154.6	159.7	168.4	178.0	189.2
Total International Visitors to the U.S. (Millions)	77.5	76.8	78.6	81.8	85.9	90.1
Overseas Arrivals to the U.S. (Millions)	38.4	38.6	40.0	41.9	44.2	46.5
Total Domestic Person-Trips*** (Millions)	2,178.7	2,205.1	2,234.6	2,266.9	2,303.4	2,342.5
Business	459.8	457.2	459.4	463.0	466.5	471.1
Leisure	1,718.9	1,747.9	1,775.2	1,804.0	1,836.9	1,871.4

U.S. Travel Forecast (Growth)

	2016	2017	2018	2019	2020
Real GDP (chained 2005 dollars)	1.9%	2.3%	2.3%	2.1%	2.1%
Consumer Price Index (CPI)*	1.1%	2.2%	2.0%	2.1%	2.1%
Travel Price Index (TPI)*	1.3%	3.1%	3.3%	2.9%	2.8%
Total Travel Expenditures in U.S.	1.8%	2.8%	3.8%	4.2%	4.4%
U.S. Residents	2.5%	2.7%	3.5%	3.9%	4.0%
International Visitors**	-1.5%	3.3%	5.4%	5.7%	6.3%
Total International Visitors to the U.S.	-0.9%	2.4%	4.1%	4.9%	4.9%
Overseas Arrivals to the U.S.	0.5%	3.7%	4.7%	5.4%	5.3%
Total Domestic Person-Trips***	1.2%	1.3%	1.4%	1.6%	1.7%
Business	-0.6%	0.5%	0.8%	0.8%	1.0%
Leisure	1.7%	1.6%	1.6%	1.8%	1.9%

*1982-84 = 100

**Excludes international visitors' spending on traveling to the U.S. via U.S. flag carriers and other miscellaneous transportation.

***One person trip of 50 miles or more, one way, away from home or including one or more nights away from home.

Sources: U.S. Travel Association's Travel Forecast Model, BLS, Department of Labor; NTTO, BEA, Department of Commerce, Tourism Economics.

The following charts detail where International visitors to the United States have been coming from, as well as how much they are spending. The most recent data available is through year end 2015 and was published in October 2016.

U.S. SPENDING AND VISITORS (1999-2015)
SPENDING
VISITORS
$ BILLIONS OF SPENDING
MILLIONS OF VISITORS
$250
$200
$150
$100
$50
80
70
60
50
40
30
1999
2000
2001
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015

The Supply Story
A review of various economic cycles over the last 50 or more years reveals that several factors typically contribute to downfalls in the hospitality industry. We believe that overbuilding of hotel rooms can be a key component of downward cycles in the hospitality industry and that, generally, history has shown that too many rooms, too soon, can negatively affect hospitality industry financial performance. Over the past several years, the hospitality industry has reached record levels of occupancy according to STR, Inc., or STR. While we believe these occupancy levels have, to some extent, attracted developers who may have been out of the hospitality business for some time, by historical standards, supply growth in the industry remains relatively low. According to CBRE Hotels | Americas Research and STR, the long-run annual average rate of supply growth since 1988 is 1.8%. However, until this point, annual supply growth has remained below that level, and well below periods of peak supply growth such as 2008 – 2009 when supply growth was roughly 3.0%. CBRE Hotels’ latest forecast projects that supply growth will surpass the long-run average in 2017 (2.0%) yet still remain below the 2008 – 2009 level, as well as the levels of new construction in the late 1980s (roughly 5.0%) and 1990s (4.0%, 1999). The change in supply following the downturn and most recent boom of 2009 has remained below long-run average supply growth for more quarters than any previous cycle. Importantly, projections into 2021, while above the long-run average, remain below the previous peaks of supply growth seen in 1999 or 2009. Most industry experts, including CBRE Hotels, agree that a supply-driven industry downturn is unlikely. Furthermore, supply change in the past few years (and likely into the next few years) remains driven by a few select markets, including New York City, Austin, Pittsburgh, West Palm Beach, Houston, and Nashville. The chart below shows the historical and projected supply growth from 1988 forecast through 2021, as projected by CBRE Hotels.
As noted above, the last time the hospitality industry saw above-average supply growth was 2008 – 2009. At that point in time, over 650,000 new hotel rooms were in construction, final planning, or planning phases of development. According to STR and CBRE Hotels, as of December 2016, the active pipeline is approximately 16% below where it was in 2008. Though our observations are that developers remain attracted to the industry, especially considering the demand dynamics of late, we believe challenges still exist, and therefore supply growth has remained below historical levels. For many developers, and more importantly for investors, the depth of the previous downturn has not yet been forgotten, and therefore debt availability for new construction financing remains a challenge. Furthermore, construction costs are rising in many markets, and new construction is therefore less feasible.
Demand, ADR, and RevPAR
As noted previously, part of what has attracted developers back to the hospitality industry over the past few years has been the strong increases in demand. As of year-end 2016, the industry saw seven consecutive years of expansion, where demand growth outpaced supply growth. This matches the 1939 – 1946 record for number of years of expansion in the industry. Though supply growth may slightly outpace demand growth over the next five years, demand growth remains strong, and we believe annual occupancy levels will likely therefore remain well above the long-run average level of 62.2% in 2017 through 2021.

U.S. HOTEL ROOM SUPPLY AND DEMAND
ACTUAL
FORECAST
(yr./yr/ % change)
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
.50%
0.4%
2.7%
0.6%
2.0%
0.7%
4.1%
1.0%
2.6%
1.6%
1.7%
2.0%
1.9%
2.1%
1.8%
2.0%
1.6%
2.0%
1.6%
1.9%
2.4%
2012
2013
2014
2015
2016
2017F
2018F
2019F
2020F
2021F
SUPPLY
DEMAND
SOURCE: PWC HOSPITALITY DIRECTIONS JANUARY 2017

CBRE Hotels | Americas Research projects occupancy to remain between 64.6% and 65.4% from 2017 through 2021, as shown in the chart below.
Increases in demand for hotel rooms fundamentally allows hoteliers to increase room rates. In 2008 and 2009, the industry suffered its worst downturn since the Great Depression. In those two years, RevPAR, or revenue per available room, decreased 1.8% and 16.7%, respectively, and property level NOI decreased 35.4% from 2008 to 2009 according to CBRE Hotels. However, the recovery of the industry has been quicker and more significant than most would have expected. The charts below show the percentage change in ADR and RevPAR over the past 20 years and forecast for the next four years.

According to CBRE Hotels and STR, RevPAR increased 5.5% in 2010, 8.1% in 2011, 6.7% in 2012, 5.42% in 2013, 8.1% in 2014, and 6.2% in 2015.
The Rise of Select-Service
We believe that millennials, baby boomers, and business travelers alike are frequenting hotels commonly categorized as select-service and focused-service properties. These hotels offer more amenities than limited-service properties, such as a small amount of meeting space and a casual restaurant, but fewer features and services than full-service properties, which may offer full-time concierge, bellhops and room service. Alternatively, certain amenities and services may be offered on an a-la-carte basis, or even outsourced to other businesses (e.g., gym use and restaurant delivery). As such, these select-service properties are less generally expensive to operate than full-service hotels and operating margins are higher. Average daily rates can be slightly lower than full-service hotels, which is in part what drew customers to these properties during the recent economic downturn. Customers have continued to frequent these property types, however, as they ultimately appreciate the streamlined nature of select or focused-service hotels. Even following the 2008 – 2009 recession, customers have increasingly chosen properties where they believe they will find a consistent product at a reasonable price. Specifically, business and leisure customers appreciate a quality guestroom (often with design and fixtures equaling or exceeding full service and higher-end hotels) along with essential amenities, such as Wi-Fi, technology-enabled rooms and common areas, a quick breakfast, meal or snack option, and a lobby or lounge to go to in the evenings for a bite to eat and a drink.
According to Ernst and Young, “the rise of select-service hotels is indicative of the shifting preferences of travelers and hoteliers. Due to the segment’s higher operating margins and decreased construction costs, select service is expected to remain favored by hotel investors and developers seeking a hotel product that addresses the value and convenience preferences of today’s traveler.” It is generally accepted in the hospitality industry that select-service hotels are the fasting growing segment of the hospitality industry. The select-service segment has established itself as the preferred product for owners, investors and, most importantly, guests.
As noted previously, millennial travelers, or the next generation of travelers, put increasing importance on “experience” when they travel. While still focused on reasonable pricing, they generally want to spend time outside the four walls of their hotel rooms, whether that’s at a local establishment or even in the lobby where they can work, socialize, and have a drink. Most major select-service brands have been quick to react to this growing trend. Residence Inn by Marriott, for instance, recently re-launched their evening social as the Residence Inn Mix program, which, according to their website “provides an ideal setting for mingling with co-workers and other guests. You bring the conversation, and we’ll add some tasteful food and beverage options.”
Better Operating Margins
Due to the streamlined nature of select service hotels, operators and owners of these assets have the opportunity to achieve better profit margins. According to a recent study conducted by CBRE Hotels’ Americas Research, select-service hotels achieved a gross operating profit margin of 44.2% versus all other types of hotels, which achieved a 37.5% margin.(11)
Opportunity
The spread between the yield on 10-year Treasuries and hotel cap rates is often used as a tool for measuring the relative value of hotel real estate prices. As shown in the chart below, the spread between these Treasuries and select-service hotel cap rates had narrowed to approximately 600 basis points at the start of the 2008 – 2009 recession, indicating that select-service hotels were overvalued. At the “bottom” of the recession of 2009, when travel and GDP had fallen to historic lows, cap rate spreads rose to over 850 basis points. Following the recession, spreads began to somewhat narrow, as the economy recovered and property values increased. However, through the first half of 2016, the spread is again approaching 700 basis points. However, at this time, as discussed above, current economic conditions are very different from the last time spreads were approaching the gap that exists today. In our current environment, there exists, as discussed above, relatively stable GDP (with some growth), a stable or muted pattern of hotel supply growth and, we believe, several powerful drivers for demand (in addition to GDP). As a result, we expect that the select-service hotel segment can absorb a slight increase in interest rates before values of select-service hotels are impacted. In addition, some experts agree that increases in interest rates alone do not always correlate directly to reductions in valuation and any increases in interest rates may also be associated with periods of growth, which should lead to increases in demand and net operating income for hotels.(10) We also believe in light of the positive economic conditions that are expected to continue for the immediate future, that entering the select-service hotel real estate market during a period of above-average spreads will lead to strong investment yields long term.

(10)
Prudential Real Estate Investors, Cap Rates and Interest Rate: A Conundrum, Or Not, June 2011.

(11)
Robert Mandelbaum, CBRE, Select-Service Hotels: Efficient and Profitable, Hotel-online.com, April 19, 2017

CAP RATE SPREAD SINCE THE FINANCIAL CRISIS

TREASURIES AND CAP RATES
13%
12%
11%
10%
9%
8%
7%
6%
5%
4%
3%
2%
1%
0%
SPREAD (BASIS POINTS)
1,200
1,100
1,000
900
800
700
600
500
400
300
200
100
0
H2 2008
H1 2009
H2 2009
H1 2010
H2 2010
H1 2011
H2 2011
H1 2012
H2 2012
H1 2013
H2 2013
H1 2014
H2 2014
H1 2015
H2 2015
H1 2016
SPREAD 10-YEAR TREASURIES AND SELECT SERVICE HOTEL CAP RATES
YIELD ON 10-YEAR TREASURIES
SELECT SERVICE HOTEL CAP RATES

In sum, we believe that the hospitality industry is poised for continued success based upon changes in millennial spending, baby boomer spending, and the emerging global middle class. Supply growth, while increasing, remains modest and we believe will continue to remain modest given increasing construction costs and financing challenges. In the select service and focus-service segments, we believe the industry fundamentals remain solid and that continuing increases in demand will allow hoteliers to grow room rate, revenues, and operating profits.
Based on the positive economics of these types of properties, our sponsor’s previous experience in the hospitality sector, current economic conditions and the favorable projections for our targeted segments, we believe that investing in this sector in the manner outlined in “Investment Objective, Strategy, and Policies, below” can provide a prospective investor with an above-average risk-adjusted return.

(12)
This chart was edited to include 2016 cap rate summaries prepared by HVS.com

INVESTMENT OBJECTIVES, STRATEGY, AND POLICIES
General
We invest in commercial real estate properties with an intended focus on the hotel sector. Our primary investment objectives are:
•
to provide stable income for you through the payment of cash dividends;

•
to preserve and return your capital contributions; and

•
to maximize risk-adjusted returns on your investment.

We may return all or a portion of your capital contribution in connection with a sale of our company or the properties we will acquire. Alternatively, you may be able to obtain a return on all or a portion of your capital contribution in connection with the sale of your shares.
Our board may revise our investment policies, which we describe in more detail below, without the concurrence of our stockholders. Our independent directors will review our investment policies at least annually to determine that our policies are in the best interest of our stockholders.
We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our board of directors. However, our advisor will have authority to approve and execute on the acquisition of investments with a gross acquisition cost equal to or less than the greater of (a) $20 million or (b) 10% of our gross assets, as reported on a GAAP basis (including leverage and excluding depreciation) in certain circumstances and on the disposal of investments with a gross selling price equal to or less than the greater of  (a) $20 million or (b) 10% of our gross assets, as reported on a GAAP basis (including leverage and excluding depreciation) (see “Management — Management Decisions”).
Investment Strategy
We intend to use the net proceeds from the sale of I Shares, K Shares and T Shares in this offering and other sources of debt and equity financing, including the net proceeds of any future private placement or public offering we may pursue, to invest in a diverse portfolio of real estate investments located throughout the United States, primarily in the hospitality sector. We intend to acquire existing hotel properties and enter into management agreements for their operations, with the objective of providing a stable and secure source of income for our stockholders and maximizing potential returns upon disposition of our assets through capital appreciation. Within our hotel portfolio, we will focus on investments in “upper midscale,” “upscale,” and “upper upscale” properties that satisfy our investment goals. See “— Acquisition and Investment Policies — Primary Investment Focus — Hotel Properties” below.
While our emphasis will be on stabilized, income-producing hospitality assets, a limited portion of our overall portfolio may include properties that offer modest value-add opportunities through limited capital improvements, revenue enhancements, operational improvements, and correction of expense inefficiencies. We may seek to acquire such assets directly or through joint ventures. Additionally, we may seek to acquire real-estate related loans or preferred equity securities of other real estate companies, all of which we collectively refer to herein as “real estate-related assets,” in each case with the intent of acquiring the underlying real estate, provided that the underlying real estate generally meets our criteria for direct investment. We may also acquire any other investment that, in the opinion of our board of directors, meets our investment objectives, is consistent with our intent to operate as a REIT, and is in our stockholders’ best interests.
We intend to acquire our initial real estate investments using the proceeds from the sale of I Shares, K Shares and T Shares in this offering, including the proceeds of K Shares from our private placement offering, and fund subsequent additions to our investment portfolio with other sources of debt and equity financing. To facilitate the early acquisition of properties, we may use the proceeds from the sale of common shares to the sponsor, our advisor, or their affiliates, or to affiliates of our dealer manager, to acquire properties. In such case, we would use an equal amount of proceeds from the sale of I Shares, K Shares and T Shares to fund organization and offering expenses, including selling commissions and fees payable to our dealer manager. The resultant use of proceeds in this manner will have no effect on the rights attributable to the I Shares, K Shares and T Shares, including the dividend priorities and liquidation preference associated with such share classes, or to the rights associated with the common shares, or to the net proceeds of this offering available to be invested in real estate.
After we have invested substantially all of the net proceeds of this offering and other sources of debt and equity financing, we expect that hospitality properties will comprise between 90% and 100% of the aggregate cost of our portfolio; and mortgage loans, other real-estate related debt, and preferred equity will comprise up to 10% of the aggregate cost of our portfolio. Our board of directors may revise this targeted portfolio allocation from time to time, or at any time, if it determines that a different portfolio composition is in our stockholders’ best interests.
Acquisition and Investment Policies
Primary Investment Focus — Hotel Properties
We intend to use substantially all of the net proceeds of this offering of I Shares, K Shares and T Shares to directly or indirectly acquire a diversified portfolio consisting primarily of existing select-service, extended-stay, and compact full-service hotel properties. Select-service, extended-stay, and compact full-service hotels are collectively referred to in the hotel industry as “focused-service” hotels. Our investment emphasis will be on focused-service hotels that are classified in the “upper midscale,” “upscale,” and “upper upscale” chain scales of the hospitality industry, as defined by STR, and that are operated under widely recognized brands licensed from hotel franchisors such as Marriott, Hilton, Hyatt, Starwood and the IHG. Chain scale segments are a method by which STR groups branded hotels based on the actual average room rates. We expect that our hotel properties will be located in areas that we believe exhibit strong economic features.
Select-service and extended-stay hotel properties, which we expect to comprise a majority of our portfolio, typically do not include amenities provided in full-service hotel properties. Select-service hotels typically offer a range of amenities that may include a business center, a fitness facility, a pool, and small meeting rooms. Notably, select-service hotels frequently do not feature a dedicated, profit-center full scale restaurant. However, many frequently have breakfast offerings, and their in-room amenities are similar to those found at full-service hotels. Extended-stay hotels are generally residential style hotels that offer a package of services and amenities for extended-stay business and leisure travelers.
Full-service hotel properties generally provide a full complement of guest amenities, including restaurants, large meeting facilities, concierge service, room service, porter service and valet parking. However, to the extent that we invest in full-service hotel properties, we expect that such hotel properties will be generally focused-service and will have limited, moderate or leased restaurant options, limited meeting space, and offer less comprehensive guest amenities than typical full-service hotel properties. These focused-service hotel properties in which we expect to invest primarily derive their revenues from hotel room rentals and, to a lesser extent, from restaurants, meeting space and other similar income streams.
Our advisor will seek to acquire hotel properties that will offer a high current yield or have the potential to appreciate in value as a result of limited investments in capital improvements, revenue enhancements, operational improvements, and correction of expense inefficiencies. However, you should know that our governing documents do not require us to seek stockholder approval to change our investment strategy or the types of properties in which we may invest. In addition, we are not limited as to the geographic area where we may invest in properties.
We believe that current dynamics in the hospitality industry will create attractive opportunities for us to acquire hotel properties consistent with our investment objectives with the potential to achieve favorable risk-adjusted, long-term growth in value and generate attractive returns for stockholders.

Specific acquisition criteria may include some of, but are not limited to, the following:
•
close proximity to demand generating landmarks, including business and corporate headquarters, retail centers, airports, medical facilities, universities, tourist attractions and convention centers, with a diverse source of potential guests, including corporate, government and leisure travelers;

•
strategically targeted markets;

•
factors indicating, and markets exhibiting, barriers to entry, such as scarcity of development sites, regulatory hurdles, high per room development costs, limited availability of hotel franchises, and long lead times for new development;

•
properties owned by distressed sellers;

•
properties not subject to long-term management contracts with hotel management companies;

•
opportunities to implement some limited value-added operational improvements not requiring significant capital outlays;

•
varied, stable and/or growing and reliable demand characteristics supported by favorable demographic indicators; and

•
the potential for capital appreciation of the property.

When evaluating potential acquisitions (or dispositions), our advisor, in addition to the above-listed acquisition criteria, generally will consider the following factors, as applicable:
•
competition from existing hotel properties, expected competition from properties under development, and the potential for the construction of new hotel properties in the area, as well as local building costs and construction costs;

•
historical, current, and projected cash-flows generated by the property, competitive set, sub-market, and market, and the ability to increase cash flow;

•
the stability of the underlying corporate, leisure, and government demand generators;

•
the ratio of the total amount of debt secured by property to the value of the property by which it is secured;

•
the amount of existing debt on the property and the priority of that debt relative to our proposed investment;

•
the strength of the brand affiliation and/or potential for affiliation;

•
ongoing costs to retain the brand affiliation and the asset in compliance with brand mandated standards;

•
the age of the asset and the major mechanical components relative to their useful life;

•
expected changes in taxation assessed by varying governmental jurisdictions;

•
broader legislative and competitive pressures impacting the local labor market;

•
the qualifications and reputation of the hotel operator;

•
the quality, experience and creditworthiness of the borrower;

•
general economic conditions in the area where the property is located;

•
income levels and employment growth trends in the relevant market;

•
the location, construction quality, condition and design of the property;

•
purchase price relative to the replacement cost of the property;

•
the prospects for liquidity through sale, financing or refinancing of the property;

•
the benefits of integration into existing operations;

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potential return on investment initiatives, including limited redevelopment, rebranding, redesign, expansion and change of management;

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potential for opportunistic selling based on demand and price of high quality assets;

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REIT qualification requirements; and

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any other factors that our advisor believes are relevant.

Joint Venture Investments and Other Equity Securities
We may enter into joint ventures for the acquisition or improvement of properties, and we will likely acquire additional properties through joint venture arrangements with some of the proceeds from I Shares, K Shares and T Shares of this offering and any future private or public offerings we may conduct. In addition, we intend to engage third parties to assist with our diligence process regarding potential properties we may acquire. We may enter into joint ventures and other co-ownership arrangements or participations with other Procaccianti-affiliated programs; our charter permits such joint ventures if a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction approve our investment as fair and reasonable and on substantially the same terms and conditions as those received by other joint venturers. See the “Conflicts of Interest” section. We intend to enter into joint ventures and make similar arrangements for the purpose of acquiring, owning, and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the real property that such joint venture owns, or is being formed to own, under the same criteria described above for the selection of our real estate property investments.
Our policy is to invest predominantly in joint ventures when we will have a right of first refusal to purchase the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest.
However, in the event that the co-venturer elects to sell property held in any such joint venture, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.
Investments in Mortgage Loans and other Real Estate Related Debt and Preferred Equity Securities
We may also make investments in distressed debt, including mortgages (including first mortgages, second mortgages, or B-Notes secured by hospitality properties), mezzanine debt, and preferred equity where the intent is to acquire hotel properties underlying such investments. Such investment opportunities may involve a higher degree of risk than direct investments in hospitality assets or in long-term senior mortgage lending secured by income-producing real property. However, we may pursue such opportunities where we believe that the potential exists to acquire the underlying hospitality assets at a substantial discount to replacement cost or market value. See “The real estate-related assets in which we may invest may involve greater risks of loss than senior loans secured by the same properties” above.
Our charter permits us to make or invest in mortgage loans if an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency where no appraisal is required. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property, as determined by our board of directors, including a majority of our independent directors, unless substantial justification exists, as determined by our board of directors, including a majority of our independent directors. Our board of directors may find such justification in connection with the purchase of mortgage loans in cases in which it believes there is a high probability of our foreclosure upon the property in order to acquire the underlying assets in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property.
When evaluating prospective investments in real estate loans and other real estate-related assets, our management and our advisor will consider factors similar to (or the same as) the factors our advisor would consider when analyzing a direct investment in a property, as described above under “— Acquisition and Investment Policies — Primary Investment Focus — Hotel Properties”.

Our advisor will evaluate all potential loan investments to determine if the term of the loan, the security for the loan, and the loan-to-value ratio meets our investment criteria and objectives. An officer, director, agent, or employee of our advisor will inspect the property securing the loan, if any, during the loan approval process. We do not expect to make or invest in mortgage loans with a maturity of more than ten years from the date of our investment, and anticipate that most loans will have a term of five years. Unless we believe we can acquire the underlying real estate, we do not expect we will make significant investments in loans or other real estate-related assets.
Land Sale Contracts
We do not intend to invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.
Investment Decisions
Our advisor’s property acquisition team will study regional demographics and market conditions, interview local brokers, and utilize its network of external real estate professionals to gain the practical knowledge that studies sometimes lack. The property acquisition team will also work with our property manager to tap into its vast network and broad market exposure. Additionally, where we believe it gives us a comparative advantage, we will partner with firms that have an expertise in the property class and geographic area where we are seeking to acquire properties. An environmental firm will investigate environmental issues to ensure each property meets our quality specifications.
Our advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our properties or other assets, subject to the discretion, oversight, and approval of the board. However, our advisor will have authority, generally without approval of our board of directors, to approve and execute on investments with a gross acquisition cost equal to or less than the greater of  (a) $20 million or (b) 10% of our gross assets, as reported on a GAAP basis (including leverage and excluding depreciation) in certain circumstances and on the disposal of investments with a gross selling price equal to or less than the greater of  (a) $20 million or (b) 10% of our gross assets, as reported on a GAAP basis (including leverage and excluding depreciation) (see “Management — Management Decisions”. Our advisor plans to target markets that have a varied stable and/or growing and reliable demand base as well as barriers to entry and/or limited present and future new supply growth.
To find hotel properties that best meet our selection criteria for investment, our advisor’s investment approach will combine the management team’s experience with a structure that emphasizes thorough market research, local market knowledge, underwriting discipline, and risk management in evaluating potential investments:
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Market Research.   Our advisor’s property acquisition team will research the acquisition and underwrite each transaction, utilizing both real-time market data and the transactional knowledge and experience of the network of professionals of our advisor.

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Local Market Knowledge.   Our advisor, either directly, through its relationships with real estate professionals in the area, or through our property manager, will develop information concerning the locality of the property to assess its competitive position.

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Underwriting Discipline.   Our advisor will follow a disciplined process to evaluate a potential investment in terms of its income-producing capacity and prospects for capital appreciation, which will include a review of property fundamentals (including expense structure, occupancy, and property capital expenditures), capital markets fundamentals (including cap rates, interest rates, and holding period) and market fundamentals (including rental rates, concessions and occupancy levels at comparable properties). Our advisor will strive to verify all assumptions by third-party research from credible sources, to the extent practical, in order to ensure consistency in the underwriting approach. In addition, our advisor will perform stress tests on each acquisition by reducing occupancy and average daily rate growth assumptions and increasing the interest rate in its assumptions prior to acquiring each asset.

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Risk Management.   Risk management is a fundamental principle in our advisor’s construction of the portfolio it intends to acquire and in the management of each investment. Diversification of the portfolio by investment size, geographic location, and interest rate risk is critical to controlling portfolio-level risk.

Conditions to Closing Our Acquisitions
Generally, we will condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller, including, where appropriate:
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plans and specifications;

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surveys;

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evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

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title and liability insurance policies; and

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financial statements covering recent operations of properties having operating histories.

We generally will obtain a Phase I environmental site assessment for each property we intend to acquire. However, in certain circumstances, we may purchase a property without obtaining such assessment if our advisor determined it is not warranted, specifically in circumstances where our advisor determines to rely upon an assessment certified by, sought and secured by the sellers of the property. A Phase I environmental assessment or site assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. In addition, we will attempt to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials.
In the event the Phase I environmental site assessment uncovers potential environmental problems with a property, our advisor will determine whether we will pursue the investment opportunity and whether we will have a Phase II environmental site assessment performed. The factors we may consider in determining whether to conduct a Phase II environmental site assessment include, but are not limited to, (i) the types of operations conducted on the property and surrounding property, (ii) the time, duration and materials used during such operations, (iii) the waste handling practices of any tenants or property owners, (iv) the potential for hazardous substances to be released into the environment, (v) any history of environmental law violations on the subject property and surrounding property, (vi) any documented environmental releases, (vii) any observations from the consultant that conducted the Phase I environmental site assessment, and (viii) whether any party (i.e., surrounding property owners, prior owners, or tenants) may be responsible for addressing the environmental conditions. We will determine whether to conduct a Phase II environmental site assessment on a case-by-case basis.
Borrowing Policies
Under our charter, our borrowings may not exceed 300% of our total “net assets” (as defined in our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. However, we can exceed this threshold if doing so is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report with an explanation of the justification for the excess borrowing.
Examples of justifications that could be found by a majority of our independent directors include: (i) if the value of our portfolio declined and new borrowings were necessary to repay existing obligations, (ii) to pay sufficient dividends to maintain our REIT status, or (iii) to buy a property where an exceptional acquisition opportunity presented itself and the terms of the debt and nature of the property were such that the debt did not increase the risk that we would become unable to meet our financial obligations as they became due. There is no limitation on the amount we may borrow for the purchase of any single property, but our portfolio leverage cannot exceed 75% of the cost of our investments without justification; however, we intend to target a leverage ratio of the greater of 50% loan-to-value or loan-to-cost. During the initial stages of our offering, however, our leverage ratio could exceed our target leverage ratio. Should a majority of our independent directors find justification, there will be no limitation on our portfolio leverage.
We intend to maintain amounts outstanding under long-term debt arrangements or lines of credit so that we will have more funds available for investment in properties, which will allow us to acquire a more diversified portfolio. However, the percentage of debt financing we utilize at any given time will be dependent upon various factors to be considered in the sole discretion of our board of directors, including, but not limited to, our ability to raise equity proceeds from the sale of our securities in this and future offerings, our ability to pay dividends, the availability of properties meeting our investment criteria, the availability of debt financing, and changes in the cost of debt financing. To help finance our initial acquisitions, we may utilize short-term borrowings. However, after our initial property acquisitions, as a general principle, we anticipate that the term of any debt financing we utilize will correspond to the anticipated holding period for the respective property.
Our use of leverage increases the risk of default on mortgage payments and a resulting foreclosure of a particular property. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. Lenders may have recourse to assets not securing the repayment of indebtedness.
Our advisor may refinance properties during the term of a loan in various circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures, or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in dividends from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.
We may repay borrowings under any future credit facility or under any future long-term mortgage debt with proceeds from the sale of properties, operating cash flow, long-term mortgage debt, proceeds from this offering, proceeds from any future private or public offering, or proceeds from any other future securities offerings.
Disposition Policies
We intend to hold each property we acquire for an extended period. However, circumstances might arise that could result in the early sale of some properties. We expect our board of directors to make the determination pursuant to recommendations by our advisor with respect to whether we should sell or dispose of a particular property based on the determination that the sale of the property would be in the best interest of our stockholders.
The determination of whether a particular property should be sold or otherwise disposed of before the end of the expected holding period for the property will be made after consideration of relevant factors (including prevailing economic conditions, and the performance or projected performance and appreciation of the property) with a view to achieving maximum capital appreciation. We cannot assure you that this objective will be realized. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.
We may reinvest the proceeds of property sales in investments that satisfy our investment objectives. If we do not begin the process of achieving a liquidity event by the seventh anniversary of the termination of this offering, our charter requires a majority of our board of directors, including a majority of our independent directors, to adopt a resolution declaring that a plan of liquidation of our company is advisable and directing that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless the adoption of a plan of liquidation by our board of directors and submission of such plan to stockholders is postponed by a vote of a majority of our board of directors and a majority of the independent directors. If we submit a plan of liquidation to our stockholders, stockholders holding both I Shares, K Shares, T Shares and common shares, voting together as a single class, will each be entitled to one vote for each such share held as of the record date established by our board for such vote. If we have sought and failed to receive approval of such stockholders of a plan of liquidation, we will continue operating and, upon the written request of the holders of I Shares, K Shares, T Shares and common shares owning in the aggregate not less than 10% of the then outstanding I Shares, K Shares, T Shares and common shares, the plan of liquidation will be submitted for consideration by proxy statement to such stockholders up to once every two years.
Investment and Financing Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. In addition to the policies discussed above, pursuant to our charter, we will not:
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make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

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make an investment in a mortgage loan except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine, and in all cases in which the transaction is with our advisor, our sponsor, any director or any affiliate thereof, such appraisal of the underlying property must be obtained from an independent appraiser;

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make an investment in a mortgage loan if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this limitation, the “aggregate amount of all mortgage loans outstanding on the property, including our loans” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that the deferred interest on each loan exceeds 5% per annum of the principal balance of the loan;

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invest in indebtedness secured by a mortgage on real property which is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

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invest in equity securities not listed on a national securities exchange or traded in an over-the-counter market, unless a majority of the board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves such investment as being fair, competitive, and commercially reasonable;

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invest in commodities or commodity futures contracts, except for futures contracts used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

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issue equity securities on a deferred payment basis or other similar arrangement;

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issue debt securities in the absence of adequate cash flow to cover debt service;

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issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

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issue equity securities redeemable solely at the option of the holder, which restriction has no effect on any share repurchase program;

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issue options or warrants to our advisor, our directors, our sponsor or any affiliate thereof except on the same terms as such options or warrants, if any, are sold to the general public;

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invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title;

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engage in securities trading or the business of underwriting or the agency distribution of securities issued by others; or

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acquire interests or securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in publicly traded securities.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions. See “Conflicts of Interest”.
Other Policies
Subject to applicable law, our board of directors has the authority, without further stockholder approval, to cause us to issue additional authorized common stock and/or preferred stock (except that issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel) or otherwise raise capital in any manner and on terms and for the consideration it deems appropriate, including in exchange for property and/or as consideration for acquisitions. Existing stockholders will have no preemptive right to purchase additional shares issued in any future offering or other issuance of our capital stock, and any offering or issuance may cause dilution of your investment. In addition, preferred stock could have distribution, voting, liquidation and other rights and preferences that are senior to those of our common stock. See the section entitled “Description of Capital Stock” in this prospectus. We may in the future issue common stock or preferred stock in connection with acquisitions, including issuing common stock or preferred stock in exchange for property, other assets, or entities.
Estimated NAV Calculation
Valuations
Pursuant to rules promulgated by FINRA, we are required to provide you with an initial estimated NAV per share of each class of our common stock based on a valuation of our assets as of a date no later than 150 days following the second anniversary of the date that this registration statement is declared effective by the SEC, although we may provide an initial estimated NAV per share prior to such date. We have not yet disclosed an estimated net asset value per share, therefore, with respect to our K Shares and T Shares (the proceeds from which are not used to fund upfront underwriting compensation or organization and offering expenses payable in connection with K Shares and T Shares), our stockholders’ customer account statements will include a value per share that is equal to the public offering price of K Shares and T Shares, with respect to our I Shares (the proceeds from which are not used to fund upfront underwriting compensation or organization and offering expenses in connection with I Shares), our stockholders’ customer account statements will include a value per share that is equal to $10.00 per I Share (which reflects that proceeds from common shares were applied to make up the difference between the $9.50 purchase price per I share and $10.00 so that proceeds available for investment are $10.00 per I Share), and, with respect to common shares, our stockholders’ customer account statements will include a value per share equal to $0, reflecting that 100% of such proceeds are used to fund the payment of upfront underwriting compensation and organization and offering expenses payable in connection with all share classes. If we provide an estimated NAV prior to the conclusion of this offering, our board of directors may determine to modify the public offering price, including the price at which shares are offered through our DRIP, to reflect the estimated per share NAV. Prior to providing an estimated NAV based on a valuation of our assets, the per share values that we report will not reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Furthermore, in the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of I Shares, K Shares, T Shares and common shares ratably in proportion to the respective NAV for each class until the NAV for each class has been paid. For purposes of calculating NAV, we intend to use the most recent price paid (or $10.00, in the case of I Shares) to acquire the applicable class of shares in the primary offering (ignoring purchase price discounts for certain categories of purchasers) as the estimated per share value of our shares until our board of directors determines our NAV. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding.
Prior to 150 days following the second anniversary of the date this registration statement is declared effective by the SEC (or earlier if our board so directs or applicable regulations require), we are required to provide an initial estimated NAV per share of each class of our common stock based on the value of our assets. We will provide an update of the initial estimated NAV as of the end of each completed fiscal year thereafter, or more often. Once we are required to provide an estimated NAV per share, our NAV will be determined by our board of directors based on the input of our advisor, our audit committee and, if engaged by our board of directors, one or more independent valuation firms. We intend to base our calculation of estimated NAV on the values of our assets and liabilities, without ascribing additional value to our enterprise or the going concern of our business. We expect that the values of our assets and liabilities will reflect the specific terms of our investments and our indebtedness, as well as conditions prevailing in the real estate, credit and broader financial markets. In addition, on at least an annual basis, management will update our NAV to reflect changes in the fair value of our indebtedness, estimated property disposition costs (including estimates of fees payable to our advisor), and our other net assets and liabilities. In general, we expect to report our estimated NAV in filings with the SEC and on our website.
Following the calculation and allocation of changes in the aggregate NAV of our common stock as described above, the NAV for each class will be adjusted for accrued dividends to determine the NAV. Selling commissions, the dealer manager fee and stockholder servicing fee will have no effect on the NAV of any class. Our NAV will not be calculated in accordance with GAAP. Neither FINRA, the SEC nor the state securities departments provide rules on the methodology that we must use to determine our NAV per share. Any valuation methodology that we use to determine the estimated NAV per share will be based on a number of assumptions, estimates and judgments that may not be accurate or complete. Further, different REITs using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated NAV per share from that determined by us, which could be significantly different.
There can be no assurance:
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that an estimated NAV could or will actually be realized by us or by stockholders upon liquidation (in part because appraisals and estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),

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that stockholders could realize this value if they were to attempt to sell their shares, or

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that this value could comply with the ERISA or IRA requirements.

Investment Company Act Considerations
We intend to conduct our operations so that we and each of our subsidiaries is not an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:
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pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; or

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pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire real estate and real-estate related assets directly, for example, by acquiring fee interests in real property, or by purchasing interests in REITs or other “real estate operating companies” that own real property. We also may acquire real estate assets through joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of our operating partnership, each formed to hold a particular asset.
We intend to conduct our operations so that we and most, if not all, of our wholly and majority-owned subsidiaries will comply with the 40% test. We will continuously monitor our holdings on an ongoing basis to determine our compliance and that of each of our wholly and majority-owned subsidiaries with this test. We expect that most, if not all, of our wholly owned and majority-owned subsidiaries will not be relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in these subsidiaries generally will not constitute “investment securities.” Accordingly, we believe that we and most, if not all, of our wholly and majority-owned subsidiaries will not be considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.
In addition, we believe that neither us nor any of our wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and our subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our respective operations such that none of us will be required to register as an investment company under the Investment Company Act.
The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.
We intend to conduct our operations so that neither the company nor any of its wholly or majority-owned subsidiaries fall within the definition of  “investment company” under the Investment Company Act. If the company or any of its wholly or majority-owned subsidiaries inadvertently falls within one of the definitions of  “investment company,” we intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities primarily engaged in the business of  “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition to prohibiting the issuance of certain types of securities, this exclusion generally requires that at least 55% of an entity’s assets must be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least 80% of the entity’s assets must be comprised of qualifying assets and a broader category of assets that we refer to as “real estate-related assets” under the Investment Company Act. Additionally, no more than 20% of the entity’s assets may be comprised of miscellaneous assets.
We will classify our assets for purposes of the Investment Company Act, including our 3(c)(5)(C) exclusion, in large measure upon no-action positions taken by the SEC staff in the past. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. No assurance can be given that the SEC staff will concur with our classification of our assets. In addition, the SEC staff may, in the future, issue further guidance that may require us to re-classify our assets for purposes of the Investment Company Act. If we are required to re-classify our assets, we may no longer be in compliance with the exclusion from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether we satisfy the 55% and 80% tests, we will classify the assets in which we invest as follows:
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Real Property.   Based on no-action letters issued by the SEC staff, we will classify our fee interests in real properties as qualifying assets. In addition, based on no-action letters issued by the SEC staff, we will treat our investments in joint ventures, which in turn invest in qualifying assets such as real property, as qualifying assets only if we have the right to approve major decisions affecting the joint venture; otherwise, such investments will be classified as real estate-related assets. We expect that no less than 55% of our assets will consist of investments in real property, including any joint ventures that we control.

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Securities.   We intend to treat as real estate-related assets debt and equity securities of both non-majority owned publicly traded and private companies primarily engaged in real estate businesses, including REITs and other real estate operating companies, and securities issued by pass-through entities of which substantially all the assets consist of qualifying assets or real estate-related assets.

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Loans.   Based on no-action letters issued by the SEC staff, we will classify our investments in various types of whole loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. However, we will consider loans with loan-to-value ratios in excess of 100% to be real estate-related assets. We will treat our mezzanine loan investments as qualifying assets so long as they are structured as “Tier 1” mezzanine loans in accordance with the guidance published by the SEC staff in a no-action letter that discusses the classifications of Tier 1 mezzanine loans under Section 3(c)(5)(C) of the Investment Company Act.

We will classify any investments in construction loans as qualifying assets, as long as the loans are “fully secured” by an interest in real estate at the time we originate or acquire the loan. With respect to construction loans that are funded over time, we will consider the outstanding balance (i.e., the amount of the loan actually drawn) as a qualifying asset. The SEC staff has not issued no-action letters specifically addressing construction loans. If the SEC staff takes a position in the future that is contrary to our classification, we will modify our classification accordingly.
Consistent with no-action positions taken by the SEC staff, we will consider any participation in a whole mortgage loan, including B-Notes, to be a qualifying real estate asset only if: (1) we have a participation interest in a mortgage loan that is fully secured by real property; (2) we have the right to receive our proportionate share of the interest and the principal payments made on the loan by the borrower, and our returns on the loan are based on such payments; (3) we invest only after performing the same type of due diligence and credit underwriting procedures that we would perform if we were underwriting the underlying mortgage loan; (4) we have approval rights in connection with any material decisions pertaining to the administration and servicing of the loan and with respect to any material modification to the loan agreements; and (5) if the loan becomes non-performing, we have effective control over the remedies relating to the enforcement of the mortgage loan, including ultimate control of the foreclosure process, by having the right to: (a) appoint the special servicer to manage the resolution of the loan; (b) advise, direct or approve the actions of the special servicer; (c) terminate the special servicer at any time with or without cause; (d) cure the default so that the mortgage loan is no longer non-performing; and (e) purchase the senior loan at par plus accrued interest, thereby acquiring the entire mortgage loan.
We will base our treatment of any other investments as qualifying assets and real estate-related assets on the characteristics of the underlying collateral and the particular type of loan (including whether we have foreclosure rights with respect to those securities or loans that have underlying real estate collateral) and we will make these determinations in a manner consistent with guidance issued by the SEC staff.
Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

A change in the value of any of our assets could negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exclusion, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire assets that we would otherwise want to acquire and would be important to our investment strategy.
To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.
If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.
Investment Advisers Act of 1940 Considerations
Neither our advisor nor Procaccianti Companies is registered, nor does either intend to register, as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Advisers Act applies to advisers providing investment advice with respect to securities. Our advisor and Procaccianti Companies will be advising on the acquisition, management, and disposition of the hospitality properties that we will own and not on “securities portfolios,” which is the measure by which one determines whether registration is required under the regime established under the Advisers Act. Accordingly, investors in our company will not have the benefits of provisions of the Advisers Act available only to investors in investment vehicles advised by registered advisers.
Change in Investment Objectives, Policies, and Limitations
Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. Our investment policies and objectives and the methods of implementing our investment objectives and policies, except to the extent set forth in our charter, may be altered by our board of directors, without approval of our stockholders. If we change these policies during the offering period, we will disclose these changes in a prospectus supplement prior to the effective time of these changes.
Dilution of the Net Tangible Book Value of Our Shares
Net tangible book value assumes that the value of real estate assets diminishes predictably over time, as shown through the depreciation and amortization of real estate investments, while historically real estate values have risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe will reflect our estimated value per share. It is not intended to reflect the estimated value of our assets upon the sale of our company, an orderly liquidation of our portfolio, or the listing of our shares of securities for trading on a national securities exchange consistent with our potential exit strategies. However, after we begin acquiring real estate assets, net tangible book value will reflect certain dilution in the value of our I Shares, K Shares, T Shares and common shares.
Our net tangible book value per I Share, K Share and T Share is calculated as total book value of assets minus total book value of liabilities, in each case, allocable to the I Shares, K Shares and T Shares, respectively (taking account the relative rights and preferences of the I Shares, K Shares, T Shares and the common shares), divided by the total number of I Shares, K Shares or T Shares outstanding. After we begin acquiring real estate assets, the net tangible book value per I Share, net tangible book value per

K Share and net tangible book value per T Share will reflect certain dilution in the value of our I Shares, K Shares and T Shares from the issue price as a result of  (i) accumulated depreciation and amortization of real estate investments, (ii) fees and expenses associated with our operations, (iii) asset management fees and expense reimbursements paid to (or accrued as liabilities to) our advisor and third parties in connection with our assets and related financing, (iv) compensation to directors and restricted shares issued pursuant to our Long-Term Incentive Plan (K Shares and common shares only), and (v) dividends. Accordingly, investors purchasing I Shares, K Shares and T Shares in this offering may experience immediate dilution of the net tangible book value per share of our I Shares, K Shares and T Shares from the effective offering prices per share.
Our net tangible book value per common share is similarly calculated as total book value of assets minus total book value of liabilities, in each case, allocable to the common shares as a class (taking account the relative rights and preferences of the I Shares, K Shares, T Shares and the common shares), divided by the total number of common shares outstanding. After we begin acquiring real estate assets, net tangible book value per common share will reflect certain dilution in the value of our common shares from the issue price as a result of  (i) accumulated depreciation and amortization of real estate investments, (ii) fees and expenses paid in connection with this offering and any future private or public offering, including selling commissions and dealer manager fees, (iii) fees and expenses associated with our operations, (iv) the fees and expenses, including asset management fees and expense reimbursements, acquisition fees and disposition fees, paid to (or accrued as liabilities to) our advisor and third parties in connection with the acquisition of our assets and related financing, (v) compensation to directors and restricted shares issued pursuant to our Long-Term Incentive Plan (K Shares and common shares only), and (vi) dividends. Accordingly, investors purchasing common shares in this offering may experience immediate dilution of the net tangible book value per common share from the effective offering price per common share.
The offering price of our I Shares, K Shares, T Shares and common shares was not established on an independent basis and bears no relationship to the net value of our assets. Further, even without depreciation in the value of our assets, the other factors described above with respect to the dilution in the value of our securities are likely to cause our offering price per I Share, per K Share, per T Share or per common share to be higher than the amount you would receive per I Share, per K Share, per T Share or per common share if we were to liquidate after we commence operations but before the end of the offering period.

MANAGEMENT
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the overall management and control of our affairs. The board has retained Procaccianti Hotel Advisors, LLC, which we refer to as our advisor, to manage certain aspects of our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision. As described in greater detail under the sections entitled “— Advisory Agreement” and “— Management Decisions” below, our advisor may purchase assets on our account, without specific prior approval from the board, subject to certain limitations.
As required by the NASAA REIT Guidelines, our charter was reviewed and ratified by our board of directors, including all of the independent directors. Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors but may not be fewer than three. Our bylaws further provide that the number of our directors may not be more than ten. We currently have a total of five directors, including three independent directors. Each director will serve for a one-year term and until his or her successor is duly elected and qualifies. Our charter provides that a majority of the directors must be independent directors except for a period of up to 60 days after the death, resignation or removal of an independent director pending the election of such independent director’s successor. An “independent director” is defined in our charter in accordance with Section I.B.14 of the NASAA REIT Guidelines.
There are no family relationships among any of our directors or officers. Except for Mr. James A. Procaccianti and Ms. Elizabeth Procaccianti, who are siblings, there are no family relationships among any officers of our advisor. Each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we plan on acquiring. Each of our current directors has substantially in excess of three years of relevant real estate experience. Further, at least one of our independent directors has at least three years of relevant real estate experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we will acquire. In addition, at least one of our independent directors is a financial expert, with at least three years of relevant financial experience.
During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. Each director will serve until the annual meeting of stockholders following the expiration of his or her term and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.
Any director may resign at any time and may be removed with or without cause by stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. See “Conflicts of Interest”. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of our advisor, any member of our board of directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.
Any vacancy created by the death, resignation, removal, adjudicated incompetence, or other incapacity of a director may be filled by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, any vacancy created by an increase in the number of directors may be filled by a vote of a majority of the entire board of directors, and any director elected by the board of directors to fill a vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies. Independent directors shall nominate replacements for vacancies in the independent director positions. Each director will be bound by the charter and the bylaws.

The directors will meet quarterly or more frequently if necessary. Maryland law provides that any action required or permitted to be taken at a meeting of the board of directors also may be taken without a meeting by the unanimous written or electronic consent of all directors. Our directors are not required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors heavily rely on our advisor. Our directors must satisfy their fiduciary duty to us and our stockholders, including the supervision of the relationship between us and our advisor. The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.
Our board of directors has established policies on investments and borrowing, the general terms of which are set forth in this prospectus. See “Investment Objectives, Strategy, and Policies”. The directors may establish further policies on investments and borrowings.
The directors will monitor our advisor’s administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.
The independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs. Each determination and basis therefor shall be set forth in the minutes of the meetings of the board of directors. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction, must determine that any transaction with our sponsor, our advisor, any of our directors or any of their respective affiliates is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. The independent directors also are responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out.
Specifically, the independent directors will consider factors such as:
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the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

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the success of our advisor in generating appropriate investment opportunities;

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rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

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additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

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the quality and extent of service and advice furnished by our advisor;

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the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

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the quality of our investment portfolio relating to the investments generated by our advisor for its own account.

If the independent directors determine that the compensation to be paid to our advisor is not reasonable, our board of directors may request that our advisor reduce its fees, terminate the advisory agreement, renegotiate the advisory agreement, or retain a new advisor.
Committees of the Board of Directors
Our entire board of directors considers all major decisions concerning our business. However, our charter and bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of each committee it establishes in the board’s discretion. Our charter and bylaws require that a majority of the members of each committee of our board be comprised of independent directors.

Audit Committee
Our board of directors has established an audit committee, which consists of our three independent directors. The audit committee, by approval of at least a majority of its members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. One of our independent directors serves as the chair of the audit committee and has been designated as the audit committee financial expert. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.
Executive Officers and Directors
The name, age, title and certain biographical information about our executive officers and directors appear below:
Name	Age	Position(s)
James Procaccianti	58	President, Chief Executive Officer, Director, Chairman of the Board of Directors
Gregory Vickowski	55	Chief Financial Officer, Treasurer, Director
Lawrence Aubin	72	Independent Director
Thomas R. Engel	70	Independent Director
Ronald S. Ohsberg	52	Independent Director
James Procaccianti, President, Chief Executive Officer, Director
Mr. Procaccianti has served as our president and chief executive officer since August, 2016, and is responsible for overall strategic planning, organizational development, new business development, investor relations, franchise relations, and acquisitions. Mr. Procaccianti has served as the President and Chief Executive Officer of Procaccianti Companies, our sponsor, and its predecessors since February, 1980. Also, he has served as a manager of Procaccianti Hotel Advisors, LLC, our advisor, since August, 2016 and has served on the advisor’s investment committee since August 2016.
For more than 30 years Mr. Procaccianti has been in the business of acquiring, renovating, and managing investment real estate. Mr. Procaccianti possesses the hands-on experience that can only come from having owned, managed, or developed over 20 million square feet of real estate — billions of dollars of commercial and residential properties.
In the hospitality industry, Mr. Procaccianti has owned, operated, and managed more than 100 hotels. Through his vision and leadership, our sponsor has grown to one of the largest private hotel companies in the country. Mr. Procaccianti has developed franchise relationships with top hotel brand families, such as Hyatt, Marriott, Hilton, Starwood, and InterContinental Hotels Group, or IHG. Additionally, he has completed numerous complex acquisitions with national institutional real estate investors, such as GE Pension Trust, Starwood, FelCor, Lend Lease, Host Marriott/Marriott International, Bank of America, and CalPERS, the largest public employee pension fund in the United States.
Mr. Procaccianti is a highly active corporate citizen, serving on multiple executive boards, including the board of trustees for Rhode Island Hospital, the advisory committee for Hasbro Children’s Hospital, and the board of directors for Crossroads RI, Rhode Island’s largest homeless shelter. Additionally, Jim established the Procaccianti Family Foundation, which provides monetary and in-kind support for dozens of nonprofit organizations.
Providence Business News recently recognized Mr. Procaccianti as one of the top 25 ‘Driving Forces’ for his contributions to the Rhode Island business community for his efforts and success over the past twenty five years.

Mr. Procaccianti was selected to serve as a director and chairman because of his extensive hotel, real estate and capital markets experience, in addition to his leadership role with our sponsor, all of which are expected to bring valuable insight to the board of directors.
Mr. Procaccianti attended Bryant University in Smithfield, Rhode Island.
Gregory Vickowski, Chief Financial Officer, Treasurer, Director
Mr. Vickowski has served as our chief financial officer and treasurer since August, 2016. He also has served as Chief Financial Officer of our sponsor, its subsidiaries, and predecessors since December, 2005. Also, he has served as a manager of our advisor since and on its investment committee since August, 2016. He is responsible for raising and negotiating equity and debt financing, negotiation of purchase and sale agreements in support of asset acquisitions and dispositions, and participating in hotel management/ franchise company selection, contract negotiation, and implementing our investment strategy and asset management for our investment portfolio while also overseeing all areas of accounting and management information systems. He also oversees the management of the sponsors’ other investment funds, which have assets with a gross value of nearly $1 billion.
Mr. Vickowski joined the predecessor of the sponsor as corporate controller in 1988 and has been instrumental in growing the sponsor into a nationally recognized hospitality organization. He has more than 25 years of hospitality industry experience encompassing all aspects of hotel investment and ownership. He has sourced direct deals and developed creative partnerships/ownership structures, has been involved in the review of hundreds of real estate investment transactions, and has negotiated contracts with virtually every major hospitality brand. He has developed long-standing relationships with key industry brokers and leading lenders, has completed complex purchase transactions with Met Life, Starwood, Host Marriott, Lend Lease, IHG, Hyatt, Hilton, Lowe Enterprises, FelCor Lodging, and CalPERS, and has completed equity investments with Och-Ziff, CalPERS, Rockpoint, and others.
Prior to joining the sponsor, Mr. Vickowski worked for a real estate development company where he was responsible for finance and information technology. He also served as a member of the management team at an international architectural firm in corporate finance.
Mr. Vickowski earned a bachelor’s degree from the University of Massachusetts-Dartmouth in business administration and a master’s degree from the University of Rhode Island in Kingston, Rhode Island in Business with course concentrations in finance and MIS. He is a member of the Pension Real Estate Association and the Hotel Asset Management Association.
Mr. Vickowski was selected to serve as a director because of his extensive financial and investment expertise and experience in hotel, real estate and capital markets, in addition to his leadership role as Chief Financial Officer with our sponsor, all of which are expected to bring valuable insight to the board of directors.
Thomas R. Engel, Independent Director
Mr. Engel joined our board of directors as an independent director in August, 2016. Mr. Engel has served as the President of T.R. ENGEL Group, LLC, since May 1998, a Boston-based, entrepreneurial hotel advisory and asset management firm. Mr. Engel is actively engaged as a hotel advisor and asset manager across three continents, working on the toughest and most sophisticated of client lodging assignments. Prior to forming T.R. Engel, Thomas Engel spent eight (8) years as Executive Vice President, Equitable Real Estate Investment Management Inc., (Equitable/AXA) where he founded, then managed its $1.8 billion global Lodging and Leisure Group. Earlier he created/co-founded three lodging brands — Embassy Suites, Crowne Plaza Hotels & Resorts and Hawthorn Suites by Wyndham hotels. Mr. Engel has also served as a director of Eagle Hospitality Properties Trust (Formerly NYSE: EHP).
Mr. Engel entered the lodging business following an earlier career in brand management at Unilever and Revlon, Inc., New York City. Engel graduated from the University of St. Thomas and Northwestern University. He is an adjunct professor, Chairman, Advisory Board, Boston University’s School of Hospitality Administration, Member of American Hotel & Lodging Associations Investment and Management Committees. Veteran of the United States Marine Corps Air Corps.

Mr. Engel was selected to serve as a director because of his extensive experience in the hospitality brands industry, prior board experience and leadership skills in the oversight of hospitality assets, all of which are expected to bring valuable insight to the board of directors.
Lawrence A. Aubin, Sr., Independent Director
Mr. Aubin joined our board of directors as an independent director in August, 2016. Mr. Aubin has served as the President and CEO of Aubin Corporation, a commercial and industrial development firm headquartered in Seekonk, Massachusetts since November of 1983. An active corporate and community leader, Mr. Aubin has focused his service on support of organizations that are intrinsic to the regional economy and essential to growth in human capital and quality of life in southeastern New England.
Since October 2014, Mr. Aubin has served as the Chairman of Lifespan Corporation, a Rhode Island-based health network encompassing Rhode Island Hospital and Hasbro Children’s Hospital and three other hospitals (The Miriam Hospital, Newport Hospital, and Bradley Hospital), as well as Gateway Healthcare, the region’s largest behavioral health provider, He previously served as Vice Chairman of the Lifespan Board of Director’s Co-chairman of the combined Board of Trustees of Rhode Island Hospital and The Miriam Hospital, and Chairman of the Board of Trustees of Rhode Island Hospital.
At the Board level, Mr. Aubin helped to lead strategic investments and realignments supporting new levels of innovation, effectiveness, and efficiency among Lifespan’s member organizations — including the blending of the unique strengths of two distinguished teaching hospitals, Rhode Island Hospital and The Miriam Hospital. Mr. Aubin has also chaired or served on the Lifespan Development Committee, Finance Committee, and Facilities Committee — helping to transform the Rhode Island Hospital campus through construction of the Bridge Building, the Emergency Department, the Comprehensive Cancer Center, new surgical suites, and a pediatric imaging center, and restoration of the historic Jane Brown Building to create state-of-the-art clinical space.
Mr. Aubin is a member of the Commercial Banking Advisory Board of Citizens Bank, and has contributed his expertise to the boards of several leading regional financial institutions — including Durfee-Attleboro Bank, South Shore Bank, and Bank of Boston — over the past four decades. Since 2009, he has served as a member of the Providence College Business Advisory Council.
Mr. Aubin was selected to serve as a director because of his extensive leadership skills in running large institutional organizations, in addition to his leadership and experience in the real estate industry, all of which are expected to bring valuable insight to the board of directors.
Ronald S. Ohsberg, Director, Independent Director and Chairman of the Audit Committee
Mr. Ohsberg joined our board of directors as an independent director in August, 2016. Mr. Ohsberg also serves as the chairman of our audit committee. Mr. Ohsberg has been the Executive Vice President — Finance of Linear Settlement Services since July, 2016 in Middletown, Rhode Island. Linear provides nationwide title insurance and closing services pertaining to commercial and residential real estate transactions. Prior to joining Linear Settlement Services, Mr. Ohsberg spent twelve years at Citizens Financial Group (Citizens), a $138 billion Rhode Island-based bank holding company, in various capacities including Executive Vice President, Corporate Controller and Chief Accounting Officer since 2009. In this position he assisted in executing the largest United States commercial bank IPO in a series of four equity offerings aggregating $12.3 billion and established Citizens’ Sarbanes-Oxley public-company governance structure and procedures. He was also responsible for all SEC and regulatory reporting and corporate accounting functions as well as a member of various corporate governance committees. Commencing in 2004 through 2009, he was Senior Vice President, Director of Corporate Reporting at Citizens responsible for all aspects of financial reporting to Citizens’ regulators and its parent Company, Royal Bank of Scotland.
Mr. Ohsberg also worked at Bank of America’s predecessor FleetBoston Financial from 1992 to 2004 in various positions culminating as Senior Vice President, Director of Accounting. He was responsible for the monthly accounting closing process and associated analytics of a $200 billion financial institution, in addition to managing the successful corporate-wide implementation of Sarbanes-Oxley procedures. Mr. Ohsberg started his career in the audit department at KPMG, an international audit, tax and advisory firm.

Mr. Ohsberg received Bachelor of Science degrees in Accounting and Finance, and Master of Business Administration degree, from the University of Rhode Island. Mr. Ohsberg is also a Certified Public Accountant.
Mr. Ohsberg was selected to serve as a director because of his extensive financial, accounting and public company reporting and compliance expertise and experience, in addition to his leadership role with Linear, all of which are expected to bring valuable insight to the board of directors.
Key Executives of the Sponsor and Advisor
The name, age, title and certain biographical information about the executive officers of our sponsor and our advisor appear below:
Name	Age	Position(s)
James Procaccianti	58	President, Chief Executive Officer (see above)
Gregory Vickowski	55	Chief Financial Officer (see above)
Elizabeth Procaccianti	67	Chief Operating Officer
Mark Bacon	51	Chief Construction Officer
Robert Leven	48	Chief Investment Officer
Richard MacAdams	66	Chief Legal Counsel
Ron Hadar	48	General Counsel
Elizabeth Procaccianti, Chief Operations Officer
Ms. Procaccianti has served as the Chief Operations Officer of the sponsor, its subsidiaries, and its predecessors since December, 2005 and has served in the same capacity for our advisor since August, 2016. She has served as a manager of our advisor since August, 2016 and has served on the advisor’s investment committee since August, 2016. Ms. Procaccianti is responsible for the overall management and performance of the sponsor’s national portfolio and will perform the same duties for us through our advisor. She has been with the sponsor and TPG since 1987 and has served in several capacities, including general manager and regional director. She has built a staff of experienced hospitality professionals, both at the hotel and corporate levels, who have been trained and instructed on the successful containment of costs through attention to controls and procedures.
Ms. Procaccianti has a track record of generating profits by maximizing revenue through aggressive sales and marketing, revenue management, and superior guest satisfaction. Ms. Procaccianti currently serves on the owner advisory boards for Starwood Hotels and Hilton Hotels. Ms. Procaccianti is also on the board of the Providence/Warwick Convention & Visitors Bureau and is a past board member of the Rhode Island Hospitality Association.
Ms. Procaccianti is a graduate of the University of Rhode Island in Kingston, Rhode Island with a bachelor’s degree in English/Business.
Mark Bacon, Chief Construction Officer
Mr. Bacon has served as the chief construction officer of our sponsor, its subsidiaries, and its predecessors since December, 2005.
Mr. Bacon is responsible for the implementation of all construction, renovation, and capital expenditure projects across all divisions of the sponsor and its affiliates. Mr. Bacon has served on our advisor’s investment committee since August, 2016.
Since joining the Procaccianti Companies in 1985, Mr. Bacon has managed the renovation of all of our sponsor’s hotel properties as well as numerous commercial, residential, and condominium projects. Over the past 25 years, in addition to his construction responsibilities, he has served in all facets of the sponsor’s company including residential, commercial, and industrial property management, and also as a regional hotel director.

Mr. Bacon graduated from University of Rhode Island in Kingston, Rhode Island with a bachelor’s degree in industrial engineering.
Robert Leven, Chief Investment Officer
Mr. Leven has served as the chief investment officer of Procaccianti Companies since January, 2006. He has also served on our advisor’s investment committee since August 2016. He is responsible for the evaluation, analysis, and processing of all new acquisition opportunities. Since joining our sponsor in September 2002 as executive vice president of acquisitions, Mr. Leven has helped to position the sponsor as one of the largest privately held hospitality management companies in the United States.
Prior to joining the sponsor, Mr. Leven worked for Hodges Ward Elliott Inc., one of the leading firms in the country focusing exclusively on hotel brokerage. Before joining Hodges Ward Elliott, Mr. Leven was one of the original employees and founders of U.S. Franchise Systems, which he joined at its inception in October 1995 as director of franchise sales and development.
Mr. Leven is a graduate of Cornell University School of Hotel Administration in Ithaca, New York.
Richard MacAdams, Chief Legal Counsel
Mr. MacAdams has served as the chief legal officer for our sponsor since June, 2007 and is responsible for the overall general supervision and administration of the sponsor and its subsidiaries and affiliates. He also has served on the investment committee of our advisor since August 2016. Prior to that time, Mr. MacAdams had represented Procaccianti Companies, and its principals, since 1989.
Mr. MacAdams became admitted to practice law in 1975, at which time he joined the Providence firm of Adler Pollock & Sheehan Incorporated where he practiced law for fifteen years. He became a shareholder, member of its executive committee, and head of its litigation department overseeing approximately twenty-five attorneys and paralegals. In 1990, Mr. MacAdams founded the Providence-based firm of MacAdams & Wieck Incorporated, the predecessor to the firm of MacAdams Wieck DeLuca & Gemma Incorporated. In the course of his practice, Mr. MacAdams represented publicly traded and closely held national and international businesses and individuals, in numerous jurisdictions throughout the United States in litigation involving a broad range of commercial and business areas of law.
Mr. MacAdams served for many years as a member of the executive committee of the Rhode Island Bar Association and as one of its officers thereof, having served as its President from 1996 to 1997. Mr. MacAdams has also served as the Rhode Island State Delegate to the American Bar Association.
Mr. MacAdams received his bachelor of arts degree from Brown University in Providence, Rhode Island and his juris doctor degree from Boston University in Boston, Massachusetts.
Ron Hadar, General Counsel
Mr. Hadar joined our sponsor as assistant general counsel in August, 2015 and became the sponsor’s general counsel in January, 2016. Mr. Hadar has served as our advisor’s general counsel since August, 2016. He is responsible for all legal matters with respect to hotel development, acquisitions and divestitures, debt and capital placement, contracting matters, corporate governance, and asset management for the Procaccianti Companies, its subsidiaries, and our advisor.
Mr. Hadar has over 20 years of experience as a transactional business and real estate attorney. Mr. Hadar joined Procaccianti Companies after serving as general counsel to The Richmond Company, Inc., a real estate development company, where he enjoyed a 10-year career overseeing all legal matters with respect to the acquisition, development, and ownership of a variety of commercial and residential real estate assets. Prior to that role, Mr. Hadar was with several national and regional law firms in Boston, Massachusetts, where he focused on capital markets transactions and corporate and real estate matters.
Mr. Hadar received his law degree from The University of Denver, Sturm College of Law in 1995, in Denver, Colorado. He received his undergraduate degree from the University of Rochester in 1990, in Rochester, New York. Mr. Hadar is admitted to practice in the Commonwealth of Massachusetts and as an In House Attorney with the State of Rhode Island. In addition, he is a lecturer with Massachusetts Continuing Legal Education on various real estate matters and a member of the Massachusetts, Rhode Island, and American Bar Associations.

Compensation of Our Executive Officers
Our executive officers do not receive compensation from us for services rendered to us. Our executive officers are employees of Procaccianti Companies and its affiliates and are compensated by these entities, in part, for their services to us. See “Management Compensation” and “Management — Employees of Affiliated Companies” below for a discussion of the fees paid to and services provided by our advisor and its affiliates.
Compensation of Our Directors
We will pay each of our independent directors who is independent (under our charter) an annual retainer of  $27,500, pro-rated for a partial term. Each independent director will receive $1,000 for each board meeting the director attends in person, $500 for each telephonic board meeting, $500 for each audit committee meeting the director attends in person and $250 for each telephonic audit committee meeting (but not to exceed $1,500 on any given day). The chairperson of the audit committee will receive $375 for each audit committee meeting the chairperson attends in person. All directors will receive reimbursement of reasonable out-of-pocket travel expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay separate compensation for services rendered as a director.
Our board of directors has approved and adopted an independent directors’ compensation plan which operates as a sub-plan of our long-term incentive plan and is described below. Our long-term incentive plan will provide each new independent director that joins our board of directors with 250 restricted K Shares in connection to his or her initial election to the board of directors. In addition, in connection with an independent director’s re-election to our board of directors at each annual meeting of stockholders, he or she will receive an additional 250 restricted K Shares. Restricted K Shares issued to independent directors will vest in equal amounts annually over a four-year period on and following the first anniversary of the date of grant in increments of 25% per annum; provided, however, that the restricted K Shares will become fully vested on the earlier to occur of  (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of our company.
Long-Term Incentive Plan
We adopted a long term incentive plan to:
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furnish incentives to individuals and entities chosen to receive restricted K Shares or common shares, because they are considered capable of improving our operations and increasing profits;

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encourage selected persons to accept or continue employment with our advisor and its affiliates; and

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increase the interest of our officers and directors (and employees, if any) in our welfare through their participation in the growth in the value of our company.

Our long-term incentive plan authorizes the granting of restricted stock, stock options, restricted or deferred stock units, performance awards and other stock-based awards to directors, officers, employees and consultants of ours selected by our board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10% of the outstanding shares of our K Shares and common shares on the date of grant of any such stock options. Any stock options granted under the long-term incentive plan will have an exercise price or base price that is not less than fair market value of our K Shares or common shares on the date of grant.
Our long-term incentive plan will be administered by the board of directors. The board of directors will have the full authority: (1) to administer and interpret the long-term incentive plan; (2) to determine the eligibility of directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or to entities that provide services to us, to receive an award; (3) to determine the number of K Shares or common shares to be covered by each award; (4) to determine the terms, provisions, and conditions of each award (which may not be inconsistent with the terms of the long-term incentive plan); (5) to make determinations of the fair market value of K Shares or common shares; (6) to waive any provision, condition, or limitation set forth in an award agreement; (7) to delegate its duties under the long-term incentive plan to such agents as it may appoint from time to time; and (8) to make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the long-term incentive plan, including the delegation of those ministerial acts and responsibilities as the board of directors deems appropriate. We have authorized and reserved 5,000,000 K Shares and 1,500,000 common shares for issuance under our long-term incentive plan. Any stock options granted under the long-term incentive plan will have an exercise price that is not less than fair market value of the shares underlying such options on the date of grant.
Restricted share awards entitle the recipient to restricted shares from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship with us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. The restricted shares will become fully vested and become non-forfeitable if we experience a change in control. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the shares have lapsed. Any dividends payable in our securities shall be subject to the same restrictions as the underlying restricted shares.
Limited Liability and Indemnification of Directors, Officers and Other Agents
We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expense to our directors, officers, and other agents, to the extent permitted by Maryland law and our charter.
Maryland law permits us to include in our charter a provision eliminating the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property, or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.
Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in a proceeding unless the following can be established:
•
an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Subject to the limitations contained in Maryland law, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates, and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision neither reduces the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
However, as required by the NASAA REIT Guidelines, our ability to indemnify our directors, our advisor, and its affiliates for losses or liability suffered by them, and to hold them harmless for losses or liability suffered by us, by requiring that the following additional conditions are met:
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the indemnified person has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest;

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the indemnified person was acting on our behalf or performing services for us;

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in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•
in the case of a non-independent director, our advisor, or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•
the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, or any of its affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
•
there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•
the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:
•
the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•
the proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves the advancement;

•
the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•
the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We entered into an indemnification agreement with each of our current directors and executive officers, each referred to herein as an Indemnitee. Each indemnification agreement obligates us to indemnify the respective Indemnitee to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the Indemnitee or on his or her respective behalf in connection with a proceeding. Each Indemnitee is not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law, as set forth in each indemnification agreement, exists. We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.
Our Advisor
Our advisor is Procaccianti Hotel Advisors, LLC, which we generally refer to as simply “our advisor.” Our advisor is an affiliate of and under common control with Procaccianti Companies. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.
Advisory Agreement
Procaccianti Hotel Advisors, LLC serves as our advisor in accordance with the terms of the advisory agreement between us and our advisor. Subject to the overall supervision of our board of directors, our advisor manages the day-to-day operations of, and provides investment management services to, us. The term of our advisory agreement is for a one-year term subject to renewals upon mutual consent of our advisor and independent directors for an unlimited number of successive one-year periods. See the section entitled “Conflicts of Interest — Other Charter Provisions Relating to Conflicts of Interest — Term of Advisory Agreement” below.
Under the terms of the advisory agreement, our advisor will:
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identify, evaluate, and negotiate the structure of the investments we make (including performing due diligence on our prospective investments);

•
find, present, and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

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structure the terms and conditions of our real estate acquisitions, sales, or joint ventures;

•
acquire properties on our behalf in compliance with our investment objectives and policies;

•
arrange for financing and refinancing of properties;

•
enter into leases and service contracts for our properties;

•
oversee the performance of our property managers;

•
review and analyze the properties’ operating and capital budgets;

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generate an annual budget for us;

•
review and analyze financial information for each property and the overall portfolio;

•
formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing, and disposition of properties; and

•
close, monitor, and administer the investments we make.

Our advisor’s services under the advisory agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired. We will pay our advisor fees and dividends and reimburse it for certain expenses incurred on our behalf. We will not pay our advisor and its affiliates any fees associated with arranging for financing and refinancing of properties, or a debt financing fee, however, we will pay unaffiliated third parties a debt financing fee, if applicable. For a detailed description of the fees and expense reimbursements payable to our advisor, including any payments due upon a termination of the advisory agreement, see the section in this prospectus entitled “Management Compensation”.

Management Decisions
The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments, and asset management decisions, will reside in an investment committee of our advisor. The investment committee is composed of James Procaccianti, Gregory Vickowski, Robert Leven, Elizabeth Procaccianti, Mark Bacon, and Richard MacAdams. Investment decisions require the approval of a majority of the members of our advisor’s investment committee. Our advisor’s investment committee may purchase on our account, without specific prior approval of the board of directors, properties with a gross acquisition cost equal to or less than the greater of  (a) $20 million or (b) 10% of our gross assets, as reported on a GAAP basis (including leverage and excluding depreciation), so long as the investment in the property would not, if consummated, violate our investment guidelines or any restrictions on indebtedness, and so long as the consideration to be paid for such properties does not exceed the fair market value of such properties. Any investment with a purchase price greater than the $20 million/10% limit noted above or that, if consummated, would violate our investment guidelines or any restrictions on indebtedness requires the approval of our board of directors. During these discussions, independent directors can offer ideas for ways in which deals can be changed to make them acceptable.
In addition, our advisor’s investment committee may cause us to sell or otherwise dispose of our investments if the gross selling price is equal to or less than the greater of  (a) $20 million or (b) 10% of our gross assets, as reported on a GAAP basis (including leverage and excluding depreciation).
Our Property Manager
Because we are prohibited from operating hotel properties pursuant to certain tax laws relating to our qualification as a REIT, the entities through which we will own the hotel properties we invest in will lease the hotel properties to one or more TRSs. The TRSs will enter into property management agreements with one or more hotel management companies. These may include TPG Hotels & Resorts, Inc., an affiliate of our sponsor and advisor, or TPG’s wholly owned subsidiaries, which we collectively refer to as TPG. Or they may include other affiliates and/or designees of TPG. We refer to TPG and such other affiliates and/or designees collectively as our property manager. See “Conflicts of Interest — Our Sponsor and its Affiliates” and “— Property Manager”. In limited situations, we may acquire hotels where we cannot enter into management agreements with our property manager and will retain the services of third parties to manage such hotels.
We expect that the property management agreements with our property manager will generally have terms of two to four years; however, all property management agreements with our property manager will terminate upon the sale of the managed property. We will pay our property manager a property management fee of approximately 3% of gross revenues, and a construction management fees equal to market rates for supervising and/or coordinating any construction, improvements, refurbishments or renovations of our hotel properties, in addition to certain expense reimbursements. See also “Management Compensation — Property Management Fee and Reimbursement” and “— Construction Management Fee”.
TPG is an industry-leading, vertically integrated hospitality owner operator of hotels ranging from focused service hotels to lifestyle and resorts spanning across the economy and luxury hotel chain segments. TPG is actively engaged in hotel operations, development, and asset acquisition/repositioning throughout the United States, and it provides industry-leading hotel operations, technical consulting, and pre-opening services. TPG is approved to operate under licenses from the industry’s leading brands, including Marriott, Hilton, Hyatt, Starwood, IHG, Wyndham, and Choice, and also operates multiple independently branded boutique properties.
TPG ranks in the top five largest privately held U.S. hotel management companies based on 2015 and 2016 rankings by industry publications such as Hotel Business, Hotel Management, and National Real Estate Investor. TPG’s portfolio includes approximately fifty (50) full service, lifestyle, boutique, extended-stay and select service hotels currently under management or under development located from coast-to-coast, including nearly 17,000 rooms generating more than $800 million in gross annual revenues.

Our property manager will be responsible for managing our hotel properties, ensuring compliance with the requirements set forth by the applicable hotel brand, and, from time to time, making renovations as necessary to our properties. Our property manager will employ staff at our hotel properties and will also direct the purchase of equipment and supplies and supervise maintenance activity. It will also be responsible for the administration of leases, licenses, and concession agreements for public spaces in our hotel properties; will keep the hotel properties’ furniture, fixtures, and equipment in good order; negotiate and enter into, on behalf of our TRSs, service contracts and licenses required in the ordinary course to operate our properties; and supervise and purchase inventory required to conduct the business of our hotel properties. In addition to providing property management services, TPG may also provide us with market research, acquisition advice, franchise brand recommendations, a pipeline of investment opportunities, and pre-acquisition planning services.
Employees of Affiliated Companies
As of the date of this prospectus, although we will have executive officers who manage our operations, we will not have any paid employees. Our day-to-day operations are managed by our advisor, including the employees of our advisor or its affiliates. To the extent required, we may reimburse our advisor for certain personnel and other costs associated with these services, excluding the cost of acquisition and disposition services for which we may pay our advisor a separate fee.
Related-Party Transactions
As of the date of this prospectus, there are no material transactions with management and their affiliates other than those covered by the terms of the agreements described above with our advisor and the expected property management agreements with our property manager. Pursuant to our charter, which complies with the NASAA REIT Guidelines, a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, must approve each related-party transaction as being fair and reasonable to us and on terms and conditions no less favorable than those available from unaffiliated third parties.

MANAGEMENT COMPENSATION
We have no paid employees. Our advisor and its affiliates will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor, our dealer manager, our property manager, and their affiliates, including amounts to reimburse their costs in providing services. The selling commissions, dealer manager fees, and other expenses considered to be underwriting compensation are generally expected to be paid out of proceeds from the sale of common shares. Common shares will also be purchased by the sponsor, our advisor, or their respective affiliates, or by the Service Provider or its affiliates. The Service Provider is an affiliate of the dealer manager. See “Conflicts of Interest — Service Provider” and “Description of Capital Stock — Common Shares — Advisor’s Obligation to Purchase Common Shares” and “— Service Provider’s Backstop Obligation to Purchase Common Shares” for a description of the obligations of our advisor and the Service Provider to purchase common shares.
The estimated amount of payments is based on a targeted maximum primary offering of  $552,375,000 in I Shares, K Shares, T Shares and common shares, in each case assuming sufficient sales of common shares to pay the related selling commissions and dealer manager fees, and our other organization and offering expenses (see “Estimated Use of Proceeds”).
Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
Offering/Acquisition/Operating Stage
Selling commissions — Our Dealer Manager
We will pay our dealer manager selling commissions of up to 5% of the gross offering proceeds from the sale of K Shares and common shares and selling commissions of up to 3% of the gross offering proceeds from the sale of T Shares. No selling commissions are payable in connection with I Shares. The dealer manager will reallow all of such selling commissions to participating broker-dealers. The source of funds to pay these selling commissions will generally be the proceeds from the sale of common shares.(1)
No selling commissions will be payable on account of shares of any class acquired by our advisor, the Service Provider, or their affiliates or I Shares, K Shares and T Shares sold pursuant to our DRIP.
The selling commissions may be reduced or waived in connection with certain categories of sales. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers”, “— Share Distribution Channels”, and “— Volume Discounts”.
Aggregate selling commissions will equal $26,250,000, assuming (i) we sell the target maximum of $500,000,000 in K Shares in the primary offering, (ii) we sell $25,000,000 in common shares to retail investors in the primary offering, (iii) the maximum selling commission and dealer manager fee is paid for each K Share and common share sold, and (iv) no shares are sold pursuant to the DRIP.
Dealer manager fee — Our Dealer Manager
We will pay our dealer manager a dealer manager fee of up to 3% of the gross offering proceeds from the sale of I Shares, T Shares, K Shares, and common shares. The dealer manager may reallow a portion of its dealer manager fees to participating broker-dealers. The source of funds to pay these dealer manager fees will generally be the proceeds from the sale of common shares.(1)
No dealer manager fees will be payable on account of shares of any class purchased by our advisor, the Service Provider or their affiliates or I Shares, K Shares and T Shares sold pursuant to our DRIP.
The aggregate dealer manager fee will equal $15,750,000, assuming (i) we sell the target maximum of $500,000,000 in K Shares in the primary offering, (ii) we sell $25,000,000 in common shares to retail investors in the primary offering, (iii) the maximum selling commission and dealer

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
	The dealer manager fee may be reduced or waived in connection with certain categories of sales. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” and “— Share Distribution Channels”.	manager fee is paid for each K Share and common share sold, and (iv) no shares are sold pursuant to the DRIP.
Stockholder Servicing Fee — Our Dealer Manager	With respect to T Shares sold in our primary offering only, will pay our dealer manager a stockholder servicing fee equal to 1/365th of 1.0% of the purchase price per T Share (or, once reported, the amount of our estimated value per T Share) for each T Share purchased in our primary offering. The stockholder servicing fee accrues daily and is payable in arrears. We will cease paying the stockholder servicing fee with respect to a T share sold in our primary offering at the earlier of (i) the date at which the aggregate underwriting compensation paid from all sources with respect to this offering equals 10% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from our DRIP); (ii) the third anniversary of the last day of the fiscal quarter in which our initial public offering (excluding our DRIP) terminates; (iii) the end of the month in which our transfer agent, on our behalf, determines that total underwriting compensation, including selling commissions, dealer manager fees, the stockholder servicing fee and other elements of underwriting compensation with respect to such T Share, would be in excess of 10% of the total gross investment amount at the time of purchase of such T Share in our primary offering; (iv) the end of the month in which our transfer agent, on our behalf, determines the stockholder servicing fee with respect to such T Share would be in excess of 3.0% of the total gross investment amount at the time of purchase of such T Share in our primary offering; (v) the date on which such T Share is repurchased by us; (vi) the date on which the holder of such T Share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the stockholder servicing fee, which shall be reallowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating dealer agreement or otherwise agrees to ongoing services set forth in the dealer manager agreement; and (vii) the listing of our shares on a national securities exchange, the sale of the company or the sale of all or substantially all of our assets. No stockholder servicing fees will be payable on account of T Shares acquired by our advisor, the Service Provider or their affiliates. We cannot	Actual amounts are dependent upon the number of T Shares purchased, and therefore, cannot be determined at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
predict if and when this will occur. The dealer manager may reallow a portion of the stockholder servicing fee to participating broker-dealers and servicing broker-dealers. Please see the answer to the question entitled “Why are you offering four classes of common stock, and what are the similarities and differences among the classes?” for a summary of the ongoing services for which stockholder servicing fees are payable.
Acquisition Fee — Our Advisor
Pursuant to the advisory agreement, for services in connection with selecting, evaluating, and acquiring investments, we will pay our advisor an acquisition fee equal to 1.5% of the gross contract purchase price of each property, loan, or other real estate-related investment purchased. “Gross contract purchase price” means the amount actually paid or allocated in respect of the purchase of, or budgeted capital expenditures for, a property or the amount actually paid or allocated in respect of the purchase of loans or other real-estate related assets, in each case inclusive of acquisition expenses and any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees.
Payment of the acquisition fee to our advisor will be deferred until the occurrence of  (i) a liquidation event (i.e., any voluntary or involuntary liquidation or dissolution of us, including as a result of the sale of all or substantially all of our assets for cash or other consideration), (ii) our company’s sale or merger in a transaction that provides our stockholders with cash, securities, or a combination of cash and securities, (iii) the listing of our shares on a national securities exchange, or (iv) the termination (not in connection with one of the preceding events) of the advisory agreement, other than for cause, or the non-renewal of the advisory agreement. We refer to the preceding clauses (ii) and (iii) as an “Other Liquidity Event.” The deferred acquisition fees will accrue interest at a cumulative, non-compounded rate of 6.0% per annum.
Upon a liquidation event, all of the deferred acquisition fees, plus all interest accrued thereon, will be paid only after the liquidation preference on our I Shares, K Shares, T Shares and parity securities(6) has been paid in full to all holders of I Shares, K Shares, T Shares and parity securities, and all accrued and unpaid asset management fees (as defined below) and all accrued interest thereon have been paid in full.
Upon an Other Liquidity Event, if certain conditions have been met, our advisor will receive
Actual amounts depend upon the amount of proceeds available for investment and the leverage we incur. Assuming we sell the targeted maximum offering amount in this offering of $602,375,000, 99% of the primary offering proceeds (excluding common shares) are available for investment and 100% of the DRIP proceeds and none of the common share proceeds (see “Estimated Use of Proceeds”), we utilize a 50% leverage ratio, and all of said proceeds are used for acquiring assets, our acquisition fees will equal $16,350,000. The amount of any interest that accrues on deferred acquisition fees cannot be determined at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering

consideration equal to all of the deferred acquisition fees, plus all interest accrued thereon, as described in more detail below under “Payment Upon Listing of Our Shares” and “Payment Upon an M&A Transaction.” In the case of a Non-cause Advisory Agreement Termination, we will pay, at the time of such Non-cause Advisory Agreement Termination, the deferred acquisition fees, plus all interest accrued thereon. See also “Payment upon Other Advisory Agreement Termination” below. If we terminate the advisory agreement for cause, the deferred acquisition fees (and interest accrued thereon) will remain our obligation and will continue to accrue interest and will be satisfied upon a later liquidation or Other Liquidity Event if the conditions for their payment, at that time, are met.
The Service Provider is entitled to a fee under the Services Agreement equal to 25% of any consideration our advisor receives (including accrued interest) on account of the acquisition fee. See “Conflicts of Interest — Service Provider” for more information. The Service Provider is an affiliate of our dealer manager.

Other Organization and Offering Expenses — Our Advisor and its affiliates	We will reimburse our advisor and its affiliates for organization and offering costs they incur on our behalf, either directly or through contract services provided by affiliates, but only to the extent that such reimbursement would not cause the sales commissions, the dealer manager fee, the stockholder servicing fee and the other organization and offering expenses we bear to exceed 15% of the gross proceeds from this offering, in each case as of the date of the reimbursement. Such reimbursement of our advisor or its affiliates may take the form of the issuance of common shares to our advisor or such affiliates, with such common shares valued at $10.00 per common share, or may be funded with proceeds from the sale of common shares to the public in this offering. We estimate that organization and offering expenses (other than selling commissions, the dealer manager fee and stockholder servicing fee) will be approximately 1.5% of primary offering proceeds (excluding proceeds from the sale of common shares to the advisor, the Service Provider or their affiliates). Should such other organization and offering expenses exceed 1.5% of primary offering proceeds (excluding proceeds from the sale of common shares to the advisor, the Service Provider or their affiliates), we will sell additional common shares to pay such excess other organization and offering	$7,875,000, assuming (i) we sell the target maximum of $500,000,000 in K Shares in the primary offering, and (ii) we sell $25,000,000 in common shares to retail investors in the primary offering.(4)

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
expenses, subject to the 15% limit discussed above. To the extent that our total organization and offering expenses exceed 15% of offering proceeds, our advisor and its affiliates will bear such expenses, without reimbursement from us.
Asset Management Fees — Our Advisor
We will pay our advisor a quarterly fee, which we refer to as the asset management fee, equal to one-fourth of 0.75% of the adjusted cost of our assets and amounts actually paid or allocated in respect of the acquisition of loans, before reduction for depreciation, amortization, impairment charges, and cumulative acquisition costs charged to expense in accordance with generally accepted accounting principles (adjusted cost will include the purchase price, acquisition expenses, capital expenditures, and other customarily capitalized costs).
The asset management fee will be payable quarterly in arrears, based on adjusted cost on the last date of the prior quarter, adjusted for appropriate closing dates for individual investments.
Payment of the asset management fee will be deferred on a quarterly basis if at any time all accumulated, accrued, and unpaid dividends have not been paid in full to the holders of the I Shares, K Shares, T Shares and parity securities. Any such deferred asset management fees will accrue interest at a cumulative, non-compounded rate of 6.0% per annum.
Before the payment of special dividends on account of any “excess cash” (see “Participation in Excess Cash” below), any deferred and unpaid asset management fees, plus all interest accrued thereon, will be paid, but only after the holders of the I Shares, K Shares, T Shares and parity securities have been paid the full amount of any accumulated, accrued, and unpaid dividends on the I Shares, K Shares, T Shares and parity securities.
Upon a liquidation event, any deferred and unpaid asset management fees, plus all interest accrued thereon, will be paid, but only after the holders of the I Shares, K Shares, T Shares and parity securities have been paid the full liquidation preference due on I Shares, K Shares, T Shares and parity securities.(6)
Upon an Other Liquidity Event, if the deemed liquidation value of our company exceeds the liquidation preference payable to the holders of I Shares, K Shares, T Shares and parity securities, our advisor will receive consideration equal to all of the deferred asset management fees, plus all interest
Not determinable at this time because the asset management fee is based on a fixed percentage of the adjusted cost of our assets and amounts paid or allocated in respect thereof. There is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering

accrued thereon, as described in more detail below under “Payment Upon Listing of Our Shares” and “Payment Upon an M&A Transaction.” In the case of a Non-cause Advisory Agreement Termination, we will pay, at the time of such Non-cause Advisory Agreement Termination, the deferred asset management fees, plus all interest accrued thereon. See also “Payment upon Other Advisory Agreement Termination” below. If we terminate the advisory agreement for cause, the deferred asset management fees (and interest accrued thereon) will remain our obligation and will continue to accrue interest and will be satisfied upon a later liquidation or Other Liquidity Event if the conditions for their payment, at that time, are met.
The Service Provider is entitled to a fee under the Services Agreement equal to 25% of any consideration our advisor receives (including accrued interest) on account of the asset management fee. See “Conflicts of Interest — Service Provider” for more information. The Service Provider is an affiliate of our dealer manager.

Property Management Fee and Reimbursement — Our Property Manager	We will pay hotel property managers selected by our advisor, which we expect to be affiliates of our advisor, monthly property management fees equal to the property managers’ actual costs incurred plus a percentage of the monthly gross revenues of the properties being managed for services in connection with the rental, leasing, operation and management of properties. Such property management fees will be based upon market rates for such fees in the markets in which the properties are located and the nature of the services being performed, as determined by our advisor and approved by a majority of our board, including a majority of its independent directors.	Not determinable at this time because the fee is based on actual costs incurred, a fixed percentage of gross revenue, and market rates. There is no maximum dollar amount of this fee.
Construction Management Fee — Our Property Manager	We will pay our property manager or third parties selected by our advisor, after requesting bids from such parties, a construction management fee (which may include expense reimbursements) based on market rates for such services in the markets in which the properties are located and taking into account the nature of the services being performed, which generally will constitute the supervision or coordination of any construction, improvements, refurbishments, renovations, or restorations of our hotel properties. If our advisor selects our property manager or another affiliate of the sponsor to perform such services, any resulting agreement must	Not determinable at this time because the fee will be determined at a future point in time. There is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
be approved by a majority of our board, including a majority of its independent directors.
Acquisition Expenses — Our Advisor, third parties and our Advisor’s Affiliates
We will reimburse our advisor for expenses actually incurred (excluding personnel costs) related to selecting, evaluating, and making investments on our behalf, regardless of whether we actually consummate the related investment.
Our charter provides that in no event will the total of all acquisition fees and acquisition expenses payable with respect to a particular investment exceed 6.0% of the contract purchase price of the property unless a majority of our independent directors approves the acquisition fees and expenses and determines the transaction to be commercially competitive, fair and reasonable to us.
Not determinable at this time because acquisition expenses are based on actual expenses incurred at the time of the acquisition of each asset or real estate-related investment.
Operating Expenses — Our Advisor and affiliates	We will reimburse our advisor and its affiliates for the costs our advisor and its affiliates incur in providing administrative and other services to us, including an allocable share of overhead, such as rent, employee costs, benefit administration costs, utilities and IT costs; provided, we will not reimburse our advisor and its affiliates for employee costs for persons who serve as our executive officers or for services for which our advisor or its affiliates receive acquisition fees, asset management fees, or disposition fees.(3)	Not determinable at this time.
Participation in Excess Cash — Our Advisor or its affiliates	If our board of directors determines, in any year, that we have “excess cash” (as defined below), our board will declare a special dividend entitling (a) the holders of I Shares, K Shares, T Shares and parity securities to share, pro rata in accordance with the number of I Shares, K Shares, T Shares and parity securities, 50% of such excess cash (or 87.5% of such excess cash if the common shares have been repurchased in connection with a Non-cause Advisory Agreement Termination, as described under “Payment upon Other Advisory Agreement Termination” below); (b) the holders of B Shares to share, pro rata in accordance with the number of B Shares, 12.5% of any excess cash; and (c) the holders of common shares to share, pro rata in accordance with the number of common shares, 37.5% of such excess cash (unless all such common shares previously have been repurchased in connection with a Non-cause Advisory Agreement Termination, in which case the excess cash otherwise apportioned to the common shares would be distributed to the holders of the I Shares, K Shares, T Shares and parity securities as noted above). See “Conflicts of Interest — Service	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering

Provider” for more information about the issuance of B Shares to the Service Provider. Initially our advisor and its affiliates will be the only holders of common shares. However, our common shares might be purchased and held by stockholders other than our advisor and its affiliates. See “Description of Capital Stock — Common Shares”.
Our board of directors, will determine annually, other than upon a liquidation, the amount, if any, of  “excess cash,” which will equal any cash available for distribution after the board establishes any working capital reserves or other reserves it deems necessary and after the full payment of  (i) all accumulated, accrued, and unpaid dividends on our I Shares, K Shares, T Shares and parity securities; (ii) the full asset management fees payable to our advisor, including any deferred amounts and interest accrued thereon; and (iii) all accumulated, accrued, and unpaid common ordinary dividends. Our board of directors will authorize dividend payments of any excess cash on an annual basis.

Additional Service Fees — Our Advisor and affiliates	If we request that our advisor or its affiliates perform other services, including but not limited to, renovation evaluations, the compensation terms for those services shall be approved by a majority of the members of our board of directors, including a majority of the board’s independent directors, on terms that are deemed fair and reasonable to us and not in excess of the amount that would be paid to unaffiliated third parties.	Not determinable at this time.
Long-term incentive plan	We established a long-term incentive plan pursuant to which our directors (including independent directors), officers and employees, our advisor and its affiliates and their respective employees, employees of entities that provide services to us, managers of our advisor or directors or managers of entities that provide services to us and their respective employees, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us and their respective employees may be granted incentive awards in the form of restricted stock, options, and other equity-based awards; see “Management — Long-Term Incentive Plan”. For a description of the awards to be granted to our independent directors, see “Management — Compensation of Our Directors” above.	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
Liquidation/Listing Stage
Disposition Fee — Our Advisor or its affiliates
If our advisor or its affiliates provide a substantial amount of services in connection with our sale of a property or a real estate-related asset, as determined by a majority of our board’s independent directors, we will pay our advisor or such affiliate a disposition fee equal to up to one-half of the brokerage commissions paid, but in no event exceeding 1.5% of the sales price of each property or real estate-related asset sold.
Payment of the disposition fee to our advisor will be deferred until the occurrence of  (i) a liquidation event, (ii) an Other Liquidity Event, or (iii) a Non-cause Advisory Agreement Termination. The deferred disposition fees will accrue interest at a cumulative, non-compounded rate of 6.0% per annum. Upon a liquidation event, all of the deferred disposition fees, plus all interest accrued thereon, will be paid only after the liquidation preference on our I Shares, K Shares, T Shares and any parity securities(6) has been paid in full to all holders of I Shares, K Shares, T Shares and any parity securities and all accrued and unpaid asset management fees and all accrued interest thereon have been paid in full, and all accrued and unpaid acquisition fees (including interest thereon) have been paid in full.
Upon an Other Liquidity Event, if certain conditions have been met, our advisor will receive consideration equal to all of the deferred disposition fees, plus all interest accrued thereon, as described in more detail below under “Payment Upon Listing of Our Shares” and “Payment Upon an M&A Transaction.” In the case of a Non-cause Advisory Agreement Termination, we will pay, at the time of such Non-cause Advisory Agreement Termination, the deferred disposition fees, plus all interest accrued thereon. See also “Payment upon Other Advisory Agreement Termination” below. If we terminate the advisory agreement for cause, the deferred disposition fees (and interest accrued thereon) will remain our obligation and will continue to accrue interest and will be satisfied upon a later liquidation or Other Liquidity Event if the conditions for their payment, at that time, are met.
The Service Provider is entitled to a fee under the Services Agreement equal to 25% of any consideration our advisor receives (including accrued interest thereon) on account of the
Not determinable at this time because the disposition fee is based on a fixed percentage of the sales price of each real property or real estate related asset.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
disposition fee. See “Conflicts of Interest — Service Provider” for more information. The Service Provider is an affiliate of our dealer manager.
Participation in Remaining Liquidation Cash — Our Advisor or its affiliates
Upon a liquidation event, any “remaining liquidation cash” (as defined below) will be paid as a special dividend (a) to the holders of I Shares, K Shares, T Shares and parity securities, pro rata in accordance with the number of I Shares, K Shares, T Shares and parity securities, in an amount equal to 50% of such remaining liquidation cash (or 87.5% of such remaining liquidation cash if the common shares have been repurchased in connection with a Non-cause Advisory Agreement Termination, as described under “Payment upon Other Advisory Agreement Termination” below); (b) to the holders of B Shares, pro rata in accordance with the number of B Shares, in an amount equal to 12.5% of such remaining liquidation cash; and (c) to the holders of common shares, pro rata in accordance with the number of common shares, in an amount equal to 37.5% of such remaining liquidation cash (unless all such common shares previously have been repurchased in connection with a Non-cause Advisory Agreement Termination, in which case the remaining liquidation cash otherwise apportioned to the common shares would be distributed to the holders of the I Shares, K Shares, T Shares and parity securities as noted above). See “Conflicts of Interest — Service Provider” on for more information about the issuance of B Shares to the Service Provider.
Initially our advisor and its affiliates will be the only holders of common shares. However, our common shares might be purchased and held by stockholders other than our advisor and its affiliates. See “Description of Capital Stock — Common Shares”.
“Remaining liquidation cash” means all cash available for distribution, as determined by our board after (i) payment in full of, or the setting aside of reserves for, all of our debts and liabilities, limited, in the case of non-recourse liabilities secured by properties, to the value of those properties, and excluding liabilities for the payment of deferred asset management fees, acquisition fees, and disposition fees (and any interest accrued thereon); (ii) payment in full of the liquidation preference on all outstanding I Shares, K Shares, T Shares and any parity securities(6); (iii) the full asset management fees are paid, including any deferred
Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
amounts and any interest accrued thereon; (iv) the full acquisition fees and disposition fees are paid, including any interest accrued thereon; (v) all accrued common ordinary dividends on our common shares (as described below) are paid; and (vi) payment in full of the stated value of all outstanding common shares.
Payment Upon Listing of Our Shares — Our Advisor and its affiliates
Pursuant to our charter, if we list any of our shares of capital stock on a national securities exchange (which automatically results in a termination of the advisory agreement), our board of directors must give prior notice of such listing to the holders of common shares. If we were to list any of our shares of capital stock on a national securities exchange, we expect that we would list K Shares (or successor securities). In such event, holders of common shares (including our advisor and its affiliates) will have the right to either (a) receive one K Share (or successor security) in exchange for each common share held as of the date our board gives notice of an intended listing to our holders of common shares (to be effective on the date of such listing) or (b) require us to repurchase each common share for the consideration described below, which will equal the amount each common share would be entitled to receive if we liquidated and received liquidation proceeds equal to the “market value” of our company (as defined below). Each holder of common shares will have at least 20 days to make such election.
In addition, we will be obligated, pursuant to the advisory agreement, to pay our advisor the amount it would be entitled to receive on account of deferred asset management fees, acquisition fees, and disposition fees (and any accrued interest thereon) as if we liquidated and received liquidation proceeds equal to the “market value” of our company, which is limited to the excess of the market value over the liquidation preference on I Shares, K Shares, T Shares, and any parity securities, excluding any K Shares issued in exchange for common shares. “Market value” means the sum of  (i) the value of the capital stock listed on a national securities exchange based on the average market value of the shares of such stock issued and outstanding at the listing over the 30 days beginning 180 days after the shares of our stock are listed or included for quotation plus (ii) the value of any capital stock not listed on an exchange, if any, for the same period, as determined in good faith by our board of directors, including a majority of our independent directors. The Service
Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering

Provider (an affiliate of the dealer manager) would be entitled to receive 25% of any such amounts as a fee pursuant to the Services Agreement. These amounts may be payable to our advisor and the Service Provider in the form of a promissory note bearing interest at the then-current rate, as determined in good faith by a majority of our board of directors, including a majority of our independent directors, or in the form of capital stock that was listed on a national securities exchange, valued at the same price per share as that used to determine market value. See footnote (5) below for information regarding the terms of such promissory notes.
We will repurchase the common shares held by stockholders not electing to exchange their common shares for K Shares (or successor securities) at a repurchase price determined as if we liquidated and received liquidation proceeds equal to the market value. See “Description of Capital Stock — Listing Event” for a description of the consideration that holders of common shares may receive in connection with a listing of our shares of capital stock. As also described that section, if the market value exceeds the aggregate of  (a) the liquidation preference(6) on our I Shares, K Shares, T Shares and any parity securities outstanding as of the listing (excluding K Shares issued in exchange for common shares), plus (b) the deferred asset management, acquisition, and disposition fees and interest thereon, plus (c) the accrued common ordinary dividends on our common shares (excluding common shares exchanged or to be exchanged for K Shares), plus (d) the stated value of the outstanding common shares (not otherwise exchanged for K Shares) immediately prior to the listing, we will repurchase the B shares for an amount equal to 12.5% of such excess, payable to such holders of B Shares pro rata in accordance with the number of B Shares. If the market value does not support payment of such amounts, the B Shares will be repurchased and canceled for no consideration. See “Conflicts of Interest — Service Provider” for more information about the issuance of B Shares to the Service Provider.
All payments of the repurchase price, if any, and whether on the common shares or the B Shares, will be in the form of an interest-bearing promissory note or in the form of shares of our capital stock to be listed on a national securities exchange, valued at the same price per share as that used to determine market value. Our board of directors, including a majority of our independent directors, will

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
determine the form of consideration and the interest rate on any promissory note. See footnote (5) below for information regarding the terms of such promissory notes.
Payment Upon an M&A Transaction — Our Advisor and its affiliates
If we terminate the advisory agreement in connection with or in contemplation of a transaction involving a merger or acquisition, we would be obligated to pay our advisor the amount it would be entitled to receive as if we liquidated and received net liquidation proceeds equal to the consideration to be paid to our stockholders in such transaction.
The merger or acquisition consideration would first be payable to holders of I Shares, K Shares, T Shares and any parity securities in an amount equal to the liquidation preference due on our outstanding I Shares, K Shares, T Shares and any parity securities. Assuming the merger or acquisition consideration was at least equal to the liquidation preference(6) due on our outstanding I Shares, K Shares, T Shares and any parity securities, our advisor would be entitled to receive an amount equal to (a) any deferred asset management fees, plus any interest accrued thereon and (b) the full acquisition fees and disposition fees previously earned, plus any interest accrued thereon, limited to the excess of the merger or acquisition consideration over the liquidation preference due on our outstanding I Shares, K Shares, T Shares and any parity securities.
The Service Provider (an affiliate of the dealer manager) would be entitled to receive 25% of any such amounts as a fee pursuant to the Services Agreement. These amounts may be payable to our advisor and the Service Provider in cash or as a portion of the merger or acquisition consideration. In addition, to the extent the merger or acquisition consideration was at least equal to the liquidation preference due on our outstanding I Shares, K Shares, T Shares and any parity securities plus such deferred fees and interest thereon, the holders of common shares (including our advisor and its affiliates holding common shares) would be entitled to receive a portion of the merger or acquisition consideration equal to any accrued common ordinary dividends on our common shares, limited to the excess of such consideration over the sum of the liquidation preference due on our outstanding I Shares, K Shares, T Shares and any parity securities plus such deferred fees and interest thereon.
Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering

The holders of common shares will also be entitled to share in the merger or acquisition consideration in an amount equal to the stated value of the outstanding common shares, limited to the excess of the merger or acquisition consideration over the sum of  (a) the liquidation preference on our outstanding I Shares, K Shares, T Shares and any parity securities, plus (b) the above-described deferred fees and interest thereon, plus (c) the accrued common ordinary dividends on our common shares.
If the merger or acquisition consideration exceeds the aggregate of  (a) the liquidation preference on our outstanding I Shares, K Shares, T Shares and any parity securities, plus (b) the above-described deferred asset management, acquisition, and disposition fees and interest thereon, plus (c) the accrued common ordinary dividends on our common shares, plus (d) the stated value of the outstanding common shares, such excess merger or acquisition consideration would be distributed (i) to the holders of I Shares, K Shares, T Shares and any parity securities, pro rata in accordance with the number of I Shares, K Shares, T Shares and parity securities, in an amount equal to 50% of such excess (or 87.5% of such excess if the common shares have been repurchased in connection with a Non-cause Advisory Agreement Termination, as described under “Payment upon Other Advisory Agreement Termination” below); (ii) to the holders of B Shares, pro rata in accordance with the number of B Shares, in an amount equal to 12.5% of such excess; and (iii) to the holders of common shares, pro rata in accordance with the number of common shares, in an amount equal to 37.5% of such excess (unless all such common shares previously have been repurchased in connection with a Non-cause Advisory Agreement Termination, in which case such excess merger or acquisition consideration otherwise apportioned to the common shares would be distributed to the holders of the I Shares, K Shares, T Shares and any parity securities as noted above). See “Conflicts of Interest — Service Provider” for more information about the issuance of B Shares to the Service Provider. Initially our advisor and its affiliates will be the only holders of common shares. However, our common shares might be purchased and held by stockholders other than our advisor and its affiliates. See “Description of Capital Stock — Common Shares” as well as “— Service Provider’s Backstop Obligation to Purchase Common Shares”.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
Payment upon Other Advisory Agreement Termination — Our Advisor and its affiliates
We may elect not to renew the advisory agreement. We also have the right to terminate the advisory agreement without “cause,” as defined in the advisory agreement (i.e., we may terminate the advisory agreement other than in connection with a listing of our shares or a transaction involving a merger or acquisition or other than for cause). We refer to any such non-renewal or non-cause termination as a “Non-cause Advisory Agreement Termination.” In case of a Non-cause Advisory Agreement Termination, pursuant to the advisory agreement, we would be obligated to make a cash payment to our advisor in the amount of any deferred asset management fees, plus any interest accrued thereon, the full acquisition fees previously earned, plus any interest accrued thereon, and the full disposition fees previously earned, plus any interest accrued thereon, regardless of the value of our assets or our net assets. The Service Provider (an affiliate of the dealer manager) would be entitled to receive 25% of any such payments as a fee pursuant to the Services Agreement.
In addition, pursuant to our charter, we would be obligated to repurchase our common shares (whether or not held by our advisor or its affiliates) for an amount equal to the greater of: (1) any accrued common ordinary dividends on our common shares plus the stated value of the outstanding common shares ($10.00 per common share) or (2) the amount the holders of common shares would be entitled to receive if we liquidated and received net liquidation proceeds equal to the fair market value (determined by appraisals as of the termination date) of our investments less any loans secured by such investments, limited in the case of non-recourse loans to the value of investments securing such loans. Any B Shares then outstanding would remain outstanding.
The amounts payable on account of the repurchase of common shares may be paid, in the discretion of a majority of our board of directors, including a majority of our independent directors, in the form of promissory notes bearing interest at the then-current rate, as determined in good faith by a majority of our board of directors, including a majority of our independent directors. See footnote (5) below for information regarding the terms of such promissory notes.
Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
Payment Upon Advisory Agreement Termination for Cause — Our Advisor and its affiliates	If we terminate the advisory agreement for cause (as defined in the advisory agreement), we would not have a current obligation to make any payments to our advisor or the Service Provider. However, any common shares and B Shares held by them or their affiliates would remain outstanding. In addition, any deferred asset management fees, plus any interest accrued thereon, the full acquisition fees previously earned, plus any interest accrued thereon, and the full disposition fees previously earned, plus any interest accrued thereon, would remain outstanding obligations, and the deferred fees would continue to accrue interest at a non-compounded annual rate of 6.0%. Such deferred fees and interest accrued thereon would be payable upon a liquidation or an Other Liquidity Event in the manners set forth above. In addition, the common shares and B Shares would continue to participate in any excess cash or remaining liquidation cash and would be entitled to the rights upon a listing of our securities on a national securities exchange or to participate in the proceeds upon a liquidation, merger, or acquisition transaction in the manner described above. This includes common shares and B Shares held by our advisor, the Service Provider, and their affiliates.	Not determinable at this time.

(1)
As described under “Description of Capital Stock — Common Shares — Advisor’s Obligation to Purchase Common Shares” and “— Service Provider’s Backstop Obligation to Purchase Common Shares”, our advisor or its affiliates or the Service Provider or its affiliates will be obligated to purchase common shares from us (at $10.00 per common share) in an aggregate amount sufficient to fund our payment of our organization and offering expenses, including the selling commissions, dealer manager fees, stockholder servicing fees, and expense reimbursements payable to the dealer manager, subject to certain limitations and subject to reduction for proceeds from the sale of common shares sold to investors participating in this offering.

(2)
The per share purchase price for shares of shares in our primary offering will be $9.50 per I Share, $10.00 per K Share, $10.00 per T Share and $10.00 per common share (which, in each case, includes the maximum amount allowed to be charged for commissions and fees, subject to certain discounts as described in “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” and “Plan of Distribution — Volume Discounts”). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of I Shares at a purchase price of  $9.50 per I Share, the sale of common shares at a purchase price of  $10.00 per common share, the sale of K Shares at a purchase price of  $10.00 per K Share, and the sale of T Shares at a purchase price of  $10.00 per T Share. On the NAV Pricing Date, our board of directors is expected to modify the offering price to reflect the estimated net asset value (“NAV”) per I Share, K Share, T Share or common share. We define the “NAV Pricing Date” as a date on which we provide an estimated net asset value, which will be no later than two years and 150 days from the second anniversary of the date this registration statement is declared effective by the SEC.

(3)
Our charter requires compliance with the NASAA REIT Guidelines’ “2%/25% limitation,” which provides that our total operating expenses during any four fiscal quarters following commencement of operations cannot exceed the greater of  (1) 2% of average invested assets or (2) 25% of our net income.

For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in, and loans secured by, real estate (including amounts invested in REITs and other real estate operating companies) before deducting reserves for depreciation, bad debts, or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. We may reimburse our advisor at the end of each fiscal quarter for operating expenses incurred by our advisor; provided, however, that we shall not reimburse our advisor at the end of any fiscal quarter for operating expenses that exceed the 2%/25% limitation unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. Our advisor must reimburse us at least annually for reimbursements we pay to our advisor in any year, to the extent that such reimbursements to our advisor cause our total operating expenses to exceed the 2%/25% limitation, unless our independent directors have determined that such excess expenses were justified, based on unusual and non-recurring factors that they deem sufficient. Within 60 days after the end of any fiscal quarter for which there are excess expenses that our independent directors conclude were justified and reimbursable to our advisor, we will send written notice of such fact to our stockholders, together with an explanation of the factors our independent directors considered in determining that such excess expenses were justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of our board of directors.
(4)
These figures are based on estimated other organization and offering expenses equaling 1.5% of offering proceeds from the sale of I Shares, K Shares, T Shares and common shares (excluding proceeds from the sale of common shares to the advisor, the service provider or their affiliates). Other organization and offering expenses may be more or less than this estimate.

(5)
If the balances of any promissory notes issued (whether in respect of deferred fees and interest thereon or in respect of the repurchase of common shares or B Shares) have not been paid in full within five years from the date the advisory agreement is terminated or expires, then our advisor, Service Provider, their successors or assigns, and any other holders of common shares receiving promissory notes, may elect to convert the unpaid balance of the notes, including accrued but unpaid interest, into K Shares (or successor securities). If the K Shares (or such successor securities) are then listed on a national securities exchange, the conversion will occur at a price per share equal to the average closing price of the K Shares (or such successor securities) over the ten trading days immediately preceding the date of such election.

If such securities are not then listed and such election occurs on or after the NAV Pricing Date, the conversion will occur at a price per share equal to the most recently determined NAV per K Share, as adjusted in good faith by our board of directors (including a majority of our independent directors). If such securities are not then listed and such election occurs before the NAV Pricing Date, the conversion will occur at a price per share equal to the fair market value per K Share, as determined in good faith by our board of directors (including a majority of our independent directors). Promissory notes not redeemed will mature on the eighth anniversary of the date the advisory agreement was terminated or expired.
(6)
“Liquidation preference” equals $10.00 per I Share, K Share, and T Share, plus an amount equal to any and all accumulated, accrued, and unpaid dividends on such I Share, K Share or T Share (whether or not authorized) up to and including the date of payment on such I Share, K Share and T Share. The liquidation preference may be reduced as a result of the payment of dividends on our I Shares, K Shares and T Shares arising from the distribution of net sales proceeds. See “Description of Capital Stock — Liquidation — Liquidation Preference” and “Description of Capital Stock — I Shares, K Shares and T Shares — Special Dividends”. The liquidation preference on parity securities will be determined at the time, if any, that our board of directors authorizes a class or series of parity securities, but such liquidation preference would operate in all material respects in the manner described for the I Shares, K Shares, and T Shares.

Due to the apparent preference of the public markets for internally managed companies, a decision to list our shares on a national securities exchange could be preceded by a decision to become internally managed. Given our advisor’s familiarity with our assets and operations, we could prefer to become internally managed by acquiring our advisor. Even though our advisor will not receive an internalization fee, such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you received the returns on which we have conditioned other back-end compensation, and we would not be required to seek a stockholder vote to become internally managed.
If we remained externally managed after such a listing, we would seek to negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors would have to approve any new fee structure negotiated with our advisor. In negotiating a new fee structure, the independent directors must consider all of the factors they deem relevant, including but not limited to:
•
the size of the advisory fee in relation to the size, composition, and profitability of our portfolio;

•
the success of our advisor in generating opportunities that meet our investment objectives;

•
the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•
additional revenues realized by our advisor through its relationship with us;

•
the quality and extent of service and advice furnished by our advisor;

•
the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments, and competence in dealing with distress situations; and

•
the quality of our portfolio in relationship to the investments generated by our advisor for its own account.

PRINCIPAL STOCKHOLDERS
The following table provides, as of the date of this prospectus, information regarding the number and percentage of shares of our common stock beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the owner of more than 5.0% of our outstanding shares. As of            , 2017, we had           stockholder(s) of record and           shares of I Shares, K Shares, T Shares and common shares outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding, but that any person has the right to acquire within 60 days after the date of this prospectus. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as otherwise provided, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by it.
Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
		100%
Directors
		100%
		100%
Executive Officers
		100%
All executive officers and directors as a group ( persons)		100%

*
Represents less than 1.0% of the outstanding common stock.

(1)
The business address of the beneficial owner is  .

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationships with our advisor and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.
Our Advisor
We have entered into an advisory agreement with our advisor. Pursuant to this agreement, our senior management and members of our investment committee have ownership and financial interests that may conflict with those of our stockholders. We will rely on our advisor and its affiliates for the day-to-day operation of our business. Our advisor is an affiliate of and under common control with Procaccianti Companies and will, in turn, depend upon access to the investment professionals and other resources of Procaccianti Companies and its affiliates to fulfill its obligations to us under the advisory agreement. Our advisor will also depend on Procaccianti Companies and its affiliates to obtain access to deal flow generated by the professionals of Procaccianti Companies. Through a facilities, personnel, equipment and cost sharing agreement between our advisor and Procaccianti Companies (which we refer to as a cost sharing agreement), our advisor may utilize employees from affiliated entities, including Procaccianti Companies, in connection with various services such as human resources, accounting, tax, valuation, information technology services, office space, employees, compliance, and legal. Under the cost sharing agreement, these costs are allocated to our advisor based on a per employee charge that is assigned to provide services to it. To the extent an employee is not fully allocated to our advisor, the charge for services is pro-rated accordingly. Procaccianti Companies and our advisor or its affiliates pay all of the employees assigned to provide services to our advisor. We cannot assure you that Procaccianti Companies and its affiliates will fulfill their obligations under this agreement with our advisor. If Procaccianti Companies and its affiliates fail to perform, we cannot assure you that our advisor will enforce the cost sharing agreement, that such agreement will not be terminated by either party, or that we will continue to have access to the investment professionals of Procaccianti Companies and its affiliates, or their market knowledge and deal flow.
If we request that our advisor or its affiliates perform additional services, including but not limited to, renovation evaluations and construction management services, the compensation for those services shall be approved by a majority of our board of directors, including a majority of the independent directors, on terms that are deemed fair and reasonable to us and not in excess of the amount that would be paid to unaffiliated third parties.
All of our executive officers, some of our directors, and other key professionals engaged by our advisor are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our advisor, our property manager, and their affiliates. Some of our executive officers and directors also serve as principals of other investment vehicles or companies affiliated with our advisor that do and may in the future manage companies, investment funds, accounts or other investment vehicles with investment objectives similar to ours. In addition, our executive officers and directors and the members of our advisor serve or may serve as officers, directors, or principals of entities that operate in the same, or related, line of business as we do or of investment funds, companies, accounts, or other investment vehicles managed by our affiliates. These investment funds, accounts, companies, or other investment vehicles may have investment objectives similar to our investment objectives. These funds and vehicles may directly compete with us for investment opportunities because of the similarities between their investment objectives and ours. However, we retain a right of first offer for all opportunities to acquire real estate or real estate-related assets that are appropriate for us and another fund or vehicle. See “— Policies and Procedures for Managing Conflicts” section below.
Procaccianti Companies, our property manager, our advisor, and their affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involving the acquisition of assets of the type that we intend to invest in.

Our Sponsor and its Affiliates
Procaccianti Companies is one of the largest, most sophisticated, and well respected privately held real estate firms in the United States. Procaccianti Companies is a second-generation real estate investment and management company that has, since its predecessor’s inception in 1958, built a broad national platform that encompasses all sectors of real estate. It is a vertically integrated, diverse organization with multiple wholly owned, performance-driven operating companies delivering meaningful solutions to the unique demands of a complex industry.
Procaccianti Hotel Advisors, LLC, a newly formed Delaware limited liability company and an affiliate of and under common control with Procaccianti Companies, will be our external advisor. Our advisor will be responsible for managing our day-to-day affairs and for identifying and making investments on our behalf, subject to the direction, oversight, and approval of our board of directors. Our advisor will perform its services pursuant to an advisory agreement between us and our advisor.
All of our executive officers, some of our directors, and other key professionals engaged by our advisor to provide services on our behalf are also officers, directors, managers, or key professionals of our advisor or its affiliates. In the future, some of these parties and other affiliates of our sponsor may organize other real estate programs, serve as the investment advisor to other investment programs and acquire for their own account real estate properties that may otherwise be suitable for us.
We and our affiliates, including personnel of our advisor and its affiliates, may invest in assets originated by, or enter into loans, borrowings and/or financings with our advisor or its affiliates, including in primary and secondary transactions with respect to which our advisor or its affiliates may receive customary fees from the applicable issuer, and neither we nor our subsidiaries shall have the right to any such fees. In each such case, our advisor and such affiliates may have a potentially conflicting division of loyalties and responsibilities regarding us and the other parties to such investment. Under certain circumstances, our advisor and its affiliates may determine that it is appropriate to avoid such conflicts by selling an investment at a fair value that has been calculated pursuant to our advisor’s valuation procedures to another fund managed or advised by our advisor or such affiliates.
Service Provider
We and our advisor have entered into the Services Agreement with the Service Provider, a subsidiary of S2K Financial Holdings LLC, which also owns S2K Financial LLC, the dealer manager. The Service Provider is a newly formed Delaware limited liability company. Pursuant to the Services Agreement, the Service Provider will provide certain services to us and our advisor, including administrative services relating to communications with stockholders, public relations activities, marketing services, technology support, and various operational services, and such other customary services agreed upon by the parties in the Services Agreement.
Pursuant to the Services Agreement and in exchange for the services it will provide the Company and our advisor, we issued the Service Provider 125,000 B Shares. The B Shares will entitle the Service Provider to participate in dividends of  “excess cash” (as defined and explained under “Management Compensation — Participation in Excess Cash”). As the holder of B Shares, the Service Provider will also be entitled to participate in dividends of  “remaining liquidation cash” (as defined and explained under “Management Compensation — Participation in Remaining Liquidation Cash”). If the Services Agreement is terminated in certain circumstances, including in situations where the dealer manager has not raised at least $100 million in gross offering proceeds in this offering within 15 months from the date of the effective date of this offering with the SEC, our advisor will have the right and obligation to purchase a variable number of B Shares and make other payments to the Service Provider, depending on the reasons the Services Agreement was terminated and the amount of proceeds raised in this offering. If our advisor purchases B Shares from the Service provider, the Service Provider would also be required to pay to our advisor any amount of excess cash dividends it had received beyond that which it would have been entitled had it originally held the number of B Shares it was entitled to retain after such purchase by our advisor. Regardless of whether the Services Agreement with the Service Provider is terminated, the B Shares will remain outstanding and will entitle their holders to participate in the above-noted dividends, pro rata in accordance with the number of B Shares then held.

Additionally, the Service Provider will generally be entitled to receive fees equal to the following: (a) 25% of the asset management fees (including any accrued interest arising from the deferral of the asset management fee) that we pay to our advisor (as discussed under “Management Compensation — Asset Management Fees”); (b) 25% of the acquisition fees that we pay to our advisor (including any accrued interest thereon) that we pay to our advisor (as discussed under “Management Compensation — Acquisition Fee”); and (c) 25% of the disposition fees (including any accrued interest thereon) that we pay to our advisor (as discussed under “Management Compensation — Disposition Fee”). The Services Agreement provides that, if our advisory agreement is terminated in the situations described under “Management Compensation — Payment Upon Listing of Our Shares”, “Management Compensation — Payment Upon an M&A Transaction”, or “Management Compensation — Payment upon Other Advisory Agreement Termination” , then to the extent our advisor is entitled to payments from the Company on account of asset management fees, acquisition fees, or disposition fees (and any interest accrued on those fees), the Service Provider would be entitled to fees under the Services Agreement in an amount equal to 25% of such amounts, in the same form as the compensation payable to our advisor. If the applicable form of consideration is a promissory note or shares of our capital stock, we will issue such promissory note or shares to the Service Provider and reduce the amount otherwise payable to our advisor.
Upon a termination of the advisory agreement by the Company for cause (as defined in the advisory agreement), we will not have any obligation under the advisory agreement to make any payments to our advisor upon such termination; provided, however, that all deferred asset management fees, plus any interest accrued thereon, all acquisition fees previously earned by our advisor, plus any interest accrued thereon, and all disposition fees previously earned by our advisor, plus any interest accrued thereon, would remain outstanding obligations, and the deferred fees would continue to accrue interest at a non-compounded annual rate of 6.0%. Such deferred fees and interest accrued thereon would be payable upon a liquidation or Other Liquidity Event pursuant to the terms of the advisory agreement. The Service Provider will be entitled to receive 25% of any such payments as a fee pursuant to the Services Agreement.
The Services Agreement will continue in effect for so long as the advisory agreement remains in effect, subject to earlier termination by our advisor or us, on the one hand, or the Service Provider, on the other hand, pursuant to the terms of the Services Agreement. The term of the Services Agreement will automatically be extended concurrently with any renewal of the term of the advisory agreement, and the Services Agreement will automatically terminate upon the termination for any reason, or expiration without renewal, of the advisory agreement. The Services Agreement is terminable by our advisor or by the Service Provider upon certain triggering events.
The principal intended use of proceeds from the sale of common shares in this offering is to fund our organization and offering expenses, including the selling commissions, stockholder servicing fee, dealer manager fees and expense reimbursements payable to the dealer manager, an amount equal to the difference between $10.00 per share and the $9.50 per share initial purchase price of I Shares (in order for net proceeds available to invest to equal $10.00 per I Share) and an amount equal to any discount to the initial offering price of I Shares, K Shares and T Shares arising from reduced or waived selling commissions (other than reduced selling commissions for volume discounts) or dealer manager fees (in order for net proceeds available to invest to equal $10.00 per I Share, K Share and T Share). Under the Services Agreement, the Service Provider has agreed to purchase a portion of the common shares required to provide sufficient proceeds to fund such amounts, as described in more detail under “Description of Capital Stock —  Common Shares — Service Provider’s Backstop Obligation to Purchase Common Shares.” Also see “Risk Factors — The Service Provider’s obligation to purchase common shares could disincentivize our dealer manager from aggressively marketing our I Shares, K Shares and T Shares.”
As noted under “Management Compensation — Participation in Excess Cash” and “— Participation in Remaining Liquidation Cash”, as well as under “Description of Capital Stock — Common Shares”, holders of common shares may be entitled to participate in special dividends of excess cash or of remaining liquidation cash (as defined in those referenced sections) where such participation may be disproportionately high when comparing the dollar amounts invested in the common shares to the dollar amounts invested in the I Shares, K Shares and T Shares.

Joint Ventures with Affiliates of Our Advisor
We may enter into joint ventures with other Procaccianti Companies-affiliated programs (as well as other parties or vehicles) for the acquisition of hospitality real estate investments. Our advisor and its affiliates may have conflicts of interest in determining that a Procaccianti Companies-affiliated program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Our charter permits such joint ventures if a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction approve our investment as fair and reasonable and on substantially the same terms and conditions as those received by the other joint venturers.
Our advisor and/or its affiliates may participate in creditors or other committees with respect to the bankruptcy, restructuring, or workout of our joint ventures. In such circumstances, our advisor may take positions on behalf of itself or its affiliates that are adverse to our interests.
Our advisor and/or its affiliates may participate in the origination, structuring, negotiation, syndication or offering of investments we acquire. There is no expectation for preferential access to transactions involving investments that are underwritten, originated, arranged or placed by our advisor and/or its affiliates, and neither we nor our stockholders shall have the right to any such fees earned by our advisor and/or its affiliates.
Valuation Conflicts
Once we begin to calculate our net asset value, the asset management fees payable to our advisor will be based on our net asset value, which our advisor is responsible for calculating. Valuations of our commercial real estate assets, which will be used to calculate our net asset value, may or may not be based upon third-party appraisals, and in either case will only be estimates and may not correspond to the amount that we might realize upon a sale of our properties. Our advisor may be motivated to establish a net asset value at a higher amount than what could actually be realized upon a sale because a higher net asset value will result in higher compensation to our advisor.
Receipt of Fees and Other Compensation to Our Advisor and Its Affiliates
Our advisor and its affiliates receive fees from us, which could be substantial and which have not been negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:
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the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and property manager agreements;

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public offerings of equity by us, which will likely entitle our advisor and its affiliates to increased acquisition fees, asset management fees, and property management fees;

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sales of properties and other investments to third parties, which may entitle our advisor to a disposition fee and an additional distribution on account of its holdings of our common shares;

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acquisitions of properties and other investments and loans to third parties, which will entitle our advisor and its affiliates to acquisition fees, asset management fees, and possibly property management fees;

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acquisitions of properties and other investments that in some cases may originate from other programs sponsored by Procaccianti Companies or its affiliates, which may entitle affiliates of our sponsor to disposition fees and possible incentive fees and dividends in connection with their services for the seller;

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borrowings to acquire properties and other investments, which borrowings will increase the acquisition fees and asset management fees payable to our advisor;

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if we seek to list our securities on a national securities exchange, such listing could entitle our advisor to a fee based on our value established by the trading price of our listed securities and could entitle our advisor to receive deferred management and acquisition and disposition fees (and interest accrued thereon). See “Management Compensation — Payment Upon Listing of Our Shares”; and

•
whether and when we seek to sell our company or its assets, which sale could entitle our advisor and its affiliates to recover deferred management, acquisition fees, and disposition fees (and interest accrued thereon) and additional dividends on account of their holdings of our common shares.

The fees our advisor and its affiliates receive in connection with transactions involving the acquisition of assets are based initially on the cost of the investment, and are not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us, and our advisor may have an incentive to incur a higher level of leverage than we are targeting or to pay higher prices than might otherwise be the case because the fees are based on the cost of the investment.
A transaction involving the purchase and sale of properties may result in the receipt of commissions, fees, and other compensation by our advisor and its affiliates, including acquisition fees, disposition fees, and participation in excess cash or remaining cash on a liquidation (as described under “Management Compensation — Participation in Excess Cash” and under “Management Compensation — Participation in Remaining Liquidation Cash”). Upon a liquidation event, all of the deferred acquisition fees and disposition fees will be paid only after the liquidation preference on our I Shares, K Shares and T Shares has been paid in full to all holders of I Shares, K Shares, and T Shares and all accrued and unpaid asset management fees (and any interest accrued thereon) have been paid in full. Our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions, subject to certain limitations and oversight by our board of directors.
We may also pay significant fees or incentive payments during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on our stockholders owning I Shares, K Shares and T Shares first receiving agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment return thresholds in certain situations. Due to the apparent preference of the public markets for internally managed companies, a decision to list our shares on a national securities exchange might be preceded by a decision to become internally-managed, and given our advisor’s familiarity with our assets and operations, we might prefer to become internally managed by acquiring our advisor, its operations, or entities or operations affiliated with our advisor. Even though our advisor will not receive internalization fees, our advisor may have conflicts of interest concerning our listing/liquidation stage, particularly due to the fact our advisor may receive more value from one type of transaction than another.
Formation Transactions
In connection with our incorporation, we sold an aggregate of 20,000 common shares to an affiliate of our advisor for an aggregate purchase price of  $200,000, or $10.00 per share.
Lack of Separate Representation
Morris, Manning & Martin, LLP acts, and may in the future act, as counsel to us, our advisor, and their affiliates in connection with this offering or otherwise. There is a possibility that in the future the interests of the various parties may become adverse, and under the Internal Revenue Code of Professional Responsibility of the legal profession, Morris, Manning & Martin, LLP may be precluded from representing any one or all of such parties. If a dispute were to arise between us, our advisor, or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Property Manager
We expect principally, if not entirely, to use affiliated property management companies to manage our hotels. These may include TPG Hotels & Resorts, Inc., a subsidiary of our sponsor, and its wholly owned subsidiaries, which we refer to collectively as TPG. Or they may include other affiliates and/or designees of TPG. We refer to TPG and such other affiliates and/or designees collectively as our property manager. See “Management — Our Property Manager” and “Management Compensation — Property Management Fee and Reimbursement” for a discussion of the compensation payable to our property manager. The compensation payable to our property manager will, in most cases, be payable regardless of the quality of the services provided to us or whether we make dividends to our stockholders. Furthermore, our property manager is not prohibited from owning or managing hospitality properties in the same markets as those in which we own properties, or from owning or managing hotel properties that directly compete with ours.
Policies and Procedures for Managing Conflicts
Procaccianti Companies, our advisor, and their affiliates have both subjective and objective procedures and policies in place designed to manage the potential conflicts of interest between our advisor’s fiduciary obligations to us and its and its affiliates’ similar fiduciary obligations to other clients. An investment opportunity that is suitable for multiple clients of our advisor and its affiliates may not be capable of being shared among some or all of such clients due to the limited scale of the opportunity or other factors. There can be no assurance that our advisor’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor. However, in the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for more than one sponsor-affiliated vehicle, we retain a right of first offer for all opportunities to acquire real estate or real estate-related assets that are appropriate for us and another fund or vehicle.
Our advisory agreement with our advisor requires that our advisor periodically inform our board of directors of the investment opportunities that have been offered to other Procaccianti Companies-sponsored programs so that our board of directors can evaluate whether we are receiving our fair share of opportunities. Our advisor is to inform our board of directors of such investment opportunities quarterly. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among Procaccianti Companies-sponsored programs are important criteria in our independent directors’ determination to continue or renew our arrangements with our advisor and its affiliates. Our board of directors has a duty to ensure that our advisor and its affiliates fairly apply this method for allocating investment opportunities among the Procaccianti Companies-sponsored programs. See the “Allocation Policy” section below.
Allocation Policy
Conflicts of interest caused by more than one investment vehicle sponsored by the sponsor, advisor, or their affiliates having funds available simultaneously for acquiring investments of the type we are targeting will be resolved in good faith by the sponsor, advisor, or such affiliates. Our advisor will undertake to report to our board of directors, on a quarterly basis, all such investment opportunities and how the allocation of such investment opportunities were resolved. In resolving any such conflicts, the sponsor, advisor, or their affiliates will take into account a number of factors, including: (a) which vehicle has available cash (including availability under lines of credit) to acquire an investment; (b) concentration and diversification concerns for a vehicle relative to the prospective investment; (c) how the investment size, potential leverage, transaction structure and anticipated cash flows affect each vehicle in light of the vehicles targeted returns and cash flow needs; (d) whether the estimated transaction timing will be more advantageous (or possible) for a particular vehicle; (e) how closely aligned the proposed investment is with a vehicle’s investment objectives; (f) whether the proposed investment conforms to the brand, class and operation parameters of a particular vehicle’s property acquisitions objectives; (g) whether a particular investment vehicle has an existing strategic relationship with the tenant(s), operator, facility, franchisor, or system associated with the investment; (h) whether an investment vehicle has or lacks a geographic presence that would make the investment strategically more important for that vehicle; and (i) whether there would be positive or negative income tax effects on an investment vehicle and its investors relating to the investment opportunity. In the event all acquisition allocation factors have been exhausted and an investment opportunity remains equally suitable for more than one sponsor-affiliated vehicle, we retain a right of first offer for all opportunities to acquire real estate or real estate-related assets that are appropriate for us and another fund or vehicle.
Our advisor may (a) cause us to co-invest with other sponsor-affiliated vehicles only upon approval of our board of directors, including a majority of our independent directors and (b) cause us to sell investments to (or purchase investments from) other vehicles sponsored by the sponsor, our advisor, or their affiliates only if such sale or purchase is on market terms and is approved by our board of directors, including a majority of our independent directors.
Review by Independent Directors
Every transaction that we enter into with our advisor or its affiliates will be subject to an inherent conflict of interest. In order to reduce or eliminate certain potential conflicts of interest, our charter provides that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with such affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates. The independent directors, which may retain their own legal and financial advisors, are empowered to act on any matter permitted under Maryland law. If the independent directors determine that a matter at issue is such that the exercise of independent judgment by the other directors could be compromised, the independent directors must approve the matter.
Among the matters we expect the independent directors to act upon are:
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the continuation, renewal, or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and any property management agreements;

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public offerings of securities;

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property sales;

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property acquisitions, subject to certain limitations (discussed under “Management — Management Decisions”);

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transactions with affiliates;

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compensation of our officers and directors who are affiliated with our advisor;

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whether and when we seek to list our securities on a national securities exchange;

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whether and when we seek to become internally managed, which decision could lead to our acquisition of our advisor at a substantial price; and

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whether and when we seek to sell our company or our assets.

Other Charter Provisions Relating to Conflicts of Interest
Our charter contains many restrictions relating to conflicts of interest, including the following:
Advisor Compensation.   The independent directors must evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. The independent directors must supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. The independent directors must base this evaluation on the factors set forth below as well as any other factors deemed relevant by the independent directors committee, and such findings will be recorded in the minutes of the board of directors:
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the amount of the fees paid to our advisor in relation to the size, composition, and performance of our investments;

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the success of our advisor in generating appropriate investment opportunities;

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the rates charged to other REITs and others by advisors performing similar services;

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additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

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the quality and extent of service and advice furnished by our advisor and its affiliates;

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the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

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the quality of our investment portfolio relative to the investments generated by our advisor for its own account.

Under our charter, we can only pay our advisor or its affiliates a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property, as determined by a majority of our independent directors, and the commission does not exceed the lesser of  (i) one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property and (ii) 3% of the sales price of the property. In addition, if in connection with the sale we pay commissions to third parties unaffiliated with our advisor, the commission paid to our advisor may not exceed the commission paid to such third parties. Moreover, our charter also provides that the commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.
Our charter also requires any incentive fee we may pay our advisor or an entity affiliated with our advisor in connection with the liquidation of our portfolio to be reasonable. An incentive fee is presumed reasonable if it does not exceed 15% of the balance of the net proceeds remaining after payment to stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the securities, plus an amount equal to 6% of the original issue price of the securities per year cumulative. The advisory agreement does not contain an incentive fee, but our advisor and its affiliates are expected to acquire a substantial amount of common shares, which, upon a liquidation of our company, entitles the holders thereof to certain dividends. See “Description of Capital Stock — Common Shares”, “Management Compensation — Participation in Excess Cash”, and “Management Compensation — Participation in Remaining Liquidation Cash”.
Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced. This limit may only be exceeded if a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair, and reasonable to us.
Term of Advisory Agreement.   Our contract for services under our advisory agreement will have a one-year term subject to renewals upon mutual consent of our advisor and independent directors for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of our advisor before renewing the advisory agreement, and the criteria used in such evaluation will be reflected in the minutes of the meeting of our board of directors. Specifically, the independent directors will consider factors such as:
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the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

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the success of our advisor in generating appropriate investment opportunities;

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rates charged to other REITs, especially REITs of similar structure, and other investors by advisors performing similar services;

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additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

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the quality and extent of service and advice furnished by our advisor;

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the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

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the quality of our investment portfolio relating to the investments generated by our advisor for its other clients.

If the independent directors determine that the compensation to be paid to our advisor is not reasonable, our board of directors may request that our advisor reduce its fees, terminate the advisory agreement, renegotiate the advisory agreement, or retain a new advisor. The advisory agreement may be terminated without cause or penalty by us (upon approval of a majority of independent directors) or our advisor upon 60 days’ written notice. Furthermore, we may immediately terminate the advisory agreement “for cause” or upon our advisor’s bankruptcy. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by advisor.
In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, our board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.
Our Acquisitions.   We will not purchase or lease properties in which our sponsor, our advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require, and in all cases in which the transaction is with our sponsor, our advisor, any of our directors, or any of their affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. In no event will we acquire any such property at an amount in excess of its currently appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.
Mortgage Loans Involving Affiliates.   Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our sponsor, our advisor, any of our directors, or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our sponsor, our advisor, any of our directors, or any of our affiliates.
Other Loans Involving Affiliates.   Our charter prohibits us from making loans to our sponsor, our advisor, any of our directors or any of their affiliates except for certain mortgage loans as described above and loans to wholly owned subsidiaries. Our charter prohibits us from borrowing money from our sponsor, our advisor, any of our directors or any of their affiliates unless approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive, and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.
Joint Ventures with Affiliates.   Our charter prohibits us from investing in joint ventures with our sponsor, our advisor, any of our directors or any of their affiliates without approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers.
Sales or Leases to Affiliates.   Our charter prohibits us from selling or leasing properties to our sponsor, our advisor, any of our directors or any of their affiliates without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that the transaction is fair and reasonable to us.

Other Transactions Involving Affiliates.   Our charter prohibits us from engaging in any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates without a determination by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.
Limitation on Operating Expenses.   Our charter currently provides that our reimbursement of operating expenses will be subject to the NASAA REIT Guidelines’ “2%/25% limitation.” This limitation provides that our total operating expenses during any four fiscal quarters following commencement of operations cannot exceed the greater of  (1) 2% of average invested assets or (2) 25% of our company’s net income, unless a majority of the independent directors determine such excess expenses were justified based on unusual and non-recurring factors. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate (including amounts invested in REITs and other real estate operating companies) before deducting reserves for depreciation, bad debts, or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.
Issuance of Options and Warrants to Certain Affiliates.   We may not issue options or warrants to purchase our securities to our sponsor, our advisor, any of our directors or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may not issue options or warrants at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our independent directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our sponsor, our advisor, any of our directors or any of their affiliates shall not exceed an amount equal to 10% of our outstanding securities on the date of grant.
Repurchase of Our Shares.   We will not pay a fee to our sponsor, our advisor, any of our directors or any of their affiliates in connection with our repurchase of our securities.
Ratification of Charter Provisions.   Our board of directors, including a majority of the independent directors, reviewed and ratified our charter by the vote of a majority of its members, as required by our charter.

The following chart shows the ownership structure of the various entities that are affiliated with us, our sponsor and our advisor:

(1)
To be formed

(2)
As of the date of this prospectus, TPG Hotel REIT Investor, LLC, an affiliate of our advisor, owns $__________ in common shares, which were issued pursuant to a private placement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
General
We are a newly formed company and have a limited operating history. Subscription proceeds from I Shares, K Shares and T Shares will be applied to investment in hotel properties or real estate-related investments relating to hotel properties and subscription proceeds from common shares will be used for payment or reimbursement of selling commissions and other fees, expenses and uses as described throughout this prospectus. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our properties or the payment of dividends.
We have not entered into any arrangements creating a reasonable probability we will acquire a specific property or other asset. The number of properties and other assets we will acquire will depend upon the number of shares sold and the resulting amount of net proceeds available for investment in properties and other assets. Until required for the acquisition or operation of assets or used for dividends, we will keep the net proceeds of this offering in short-term, low risk, highly liquid, interest-bearing investments.
We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.
We intend to make an election to be taxed as a REIT under Section 856(c) of the Internal Revenue Code. In order to qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our taxable income (excluding net capital gains). If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify as a REIT for four years following the year in which our qualification is denied. Such an event could materially adversely affect our net income and results of operations.
Results of Operations
Because we have not acquired any properties or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the hospitality sector and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements at this time.
Liquidity and Capital Resources
Our charter authorizes the issuance of 248,125,000 shares of capital stock, of which (a) 55,500,000 shares are classified as Class I Common Stock with a par value of  $0.01 per share, which we refer to as our I Shares, (b) 55,500,000 shares are classified as Class K Common Stock with a par value of  $0.01 per share, which we refer to as K Shares, (c) 116,000,000 shares are classified as Class T Common Stock with a par value of  $0.01 per share, which we refer to as T Shares, (d)125,000 shares are classified as Class B Capital Stock with a par value of  $0.01 per share, which we refer to as our B Shares, and (e) 21,000,000 shares are classified as Class A Common Stock with a par value of  $0.01 per share, which we refer to as our common shares. We are not offering B Shares in this offering. K Shares, T Shares, I Shares and common shares are available for purchase by the general public through different distribution channels; however, I Shares are available for purchase only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to I Shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors, or (4) other categories of investors that we name in an amendment or supplement to this prospectus.
We are publicly offering up to $552,375,000 in I Shares, K Shares, T Shares and common shares pursuant to our primary offering and up to $50,000,000 in I Shares, K Shares and T Shares pursuant to our DRIP. We are not offering common shares pursuant to our DRIP. The initial offering prices and total dollar amount available for purchase per class in our primary offering are as follows: $9.50 per I Share (up to $125,000,000 in shares), $10.00 per K Share (up to $125,000,000 in shares), $10.00 per common share ($52,375,000 in shares) and $10.00 per T Share (up to $250,000,000 in shares). The DRIP offering prices and total dollar amount available for purchase in our DRIP are as follows: $9.50 per I Share (up to $12,500,000 in shares), $9.50 per K Share (up to $12,500,000 in shares), and $9.50 per T Share (up to $25,000,000 in shares). We reserve the right to reallocate the shares of common stock we are offering among the classes of shares and between the primary offering and our DRIP. On September 30, 2016, we commenced a private offering of K Shares and Units with a targeted maximum offering of  $150,000,000 in K Shares (including K Shares sold as part of a Unit) to accredited investors only pursuant to confidential private placement memorandum. As of            , 2017, we had sold approximately $          in K Shares pursuant to the private placement offering.
Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and dividends to our stockholders. Generally, we will fund our acquisitions from the net proceeds of the I Shares, K Shares and T Shares of this offering. We intend to acquire our assets with cash and mortgage or other debt. Our advisor and its affiliates and affiliates of our dealer manager have agreed to purchase common shares in order to provide us with funds sufficient to pay the selling commissions, dealer manager fees, stockholder servicing fees, and other organization and offering expenses related to this offering, to the extent proceeds from the sale of common shares sold in this offering does not provide sufficient proceeds to pay such organization and offering expenses. We will use the proceeds from the sale of common shares in the offering to fund selling commissions, dealer manager fees, stockholder servicing fees and other organization and offering expenses payable in connection with I Shares, K Shares and T Shares.
We expect to use debt financing as a source of capital. Our charter provides that the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in accordance with the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is currently our intention to limit our aggregate borrowings to 50% of the aggregate fair market value of our assets (calculated after the close of this offering and once we have invested substantially all the proceeds of this offering), unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will enable us to satisfy our requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment Objectives, Strategy and Policies” in this prospectus for a more detailed discussion of our borrowing policies.
We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of dividends. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. We do not intend to fund such dividends from offering proceeds, however, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund dividends, we may use offering proceeds. Subject to certain limited exceptions, there is no limit to the amount of dividends that we may pay from offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.
Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.
Dividends
Our board of directors may authorize dividends in excess of those required for us to maintain REIT status as it deems appropriate. Once we commence paying dividends, we expect to pay dividends quarterly and continue paying dividends quarterly unless our results of operations, our general financial condition, applicable provisions of Maryland law or other factors make it imprudent to do so. Our goal is to eventually be in a position to make monthly dividend payments. If we raise $150,000,000 of I Shares, K Shares and T Shares within one year and we are able to deploy that capital in accordance with our strategic plan, we believe that we will be in a position to pay dividends on our I Shares, K Shares and T Shares monthly at that time. Based on those assumptions, we also believe we will be able to pay dividends on our common shares by that time. The timing and amount of dividends will be determined by our board of directors, in its discretion, and may vary from time to time. Our board of directors’ discretion will be influenced in substantial part by its obligation to cause us to comply with the REIT requirements of the Internal Revenue Code. We can provide no assurance that we will be able to pay dividends on our I Shares, K Shares, T Shares or our common shares.
Our board of directors has adopted a policy to refrain from funding dividends with offering proceeds; instead, we plan to fund dividends from cash flows from operations and capital transactions (other than this or other securities offerings). However, our charter does not restrict us from paying dividends from any particular source, including proceeds from securities offerings, and our board of directors has the ability to change our policy regarding the source of dividends. However, in accordance with Maryland law, we may not make dividends that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus, unless our charter provides otherwise, senior liquidation preferences. Our charter currently provides that amounts that would be needed, if we were to dissolve at the time of such dividend, to satisfy the preferential rights upon dissolution of holders of I Shares, K Shares and T Shares shall not be added to our total liabilities for these purposes. Subject to the preceding, our board of directors will determine the amount of dividends we will pay to our stockholders. We have not established a minimum dividend level.
Distributions in kind will not be permitted, except for:
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distributions of readily marketable securities;

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distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or

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distributions of in-kind property, so long as, with respect to such in-kind property, the board of directors advises each stockholder of the risks associated with direct ownership of the property, offers each stockholder the election of receiving in-kind property distributions, and distributes in-kind property only to those stockholders who accept the directors’ offer.

Funds from Operations and Modified Funds from Operations
One of our objectives is to provide cash dividends to our stockholders from cash generated by our operations. The purchase of real estate assets and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate cash from operations. Due to certain unique operating characteristics of real estate companies, the National

Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe is an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, consistent with NAREIT’s definition, as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnership and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.
We, along with others in the real estate industry, consider FFO to be an appropriate supplemental measure of a REIT’s operating performance because it is based on a net income (loss) analysis of property portfolio performance that excludes non- cash items such as depreciation and amortization and asset impairment write-downs, which we believe provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy.
Historical accounting convention (in accordance with GAAP) for real estate assets requires companies to report its investment in real estate at its carrying value, which consists of capitalizing the cost of acquisitions, development, construction, improvements and significant replacements, less depreciation and amortization and asset impairment write-downs, if any, which is not necessarily equivalent to the fair market value of its investment in real estate assets.
The historical accounting convention requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which could be the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since fair value of real estate assets historically rises and falls with market conditions including, but not limited to, inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation could be less informative.
In addition, we believe it is appropriate to disregard asset impairment write-downs as they are a non-cash adjustment to recognize losses on prospective sales of real estate assets. Since losses from sales of real estate assets are excluded from FFO, we believe it is appropriate that asset impairment write-downs in advancement of realization of losses should be excluded. Impairment write-downs are based on negative market fluctuations and underlying assessments of general market conditions, which are independent of our operating performance, including, but not limited to, a significant adverse change in the financial condition of our tenants, changes in supply and demand for similar or competing properties, changes in tax, real estate, environmental and zoning law, which can change over time. When indicators of potential impairment suggest that the carrying value of real estate and related assets may not be recoverable, we assess the recoverability by estimating whether we will recover the carrying value of the asset through undiscounted future cash flows and eventual disposition (including, but not limited to, net rental and lease revenues, net proceeds on the sale of property and any other ancillary cash flows at a property or group level under GAAP). If based on this analysis, we do not believe that we will be able to recover the carrying value of the real estate asset, we will record an impairment write-down to the extent that the carrying value exceeds the estimated fair value of the real estate asset. Testing for indicators of impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property. No impairment losses have been recorded to date.

In developing estimates of expected future cash flow, we make certain assumptions regarding future market rental income amounts subsequent to the expiration of current lease arrangements, property operating expenses, terminal capitalization and discount rates, the expected number of months it takes to re-lease the property, required tenant improvements and the number of years the property will be held for investment. The use of alternative assumptions in the future cash flow analysis could result in a different determination of the property’s future cash flows and a different conclusion regarding the existence of an asset impairment, the extent of such loss, if any, as well as the carrying value of the real estate asset.
Publicly registered, non-listed REITs, such as us, typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operations. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We will use the proceeds raised in our offering to acquire real estate assets and real estate-related investments, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five to seven years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase real estate assets and intend to have a limited life. Due to these factors and other unique features of publicly registered, non-listed REITS, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to our net income (loss) as determined under GAAP.
We define MFFO, a non-GAAP measure, consistent with the IPA’s definition: FFO further adjusted for the following items included in the determination of GAAP net income (loss); acquisition fees and expenses; amounts related to straight-line rental income and amortization of above and below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments related to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income (loss), and after adjustments for a consolidated and unconsolidated partnership and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Our MFFO calculation complies with the IPA’s Practice Guideline, described above. In calculating MFFO, we exclude paid and accrued acquisition fees and expenses that are reported in our condensed consolidated statements of income (loss), amortization of above and below-market leases, amounts related to straight-line rents (which are adjusted in order to reflect such payments from a GAAP accrual basis to Since MFFO excludes acquisition fees and expenses, it should not be construed as a historic performance measure. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offerings to be used to fund acquisition fees and expenses. Acquisition fees and expenses include payments to our Advisor or its affiliates and third parties. Such fees and expenses will not be reimbursed by our Advisor or its affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our Advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offerings. Under GAAP, acquisition fees and expenses related to the acquisition of properties determined to be business combinations are expensed as incurred, including investment transactions that are no longer under consideration, and are included in acquisition related expenses in the accompanying condensed consolidated statements of income (loss) and acquisition fees and expenses associated with transactions determined to be an asset purchase are capitalized.

All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future dividends, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the real estate asset, these fees and expenses and other costs related to such property. In addition, MFFO may not be an indicator of our operating performance, especially during periods in which properties are being acquired.
In addition, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations in accordance with GAAP.
We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs, which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of its real estate assets. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to assist management and investors in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an indication of our liquidity, or indicative of funds available for our cash needs, including our ability to make dividends to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is stated value and there is no asset value determination during the offering stage for a period thereafter. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value since impairment write-downs are taken into account in determining net asset value but not in determining MFFO.
FFO and MFFO, as described above, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operational performance. The method used to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operation performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO. MFFO has not been scrutinized to the level of other similar non-GAAP performance measures by the SEC or any other regulatory body.
Quantitative and Qualitative Disclosures about Market Risk
We may be exposed to interest rate changes. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to dispose of real estate in the future. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets. Also, we will be exposed to both credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, our advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income and funds from operations from changes in interest rates, the overall returns on your investment may be reduced. Our board of directors has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

PRIOR PERFORMANCE SUMMARY
The discussion represents the historical experience of certain prior real estate programs sponsored by our Sponsor and its affiliates, which we refer to herein as the “Procaccianti Programs.” The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. We do not expect to make investments comparable to those reflected in this section. In particular, none of the Procaccianti Programs included in this section were operated in order to qualify as a REIT under the Internal Revenue Code. If you purchase our shares, you will not acquire any ownership interests in any of the Procaccianti Programs described in this section (unless you are also an investor in those real estate programs). Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs, and the prior performance of the Procaccianti Programs may not be indicative of our future results.
Prior Investment Programs
The following table sets forth information on the 33 Procaccianti Programs sponsored during the previous ten years.
Name of Program	Property Acquired
PNY IV, LLC	Holiday Inn SoHo
PMO IV, LLC	Sheraton Kansas City
PIL IV, LLC	Sheraton Elk Grove
PTX IV, LLC	Sheraton Dallas
PKY I, LLC	Hyatt Lexington
PFL VI, LLC	Marriott Fort Lauderdale
PFL V, LLC	Renaissance Boca Raton
OHIB Hotel, LLC	Holiday Inn Inner Harbor
TPG KC MO I JV, LLC	Intercontinental Kansas City
TPG LA Commerce JV, LLC	Doubletree Commerce
Harry G. Pappas & Sons, LLC	Holiday Inn Inner Harbor
TPG BLFL JV, LLC	Hyatt Lexington
TPG BLFL JV, LLC	Marriott Fort Lauderdale
TPG BLFL JV, LLC	Renaissance Boca Raton
TPG Reno, LLC	Marriott Courtyard Reno
RP Providence, LLC	Renaissance Providence
PMD I, LLC	Doubletree BWI
PNY II, LP	Marriott Buffalo
RP-TPG Chicago North Shore, LLC	Westin North Shore
POH I, LLC	Sheraton Columbus
PEH III, LLC	Holiday Inn East Hartford
TPG Waterford, LLC	Marriott Waterford OKC
NWM, LLC	Marriott Waterside Norfolk
PVA V, LLC	Sheraton Alexandria
PDE I, LLC	Sheraton Wilmington
Procaccianti AZ II, LP	Hilton Scottsdale
PMO III, LP	Marriott St. Louis
PRI Warwick Airport, LLC	Sheraton Warwick
PFL VII, LLC	Westin Fort Lauderdale
PRI I, LP	Hilton Providence
RPAP Eastgate LLC	Eastgate Hotel
380 Luckie St. JV, LLC	Hyatt House Atlanta
Sheffield Apts TT, LLC	Sheffield Apartments

The following tables for Procaccianti Programs are included as Appendix A herein:
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Table I — Experience in Raising and Investing Funds (on a percentage basis);

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Table III — Operating Results of Prior Programs;

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Table IV — Results of Completed Programs; and

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Table V — Sales or Disposals of Properties.

The information that would be included in Table II (Compensation to Sponsor) related to the compensation paid to sponsor has been included in Table IV. A separate Table II has not been provided.
The investments acquired by the Procaccianti Programs discussed in this section have different characteristics than the properties we seek to acquire. Among those differences are:
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The Procaccianti Programs were not entities which intended to qualify as a REIT, and in most cases were acquired by limited liability companies owned by our sponsor or its affiliates and other high net worth individuals or limited partnerships structured as joint ventures between an affiliate of our sponsor and high net worth individuals.

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The properties acquired by the Procaccianti Programs are primarily full service hotel operations that followed a value-add strategy and do not reflect the extended-stay, select-service and compact full-service hotel market that we expect to target.

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The investments acquired by the Procaccianti Programs have typically utilized high leverage debt, including debt up to 80% of asset value; however, we expect our targeted leverage ratio to be the greater of 50% loan-to-value or loan-to-cost.

We believe that the risks associated with purchasing value-add assets are not congruent with our strategy in this offering. Our strategy will be to purchase hotels in the focused service and extended stay category, which we expect to produce higher cash flow margins, lower capital expenditures and more stable dividend payments. A limited portion of our portfolio may include properties that offer modest value-add opportunities.
Summary Information
The following table presents certain summary information regarding the Procaccianti Programs for the ten-year period beginning January 1, 2006 and ending December 31, 2016:
Total Number of Programs:	33
Total Equity raised:	$554,856,891
Total Investors:	85
Total number of Properties Purchased:	33
Location of Properties Purchased:	United States
Aggregate Purchase Price of Properties:	$1,054,687,653
% of Commercial (Lodging)(1):	97%
% Residential(1):	3%
% new(1):	0%
% used(1):	98%
% construction(1):	2%
Properties Sold:	10

(1)
Percentage based upon aggregate purchase price.

Adverse Business Developments
Adverse changes in general economic conditions have occasionally affected the performance of the Procaccianti Programs. Further, certain Procaccianti Programs have experienced adverse business developments, including, but not limited to: (i) majority owners or limited partners no longer funding capital calls as a result of their investment funds winding down, (ii) exit requirements falling within down markets and majority owners/limited partners choosing to not hold the property to wait for appreciation to rebound, (iii) construction delays associated with zoning and entitlement delays, and (iv) market conditions requiring sales of properties at a loss or the occurrence of lender receiverships. The following discussion presents a summary of significant adverse business developments or conditions experienced by Procaccianti Programs that may be material to investors in this offering.
In 2007, an affiliate of the sponsor was converting a Holiday Inn hotel property in Miami Beach, Florida into hotel condominiums. The project was significantly delayed due to demands from local building officials that resulted in higher construction costs and delayed the launch of sales efforts. While sales were brisk, the national economy went into a recession and sales prices and volumes declined. Although an affiliate of the sponsor received proceeds exceeding costs, there were not enough proceeds to provide a return on all of the investors’ initial investments.
In 2008, an affiliate of the sponsor owned the Sheraton Richmond West hotel property in Richmond, Virginia. Due to significantly increased supply and dramatic decreases in business volume, the owner of the hotel property sought a mortgage modification with its lender. The program’s sponsor offered to reduce property management fees, guarantee interest payments and made various good faith gestures to induce the lender’s special servicer to cooperate. Nonetheless, the lender’s special servicer would not cooperate, and made the decision to petition the property into receivership and foreclose. Some, but not all, of the initial investment was returned to investors.
In 2015, an affiliate of the sponsor was a minority general partner of an entity that owned the Westin Hotel property in Tysons Corner, Virginia. The general partner’s rights and authority were subject to the majority limited partner’s controls and major decision rights. The majority partner chose to discontinue funding capital calls for operations and capital improvements in an attempt to work with the lender to restructure the mortgage. The general partner attempted to negotiate a loan modification arrangement with the lender’s special servicer, but the special servicer was unwilling to consider such modifications. As a result, the property was petitioned into receivership. This asset is owned by two hotel funds, which own other unrealized assets, and it is unknown whether this will result in a loss of investor equity.
In 2011, the Radisson hotel property in New London, Connecticut was unable to rebound from the 2009 recession, and the majority of the partners made a strategic decision to sell the property, not recovering the initial equity invested.
An affiliate of the sponsor is a minority general partner of an entity that owns the Saint Louis Marriott West property in Saint Louis, Missouri. This property was acquired immediately prior to the recession of 2008 – 2009. In 2017, the lender issued a maturity default when the loan on the asset came due. The property continues to pay the interest and amortization current with the prior terms of the loan while the general partner attempts to negotiate an extension of the loan with the lender’s special servicer.
The sponsor has not sponsored any public real estate programs and, therefore, has not filed any Annual Reports on Form 10-K with the SEC.

DESCRIPTION OF CAPITAL STOCK
Our charter authorizes the issuance of 248,125,000 shares of capital stock, of which (a) 55,500,000 shares are classified as Class I Common Stock with a par value of  $0.01 per share, which we refer to as our I Shares, (b) 55,500,000 shares are classified as Class K Common Stock with a par value of  $0.01 per share, which we refer to as K Shares, (c) 116,000,000 shares are classified as Class T Common Stock with a par value of  $0.01 per share, which we refer to as T Shares, (d)125,000 shares are classified as Class B Capital Stock with a par value of  $0.01 per share, which we refer to as our B Shares, and (e) 21,000,000 shares are classified as Class A Common Stock with a par value of  $0.01 per share, which we refer to as our common shares.
In addition, our board of directors may amend our charter from time to time without stockholder approval to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series. Our board of directors may also classify or reclassify unissued shares of stock of any class or series into other classes or series of stock. Notwithstanding the preceding two sentences, we may not (i) issue or sell additional B Shares, or increase the authorized number of B Shares or (ii) amend, alter, modify or repeal any provision of our charter in a manner disproportionately adversely affecting the rights, privileges and preferences of the B Shares, without the consent of the holders of at least 75% of the issued and outstanding B Shares. The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of any new class or series of capital stock will be designated and set forth in articles supplementary to our charter filed with the State Department of Assessments and Taxation of Maryland. The stated value of each common share is $10.00, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events, as set forth in our charter.
I Shares, K Shares and T Shares
Subject to the restrictions in our charter on the ownership and transfer of shares and except as may otherwise be specified in our charter, each holder of I Shares, K Shares and T Shares will be entitled at each meeting of our stockholders to one vote per I, K or T Share owned by such stockholder on all matters submitted to a vote of our stockholders, including, but not limited to, the election of our directors.
The I Shares, K Shares and T Shares will rank, with respect to dividend rights and rights upon our company’s liquidation, winding-up and dissolution:
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pari passu with each other and any other class or series of our capital stock, the terms of which expressly provide that the I Shares, K Shares and T Shares rank on parity with such class or series as to dividend rights and rights on liquidation, winding-up and dissolution of our company (which such other class or series we refer to as parity securities), and senior to the common shares, B Shares, and any other class or series of our capital stock, the terms of which expressly provide that the I Shares, K Shares and T Shares rank senior to such class or series as to dividend rights or rights on our liquidation, winding-up, and dissolution of our company. We refer to such classes or series of capital stock ranking junior to our I Shares, K Shares and T Shares as junior securities; and

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junior to all of our existing and future debt obligations and other liabilities (except for deferred asset management fees, acquisition fees, and disposition fees (and any interest accrued thereon) payable to our advisor.

Dividend Rights.   Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to I Shares, K Shares, and T Shares, if any such class or series is authorized in the future, the holders of each I Share, K Share and T Share will be entitled to receive, when and as authorized by our board of directors and declared by us, out of legally available funds, cumulative cash dividends on each I Share at the rate of six percent per annum of the I Share Distribution Base for such I Share, cumulative cash dividends on each K Share at the rate of six percent per annum of the K Share Distribution Base for such K Share, and cumulative cash dividends on each T Share at the rate of six percent per annum of the T Share Distribution Base for such T Share. The I Share Distribution Base is $10.00 per I Share, subject to reduction as described under “— Special Dividends” below; the K Share

Distribution Base is $10.00 per K Share, subject to reduction as described under “— Special Dividends” below; and the T Share Distribution Base is $10.00 per T Share, subject to reduction as described under “ — Special Dividends” below. The dividends on the I Shares, K Shares and T Shares will accrue on each such share, whether or not authorized by our board and declared by us and whether or not there are funds legally available for the payment of such dividends, on a cumulative basis, from the date of issuance of such I Share, K Share or T Share. While dividends on the I Shares, K Shares and T Shares will accrue on a daily basis, dividends on I Shares, K Shares and T Shares will be payable in arrears to holders of record as they appear in our stock records at the close of business on the applicable record date or record dates, which shall be each day of the period for which such dividends are payable or such other date or dates designated by our board of directors. Once we commence paying dividends, we expect to pay dividends on our I Shares, K Shares and T Shares quarterly, unless our results of operations, general financing conditions, general economic conditions, applicable provisions of Maryland law, or other factors make it imprudent to do so. Our goal is to eventually be in a position to make monthly dividend payments. The timing and amount of any dividends will be determined by our board, in its sole discretion, and may vary. Payment of dividends on our I Shares, K Shares, T Shares and common shares will be influenced in part by our intention to comply with the REIT requirements of the Internal Revenue Code. To qualify as a REIT, we will be required to distribute 90% of our annual taxable income, determined without regard to the dividends paid deduction and by excluding net capital gains, to our stockholders.
If at any time we pay less than the total amount of accumulated, accrued, and unpaid dividends on the I Shares, K Shares, T Shares and any parity securities, such payment will be distributed pro rata among the holders of each class of shares based upon the aggregate I Shares, K Shares, T Shares and parity securities held by each such stockholder as of the close of business on each record date. Payment of dividends on our I Shares, K Shares and T Shares is not guaranteed.
Unless and until all accumulated, accrued, and unpaid dividends on our I Shares, K Shares, T Shares and any parity securities for all past dividend periods have been or contemporaneously are declared and paid on such I Shares, K Shares, T Shares and parity securities (or declared and a sum sufficient for the payment thereof is set aside for payment), we will not, directly or indirectly, declare and pay dividends or other distributions of cash or other property on junior securities (including our common shares), provided that, if we terminate our advisory agreement without cause or elect not to renew it, we will repurchase all common shares as described under “Management Compensation — Payment upon Other Advisory Agreement Termination” above.
Special Dividends.   In certain situations, we may have excess cash (as defined below), and our board of directors will authorize special dividends in which the holders of our I Shares, K Shares, T Shares and any parity securities will be entitled to participate (pro rata based on the number of I Shares, K Shares, T Shares and parity securities). In the case of such dividends, the holders of our I Shares, K Shares, T Shares and any parity securities will receive, pari passu with the holders of common shares and B Shares, 50% of any such excess cash (or 87.5% of such excess cash if the common shares have been repurchased in connection with a Non-cause Advisory Agreement Termination (as defined under “Management Compensation — Payment upon Other Advisory Agreement Termination”). Our board of directors will determine annually, other than upon a liquidation, the amount, if any, of  “excess cash” and will authorize dividend payments of any excess cash on an annual basis. “Excess cash” will equal any cash available for distribution after the board establishes working capital reserves or other reserves it deems necessary (but excluding net sales proceeds from the sale of our assets) and after the full payment of  (i) all accumulated, accrued, and unpaid dividends on our I Shares, K Shares, T Shares and any parity securities; (ii) the full asset management fees payable to our advisor, including any deferred amounts and any interest accrued thereon; and (iii) all accumulated, accrued and unpaid common ordinary dividends, as described below under “Common Shares — Dividend Rights.”
In addition, if we sell properties generating net cash proceeds other than in accordance with a plan of liquidation, our board of directors will have the right to redeploy that capital, including any profits realized on the sale of such properties, although our board generally expects to attempt to minimize any taxes payable at regular corporate tax rates arising from any failure to distribute all of our net capital gains. Alternatively, our board may authorize a dividend on the I Shares, K Shares, T Shares and any parity securities, which would first be applied against any accumulated, accrued, and unpaid dividends on the I

Shares, K Shares, T Shares and any parity securities, and then would be applied to reduce the liquidation preference due on such I Shares, K Shares, T Shares and any parity securities in a liquidation, as described below. Any such dividends arising from the proceeds of the sale of our assets, except to the extent they are applied against any accumulated, accrued, and unpaid dividends on the I Shares, K Shares, T Shares and any parity securities, would also decrease the I Share Distribution Base, K Share Distribution Base, and T Share Distribution Base.
Liquidation.   Upon any voluntary or involuntary liquidation or dissolution of our company, which we refer to as a liquidation event, before any distribution or payment may be made to holders of the common shares and B Shares, the holder of each I Share, K Share, T Share and parity security will be entitled to be paid out of our assets legally available for distribution, after payment or provision for our debts and liabilities (excluding any deferred asset management fees, acquisition fees and disposition fees (plus interest accrued thereon), as discussed below under “Description of Capital Stock — Liquidation — Deferred Fees”), a liquidation preference. The liquidation preference for each I Share, K Share, and T Share will initially equal $10.00, $10.00, and $10.00 per share, plus an amount equal to any and all accumulated, accrued, and unpaid 6.0% dividends on I Share, K Shares and T Shares (whether or not authorized) up to and including the date of payment on such I Share, K Share and T Share. The liquidation preference may be reduced as a result of the payment of dividends on our I Shares, K Shares and T Shares arising from the distribution of net sales proceeds. See “— Special Dividends” immediately above. The liquidation preference on parity securities will be determined at the time, if any, that our board of directors authorizes a class or series of parity securities, but such liquidation preference would operate in all material respects in the manner described for the I Shares, K Shares, and T Shares.
In addition, upon a liquidation event, 50% (or 87.5% if the common shares have been repurchased in connection with a Non-cause Advisory Agreement Termination) of any remaining liquidation cash (as described below) available for distribution by us (as determined by our board, in its discretion) will be paid to the holders of the I Shares, K Shares, T Shares and any parity securities, pro rata based on the number of I Shares, K Shares, T Shares and parity securities. “Remaining liquidation cash” means all cash available for distribution, as determined by our board after (i) payment in full of, or the setting aside of reserves for, all of our debts and liabilities, limited, in the case of non-recourse liabilities secured by properties, to the value of those properties, and excluding liabilities for the payment of deferred asset management fees, acquisition fees, and disposition fees (and any interest accrued thereon); (ii) payment in full of the liquidation preference on all outstanding I Shares, K Shares, T Shares and any parity securities; (iii) the full asset management fees are paid, including any deferred amounts and interest accrued thereon; (iv) the full acquisition fees and disposition fees are paid, including any interest accrued thereon; (v) all accrued common ordinary dividends on our common shares are paid (as described below under “Description of Capital Stock — Common Shares — Dividend Rights”); and (vi) payment in full of the stated value of all outstanding common shares (as described below under “Description of Capital Stock — Liquidation — Stated Value of Common Shares.”
Merger or Acquisition Transaction.   Pursuant to our charter, if we enter into a merger or acquisition transaction, the merger or acquisition consideration would be distributed amongst our stockholders, including holders of I Shares, K Shares, T Shares and any parity securities, pursuant to the same order of priority as if we liquidated for an amount equal to the aggregate consideration payable in such merger or acquisition transaction. See “Description of Capital Stock — Liquidation” below.
B Shares
B Shares will not be sold to investors as part of this offering. We issued B Shares to the Service Provider in a private placement under Section 4(a)(2) of the Securities Act. The holders of B Shares have no voting rights, other than the right to vote on and approve any further issuances of or increase in the authorized number of B Shares and any amendments to our charter that would disproportionately adversely impact the rights, preferences or privileges of the B Shares. Except for those special dividends and payments described below, the holders of B Shares hold no other rights under our charter, including rights to participate in stockholder meetings or to receive any other dividends or distributions on liquidation.

Special Dividends.   In certain situations, we may have excess cash (as defined under the heading “Description of Capital Stock — I Shares, K Shares and T Shares — Special Dividends”), and our board of directors may authorize special dividends in which holders of our B Shares will be entitled to participate (pro rata based on the number of B Shares). In the case of such dividends, the B Shares will receive, pari passu with the holders of common shares, I Shares, K Shares, T Shares and parity securities, 12.5% of any such excess cash. Our board of directors will determine annually, other than upon a liquidation, the amount, if any, of  “excess cash” and will authorize dividend payments of any excess cash on an annual basis.
Liquidation.   Upon our liquidation, 12.5% of any remaining liquidation cash (as described under “Description of Capital Stock — I Shares, K Shares and T Shares — Liquidation” above) available for distribution by us (as determined by our board, in its discretion) will be paid to the holders of the B Shares, pro rata based on the number of B Shares.
Merger or Acquisition Transaction.   Pursuant to our charter, if we enter into a merger or acquisition transaction, the merger or acquisition consideration would be distributed amongst our stockholders, including holders of B Shares, pursuant to the same order of priority as if we liquidated for an amount equal to the aggregate consideration payable in such merger or acquisition transaction. See “Description of Capital Stock — Liquidation” below. See also “Management Compensation — Payment Upon an M&A Transaction”.
Listing.   Pursuant to our charter, if we list any of our shares of capital stock on a national securities exchange (which automatically results in a termination of the advisory agreement) we will repurchase the B Shares as described under “Description of Capital Stock — Listing Event”. See also “Management Compensation — Payment Upon Listing of Our Shares”.
Common Shares
Subject to the restrictions in our charter on the ownership and transfer of stock and except as may otherwise be specified in our charter, each holder of common shares will be entitled at each meeting of our stockholders to one vote per common share owned by such stockholder on all matters submitted to a vote of our stockholders, including but not limited to the election of our directors.
The intended use of proceeds from the sale of common shares in this offering is to fund (i) our payment of our organization and offering expenses, including the selling commissions, stockholder servicing fees, dealer manager fees and expense reimbursements payable to the dealer manager, (ii) an amount equal to the difference between $10.00 per I Share and the $9.50 per I share initial purchase price of I Shares sold in the primary offering (in order that we will have an amount equal to $10.00 per I Share available for investment in assets), and (iii) an amount equal to any discount on the initial offering price of I  Shares, K Shares and T Shares arising from reduced or waived selling commissions (other than reduced selling commissions for volume discounts) or dealer manager fees (in order that we will have an amount equal to $10.00 per I Share, K Share and T Share available for investment in assets). In some cases, however, particularly early in our life, in order to finance the acquisition of properties, we may use the proceeds of the sale of common shares to our advisor, the Service Provider, and their affiliates to acquire properties. To the extent we use the proceeds from the sale of common shares to acquire properties, we expect to use the same amount of proceeds from the sale of I Shares, K Shares and T Shares to pay for the organization and offering expenses that would otherwise be funded from the proceeds of the sale of common shares. However, the resultant use of proceeds in such a manner will have no effect on the rights attributable to the I Shares, K Shares and T Shares, including the dividend priorities and liquidation preferences associated with such shares described elsewhere in this “Description of Capital Stock” section, or to the rights associated with the common shares described below in this “Description of Capital Stock” section, or to the net proceeds of this offering available to be invested in real estate.
We will only sell a number of common shares as necessary to provide sufficient proceeds to fund (i) our payment of our organization and offering expenses, including selling commissions, stockholder servicing fees, dealer manager fees and expense reimbursements payable to the dealer manager, (ii) an amount equal to the difference between $10.00 per I Share and the $9.50 per I share initial purchase price of I Shares sold in the primary offering and (iii) an amount equal to any discount on the initial offering price of I Shares, K Shares and T Shares arising from reduced or waived selling commissions (other than reduced selling commissions for volume discounts) or dealer manager fees.
Advisor’s Obligation to Purchase Common Shares.   Subject to the obligation of the Service Provider described below (see also “Conflicts of Interest — Service Provider”), and subject to the proceeds available from the sale of retail common shares to the public in this offering, our advisor has agreed that it will purchase common shares at a purchase price of  $10.00 per common share in amounts sufficient to fund (i) our payment of our organization and offering expenses, including selling commissions, stockholder servicing fees, dealer manager fees and expense reimbursements payable to the dealer manager, (ii) an amount equal to the difference between $10.00 per I Share and the $9.50 per I share initial purchase price of I Shares sold in the primary offering and (iii) an amount equal to any discount on the initial offering price of I Shares, K Shares and T Shares arising from reduced or waived selling commissions (other than reduced selling commissions for volume discounts) or dealer manager fees. Our advisor’s obligation is pursuant to the advisory agreement and terminates upon any termination or non-renewal of the advisory agreement. Initially, our advisor’s obligation will be for an amount equal to $10 million of common shares (unless sufficient demand for common shares in this offering reduces the amount our advisor or its affiliates would need to buy to fund our organization and offering expenses). After the Service Provider fulfills its Backstop Obligation as described below under “Service Provider’s Backstop Obligation to Purchase Common Shares,” our advisor will be obligated to purchase any additional common shares necessary to fund the items discussed above, to the extent purchasers in this offering do not acquire sufficient common shares to do so. Pursuant to the advisory agreement, our advisor’s obligation may be fulfilled by our advisor or its affiliates.
Service Provider’s Backstop Obligation to Purchase Common Shares.   Under the Services Agreement, the Service Provider has agreed to purchase up to $2.5 million of the common shares required to provide sufficient proceeds to fund (i) our payment of our organization and offering expenses, including selling commissions, stockholder servicing fees, dealer manager fees and expense reimbursements payable to the dealer manager, (ii) an amount equal to the difference between $10.00 per I Share and the $9.50 per I share initial purchase price of I Shares sold in the primary offering and (iii) an amount equal to any discount on the initial offering price of I Shares, K Shares and T Shares arising from reduced or waived selling commissions (other than reduced selling commissions for volume discounts) or dealer manager fees. We refer to this as the Service Provider’s “backstop obligation.” The Service Provider’s backstop obligation will only become effective after our advisor or its affiliates purchase $10 million of common shares. Common shares purchased under the backstop obligation will be purchased at a price of  $10.00 per common share. Pursuant to the Services Agreement, the Service Provider’s backstop obligation may be fulfilled directly or by one of its affiliates. The Service Provider’s backstop obligation will only be effective after our advisor or its affiliates purchase $10 million of common shares. At such point, the Service Provider has agreed that it will buy up to $2.5 million of common shares to fund our organization and offering expenses associated with I Shares, K Shares and T Shares (to the extent purchasers in this offering do not purchase sufficient common shares to fund organization and offering expenses, when taking into account our advisor’s $10 million obligation). Notwithstanding the foregoing, in the event that there is any investment of common shares by investors other than the advisor, the Service Provider and their respective affiliates, in excess of $10 million, which we refer to as the “excess common share amount,” then the Service Provider’s backstop obligation shall be reduced by an amount equal to 50% of the excess common share amount, and the advisor’s obligation to purchase common shares (as described above) will be reduced by an amount equal to 50% of the excess common shares amount.
Any common shares the Service Provider (or its affiliates) acquires pursuant to the Backstop Obligation are not subject to redemption or repurchase, even if sufficient demand for the purchase of common shares otherwise would have enabled the Service Provider to purchase fewer common shares than it did.
Dividend Rights.   Following the payment in full of all accumulated, accrued, and unpaid dividends on the I Shares, K Shares, T Shares and any parity securities, and the payment of any accrued asset management fees (and any interest thereon), each common share will be entitled to receive, when and as authorized by our board and declared by us, out of legally available funds, dividends on each common share at a rate not to exceed 6.0% of the stated value of a common share ($10.00) from income and cash flow from ordinary operations on a cumulative basis. We refer to such dividends as “common ordinary dividends.” Except in the case of a liquidation, common shares are not entitled to participate or receive any dividends on account of net sales proceeds arising from the sale of properties.
The dividends on the common shares will accrue on each such share, whether or not authorized by our board and declared by us and whether or not there are funds legally available for the payment of such dividends, on a cumulative basis, from the date of issuance of such common share. Dividends on the common shares will accrue on a daily basis and will be payable in arrears to holders of record as they appear in our stock records at the close of business on the applicable record date, if any, selected by our board of directors. The timing and amount of common ordinary dividends will be determined by our board, in its sole discretion, and may vary. To the extent necessary to preserve our status as a REIT, we will not be prohibited from declaring or paying or setting apart for payment any dividend or other distribution on the common shares or any other junior security.
Special Dividends.   In certain situations, we may have excess cash (as defined above under the heading “Description of Capital Stock — I Shares, K Shares and T Shares — Special Dividends”), and our board of directors may authorize special dividends in which holders of our common shares will be entitled to participate (pro rata based on the number of common shares). In the case of such dividends, the holders of common shares will receive, pari passu with the holders of I Shares, K Shares, T Shares, parity securities, and B Shares, a special dividend equal to 37.5% of such excess cash (unless all such common shares previously have been repurchased because of a Non-cause Advisory Agreement Termination, in which case the excess cash otherwise apportioned to the common shares would be distributed to the holders of the I Shares, K Shares, T Shares and any parity securities). We expect that our board of directors will authorize payments of any excess cash on an annual basis.
Liquidation.   Upon our liquidation, as described under “Description of Capital Stock — Liquidation — Stated Value of Common Shares” below, each holder of common shares will be entitled to be paid out of our assets legally available for distribution, after payment or provision for our debts and liabilities and the other amounts described under “Description of Capital Stock — Liquidation,” an amount equal to the stated value ($10.00) of a common share for each common share then held. In addition, if there is any remaining liquidation cash (as described above under “Description of Capital Stock — I Shares, K Shares and T Shares — Liquidation” and as determined by our board, in its discretion) the holders of common shares will receive a distribution of 37.5% of the remaining liquidation cash, pro rata based on the number of common shares (unless all such common shares previously have been repurchased because of a Non-cause Advisory Agreement Termination, in which case the excess cash otherwise apportioned to the common shares would be distributed to the holders of the I Shares, K Shares, T Shares and any parity securities).
Merger or Acquisition Transaction.   Pursuant to our charter, if we enter into a merger or acquisition transaction, the merger or acquisition consideration would be distributed amongst our stockholders, including holders of common shares, pursuant to the same order of priority as if we liquidated for an amount equal to the aggregate consideration payable in such merger or acquisition transaction. See “Description of Capital Stock — Liquidation” below.
Listing.   Pursuant to our charter, if we list any of our shares of capital stock on a national securities exchange, our board of directors must give prior notice of such listing to the holders of common shares, and such holders of common shares (including our advisor and its affiliates) will have the right to either (a) receive one share of the applicable listed share class in exchange for each common share held as of the date our board gives notice of an intended listing to our holders of common shares (to be effective on the date of such listing) or (b) require us to repurchase each common share for the consideration described under “Description of Capital Stock — Listing Event”, which will equal the amount each common share would be entitled to receive if we liquidated and received liquidation proceeds equal to the “market value” of our company (as defined in “Description of Capital Stock — Listing Event”). Each holder of common shares will have at least 20 days to make such election.

Advisory Agreement Termination.   The holders of common shares may also be entitled to receive amounts similar to those described above if we terminate our advisory agreement in the event of a Non-cause Advisory Agreement Termination (i.e., if we terminate our advisory agreement without cause and other than in connection with a liquidity event or if we elect not to renew it).
Dividends
The timing of the dividends will be determined by our board of directors. Our board of directors has adopted a policy to refrain from funding dividends with offering proceeds; instead, we plan to fund dividends from cash flows from operations and capital transactions (other than this or other securities offerings). However, our charter does not restrict us from paying dividends from any particular source, including proceeds from securities offerings, and our board of directors has the ability to change our policy of only paying dividends from cash flows from operations or capital transactions (other this or other securities offerings). However, in accordance with Maryland law, we may not make dividends that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus, unless our charter provides otherwise, senior liquidation preferences. Our charter currently provides that amounts that would be needed, if we were to dissolve at the time of such dividend, to satisfy the preferential rights upon dissolution of holders of I Shares, K Shares, T Shares and any parity securities shall not be added to our total liabilities for these purposes. Subject to the preceding, our board of directors will determine the amount of dividends we will pay to our stockholders.
While our goal is to declare and pay dividends on our I Shares, K Shares and T Shares on a monthly basis as of daily record dates, initially we expect to declare and pay dividends on our I Shares, K Shares and T Shares on a quarterly basis as of daily record dates. If we raise $150,000,000 in I Shares, K Shares and T Shares within one year and we are able to deploy that capital in accordance with our strategic plan, we believe that we will be in a position to pay dividends on our I Shares, K Shares and T Shares monthly at that time. Based on those assumptions, we also believe we will be able to pay dividends on our common shares by that time. We can provide no assurance that we will be able to pay dividends on our I Shares, K Shares, T Shares or our common shares. Dividends will be authorized at the discretion of our board of directors, which will be influenced in part by its intention to comply with the REIT requirements of the Internal Revenue Code. We intend to make dividends sufficient to meet the annual distribution requirement and to avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. Each distribution will be accompanied by a notice which sets forth: (a) the record date; (b) the amount per share that will be distributed; (c) the equivalent annualized yield; and (d) the amount and percentage of the dividends paid from operations, offering proceeds and other sources. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:
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the amount of time required for us to invest the funds received in the offering;

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our operating and interest expenses;

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operating results of our properties;

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the amount of dividends or other distributions received by us from our indirect real estate investments;

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our ability to keep our properties occupied;

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our ability to maintain or increase rental rates when renewing or replacing current leases;

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capital expenditures and reserves for such expenditures;

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the issuance of additional shares; and

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financings and refinancings.

Further, our cash flows may not be sufficient to offset any shortfalls that may occur as a result of the seasonality of the hospitality industry, in which case we may have to reduce dividends or enter into short-term borrowings in some quarterly periods in order to make dividends to our stockholders.

We must annually distribute at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain, in order to meet the requirements for qualification as a REIT under the Internal Revenue Code. This 90% requirement is described in greater detail in the “Material U.S. Federal Income Tax Considerations” section of this prospectus. Our board of directors may authorize dividends in excess of this percentage as it deems appropriate. Because we may receive income from interest or rents at various times during our fiscal year, dividends may not reflect our income earned in that particular distribution period, but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make dividends relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, we could be required to borrow funds from third parties on a short-term basis, issue new securities, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future dividends by increasing operating costs and decreasing available cash. In addition, such dividends may constitute a return of capital. See the section entitled “Material U.S. Federal Income Tax Considerations” in this prospectus.
Distributions in kind will not be permitted, except for:
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distributions of readily marketable securities;

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distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of the charter; or

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distributions of in-kind property, so long as, with respect to such in-kind property, the board of directors advises each stockholder of the risks associated with direct ownership of the property, offers each stockholder the election of receiving in-kind property distributions, and distributes in-kind property only to those stockholders who accept the directors’ offer.

Restrictions on Transfer
REIT Qualification Protections
To assist us in complying with the REIT qualification requirements imposed by the Internal Revenue Code, our charter will prohibit, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares of capital stock (which includes I Shares, K Shares, T Shares and common shares we may issue in this offering) or more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of shares of our stock. The board of directors may, in its sole discretion, prospectively or retroactively, waive the 9.8% ownership limit with respect to, or establish an excepted holder limit for, a particular stockholder if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Our advisor and its affiliates will be exempt from these restrictions with respect to their ownership of common shares.
Our charter will impose other restrictions designed to protect our status as a REIT, including a prohibition on transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons, would result in us being “closely held” under the Internal Revenue Code, or would otherwise cause us to fail to qualify as a REIT.
Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in such stock. In the event of any attempted transfer of our stock which, if effective, would result in (1) violation of the ownership limit discussed above, (2) our being “closely held” under Section 856(h) of the Internal Revenue Code or (3) our otherwise failing to qualify as a REIT (including by owning, directly or indirectly, 10% or more of the ownership interests in any tenant or subtenant, other than certain taxable REIT subsidiaries), then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust are referred to in this prospectus as “Excess Securities.” Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all dividends authorized by our board of directors on such securities for the benefit of the charitable beneficiary. Our charter entitles the trustee of the beneficial trust to vote all Excess Securities and, subject to Maryland law, to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the beneficial trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If the transfer to the beneficial trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the proposed transferee acquiring no rights in such shares.
Within 20 days of receiving notice from us that the Excess Securities have been transferred to the beneficial trust, the trustee of the beneficial trust shall sell the Excess Securities. The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds (net of any commissions and other expenses of sale) or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee upon such sale by the amount of any dividends and other dividends we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee. If, prior to our discovery that shares of our stock have been transferred to the beneficial trust, the shares are sold by the intended transferee, then the shares will be deemed to have been sold on behalf of the beneficial trust and, to the extent that the intended transferee received an amount for the shares that exceeds the amount such intended transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, Excess Securities will be deemed to have been offered for sale to us or our designee at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer of the Excess Securities to the beneficial trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and the market price on the date we or our designee accept such offer. We will have the right to accept such offer until the trustee of the beneficial trust has sold the Excess Securities. Upon such a sale to us, the interest of the charitable beneficiary in the Excess Securities sold will terminate and the trustee of the beneficial trust will distribute the net proceeds of the sale to the intended transferee. We may reduce the amount payable to the intended transferee upon such sale by the amount of any dividends and other dividends we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.
If our board of directors or a committee thereof determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems necessary to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.
Any person who acquires or attempts or intends to acquire shares in violation of the foregoing restrictions, or would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or attempted transaction, 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interests to continue to qualify as a REIT or that compliance with these restrictions is no longer required for us to qualify as a REIT.

The ownership limit does not apply to the underwriter in a public offering or private placement of shares or to a person or persons exempted (prospectively or retroactively) from the ownership limit by our board of directors based upon certain representations and undertakings required by our charter and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a notice setting forth the number of shares beneficially owned, directly or indirectly. The securities offered hereby have not been registered under the Securities Act or the securities laws of any state and are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such state securities laws. The securities offered hereby may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom.
Minimum Purchase Transfer Restrictions
You must initially invest at least $2,000 in any combination of our I Shares, K Shares, T Shares or common shares to be eligible to participate in this offering, except in New York where the minimum purchase amount is $2,500.
A stockholder may not transfer fewer shares than the minimum purchase requirement. Unless a stockholder is transferring all of its shares of our common stock, a stockholder may not transfer your shares in a manner that causes the stockholder or its transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers made without consideration: (a) transfers by gift, (b) transfers by inheritance, (c) intrafamily transfers, (d) family dissolutions, (e) transfers to affiliates and (f) transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for our stockholders to sell their shares.
Share Repurchase Program
Repurchase at Option of Holder
Only those stockholders who purchased their I Shares, K Shares or T Shares from us for cash or who received their I Shares, K Shares or T Shares from us (directly or indirectly) through one or more non-cash transactions may be able to participate in the share repurchase program. In other words, once our I Shares, K Shares or T Shares are transferred for value by a stockholder, the transferee and all subsequent holders of such I Shares, K Shares or T Shares are not eligible to participate in the share repurchase program. Repurchases of our I Shares, K Shares and T Shares, when requested, are at our sole discretion and generally will be made quarterly. Common shares are not eligible to participate in the share repurchase program.
Beginning one year from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, and after the NAV Pricing Date (as defined below), a holder of I Shares, K Shares or T Shares may request that we repurchase all or any portion of such I Shares, K Shares or T Shares at a repurchase price per I Share, K Share or T Share equal to the net asset value (“NAV”) per I Share, K Share or T Share, as applicable, plus all accumulated, accrued, and unpaid dividends on such I Share, K Share or T Share (whether or not declared) through the repurchase date (we refer to this as the “NAV repurchase price”), less the applicable discount, which is determined based on the number of years from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, as described below. We define the “NAV Pricing Date” as a date on which we provide an estimated NAV. The NAV Pricing Date will be no later than two years and 150 days after the date that this registration statement is declared effective by the SEC.
Beginning one year from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, and prior to the NAV Pricing Date, a holder of I Shares, K Shares or T Shares may request that we repurchase all or a portion of such I Shares, K Shares or T Shares at a repurchase price per I Share, K Share or T Share equal to the amount paid for such I Share, K Share or T Share plus all accumulated, accrued, and unpaid dividends on such I Share, K Share or T Share (whether or not declared) through the repurchase date (we refer to this collectively as the “repurchase price”), less the applicable discount.
Beginning one year from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, the holder of I Shares, K Shares and T Shares may request that we repurchase all or any portion of such I Shares, K Shares and T Shares at a repurchase price per I Share, K Share or T Share or NAV repurchase price per I Share, K Share or T Share, as applicable, less a 7.5% repurchase discount.
Beginning two years from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, the holder of I Shares, K Shares and T Shares may request that we repurchase all or any portion of such I Shares, K Shares and T Shares at a repurchase price per I Share, K Share or T Share or NAV repurchase price per I Share, K Share or T Share, as applicable, less a 5% repurchase discount.
Beginning three years from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, the holder of I Shares, K Shares and T Shares may request that we repurchase all or any portion of such I Shares, K Shares and T Shares at a repurchase price per I Share, K Share or T Share or NAV repurchase price per I Share, K Share or T Share, as applicable, less a 2.5% repurchase discount.
Beginning four years from the date of original issuance of the I Shares, K Shares or T Shares to be repurchased, the holder of I Shares, K Shares and T Shares may request that we repurchase all or any portion of such I Shares, K Shares and T Shares at a repurchase price per I Share, K Share or T Share or NAV repurchase price per I Share, K Share or T Share, as applicable, subject to no repurchase discount.
Our repurchase of any I Shares, K Shares and T Shares will be limited to the extent that we do not have, as determined in the discretion of our board of directors, sufficient funds available to fund any such repurchase.
Optional Repurchase Upon Death or Disability of Holder
Subject to certain restrictions, we will repurchase I Shares, K Shares and T Shares held by a natural person upon his or her death or permanent Qualifying Disability (as described below) at the written request of the holder’s estate or guardian or legal representative at a repurchase price equal to the purchase price for such I Shares, K Shares or T Shares, plus all accumulated, accrued, and unpaid dividends on such I Shares, K Shares and T Shares, as applicable, (whether or not declared) through the repurchase date; provided, however, that our obligation to so repurchase I Shares, K Shares and T Shares is limited to the extent sufficient funds are available to fund such repurchase (as determined by our board of directors) and by applicable law. We will not be obligated to repurchase shares if more than 360 days have elapsed since the date of the death or Qualifying Disability of a stockholder. Further, our board of directors will have no obligation to cause us to repurchase shares if it would cause us to violate federal law or Maryland law.
In order for a disability to be considered a “Qualifying Disability,” (i) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (ii) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “Applicable Governmental Agency”). For purposes of this repurchase right, Applicable Governmental Agencies are limited to the following:
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if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the Applicable Governmental Agency is the Social Security Administration or the agency charged with the responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration;

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if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (the “CSRS”), then the Applicable Governmental Agency is the U.S. Office of Personnel Management or the agency charged with the responsibility for administering CSRS benefits at that time if other than the U.S. Office of Personnel Management; or

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if the stockholder did not pay Social Security taxes and, therefore, could not be eligible to receive Social Security benefits, but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the Applicable Governmental Agency is the Department of Veterans Affairs or the agency charged with the responsibility for administering military benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including, but not limited to, workers’ compensation insurance, the administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the disability repurchase right. Further, as the following disabilities do not entitle a worker to Social Security disability benefits, they do not qualify the stockholder for the disability repurchase right, except in the limited circumstances when the stockholder is awarded disability benefits by one of the Applicable Governmental Agencies described above: (a) disabilities occurring after the legal retirement age; and (b) disabilities that do not render a worker incapable of performing substantial gainful activity.
All stockholder repurchase requests must be accompanied by: (a) the investor’s initial application for disability benefits and (b) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the Applicable Governmental Agency that we deem acceptable and that demonstrates an award of disability benefits.
Share Repurchase Program Generally
We generally expect we will limit the number of I Shares, K Shares and T Shares repurchased during any calendar year to 5% of the weighted average number of I Shares, K Shares and T Shares outstanding during the prior calendar year. Furthermore, we may not have sufficient liquidity to honor all repurchase requests. Our advisor will continuously monitor our capital needs and the amount of available liquid assets relative to our current business, as well as the volume of repurchase requests relative to the sales of new shares. If our board of directors believes, in its business judgment, that repurchases may unnecessarily burden our short-term or long-term liquidity, adversely affect our operations or have a material adverse impact on non-selling stockholders, then prior to the beginning of any quarter, our board of directors may set a limit on the number of shares that may be repurchased in such quarter; provided that we will limit the number of I Shares, K Shares and T Shares repurchased during any calendar year to 5% of the weighted average number of I Shares, K Shares and T Shares outstanding during the prior calendar year.
If we begin calculating NAV, there will be no minimum holding period for I Shares, K Shares and T Shares, and stockholders can submit their shares for repurchase at any time; however, because most of our assets will consist of real estate properties that cannot generally be readily liquidated without affecting our ability to realize full value upon their disposition, investment in the company should be considered a long-term investment.
Our board of directors may amend, suspend or terminate our share repurchase program without stockholder approval upon 30 days’ notice or reject any request for repurchase if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution.
Our sponsor, our advisor, our property manager, our directors and our affiliates are prohibited from receiving a fee on any share repurchases, including selling commissions and dealer manager fees.
Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:
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waive the one year holding period requirement in the event of involuntary exigent circumstances such as bankruptcy, or a mandatory distribution requirement under a stockholder’s IRA;

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reject any request for repurchase;

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change the discount on the repurchase price; or

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otherwise amend, suspend or terminate our share repurchase program.

If funds available for our share repurchase program are not sufficient to accommodate all requests, shares will be repurchased as follows: (i) first, pro rata as to repurchases upon the death or Qualifying Disability of a stockholder; (ii) next, pro rata as to repurchases of stockholders who demonstrate, in the discretion of our board of directors, another involuntary exigent circumstance, such as bankruptcy; (iii) next, pro rata as to repurchases of stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and (iv) finally, pro rata as to all other repurchase requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us all or any portion of the I Shares, K Shares or T Shares then owned for repurchase. A stockholder who wishes to have I Shares, K Shares or T Shares repurchased must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have I Shares, K Shares or T Shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Shares not repurchased may be passed to an estate, heir or beneficiary following the death of a stockholder provided such transfer complies with applicable securities laws. If the shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.
Whether our advisor has begun NAV calculations or not, the share repurchase program will terminate immediately if any shares of our capital stock are listed on any national securities exchange. Any material modifications, suspension or termination of our share repurchase program by our board of directors or our advisor will be disclosed to stockholders promptly in reports we file with the SEC, a press release and/or via our website. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time upon 30 days’ notice. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases.
Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the commencement of execution on a plan of liquidation, the listing of the I Shares, K Shares or T Shares (or successor security) on a national securities exchange, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.
All shares to be repurchased must be (i) fully transferrable and not subject to any liens or other encumbrances and (ii) free from any restrictions on transfer. If we determine that a lien or other encumbrance or restriction exists against the shares requested to be repurchased, we will not repurchase any such shares. Shares we repurchase under our share repurchase program will have the status of authorized but unissued shares.
Reporting
We will register all securities offered in this offering under the Exchange Act on or before April 30 of the calendar year in which we are required to register pursuant to Section 12 of the Exchange Act. We will immediately upon effectiveness of this offering begin filing quarterly, annual and other required reports with the SEC.
Meetings and Special Voting Requirements
An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. The board members, including the independent directors, shall take reasonable steps to ensure that this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of our board of directors, a majority of the independent directors, the chief executive officer, the president or the chairman of the board and must be called by our secretary to act on any matter that may be properly considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter proposed to be considered at the special meeting. Holders of our I Shares, K Shares, T Shares and common shares will have identical voting rights, unless otherwise required under Maryland law.
Upon receipt of a written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on a matter and that states the purpose(s) of the meeting, the secretary shall provide all stockholders, within ten days after receipt of said request, written notice of the meeting and the purpose of such meeting. Such meeting must be held on a date not less than 15 nor more than 60 days after the distribution of such notice at a time and place specified in such notice, or, if none is specified, at a time and place convenient to stockholders. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast at a meeting of stockholders will constitute a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, the nominee will not be elected.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote of the holders of I Shares, K Shares, T Shares and common shares in these situations. Our charter further provides that, without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:
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amend the charter to materially and adversely affect the rights, preferences and privileges of our stockholders;

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amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

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cause our liquidation or dissolution after our initial investment in property;

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sell all or substantially all of our assets other than in the ordinary course of business or as otherwise permitted by law; or

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cause our merger or similar reorganization expect as permitted by law.

Our advisor must be approved as our advisor by our directors. This determination will be made every year upon the expiration of the advisory agreement. Although our stockholders do not have the ability to vote to approve our advisor or to select a new advisor, stockholders holding I Shares, K Shares, T Shares and common shares do have the ability, by the affirmative vote of a majority of the shares entitled to vote generally in the election of directors, to remove a director from our board.
Inspection of Books and Records
As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our stockholders, along with their addresses and telephone numbers and the number of shares of capital stock held by each of them. We will update this stockholder list at least quarterly and, except as provided below, it will be available for inspection at our principal office by a stockholder owning common shares, I Shares, K Shares, T Shares or B Shares or his or her designated agent upon request of the stockholder. We will also mail this list to any holder of common shares, I Shares, K Shares, T Shares or B Shares within ten days of receipt of his or her request except as provided below. The copy of the stockholder list will be printed in alphabetical order, on white paper and in a type size no smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.
If our advisor or our board of directors neglects or unreasonably refuses to exhibit, produce or mail a copy of the stockholder list when properly requested, our advisor and/or board of directors, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in us. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.
Business Combinations
Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.
These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.
Control Share Acquisitions
The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may repurchase any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of any meeting of stockholders at which the voting rights for control shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition.
If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

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a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, at such time as we become eligible to make a Subtitle 8 election and except as may be provided by our board of directors in setting the terms of any class or series of our preferred stock, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships provided that the number is not fewer than three. Our bylaws may be amended by our stockholders or the board of directors.
Tender Offers by a Person
Our charter provides that any tender offer made by a person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for a person to conduct a tender offer, our charter requires that the person comply with Regulation 14D of the Exchange Act and provide us notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any person initiating a tender offer to provide:
•
specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•
the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•
the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•
that all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to persons should they attempt to conduct a noncompliant tender offer. No stockholder may transfer shares to any person who initiates a tender offer without complying with the provisions set forth above unless such stockholder first offers the shares to us at the tender offer price in such noncompliant tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.
Advance Notice of Director Nominations and New Business
Proposals to elect directors or conduct other business at an annual or special meeting of stockholders must be brought in accordance with our bylaws. The bylaws provide that any business may be transacted at the annual meeting of stockholders without being specifically designated in the notice of meeting. However, with respect to special meetings of stockholders, only the business specified in the notice of the special meeting may be brought at that meeting.
Our bylaws also provide that nominations of individuals for election to our board of directors and the proposal of other business may be made at an annual meeting, but only:
•
in accordance with the notice of the meeting;

•
by or at the direction of our board of directors; or

•
by a stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws.

A notice of a director nomination or stockholder proposal to be considered at an annual meeting must be delivered to our secretary at our principal executive offices:
•
not later than 5:00 p.m., Eastern Time, on the 120th day nor earlier than 150 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting; or

•
if the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting or if an annual meeting has not yet been held, not earlier than 150 days prior to the annual meeting or not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following our first public announcement of the date of the annual meeting.

Nominations of individuals for election to our board of directors may be made at a special meeting, but only:
•
by or at the direction of our board of directors; or

•
provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures set forth in our bylaws.
A notice of a director nomination to be considered at a special meeting must be delivered to our secretary at our principal executive offices:
•
not earlier than 120 days prior to the special meeting; and

•
not later than 5:00 p.m., Eastern Time, on the later of either:

•
90 days prior to the special meeting; or

•
ten days following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board of directors to be elected at the meeting.

Restrictions on Roll-Up Transactions
Our charter requires that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity (known in the charter as a “roll-up entity”), must be approved by the holders of a majority of our then-outstanding shares of common stock. Approval of a transaction with, or resulting in, a “roll-up entity” is required if as part of the transaction our board of directors determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. Transactions effected because of changes in applicable law or to preserve tax advantages for a majority in interest of our stockholders do not require stockholder approval.
In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal must be filed with the SEC and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity’s shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.
A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:
•
a transaction involving securities that have been for at least 12 months listed on a national securities exchange; or

•
a transaction involving the conversion to trust, or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in common stockholder voting rights, the term of our existence, compensation to our advisor or its affiliates, or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders entitled to vote on the transaction and who vote “no” on the proposal the choice of:
•
accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

•
one of the following:

a.
remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

b.
receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We would be prohibited from participating in any proposed Roll-up Transaction:
•
that would result in our voting stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and dissolution of us;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of stock held by that investor;

•
in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in this section of this prospectus entitled “— Meetings and Special Voting Requirements”; or

•
in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our stockholders eligible to vote on such transaction.

Rights of Objecting Stockholders
Under Maryland law, dissenting stockholders may have, subject to satisfying certain procedures, the right to receive a cash payment representing the fair value of their shares of stock under certain circumstances. As permitted by the Maryland General Corporation Law, however, our charter includes a provision that no stockholder may exercise the rights of an “objecting stockholder” under the law unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. As a result of this provision, our stockholders will not have the right to dissent from extraordinary transactions, such as our merger into another company or the sale of all or substantially all of our assets.
Liquidation
We expect to complete a liquidity event approximately five to seven years after the termination of this offering. Our board will consider various forms of liquidity for our stockholders, including, but not limited to: (i) the sale of all or substantially all of our assets for cash or other consideration and our subsequent liquidation and distribution of remaining assets to our stockholders, which we refer to as a “liquidation event”; (ii) the listing of shares of our capital stock on a national securities exchange; and (iii) our company’s sale or merger in a transaction that provides its stockholders with cash, securities, or a combination of cash and securities.
Consideration from a transaction of our company involving a merger or acquisition would be distributed amongst our stockholders in the same manner as proceeds arising from a liquidation event. Proceeds from a liquidation event would be distributed as follows:
Liquidation Preference.   Upon any liquidation event, before any distribution or payment may be made to holders of the common shares or B Shares, the holder of each I Share, K Share, T Share and any parity security will be entitled to be paid out of our assets legally available for distribution, after payment or provision for our debts and liabilities (limited, in the case of non-recourse liabilities secured by properties, to the value of those properties and excluding any deferred asset management fees, acquisition fees, and disposition fees (and any interest accrued thereon)) the “liquidation preference” as described above under “— I Shares, K Shares and T Shares — Liquidation”.

If upon a liquidation event, the available assets of our company, or proceeds thereof, distributable are insufficient to pay in full the liquidation preference on each I Share, K Share, T Share and parity security, then such assets, or the proceeds thereof, will be distributed among the holders of such shares ratably on a per share basis in the same proportion as the respective amounts that would be payable if all amounts payable thereon were paid in full.
Deferred Fees.   Upon a liquidation event, if sufficient funds are available to pay the liquidation preference on the I Shares, K Shares, T Shares and parity securities in full, then we will pay, in the following order, all deferred and unpaid asset management fees, all deferred and unpaid acquisition fees, and all deferred and unpaid disposition fees (including interest accrued on all such fees at a non-compounded rate of 6.0% per annum) to our advisor. See “Management Compensation — Asset Management Fees” “— Acquisition Fee” and “— Disposition Fee”. The Service Provider will be entitled to receive 25% of any such amounts as a fee pursuant to the Services Agreement. See “Conflicts of Interest — Service Provider”.
Common Ordinary Dividends.   Upon a liquidation event, after payment of all such deferred fees described in the preceding paragraph, the holder of each common share will be entitled to be paid out of our assets legally available for distribution, after payment or provision for our debts and liabilities, all accumulated, accrued, and unpaid common ordinary dividends (as described under “— Common Shares — Dividend Rights,” above).
Stated Value of Common Shares.   Upon a liquidation event, after payment of all common ordinary dividends as described in the preceding paragraph, the holder of each common share will be entitled to be paid out of our assets legally available for distribution, after payment or provision for our debts and liabilities, an amount equal to the stated value ($10.00) of a common share for each common share then held.
Final Dividends.   Upon a liquidation, following the distribution and payment in full of all obligations, 50% (or 87.5% if the common shares have been repurchased in connection with a Non-cause Advisory Agreement Termination (as defined under “Management Compensation — Payment upon Other Advisory Agreement Termination”) of all remaining liquidation cash (as defined below) available for distribution (as determined by our board, in its discretion) will be paid to the holders of I Shares, K Shares, T Shares and any parity securities (pro rata based on the number of I Shares, K Shares, T Shares and parity securities), 37.5% of remaining liquidation cash will be distributed to the holders of common shares (pro rata based on the number of common shares) (unless all such common shares previously have been repurchased in connection with a Non-cause Advisory Agreement Termination, in which case the remaining liquidation cash otherwise apportioned to the common shares would be distributed to the holders of I Shares, K Shares, T Shares and parity securities), and 12.5% of remaining liquidation cash will be distributed to the holders of B Shares. “Remaining liquidation cash” means all cash available for distribution, as determined by our board after (i) payment in full of, or the setting aside of reserves for, all of our debts and liabilities, limited, in the case of non-recourse liabilities secured by properties, to the value of those properties, and excluding liabilities for the payment of deferred asset management fees, acquisition fees, and disposition fees (and any interest accrued thereon); (ii) payment in full of the liquidation preference on all outstanding I Shares, K Shares, T Shares and parity securities; (iii) the full asset management fees are paid, including any deferred amounts and interest accrued thereon; (iv) the full acquisition fees and disposition fees are paid, including any interest accrued thereon; (v) all accrued common ordinary dividends on our common shares are paid; and (vi) payment in full of the stated value of outstanding common shares (as described above under “Description of Capital Stock — Liquidation — Stated Value of Common Shares”).
Listing Event
We expect that if we were to list any of our shares of capital stock on a national securities exchange, we would list K Shares (or successor securities). The following information assumes that we list K Shares. In such event, outstanding T Shares and I Shares would automatically convert on a one-to-one basis to K Shares. Pursuant to our charter, if we list any of our shares of capital stock on a national securities exchange, our board of directors must give prior notice of such listing to the holders of common shares, and such holders of common shares (including our advisor and its affiliates) will have the right to either (a) receive one K Share (or successor security) for each common share held as of the date our board gives notice of an intended listing to our holders of common shares (to be effective on the date of such listing) or

(b) require us to repurchase each common share for the consideration described below, which will equal the amount each common share would be entitled to receive if we liquidated and received liquidation proceeds equal to the “market value” of our company (as defined below). Each holder of common shares will have at least 20 days to make such election.
“Market value” means the sum of  (i) the value of the capital stock listed on a national securities exchange based on the average market value of the shares of such stock issued and outstanding at the listing over the 30 days beginning 180 days after the shares of our stock are listed or included for quotation plus (ii) the value of any capital stock not listed on an exchange, if any, for the same period, as determined in good faith by our board of directors, including a majority of our independent directors.
In addition, we will be obligated to pay our advisor the amounts it would be entitled to receive on account of deferred asset management fees, acquisition fees, and disposition fees (and any accrued interest thereon) as if we liquidated and received liquidation proceeds equal to the market value of our company; however, for purposes of determining our advisor’s entitlement to the payment of such fees and interest, the effect of any elections to convert common shares to K Shares will be disregarded. That is, assuming the market value was at least equal to the liquidation preference due on our I Shares, K Shares, T Shares and any parity securities (excluding any liquidation preference associated with K Shares issued in exchange for common shares), our advisor would be entitled to receive an amount equal to (a) any deferred asset management fees, plus any interest accrued thereon, (b) the full acquisition fees previously earned, plus any interest accrued therein, and (c) the full disposition fees previously earned, plus any interest accrued thereon. However, any consideration on account of such fees will be limited to the excess of the market value over the liquidation preference on such I Shares, K Shares, T Shares and parity securities. The Service Provider (an affiliate of the dealer manager) would be entitled to receive 25% of any such amounts as a fee pursuant to the Services Agreement. These amounts may be payable to our advisor and the Service Provider in the form of a promissory note bearing interest at the then-current rate, as determined in good faith by a majority of our board of directors, including a majority of our independent directors, or in the form of capital stock that was listed on a national securities exchange, valued at the same price per share as that used to determine market value.
We will repurchase the common shares held by stockholders not electing to exchange their shares for K Shares (or successor securities) at a repurchase price determined as if we liquidated and received liquidation proceeds equal to the market value. Specifically, the aggregate repurchase price for common shares will equal:
(1)
any accumulated, accrued, and unpaid common ordinary dividends on the common shares (excluding common shares exchanged or to be exchanged for K Shares or successor securities), limited to the excess of the market value over the sum of  (a) the liquidation preference on our I Shares, K Shares, T Shares and parity securities outstanding as of the listing (excluding K Shares issued in exchange for common shares as described above) plus (b) the deferred asset management, acquisition and disposition fees and interest thereon; plus

(2)
the aggregate stated value ($10.00 per common share) of the outstanding common shares (not otherwise exchanged for K Shares or successor securities) immediately prior to listing, limited to the excess of the market value over the sum of  (a) the liquidation preference on our I Shares, K Shares, T Shares and parity securities outstanding as of the listing (excluding K Shares issued in exchange for common shares), plus (b) the deferred fees and interest thereon, plus (c) the accumulated, accrued, and unpaid common ordinary dividends on our common shares (excluding common shares exchanged or to be exchanged for K Shares or successor securities); plus

(3)
37.5% of the excess, if any, of the market value over the aggregate of  (a) the liquidation preference on our I Shares, K Shares, T Shares and parity securities outstanding as of the listing (excluding K Shares issued in exchange for common shares), plus (b) the above-described deferred asset management, acquisition, and disposition fees and interest thereon, plus (c) the accumulated, accrued, and unpaid common ordinary dividends on our common shares (excluding common shares exchanged or to be exchanged for K Shares or successor securities) plus (d) the aggregate stated value of the outstanding common shares (not otherwise exchanged for K Shares or successor securities) immediately prior to the listing.

If the market value exceeds the aggregate of  (a) the liquidation preference on our I Shares, K Shares, T Shares and parity securities outstanding as of the listing (excluding K Shares issued in exchange for common shares), plus (b) the deferred asset management, acquisition and disposition fees and interest thereon, plus (c) the accrued common ordinary dividends on our common shares (excluding common shares exchanged or to be exchanged for K Shares or successor securities), plus (d) the aggregate stated value of the outstanding common shares (not otherwise exchanged for K Shares or successor securities) immediately prior to the listing, we will repurchase the B Shares for an amount equal to 12.5% of such excess, payable to such holders of B Shares pro rata in accordance with the number of B Shares. If the market value does not support payment of such amounts, the B Shares will be repurchased and canceled for no consideration.
All payments of the repurchase price, if any, and whether on the common shares or the B Shares, will be in the form of a promissory note bearing interest at the then-current rate or in the form of shares of our capital stock listed on a national securities exchange, valued at the same price per share as that used to determine market value. Our board of directors, including a majority of our independent directors, will determine the form of consideration and the then-current interest rate on any promissory note.
If the balances of any promissory notes issued in payment of the above amounts (whether in respect of deferred fees and interest thereon or in respect of the repurchase of common shares or B Shares) have not been paid in full within five years from the date the advisory agreement was terminated, then our advisor, Service Provider, their successors or assigns, and any other holders of common shares receiving promissory notes, may elect to convert the unpaid balance of the notes, including accrued but unpaid interest, into K Shares (or successor securities) at a value per K Share (or successor security) as determined in accordance with the following paragraph. Promissory notes not redeemed will mature on the eighth anniversary of the date the advisory agreement was terminated.
If the K Shares (or such successor securities) are then listed on a national securities exchange, the conversion will occur at a price per share equal to the average closing price of the K Shares (or such successor securities) over the ten trading days immediately preceding the date of such election. If such securities are not then listed and such election occurs on or after the NAV Pricing Date, the conversion will occur at a price per share equal to the most recently determined NAV per K Share, as adjusted in good faith by our board of directors (including a majority of our independent directors). If such securities are not then listed and such election occurs before the NAV Pricing Date, the conversion will occur at a price per share equal to the fair market value per K Share or successor security, as determined in good faith by our board of directors (including a majority of our independent directors).
Plan of Liquidation
If we do not begin the process of achieving a liquidity event by the seventh anniversary of the termination of this offering, our charter requires a majority of our board of directors, including a majority of our independent directors, to adopt a resolution declaring that a plan of liquidation of our company is advisable and directing that the plan of liquidation be submitted for consideration at either an annual or special meeting of stockholders, unless the adoption of a plan of liquidation by our board of directors and submission of such plan to stockholders is postponed by a vote of a majority of our board of directors and a majority of the independent directors. If we submit a plan of liquidation to our stockholders, holders of I Shares, K Shares, T Shares and common shares voting together as a single class, will each be entitled to one vote for each such share held as of the record data established by our board of such vote. If we have sought and failed to receive approval of such stockholders of a plan of liquidation, we will continue operating and, upon the written request of the holders of I Shares, K Shares, T Shares and common shares owning in the aggregate not less than 10% of the then outstanding I Shares, K Shares, T Shares and common shares, the plan of liquidation will be submitted for consideration by proxy statement to such stockholders up to once every two years.
Market conditions and other factors could cause us to delay our liquidity event beyond the seventh anniversary of the termination of this or a public offering. Even after we decide to pursue a liquidity event, we are under no obligation to conclude our liquidity event within a set time frame because the timing of our liquidity event will depend on real estate market conditions, financial market conditions, U.S. federal income tax consequences to stockholders, and other conditions that may prevail in the future. We also cannot assure you that we will be able to achieve a liquidity event.

Prior to the completion of a liquidity event, our share repurchase program may provide a limited opportunity for you to have your I Shares, K Shares or T Shares repurchased, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price you paid for the shares being repurchased. See “Description of Capital Stock — Share Repurchase Program” above for a detailed description of our share repurchase program.

OUR OPERATING PARTNERSHIP
General
We would be considered an umbrella partnership real estate investment trust, or an UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis, where the sellers can generally accept partnership units and defer taxable gain they would otherwise be required to recognize upon the disposition of their properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of Procaccianti Hotel REIT, L.P, or Procaccianti REIT OP, which we also refer to as our operating partnership, will be deemed to be assets and income of the REIT.
Procaccianti REIT OP, is currently structured so that it is treated as a disregarded entity for federal income tax purposes. Under the current structure, we are the sole general partner and, through a wholly owned limited liability company, a limited partner of Procaccianti REIT OP. We anticipate in the future we may have an investor who desires to contribute property in exchange for units of Procaccianti REIT OP. In that scenario, we expect that we would amend and restate the operating partnership’s limited partnership agreement to have the terms and provisions described below in this section.
Capital Contributions
As we will accept subscriptions for shares, the limited partnership agreement will require us to transfer substantially all of the net proceeds of the offering to the operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from our investors. Procaccianti REIT OP will be deemed to have simultaneously paid the costs associated with the offering in which we sold our securities. If the operating partnership requires additional funds at any time in excess of capital contributions we make or from borrowing, we will borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as would be applicable to our borrowing of such funds. In addition, we expect that the limited partnership agreement will authorize us to cause Procaccianti REIT OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance will be in the best interest of Procaccianti REIT OP and us.
Operations
The limited partnership agreement of Procaccianti REIT OP will provide that, so long as we remain qualified as a REIT, Procaccianti REIT OP will be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. As general partner of our operating partnership, we will also be empowered to do anything to ensure that Procaccianti REIT OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in Procaccianti REIT OP being taxed as a corporation, rather than as a partnership, which would cause us to fail to qualify as a REIT.
Distributions and Allocations of Profits and Losses
The operating partnership agreement will provide that Procaccianti REIT OP will distribute cash flow from operations to its partners in accordance with the partnership units classes’ priorities and the partners’ relative percentage interests within those classes on at least a quarterly basis in amounts that we, as general partner, will determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in Procaccianti REIT OP will receive the same amount of annual cash flow distributions as the amount of annual dividends paid to the holder of one of our shares of a corresponding class as the related partnership unit.
Similarly, the limited partnership agreement will provide that Procaccianti REIT OP will allocate taxable income to its partners in accordance with their respective percentage interests, again taking account any variation arising from classes’ rights to allocations of income, gain, loss, and expense and to distributions. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal

Revenue Code and corresponding Treasury Regulations, the effect of these allocations generally will be that a holder of one unit of limited partnership interest in our operating partnership will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of a corresponding class. Losses, if any, will similarly generally be allocated among the partners in accordance with their respective percentage interests in the operating partnership, taking into account variations of the rights among classes. Losses passed through from our operating partnership to us as a partner, however, cannot be passed through to our stockholders.
If Procaccianti REIT OP liquidates, debts and other obligations must be satisfied before the partners will receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances, taking into account any subordinated, deferred fees, as described under “Description of Capital Stock — Liquidation”.
Rights, Obligations and Powers of the General Partner
As Procaccianti REIT OP’s sole general partner, we will have complete and exclusive discretion to manage and control Procaccianti REIT OP’s business and to make all decisions affecting its assets. Under the expected terms of the limited partnership agreement, we will have the authority to:
•
acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•
construct buildings and make other improvements on owned or leased properties;

•
authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•
borrow money;

•
make or revoke any tax election;

•
maintain insurance coverage in amounts and types as we determine is necessary;

•
retain employees or other service providers;

•
form or acquire interests in joint ventures; and

•
merge, consolidate or combine Procaccianti REIT OP with another entity.

We expect that Procaccianti REIT OP will pay all the administrative and operating costs and expenses it incurs in acquiring and investing in real properties. Procaccianti REIT OP will also pay all of our administrative costs and expenses and such expenses will be treated as expenses of Procaccianti REIT OP. Such expenses will include:
•
all expenses relating to our formation and continuing existence;

•
all expenses relating to any public offering and registration of our securities;

•
all expenses associated with the preparation and filing of our periodic reports under federal, state or local law or regulations;

•
all expenses associated with our compliance with applicable laws, rules and regulations; and,

•
all of our other properties or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur for which we will not be reimbursed by Procaccianti REIT OP are costs and expenses relating to any properties we may own outside of Procaccianti REIT OP. We will pay the expenses relating to such properties directly. However, we expect that the limited partnership agreement will provide that to the extent of amounts we receive on account of such outside interests we own directly, amounts distributed to us under the operating partnership’s limited partnership agreement will be reduced so as to take into account amounts received pursuant to such outside interest, and the amounts distributed to the limited partners will be increased by the same amount, so that the overall effect of the distribution would be to distribute what would have been distributed under the operating partnership agreement had such outside interest been held through the operating partnership (treating any distribution made in respect of such outside interest as if such distribution had been made to us). Allocations of income, gain, loss, and expense would similarly be adjusted to take into account such outside interests.

Exchange Rights
We expect the limited partnership agreement will also provide for exchange rights. We expect the limited partners of Procaccianti REIT OP will have the right to cause Procaccianti REIT OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their limited partnership units for cash or by issuing one share of our capital stock of a class corresponding to each limited partnership unit redeemed. Limited partners, however, will not be able to exercise this exchange right, if and to the extent that the delivery of shares upon such exercise will:
•
result in any person owning shares in excess of the ownership limit in our charter (unless exempted prospectively or retroactively by our board of directors);

•
result in our shares being beneficially owned by fewer than 100 persons;

•
result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•
otherwise cause us not to qualify as a REIT, including causing us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners can exercise their exchange rights only after their limited partnership units have been outstanding for one year. A limited partner cannot deliver more than two exchange notices each calendar year and will not be able to exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units. In that case, he will be required to exercise his exchange right for all of his units.
Change in General Partner
We generally will not be able to withdraw as the general partner of the operating partnership or transfer our general partnership interest in it (except to a wholly owned subsidiary). The principal exception to this is if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we are the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to the operating partnership in return for an interest in it and agrees to assume all of our obligations as general partner of the operating partnership. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we will be deemed to be automatically removed as the general partner. Otherwise, the limited partners will not have the right to remove us as general partner of the operating partnership.
Transferability of Interests
With certain exceptions, the limited partners will not be able to transfer their interests in the operating partnership, in whole or in part, without our written consent as the general partner.
Amendment of Limited Partnership Agreement
We expect amendments to the limited partnership agreement will require the consent of the holders of a majority of the partnership units (including the partnership units we and our affiliates hold). Additionally, we, as general partner, will be required to approve any amendment. We expect that certain amendments will require the consent of the holders of a majority of the partnership units (excluding the partnership units we or our affiliates hold). Such amendments include:
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any amendment that will affect the exchange right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave the operating partnership in existence to hold all the assets of the surviving entity);

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any amendment that will adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue a new class of preferred partnership units that are senior in priority to the partnership units that would be associated with our I Shares, K Shares and T Shares that we are selling in this offering);

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any amendment that will alter how we allocate profits and losses, except for amendments we make to create and issue a new class of preferred partnership units; and

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any amendment that will impose on the limited partners any obligation to make additional capital contributions.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations associated with ownership of our K Shares and common shares, as well as the applicable requirements under U.S. federal income tax laws to maintain REIT status, and the material U.S. federal income tax consequences of maintaining REIT status. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, tax-exempt organizations, entities treated as partnerships for U.S. federal income tax purposes, and investors therein, trusts, financial institutions and broker-dealers).
The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions and, the Treasury Regulations promulgated thereunder, as well as administrative and judicial interpretations thereof. Morris, Manning & Martin, LLP has acted as our tax counsel in connection with our election to be taxed as a REIT, and will render the opinion set forth below under “— Legal Counsel Opinion.” However, opinions of counsel are not binding on the IRS or on the courts, and no assurance can be given that the conclusions reached by Morris, Manning & Martin, LLP would be sustained in court. Prospective investors are urged to consult their own tax advisors and financial planners in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our securities, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.
Beginning with our taxable year ending December 31, 2017, or the first year in which we commence material operations, if later, we intend to elect to be taxable as a REIT under the applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder and receive the beneficial U.S. federal income tax treatment described below. We intend to continue operating as a REIT so long as REIT status remains advantageous. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws.
In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856 through 860 of the Internal Revenue Code, elect to qualify as a REIT and claim U.S. federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its REIT taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” to which a corporation and its stockholders are generally subject. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it fails to qualify as a REIT.
Legal Counsel Opinion
Morris, Manning & Martin, LLP, our legal counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. In connection with this offering, Morris, Manning & Martin, LLP will render an opinion to the effect that assuming that the actions described in this section are completed on a timely basis and we timely filed the requisite elections, that we will be organized in conformity with the requirements for qualification as a REIT effective beginning with our taxable year ending December 31, 2017, or the first year in which we commence material operations, if later, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Morris, Manning & Martin, LLP by us and our advisor. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. When Morris, Manning & Martin, LLP rendered its opinion, we had not yet commenced material operations, and Morris, Manning & Martin, LLP had not reviewed any operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year. See the “Risk Factors — U.S. Federal Income Tax Risks” section of this prospectus.
General
We intend to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective beginning with our taxable year ending December 31, 2017, or the first year in which we commence material operations, if later. However, no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. In addition, although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous form of organization tax status for companies that invest in the types of real estate assets we intend to, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. Pursuant to our charter, our board of directors will have the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of directors will have the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors will have the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors determines not to pursue or preserve our status as a REIT or if our board of directors otherwise deems it in our best interest to so waive such restrictions. Our board of directors has fiduciary duties to us and to all investors and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.
If we qualify and maintain our qualification for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.
Taxation of a REIT
The term “REIT taxable income” means the taxable income that is the same as that computed for a corporation that is not a REIT, with the following adjustments:
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without the deductions allowed by Internal Revenue Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);

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excluding amounts equal to:

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the net income from foreclosure property; and

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the net income derived from prohibited transactions;

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deducting amounts equal to:

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the tax imposed by Internal Revenue Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Internal Revenue Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Internal Revenue Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

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the tax imposed by Internal Revenue Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests;

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the deduction for dividends paid, computed without regard to the amount of the net income from foreclosure property that is excluded from REIT taxable income; and

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without regard to any change of annual accounting period pursuant to Section 443(b) of the Internal Revenue Code.

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to our stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain that is distributed to our stockholders. It is our intent to distribute at least 90% of our REIT taxable income determined without regard to the deduction for dividends paid and excluding net capital gain, as described above.
Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT status and paying sufficient dividends. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of a REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. Nevertheless, we will be subject to U.S. federal tax in the following circumstances:
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We will be taxed at normal corporate rates on any taxable income, including net capital gain, not distributed.

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If we fail to satisfy either the 95% gross income test or the 75% gross income test (each of which is described below), yet we maintain our REIT status, we could be subject to a 100% penalty tax that would be imposed by reference to the amount by which we failed the 75% or 95% gross income test (whichever amount is greater) multiplied by a fraction intended to reflect our profitability.

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We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (i) 85% of our REIT ordinary income for the calendar year, (ii) 95% of our REIT capital gain net income for the calendar year, and (iii) 100% of our undistributed income from prior years. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the sum of  (a) the amounts actually distributed (taking into account excess dividends from prior years), plus (b) retained amounts on which federal income tax is paid at the corporate level.

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We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

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If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or a REMIC, we could be subject to corporate level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See the section entitled “— Other Issues With Respect to Taxation of a REIT — Excess Inclusion Income”.

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If we have net income from prohibited transactions such income would be subject to a 100% tax. See the section entitled “ — Other Issues With Respect to Taxation of a REIT — Prohibited Transactions”.

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We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property. “Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which such REIT makes a proper election to treat the property as foreclosure property.

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If we should fail to satisfy any of the asset test requirements (which are described in detail below) for a quarter by more than a de minimis amount, and our failure is due to reasonable cause and not willful neglect, we will maintain our REIT status if we, among other things, pay a penalty tax. See the section entitled “— Requirements for Qualification as a REIT — Asset Tests” below.

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If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the selling corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.

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The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are generally subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

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If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement as discussed above) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of  $50,000 for each such failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described in the “— Requirements for Qualification as a REIT” and “— Recordkeeping Requirements”.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our securities.

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In addition, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not currently contemplated.

Requirements for Qualification as a REIT
The Internal Revenue Code defines a REIT as a domestic corporation, trust or association, that is neither a financial institution nor an insurance company (as defined by the Internal Revenue Code) which is managed by one or more trustees or directors whose shares are evidenced by transferable shares or by transferable certificates of beneficial interest. In addition, commencing with a real estate investment trust’s second taxable year, (i) the beneficial ownership of the real estate investment trust must be held by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year, and (ii) during the last half of each taxable year not more than 50% in value of the real estate investment trust’s outstanding equity interests can be owned, directly or indirectly, by five or fewer individuals (as specially defined in the Internal Revenue Code to include certain entities). We refer to this latter test as the “closely held test.” For our taxable year beginning after December 31, 2017 (or the first year after the first year we elect to qualify as a REIT, if not 2017), we will be treated as having met the closely held test if we have complied with certain Treasury Regulations for ascertaining the ownership of our interests for such year and if we did not know (or after the exercise of reasonable due diligence would not have known) that our interests were sufficiently closely held during such year to cause us to fail the closely held test. In addition, a real estate investment trust must make an affirmative election to be taxed as a real estate investment trust and satisfy relevant filing and other administrative requirements and must use a calendar year for U.S. federal income tax purposes. Our charter contains certain provisions intended to enable us to meet these requirements.
With respect to the operating partnership, a partnership is generally not subject to U.S. federal income tax, and instead allocates its tax attributes to its partners. The partners are subject to U.S. federal income tax on their allocable share of the income, gain, loss, and expense of the partnership without regard to whether they receive dividends from the partnership. Each partner’s share of a partnership’s tax attributes is determined in accordance with the partnership agreement. For purposes of the asset tests and gross income tests (see “— Asset Tests” and “— Gross Income Tests” below), we will be deemed to own a proportionate share (based on our capital interest) of the assets of the operating partnership and we will be allocated a proportionate share of each item of gross income of the operating partnership. The same holds true with respect to any joint ventures into which we or the operating partnership may enter where such joint ventures are treated as partnerships for tax purposes.
In addition to satisfying the requirements described above, we must meet, among others, the following requirements:
Asset Tests
At the close of each quarter of our taxable year, we must also satisfy three tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets (as defined in the Internal Revenue Code), cash, cash items and certain government securities. Real estate assets include (i) real property (including interests in real property, such as land, buildings, and leasehold interests in real property, and interests in mortgages on real property); (ii) shares in other qualifying REITs; and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of  “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Second, not more than 25% of our total assets may be represented by securities other than those in the 75% asset class. Third, of the investments not included in the 75% asset class, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total voting power or total value of one corporate issuer’s outstanding securities. The 5% test must generally be met for any quarter in which we acquire securities of an issuer. The foregoing 5% and 10% limitations do not apply to the securities of a TRS or qualified REIT subsidiary, as discussed below. Furthermore, not more than 25% of our assets may consist of debt instruments issued by publicly offered REITs that qualify as “real estate assets” only because of the express inclusion of  “debt instruments issued by publicly offered REITs” in the definition of  “real estate assets.” Additionally, we will have the 30 days following the close of each quarter of our taxable year during which we can cure the problem causing us to fail one or all of the above asset tests. This 30-day “cure period” is not available for the first quarter of our first taxable year as a real estate investment trust.
Two modifications apply to the 25% asset test for qualified REIT subsidiaries or TRSs. The stock of a qualified REIT subsidiary is not counted for purposes of the 25% asset test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT, and all its assets, liabilities and tax attributes are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax. Although we expect to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. A qualified REIT subsidiary must be wholly owned by a REIT. Thus, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and could not be owned by the operating partnership once it is no longer a disregarded entity (see “Our Operating Partnership”).
Additionally, a REIT may own the stock of a TRS which is a corporation (other than another REIT) that is owned in whole or in part and directly or indirectly by a REIT, and joins in an election with the REIT to be classified as a TRS. A corporation that is 35% or more owned by a TRS also will be treated as a TRS. A TRS may not be a qualified REIT subsidiary, and vice versa. For purposes of the 25% asset test, securities of a TRS are excepted from the 10% vote and value and 5% value limitations on a REIT’s ownership of securities of a single issuer. However, no more than 25% of the value of total assets of a REIT may be represented by securities of one or more TRSs for tax years ending before December 31, 2017 and no more than 20% of the value of a REIT’s total assets may be represented by securities in a TRS for tax years beginning after December 31, 2017.
In addition to using independent contractors to provide services in connection with the operation of our properties, we also may use TRSs to carry out these functions. We may form a subsidiary and jointly make the election that would cause such subsidiary to be treated as a TRS in order to facilitate our acquisition of qualified lodging facilities in the future. However, a TRS may not directly or indirectly operate or manage any hotel facilities or provide rights to any brand name under which any hotel facility is operated.
If a REIT fails to meet any of the asset test requirements for a quarter other than a de minimis failure noted above, then the REIT still would be deemed to have satisfied the requirements if  (i) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (iv) the REIT pays a tax on the failure equal to the greater of  (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under section 11 of the Internal Revenue Code, by (y) the net income generated by the assets for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).
Gross Income Tests
For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting.
The 75% Gross Income Test
At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time, temporary investment income from the deployment of newly raised capital for up to a year (as described under the “Asset Tests” above). We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments which will allow us to qualify under the 75% gross income test.
Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% gross income test (and the 95% gross income test described below), subject to the rules discussed below.
Related Party Rents.   Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our securities, directly or indirectly, owns 10% or more of the voting shares or the total number of shares of all classes of securities in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). However, we expect that amounts received from TRSs we will form to facilitate our acquisition of qualified lodging facilities will satisfy the conditions of the exception for rents received from a TRS with the result that such amounts will be considered rents from real property.
Personal Property Limitation.   The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease. If the portion of rents attributable to personal property exceeds 15% of the total rents, then the portion of the rents we receive associated with the personal property will be deemed non-qualifying income for purposes of the 75% gross income test and 95% gross income test (the latter discussed below).

Rents Based on Income.   Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits. In addition, rents based on the income or profits of a tenant (and interest based on the income or profits of a borrower), where the tenant (borrower) derives substantially all of its income from the underlying real property by leasing substantially all of its interest in the property will also qualify as “rents from real property,” but only to the extent that the amounts received by the tenant (borrower) would be qualifying “rents from real property” if received directly by a REIT.
Impermissible Tenant Services Income.   Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible “independent contractor” from whom we derive no revenue, or through a TRS. This requirement, however, does not apply to the extent that the services, management or operations we provide are “usually or customarily rendered” in connection with the rental of space, and are not otherwise considered “rendered to the occupant.” With respect to this rule, tenants will receive some services in connection with their leases of the real properties.
Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% gross income test (and the 95% gross income test described below). Our board of directors intends to hire qualifying independent contractors or to utilize TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.
In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.
Rents from TRSs.   Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rent rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from a TRS with respect to any qualified lodging facilities we own will be considered rents from real property only if each qualified lodging facility is not managed or operated by us or the TRS to which it is leased, but rather is managed or operated by an “eligible independent contractor” that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating qualified lodging facilities for persons not related, as defined in the Internal Revenue Code, to us or the TRS. To qualify as an “independent contractor,” a property manager must not own, directly or by applying certain ownership attribution provisions of the Internal Revenue Code, more than 35% of our outstanding shares of stock, and no person or group of persons can own more than 35% of our outstanding shares and 35% of the ownership interests of the property manager, again applying specified ownership attribution rules (but with respect to ownership interests in such property managers that are publicly traded, only holders of more than 5% of such ownership interests count towards the 35% test). The test for such independent contractor’s eligibility is made at the time the eligible independent contractor enters into a management agreement or other similar service contract with the TRS to operate the qualified lodging facility. Since our property manager will generally be an affiliated party, we will monitor the property manager’s ownership as well as our own ownership to ensure our property manager meets the requirements for an eligible independent contractor.
We expect that any qualified lodging facilities that we lease to a TRS will be operated in accordance with these requirements with the result that amounts received from the TRS will be considered rents from real property. The TRS will pay regular corporate rates on any income it earns from the operation of our qualified lodging facilities. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT where the terms are not on an arm’s-length basis.

Interest Income.   It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% gross income test, and interest on loans secured by real property qualifies under the 75% gross income test, provided, in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (other than amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan during the year does not exceed the fair market value of the real property at the time of the loan commitment. We intend for all of our loans secured by real property to be structured this way. Therefore, income generated through any investments in loans secured by real property will be treated as qualifying income under the 75% gross income test.
We believe that substantially all of our income from any mortgage-related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will not be qualifying income for purposes of the 75% gross income test. In addition, the loan amount of a mortgage loan that we may own may exceed the value of the real property securing the loan. In that case, the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.
The 95% Gross Income Test
In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for the taxable year must be derived from a combination of either sources that satisfy the 75% gross income test or sources of income not associated with real property that are either (i) dividends, (ii) interest, or (iii) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% gross income test, but not under the 75% gross income test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments that will qualify under the 95% gross income test.
Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% gross income test and 95% gross income test. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences.
As described above, we expect to establish one or more TRSs with whom we could enter into leases for any properties we may invest in. The gross income generated by these TRSs would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from TRSs to us would be included in our gross income and qualify for the 95% gross income test (but not the 75% gross income test).
Treatment of Certain Interest for Purposes of the Gross Income Tests
Interest on debt secured by a lien on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, to the extent the loan covers both real property and other property, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, investments not be secured by liens on real property or interests in real property will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.
If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Failure to Satisfy the Gross Income Tests
If we fail to satisfy either the 75% gross income test or 95% gross income tests for any taxable year, we may retain our status as a REIT for such year if we satisfy to the IRS that: (i) the failure was due to reasonable cause and not due to willful neglect and (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income. We cannot predict, however, whether in all circumstances we would qualify for the benefit of these relief provisions. In addition, as discussed above under the section “Taxation of a REIT” above, if this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% gross income test or the 95% gross income test, as applicable, multiplied by the ratio that REIT taxable income determined without regard to the deduction for dividends paid bears to gross income for the taxable year, computed with certain adjustments. The effect of multiplying gross income by this ratio is the allocation of deductions between qualifying and nonqualifying income. The tax, therefore, is 100% of the amount by which the REIT failed either the 75% gross income test or the 95% gross income test, as reduced by deductions allocable to such income.
Annual Distribution Requirements
In order to qualify as a real estate investment trust, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to the difference of  (a) the sum of (i) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and net capital gain or loss) and (ii) 90% of any net income (after tax), if any, from foreclosure property, minus (b) the sum of certain items of noncash income over 5% of REIT taxable income. Such dividends must be paid in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of such prior year’s 90% distribution requirement, if one of the following two sets of criteria is satisfied: (1) the dividends were declared in October, November, or December, the dividends were payable to stockholders of record on a specified date in such month, and the dividends were actually paid during January of the subsequent year; or (2) the dividends were declared before we timely file our federal income tax return for the year, the dividends were distributed in the 12-month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elect, on our tax return, for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year. To the extent that we do not distribute all of our net capital gain or distributes at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed amount at regular capital gains and ordinary corporate tax rates. The stockholder may be entitled to a tax credit for any tax we pay on undistributed net capital gains. Furthermore, if we should fail to distribute during each calendar year at least the sum of  (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed ordinary income and capital gain net income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed.
A REIT is also entitled to deduct “consent dividends” in determining its taxable income, and consent dividends also count in meeting the 90% distribution requirement described above. Consent dividends are not actual cash dividends, but rather are amounts which the holders of the securities consent, for U.S. federal income tax purposes, to be treated as having received in a fictional distribution on the last day of the REIT’s taxable year and then recontributed to the capital of the REIT. The consent dividend procedure is available only if  (i) an authorized officer of the holder of the securities signs a consent dividend election

(IRS Form 972) and provides it to the REIT before the due date of its tax return for the year in question, (ii) all dividends which would be payable if an actual distribution were made to the holder of the securities are paid in cash, and (iii) the REIT files the consents with its tax return.
Following a determination under Section 860(e) of the Internal Revenue Code, a REIT may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholder in a later year that may be included in the REIT’s deduction for dividends paid for the earlier year. A determination under Internal Revenue Code Section 860(e) generally means (1) a decision by the Tax Court, or a final judgment, decree, or other order by a court of competent jurisdiction; (2) a closing agreement under Section 7121 of the Internal Revenue Code; (3) an agreement signed by both the Secretary of the IRS and the REIT relating to its tax liability; or (4) a statement made by a taxpayer attached to its amendment or supplement to its tax return. Thus, the REIT may be able to avoid being taxed on amounts distributed as deficiency dividends; however, it will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.
We intend to pay sufficient dividends each year to satisfy annual distribution requirements, avoid excise taxes and minimize federal income taxes on our earnings. It may not always be possible, however, to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will borrow funds, if possible, to fully provide the necessary cash flow.
Historically, in order for dividends to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the dividends could not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in a REIT’s organizational documents. On December 18, 2015, Congress passed the Protecting Americans from Tax Hikes Act of 2015, which is commonly referred to as the PATH Act. The PATH Act repealed the set of rules prohibiting preferential dividends, but only with respect to REITs that file annual and periodic reports with the SEC under the Exchange Act. With the consummation of an initial public offering, we are a reporting company under the Exchange Act, and the preferential dividend rule is now inapplicable to us. Nevertheless, if the IRS determined that we made a preferential dividend payment before the consummation of our initial public offering, such preferential dividend could disqualify us from being taxed as a REIT.
Recordkeeping Requirements
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our securities. To do so, the Treasury Regulations require that we demand written statements each year from the record holders of specified percentages of our securities (such percentages depending upon the total number of record holders) pursuant to which the record holders must disclose the actual owners of the securities (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our securities and other information.
Other Issues With Respect to Taxation of a REIT
Characterization of Property Leases
Our TRSs will lease from our operating partnership and its subsidiaries the land, buildings, improvements, furnishings and equipment comprising our hotel properties. Our ability to claim certain tax benefits associated with ownership of these properties, such as depreciation, would depend on a determination that the lease transactions are “true leases,” under which we would be the owner of the leased property for U.S. federal income tax purposes, rather than a conditional sale of the property or a financing or loan transaction. The IRS may take the position, particularly with respect to a sale-leaseback transaction, that a lease is not a true lease for U.S. federal income tax purposes. The recharacterization of one or more of our leases as a conditional sale, financing, or loan transaction may have adverse consequences to us, such as the denial of depreciation deductions or a revaluing of the aggregate value of our assets invested in real estate. Such recharacterizations might cause us to fail to satisfy the asset tests (see “— Requirements for Qualification as a REIT — Asset Tests” above) or the gross income tests (see “— Requirements for Qualification as a REIT — Gross Income Tests” above) and, consequently, we might fail to qualify as a REIT effective with the year of recharacterization. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for U.S. federal income tax purposes.
Prohibited Transactions
Any gain that we recognize from the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business (excluding sales of foreclosure property and sales conducted by TRSs) will be treated as income from a prohibited transaction that is subject to a penalty tax equal to 100% of the gain on the sale. Gains from prohibited transactions cannot be offset by losses from prohibited transactions. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of business is a question of fact that depends on all of the facts and circumstances of the particular transaction. Under a statutory safe harbor, however, we will not be subject to the 100% tax with respect to a sale of property if  (1) the property has been held for at least two years for the production of rental income prior to the sale, (2) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property and (3) (a) we either have seven or fewer sales of property (excluding certain property obtained through foreclosure and certain involuntary conversions) in the year of sale, (b) the aggregate tax basis of property sold during the year of sale is 20% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year, but does not exceed 10% of our aggregate tax basis over a three year period, or (c) the aggregate fair market value of property sold during the year of sale is 20% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year but does not exceed 10% of our aggregate fair market value over a three year period, in each case excluding sales of foreclosure property and involuntary conversions. In addition, in order for one of the 20% prongs (described in clauses (b) and (c) of the previous sentence) of the safe harbor to apply, substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom the REIT derives no income. Although we will attempt to ensure that none of our sales of property will constitute prohibited transactions, there is no assurance that none of such sales will be so treated. In the event that the IRS were to successfully contend that some of our sales are prohibited transactions, we would be required to pay the 100% penalty tax on the gains resulting from any such sales.
Excess Inclusion Income
Pursuant to IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of  “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:
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cannot be offset by any net operating losses otherwise available to the stockholder;

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is subject to tax as unrelated business taxable income, or UBTI, in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and

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results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See the section entitled “U.S. Federal Income Taxation of Stockholders” below. To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to UBTI (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce dividends to such stockholders by the amount of such tax paid by the REIT attributable to such stockholders’

ownership. See the section entitled “Requirements for Qualification as a REIT — Annual Distribution Requirements” above. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make any such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.
Failure to Qualify as a REIT
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of  $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Requirements for Qualification as a REIT — Gross Income Tests” and “— Requirements for Qualification as a REIT — Asset Tests.” If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for dividends. In such event, all dividends to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary income. This “double taxation” would result from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.
Tax Aspects of Investments in Partnerships
General
We anticipate holding direct or indirect interests in one or more partnerships, which may include the operating partnership (although, as described under “Our Operating Partnership” above, our operating partnership is currently a disregarded entity for federal income tax purposes). We intend to operate as an UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.
The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership. This discussion should also generally apply to any investment by us (including through the operating partnership) in a property through a partnership or other non-corporate entity.
Our operating partnership currently has two partners, us and another partner that is a single member limited liability company that we own that is a disregarded entity for federal income tax purposes. Thus, for federal income tax purposes, our operating partnership is currently also a disregarded entity. We anticipate in the future that we may have an investor who desires to contribute property in a tax-deferred transaction in exchange for units of our operating partnership (i.e., a “Unit Deal”). At that time, our operating partnership will have two or more partners for federal income tax purposes and will be a partnership for federal income tax purposes.
Generally, for entities formed after January 1, 1997, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless (1) it specifically elects to be taxed as a corporation or (2) it is a “publicly traded partnership.” A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof, and generally, is taxed as a corporation. A partnership that is not a publicly traded partnership and has not elected to be taxed as a corporation is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their proportionate share of the items of income, gain, loss, deduction and credit of the partnership, and potentially are subject to tax thereon, without regard to whether the partners received any dividends from the partnership. The partners are required to take into account their allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that dividends from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.
Because the operating partnership was formed as a partnership under state law after January 1, 1997, will have two or more partners after the first Unit Deal is completed, and will not elect to be treated as an association taxable as a corporation, the operating partnership will be treated as a partnership for U.S. federal income tax purposes. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of our actual operations, and accordingly, no assurance can be given that any such partnership would not be treated as a publicly traded partnership. Even if a partnership qualifies as a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources.
If for any reason the operating partnership is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable requirements under U.S. federal income tax laws discussed above. The taxation of any partnership invested in by the operating partnership as a corporation for U.S. federal income tax purposes will also alter the character of our assets and items of gross income and may also prevent us from satisfying the applicable requirements to be taxed as a REIT. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with dividends to such partners being treated and subject to U.S. federal income tax as dividends.
Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Internal Revenue Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. We cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our status as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.
Income Taxation of the Partnerships and their Partners
Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes if the allocations do not comply with Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership as determined by the IRS. We expect that the allocations of taxable income and loss in the operating partnership agreement will be written to comply with the requirements of Section 704(b) of the Internal Revenue Code and the associated Treasury Regulations. For a description of the expected allocations by the operating partnership to the partners, see the section entitled “Our Operating Partnership”. In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations.

Additionally, pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for operating partnership ownership interests, or “units,” must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property will generally have an initial tax basis equal to its fair market value, and accordingly, Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we may create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Internal Revenue Code would apply to such differences as well.
For U.S. federal income tax purposes, depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 39 years. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties transferred to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.
Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold securities either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.
Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, acquisition fees, and prepaid asset management fees are other examples of expenses that may not be deducted in the year they were paid.
U.S. Federal Income Taxation of Stockholders
Taxation of Taxable U.S. Stockholders
As long as a REIT qualifies as a real estate investment trust, dividends made to its U.S. taxable stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income, and corporate stockholder will not be eligible for the dividends received deduction as to such amounts. Dividends will not generally be eligible to be taxed at the preferential dividend income tax rates applicable to individuals who receive “qualified dividends” from taxable C corporations. An exception applies, however, and individual stockholder are taxed at such preferential rates on dividends designated by and received from the REIT, to the extent that the dividends are attributable to (1) income that the REIT previously retained in the prior years, and on which it was subject to corporate level tax, (2) dividends received by the REIT from taxable corporations, or (3) income from sales of appreciated property acquired from C corporations with a carryover basis.

Dividends that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the REIT’s actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his securities. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Dividends in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder’s securities, but rather will reduce the adjusted basis of such securities. To the extent that such dividends exceed the adjusted basis of a stockholders securities, they will be treated as gain from the sale of the securities (which gain will be capital gain, assuming the securities are a capital asset in the hands of the stockholders and will be long-term or short-term capital gain depending on how long the stockholder has held the securities).
As described above, any dividend declared by the REIT in October, November, or December of any year and payable to the stockholder of record on a specific date in any such month will be treated as both paid by the REIT and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the REIT during January of the following calendar year.
Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the REIT.
A real estate investment trust may elect to retain and pay income tax on net long-term capital gains it received during the tax year, in which case (i) each stockholder of the REIT must include in his income (as long-term capital gains) his proportionate share of the REIT’s undistributed long-term capital gains, (ii) the stockholder’s basis in his securities is increased by the difference between the included amount of the undistributed gains and the tax deemed paid by the stockholder pursuant to clause (iii) in respect of such securities, and (iii) the stockholder is deemed to have paid, and receives a credit for, his proportionate share of the tax paid by the REIT on the undistributed gains.
Certain U.S. stockholders who are individuals, estates, or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax. The Medicare tax will apply to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property subject to certain exceptions. Dividends we pay and the gain from the sale or repurchase of our securities generally will be subject to the Medicare tax.
Dispositions.   In general, a U.S. stockholder who is not a dealer in securities will realize capital gain or loss upon the sale or other taxable disposition of its securities in an amount equal to the difference between the sum of the fair value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the REIT securities at the time of the disposition. Capital gains recognized by individuals will generally be subject to a maximum federal income tax rate of 20% if the REIT securities are held for more than 12 months, and will be taxed at rates of up to 39.6% if the securities are held for 12 months or less. In addition, certain individuals, estates and trusts are subject to the aforementioned 3.8% Medicare tax on capital gain. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of a capital gain realized by a non-corporate stockholder on the sale of securities that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder will be considered capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). If a U.S. stockholder recognizes a loss in excess of a threshold amount, it may be required to file a reportable transaction disclosure with the IRS. All or a portion of any loss that a stockholder realizes upon a taxable disposition of a REIT’s securities may be disallowed if the stockholder purchases other securities of the REIT within 30 days before or after the disposition.
Share Repurchase Program.   If we make a cash repurchase of any I Shares, K Shares or T Shares, any amounts paid upon repurchase will be treated under Section 302 of the Internal Revenue Code as a distribution taxable as a dividend (to the extent of current and accumulated earnings and profits) at ordinary income rates unless the repurchase results in the stockholder’s interest in the I Shares, K Shares or

T Shares being completely terminated, is “substantially disproportionate” with respect to the stockholder, or the repurchase is not essentially equivalent to a dividend, as set forth in Section 302(b) of the Internal Revenue Code, and is therefore treated as a sale or exchange of the repurchased securities. Securities considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, must generally be taken into account. The determination as to whether any of these tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to any particular holder of securities depends upon the facts and circumstances at the time of such repurchase. Accordingly, prospective holders of I Shares, K Shares and T Shares are advised to consult their own tax advisors to determine the tax treatment of the repurchase of their I Shares, K Shares and T Shares at the time of the repurchase.
If a repurchase of any securities of a stockholder is treated as a taxable sale or exchange, the stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated and declared but unpaid dividends, which will be taxable as a dividend to the extent of current and accumulated earnings and profits) and (2) the stockholder’s adjusted basis in the I Shares, K Shares and T Shares for tax purposes. The stockholder’s gain or loss will be capital gain or loss if the I Shares, K Shares or T Shares have been held as a capital asset and will be long-term gain or loss if such I Shares, K Shares or T Shares have been held for more than one year.
If a repurchase of I Shares, K Shares or T Shares is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received by the stockholder. The stockholder’s adjusted basis in the I Shares, K Shares or T Shares for tax purposes will be transferred to the stockholder’s remaining I Shares, K Shares, T Shares or common shares, if any. If the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely. As described above, dividends and the net gain on repurchase may be subject to the 3.8% Medicare tax.
Information Reporting Requirements and Withholding.   We will report to our stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s regular federal income tax liability.
U.S. stockholders that hold our securities through foreign accounts or intermediaries will be subject to U.S. withholding tax at a rate of either 35% or 39.6% depending upon whether the securities are held by a corporate entity, on (i) dividends paid and (ii) proceeds of sale of our securities for a sale or other disposition occurring after December 31, 2016, if certain disclosure requirements related to U.S. accounts are not satisfied. In addition, we may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to the REIT.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8IMY, W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a repurchase effected outside the U.S. by a non-U.S. stockholder (as described above) made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S.

stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of securities made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax.   Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Prospective investors are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Cost Basis Reporting.   The Energy Improvement and Extension Act of 2008, or the Energy Act, imposed new customer reporting requirements on certain financial intermediaries, such as broker-dealers. The Energy Act now requires every broker that is required to file an information return reporting the gross proceeds of a “covered security” with the IRS to include in the information return the stockholder’s adjusted basis in the security, and whether any gain or loss with respect to the security is short-term or long-term within the meaning of Code Section 1222. Under Code Section 6045(g)(3), a “covered security” includes any share of stock in a corporation that was acquired in an account on or after January 1, 2011. We have determined that shares of our common stock, including K Shares issued pursuant to our DRIP, are covered securities under the Act. Thus, stockholders who redeem, sell or otherwise liquidate shares of our common stock will receive an information return reporting the gross proceeds from the sale, the adjusted basis of the shares sold, and whether any gain or loss is short-term or long-term within the meaning of Code Section 1222. We are required to furnish this statement to stockholders by February 15 of the year following the calendar year in which the covered securities were sold. This information also will be reported to the IRS.
When determining the adjusted basis of the shares sold, Code Section 6045(g)(2)(B) requires us to use the first-in first-out method. When using the first-in first-out method, we are required to identify the shares sold in the order that they were acquired. However, as an alternative to the first-in first-out method, the stockholder may notify us of a preferred alternative by means of making an adequate identification of the shares to be liquidated prior to the liquidation event. Please see the section of this prospectus captioned “Share Repurchase Program” for additional information about our share repurchase program.
State Taxes.   We and our stockholders may be subject to state and local taxation in various jurisdictions, including those in which we or they transact business, own property, or reside. The state and local tax treatment of us and that of our stockholders may differ from the federal income tax treatment described above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our K Shares or common shares (including common shares purchased as part of a Unit).
Taxation of Tax-Exempt Stockholders
Our dividends to a U.S. stockholder that is a domestic tax-exempt entity generally should not constitute UBTI unless the U.S. stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire or to carry its I Shares, K Shares, T Shares or common shares, the securities are otherwise used in an unrelated trade or business of the tax-exempt entity, or we hold assets that give rise to “excess inclusion income” (See “— Other Issues With Respect to Taxation of a REIT — Excess Inclusion Income”). As previously noted, we may engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” and accordingly, a portion of our dividends received by a tax-exempt stockholder may be treated as UBTI.
Certain domestic tax-exempt entities, including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Sections 501(c)(7), (9), (17) or (20) of the Internal Revenue Code), are subject to different UBTI rules. Those rules generally will require them to characterize dividends from us as UBTI.

Special rules apply to the ownership of REIT securities by some tax-exempt pension trusts. In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) that is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our securities could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our securities, or (B) a group of pension trusts, each individually holding more than 10% of the value of our securities, collectively owns more than 50% of the value of our securities; and (2) we would not have satisfied the closely held test described in “— Requirements for Qualification as a REIT” above, but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that securities owned by such trusts are treated as owned by the beneficiaries of such trusts. In the event we are treated as a pension-held REIT, the percentage of dividends treated as UBTI by the above-described tax-exempt pension trusts is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions that are imposed by our charter regarding the ownership concentration of securities, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our securities may become publicly traded in the future, we can give no assurance of this.
Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.
Taxation of Non-U.S. Stockholders
General
The rules governing the U.S. federal income taxation of non-U.S. stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our company. A “non-U.S. stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. stockholder. The discussion is based on current law and is for general information only. It addresses only selective aspects of U.S. federal income taxation.
Dividends — In General
Dividends paid by us that are not attributable to gain from our sales or exchanges of U.S. real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to non-U.S. stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in our I Shares, K Shares, T Shares and common shares is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s securities. Instead, they will reduce the adjusted basis of such securities. To the extent that such dividends exceed the adjusted basis of a non-U.S. stockholder’s securities, they will give rise to tax liability if the non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of his securities, as described in the “— Sales of Securities” portion of this section below.

Dividends Attributable to Sale or Exchange of Real Property
Dividends that are attributable to gain from our sales or exchanges of U.S. real property interests will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. stockholder not entitled to any treaty exemption.
United States Federal Income Tax Withholding on Dividends
For U.S. federal income tax withholding purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than dividends designated as capital gain dividends) made to a non-U.S. stockholder, unless the non-U.S. stockholder provides us with a properly completed IRS (i) Form W-8BEN evidencing that such non-U.S. stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty (in which case we will withhold at the lower treaty rate); (ii) Form W-8ECI claiming that the dividend is effectively connected with the non-U.S. stockholder’s conduct of a trade or business within the U.S. (in which case we will not withhold tax); or (iii) a Form W-8IMY, together with a Form W-9 or Form W-8BEN, claiming the dividend is going to a pass-through entity for a beneficial interest holder. We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a non-U.S. stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the non-U.S. stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The non-U.S. stockholder would be entitled to a refund of any amounts withheld in excess of such non-U.S. stockholder’s actual U.S. federal income tax liabilities, provided that the non-U.S. stockholder files applicable returns or refund claims with the IRS.
Sales of Securities
Gain recognized by a non-U.S. stockholder upon a sale of securities generally will not be subject to U.S. federal income taxation, provided that: (i) such gain is not effectively connected with the conduct by such non-U.S. stockholder of a trade or business within the U.S.; (ii) the non-U.S. stockholder is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) we are “domestically controlled,” which generally means that less than 50% in value of our securities continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence.
We cannot assure you that we will qualify as “domestically controlled.” If we were not domestically controlled, a non-U.S. stockholder’s sale of securities would be subject to tax, unless the securities were regularly traded on an established securities market and the selling non-U.S. stockholder has not directly, or indirectly, owned during a specified testing period more than 10% in value of our securities. However, it is not anticipated that the securities will be “regularly traded” on an established market. If the gain on the sale of securities were to be subject to taxation, the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, and the purchaser of such securities may be required to withhold 10% of the gross purchase price.
If the proceeds of a disposition of shares of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing non-U.S. stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisors concerning these rules.

Other Tax Considerations
Dividend Reinvestment Plan.
Stockholders who participate in our dividend reinvestment plan will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), in the amount and as though they had received the cash rather than purchased shares through the dividend reinvestment plan, unless we have designated all or a portion of the dividend as a capital gain dividend. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. To the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. Shares received under the dividend reinvestment plan will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.
State and Local Taxes
We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the securities.
Legislative Proposals
You should recognize that current U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect current taxation of us or our stockholders as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our securities.

ERISA CONSIDERATIONS
The following is a summary of some considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, and other employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, individual retirement account or annuity described in Section 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code (collectively, “plans and IRAs”). This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS through the date of this prospectus. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.
In general, any individual making an investment decision with respect to plans or IRAs should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the Internal Revenue Code and ERISA issues discussed below may not apply to all plans and IRAs, individuals involved with making investment decisions with respect to plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.
In general individuals making investment decisions with respect to plans and IRAs should, at a minimum, consider:
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whether the investment is consistent with the applicable provisions of ERISA, the Internal Revenue Code, and other applicable laws;

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whether, under the facts and circumstances pertaining to the plans and IRAs in question, the individual’s responsibility to the plan or IRA has been satisfied;

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whether the investment will produce UBTI to the plan or IRA (see “Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of Stockholders — Taxation of Tax-Exempt Stockholders”);

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the need to value the assets of the plan or IRA annually or more frequently in accordance with ERISA and the Code requirements and any applicable provisions of the plan;

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whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

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whether there is sufficient liquidity for the plan or IRA, considering the minimum and other distribution and withholding requirements under the Internal Revenue Code and the liquidity needs of such plan or IRA, after taking this investment into account;

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whether the investment is in accordance with the documents and instruments governing such plan or IRA;

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whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code, if applicable, or other applicable laws; and

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whether the assets of the entity in which the investment is made will be treated as “plan assets” of the plan or IRA investor under ERISA.

Additionally, individuals making investment decisions with respect to plans and IRAs must remember that ERISA requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan. Further, individuals making investment decisions with respect to plans and IRAs need to determine whether an investment in our securities is appropriate under the custodial or trust agreement governing such plans or IRAs. It is highly advisable to confer with the custodian or trustee of a plan or IRA to ensure that an investment in our securities presents no problems under their custodial or trust agreements.

Fiduciary Obligations — Prohibited Transactions
Any person identified as a “fiduciary” with respect to a plan or IRA incurs duties and obligations under ERISA and/or the Internal Revenue Code as discussed herein. For purposes of ERISA, a person generally is a fiduciary with respect to a plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan based on its particular needs. On April 8, 2016, the U.S. Department of Labor, or DOL, issued a final regulation relating to the definition of a fiduciary under ERISA and Section 4975 of the Code. The final regulation broadens the definition of fiduciary by expanding the range of activities that would be considered to be fiduciary investment advice under ERISA and is accompanied by new and revised prohibited transaction exemptions relating to investments by employee benefit plans subject to Title I of ERISA or retirement plans or accounts subject to Section 4975 of the Code (including IRAs). Under the final regulation, a person is deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the plan based on its particular needs. The final regulation and the related exemptions were expected to become applicable for investment transactions on and after April 10, 2017, but generally should not apply to purchases of our shares before the final regulation becomes applicable. However, on February 3, 2017, the President asked for additional review of this regulation; the results of such review are unknown. In response, on March 2, 2017, the DOL published a notice seeking public comments on, among other things, a proposal to adopt a 60-day delay of the April 10 applicability date of the final regulation. On April 7, 2017, the DOL published a final rule extending for 60 days the applicability date of the final regulation. The regulation (and the accompanying exemptions) is complex, implementation may be further delayed, and the regulation remains subject to potential further revision prior to implementation. Plans and IRAs are urged to consult with their own advisors regarding this development.
In the event that we are deemed to hold plan assets of a plan or IRA, our management could be characterized as fiduciaries with respect to such plan or IRA, and each would be deemed to be a “party-in-interest” under ERISA and a “disqualified person” under the Internal Revenue Code with respect to an investing plan or IRA. Irrespective of whether we are deemed to hold plan assets, if we or our affiliates are affiliated with a plan or IRA investor, we might be a “disqualified person” or “party-in-interest” with respect to such plan or IRA investor, resulting in a prohibited transaction merely upon investment by such plan or IRA in our shares. Additionally, our management would be treated as fiduciaries with respect to each plan or IRA stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of an investing plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.
If our Advisor or its affiliates were treated as fiduciaries with respect to plan or IRA stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons who are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve.
Plan Asset Considerations
In order to determine whether an investment in our shares by a plan or IRA creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, an individual making an investment decision must consider whether an investment in our shares will cause our assets to be treated as assets of the investing plan or IRA. Section 3(42) of ERISA defines the term “plan assets” in accordance with previously issued Department of Labor regulations with certain express exceptions.

Under the Plan Assets Regulation, the assets of an entity in which a plan or IRA makes an equity investment will generally be deemed to be assets of the plan or IRA, unless one of the exceptions to this general rule applies. Generally, the exceptions require that the investment in the entity be one of the following:
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securities issued by an investment company registered under the Investment Company Act;

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“publicly offered securities” (generally defined as interests that are “freely transferable,” “widely held,” and registered with the Securities and Exchange Commission);

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an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

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an investment in which equity participation by “benefit plan investors” is “not significant.”

We believe that we will satisfy one or more of the exceptions described below:
Exception for “Publicly-Offered Securities.”   If a plan or IRA acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:
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either

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part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or

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sold as part of a public offering registered under the Securities Act and be part of a class of securities registered under the Exchange Act within a specified time period;

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“widely held” (meaning that the securities must owned by 100 or more persons who are independent of the issuer and one another); and

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“freely transferable.”

Shares sold as part of this offering will not meet the exception for publicly offered securities, at least not immediately, because they will not meet either of the alternatives in the first bullet point above. However, our shares may be sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act or may be registered under the Exchange Act. If we register our shares under the Exchange Act or undertake such a public offering and register our shares under the Exchange Act within the specified period, then we expect we would meet the tests set forth in the first bullet point above. In addition, we anticipate having in excess of 100 independent stockholders; however, having 100 independent stockholders is not a condition to our selling shares in a future public or private offering.
Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:
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any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

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any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

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any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor;

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any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment;

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any requirement that advance notice of a transfer or assignment be given to the entity and any requirement regarding execution of documentation evidencing such transfer or assignment (including documentation setting forth representations from either or both of the transferor or transferee as to compliance with any restriction or requirement described in this paragraph or requiring compliance with the entity’s governing instruments);

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any restriction on substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any other restriction described above);

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any administrative procedure which establishes an effective date, or an event, such as the completion of the offering, prior to which a transfer or assignment will not be effective; and

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any limitation or restriction on transfer or assignment which is not created or imposed by the issuer or any person acting for or on behalf of such issuer.

Our shares are currently subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with applicable securities laws. The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.”
Because of the facts indicated above, it is unlikely that, at least initially, our shares will satisfy the exception for publicly offered securities. However, if our securities are held by 100 or more independent stockholders, if we commence an initial public offering under the Securities Act and subsequently and timely register our shares under the Exchange Act, reduce the minimum investment requirement, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that would restrict transferability of shares of our securities, shares of our securities should then constitute “publicly-offered securities” and, accordingly, based on the publicly offered securities exception, we believe that our underlying assets should not then be considered “plan assets” under the Plan Assets Regulation on account of holding any shares of our securities. However, as stated, as of the date of this prospectus, it is unlikely that our shares will initially satisfy this exception. Nevertheless, we believe that the exception for insignificant participation by benefit plan investors may be available.
Exception for Insignificant Participation by Benefit Plan Investors.   The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a plan or IRA if equity participation in the entity by “benefit plan investors,” including plans and IRAs, is not significant. The plan asset regulations provide that equity participation in an entity by “benefit plan investors” is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.” The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42) as any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies, and any entity whose underlying assets include plan assets by reasons of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We cannot guarantee that we will be able to limit equity participation in our securities by benefit plan investors to less than 25% of the total value of each class of our equity securities. Accordingly, our assets may be deemed “plan assets” under ERISA, which could severely restrict our operations or subject us to fines if we fail to comply with the above-noted requirements.
Exception for Operating Companies.   The Plan Assets Regulation provides an exception with respect to securities issued by an “operating company,” which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed, and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A “venture capital investment” is an investment in an operating company (other than a venture capital operating company), including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), or at any time during the entity’s first annual valuation period, it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Because this is a blind pool offering, we cannot assure you that we will be a real estate or venture capital operating company within the meaning of the Plan Assets Regulation. However, it is our intention to structure our investments to meet the operating company exception.
Other Prohibited Transactions
Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any plan or IRA purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a plan or IRA with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the plan or “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person is deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions and (2) that the advice will be individualized for the plan based on its particular needs. The Department of Labor issued a final regulation in April 2016 expanding the definition of who is a “fiduciary” under ERISA by reason of providing “investment advice,” which was scheduled to take effect on April 10, 2017. However, the regulation has been recommended for reconsideration pursuant to an executive order, and the Department of Labor has proposed an extension of the applicability date of the regulation (and accompanying exemptions) from April 10, 2017 to June 9, 2017. On March 2, 2017, the Department of Labor published a notice seeking public comments on, among other things, a proposal to adopt a 60-day delay of the April 10 applicability date of the final rule. On March 10, 2017, the Department of Labor adopted a temporary enforcement policy providing that, if the Department of Labor issues a final rule after April 10, 2017 implementing a delay of the April 10 applicability date, it will not initiate an enforcement action because an adviser or financial institution did not satisfy conditions of the rule during the “gap” period between the April 10 applicability date and when the delay is implemented. In addition, the Department of Labor will not initiate an enforcement action because an adviser or financial institution, as of the April 10 applicability date of the rule, failed to satisfy conditions of the rule within a reasonable period after the publication of a decision not to delay the April 10 applicability date. This proposed delay has not been finalized as of the date of this prospectus The regulations (and the accompanying exemptions) are complex, implementation may be further delayed, and the regulation remains subject to potential further revision prior to implementation. Plans and IRAs are urged to consult with their own advisors regarding this development.
ERISA and the Internal Revenue Code forbid plans and IRAs from engaging in prohibited transactions. Fiduciaries of a plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil penalties (generally, 5% of the amount involved, unless the transaction is not timely corrected, in which case the penalty is 100% of the amount involved). Criminal penalties may also be possible if the violation was willful. If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction may be required to reverse or unwind the transaction and, for a plan, compensate the plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction with a plan or IRA must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 15%, but is increased to 100% if the prohibited transaction is not corrected within a certain period of time. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost. With respect to an IRA that invests in our shares, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under the Internal Revenue Code, and such individual generally would be taxable on the deemed distribution of all the assets in the IRA.
Annual or More Frequent Valuation Requirement
A fiduciary of a plan subject to ERISA may be required to determine the fair market value of the assets of such plan on at least an annual basis and, sometimes, as frequently as daily. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year, and a fiduciary of a plan must provide a plan participant with a statement of the value of their accrued benefit under the plan every three years, every year, or every quarter, depending upon the type of plan involved. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined for these purposes.
Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. To assist fiduciaries of plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. We define the “NAV Pricing Date” as a date on which we provide an estimated net asset value (“NAV”) per K Share and per common share. The NAV Pricing Date will be no later than two years and 150 days after the SEC declares this registration statement effective. Commencing with our NAV Pricing Date, our advisor will be responsible for calculating an annual valuation of our shares to enable benefit plan investors subject to ERISA to complete their annual filings on Form 5500 (Annual Return/Report of Employee Benefit Plan). We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year, and (2) to other plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31.
There can be no assurance, however, with respect to any estimate of value that we prepare, that:
•
the estimated value per share would actually be realized by our stockholders upon liquidation, because, among other reasons, these estimates do not necessarily indicate the price at which properties can be sold;

•
our stockholders would be able to realize estimated net asset values if they were to attempt to sell their shares, because no public market for our shares exists or is likely to develop;

•
that the value, or method used to establish value, would be sufficient to enable an ERISA fiduciary or an IRA custodian or trustee to comply with ERISA or Internal Revenue Code requirements described above, and the Department of Labor or the IRS might determine that a plan fiduciary or IRA custodian or trustee is required to take further steps to determine value; or

•
that the value, or method used to establish value, will comply with any contractual agreements that may exist with any third party administrator or IRA custodian or trustee.

Minimum and Other Distribution Requirements — Plan Liquidity
Potential plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the plan or IRA and the Internal Revenue Code from time to time. If the shares are held in an IRA or plan and, before we receive payment on our loans or sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or plan making the distribution or rollover or the IRA or plan receiving the rollover, or under applicable federal or state securities laws. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or plan must generally be included in the federal taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.
Rules Applicable to Foreign, Governmental and Church Plans
As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements and are not “benefit plan investors” within the meaning of the Plan Assets Regulation. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code and, under certain circumstances in the case of church plans, Section 4975 of the Internal Revenue Code. Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the provisions of ERISA or Section 4975 of the Internal Revenue Code. Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for and the availability of any exemption relief.

PLAN OF DISTRIBUTION
The Offering
We are offering up to $552,375,000 in I Shares, K Shares, T Shares and common shares to the public pursuant to our primary offering and up to $50,000,000 in I Shares, K Shares and T Shares to our stockholders pursuant to our DRIP. We are not offering common shares pursuant to our DRIP. The initial offering prices and the total dollar amount available for purchase per class in our primary offering are as follows: $9.50 per I Share (up to $125,000,000 in shares), $10.00 per K Share (up to $125,000,000 in shares), $10.00 per T Share (up to $250,000,000 in shares), and $10.00 per common share (up to $52,375,000 in shares). The initial offering prices and the total dollar amount available for purchase pursuant to our DRIP are as follows: $9.50 per I Share (up to $12,500,000 in shares), $9.50 per K Share (up to $12,500,000 in shares), and $9.50 per T Share (up to $25,000,000 in shares). We reserve the right to reallocate among the different classes of our common stock and between our primary offering and our DRIP.
All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The different share classes we are offering have different selling commissions and ongoing fees and expenses. When deciding which class of shares to buy, you should consider, among other factors, whether you are eligible to purchase any class of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any of the selling commission discounts described below.
We expect to sell the shares of our common stock offered in the primary offering over a two year period. If we have not sold all of the shares to be offered in the primary offering within two years from the date of this prospectus, we may elect to continue the primary offering until            , 2020 (three years from the date of this prospectus). Under rules promulgated by the SEC, in some circumstances in which we are pursuing the registration of shares of our common stock in a follow-on public offering, we could continue the primary offering until as late as            , 2020. If we decide to continue the primary offering beyond two years from the date of the commencement of this offering, we will provide that information in a supplement to this prospectus. In some states, we will need to renew our registration annually in order to continue offering shares beyond one year from the date of this prospectus. Therefore, we may have to stop selling shares in any state in which our registration is not annually renewed or otherwise extended. We reserve the right to terminate this offering at any time.
Due to the fact that this is a “best efforts” offering, S2K Financial LLC, the dealer manager, and the participating broker-dealers engaged by the dealer manager (as described below), must use only their best efforts to sell our shares of common stock and have no firm commitment or obligation to purchase any of our shares of common stock.
We will provide an initial estimated NAV per share of each class of our common stock based upon a valuation of our assets as of a date no later than 150 days from the second anniversary of the date the registration statement of which this prospectus is a part is declared effective by the SEC, although we may provide an estimated NAV per share based on a valuation prior to such date. If we provide an estimated NAV per share prior to the conclusion of this offering, our board of directors may determine to modify the public offering price of each class of our shares of common stock, including the price at which our shares are offered through our DRIP, to reflect the estimated per share NAV.
We commenced a private offering of K Shares and Units (with each Unit consisting of four K Shares and one common share), with a targeted maximum of up to $150,000,000 in K Shares (including K Shares sold as part of a Unit), on September 30, 2016. Our private offering of K Shares and Units will terminate on or prior to the commencement of this public offering.
The Dealer Manager and Participating Broker-Dealers
S2K Financial LLC will serve as the dealer manager for this offering. The dealer manager is a duly registered broker-dealer with FINRA and each of the states and jurisdictions in which offers and sales of I Shares, K Shares, T Shares and common shares will be made. We will pay the dealer manager selling commissions, dealer manager fees, and a stockholder servicing fee (solely in connection with T Shares sold in the primary offering), and reimburse the dealer manager for certain expenses, as discussed below. Our agreement with the dealer manager, which we refer to as the “dealer manager agreement,” may be terminated by us or by the dealer manager pursuant to the dealer manager agreement.
Our dealer manager has authorized certain additional broker-dealers who are members of FINRA to participate in selling shares of our common stock in this offering, which we refer to as “participating broker-dealers.”
Compensation of Dealer Manager and Participating Broker-Dealers
Selling Commissions
Except as provided below, the dealer manager will receive up-front selling commissions of up to 5% of the gross offering proceeds from the sale of K Shares and common shares and up-front selling commissions of up to 3% of the gross offering proceeds from the sale of T Shares; provided, however, that no selling commissions will be paid with respect to any K Shares or common shares sold to our advisor or the Service Provider of their respective affiliates and no selling commissions will be paid with respect to shares of any class sold pursuant to our DRIP. We will not pay selling commissions to the dealer manager in connection with I Shares. The dealer manager will reallow all selling commissions to participating broker-dealers.
Dealer Manager Fee
The dealer manager will receive an up-front dealer manager fee of up to 3% of the gross offering proceeds from the sale of I Shares, K Shares, T Shares and common shares; provided, however, that no dealer manager fees will be paid with respect to any K Shares or common shares sold to our advisor or the Service Provider or their respective affiliates and no dealer manager fee will be paid with respect to shares of any class sold pursuant to our DRIP. The dealer manager may, in its sole discretion, reallow a portion of the dealer manager fee to participating broker-dealers.
Stockholder Servicing Fee
With respect to T Shares sold in our primary offering, will pay the dealer manager a stockholder servicing fee equal to 1/365th of 1.0% of the purchase price per T Share (or, once reported, the amount of our estimated value per T Share) for each T Share purchased. The stockholder servicing fee accrues daily and is payable in arrears.
The stockholder servicing fee will be paid as compensation for ongoing services provided to holders of our T Shares purchased in our primary offering, which ongoing services may include providing regular account or portfolio maintenance for stockholders, assisting with recordkeeping, responding to stockholder inquiries regarding dividend payments, providing services to stockholders related to our share repurchase program, offering to meet with stockholders to provide overall guidance on as investment in us or to answer questions about account statements or valuations, and providing such other similar services as stockholders may reasonable require in connection with as investment in us. While we expect that the participating broker-dealers of record for holders of I Shares, K Shares or common share may provide similar services to such stockholders, such participating broker-dealers are under no contractual obligation to do so and we will not pay a stockholder servicing fee for such services. The dealer manager may reallow a portion of the stockholder servicing fee to participating broker-dealers.
We will cease paying the stockholder servicing fee with respect to a T Share sold in our primary offering at the earlier of  (i) the date at which the aggregate underwriting compensation from all sources exceeds 10% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to our DRIP), (ii) the third anniversary of the last day of the fiscal quarter in which our initial public offering (excluding our DRIP) terminates; (iii) the end of the month in which our transfer agent, on our behalf, determines that total underwriting compensation, including selling commissions, dealer manager fees, stockholder servicing fees and other elements of underwriting compensation with respect to such T Share, would be in excess of 10% of the total gross investment amount at the time of purchase of such T Share in our primary offering; (iv) the end of the month in which our transfer agent, on our behalf, determines that the stockholder servicing fee with respect to such T Share would be in excess of

3.0% of the total gross investment amount at the time of purchase of such T Share in our primary offering; (v) the date on which such T Share is repurchased by us; (vi) the date on which the holder of such T Share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the stockholder servicing fee, which shall be reallowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement or otherwise agrees to provide the ongoing services set forth in the dealer manager agreement, and (vii) the listing of our I Shares, K Shares or T Shares (or a successor security) on a national securities exchange, the sale of our company or the sale of all or substantially all of our assets. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the estimated value per share of our T Shares, such fee would be paid over approximately three years from the date of purchase, assuming a constant per share offering price or estimated value per share, as applicable, of  $10.00 per T Share. We will not pay any stockholder servicing fees in connection with T Shares sold to our advisor, the Service Provider or their affiliates.
Expense Reimbursements
We have agreed to reimburse the dealer manager or any participating broker-dealer for (i) reasonable bona fide due diligence expenses set forth in an itemized and detailed invoice incurred by either, which may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the dealer manager or any participating broker-dealer and their personnel, and (ii) certain of the dealer manager’s legal costs and expenses related to this offering.
Limitations on Underwriting Compensation
Under the rules of FINRA, the total underwriting compensation payable from whatever source in connection with this offering (including selling commissions, dealer manager fees, stockholder servicing fees, non-cash compensation and certain expense reimbursements) to members of FINRA participating in this offering may not exceed 10% of the gross proceeds from our primary offering (excluding proceeds from shares sold pursuant to our DRIP). The amounts we have agreed to reimburse our dealer manager and participating dealers for bona fide due diligence expenses (as described in “— Expense Reimbursements” above) are excluded from total underwriting compensation for purposes of this 10% FINRA limitation on total underwriting compensation.
We monitor the aggregate amount of underwriting compensation that we pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. We will cease to pay all underwriting compensation on all shares offered hereby, including selling commissions, dealer manager fees, and stockholder servicing fees, on the date at which total underwriting compensation from whatever source paid in connection with this offering equals 10% of the gross offering proceeds from our primary offering.
Limitations on Organization and Offering Expenses
FINRA rules also limit our combined total organization and offering expenses, inclusive of  (i) the total underwriting compensation paid from any source (as discussed in “— Limitations on Underwriting Compensation” above) and (ii) issuer expenses that are reimbursed or paid for with offering proceeds, to 15% of our gross offering proceeds from this offering. We will reimburse our advisor and its affiliates for organization and offering costs they incur on our behalf, either directly or through contract services provided by affiliates, but only to the extent that such reimbursement would not cause the sales commissions, the dealer manager fee, stockholder servicing fee and the other organization and offering expenses we bear to exceed 15% of the gross proceeds from this offering, in each case as of the date of the reimbursement.
Estimate of Maximum Underwriting Fees and Expenses
The table below sets forth the maximum amount of underwriting compensation that may be paid in connection with this offering from whatever source, assuming that (1) we sell the $500 million in K Shares in the primary offering, (2) we sell $25,000,000 in common shares to retail investors and $27,350,000 in common shares to our advisor and the Service Provider and their affiliates in the primary offering, (3) all shares are sold with the highest possible selling commissions and dealer manager fee and without volume or other discounts and (4) no shares are sold pursuant to the DRIP. The following table also assumes total underwriting compensation equal to the maximum permitted amount of 10% of the gross offering proceeds from the primary offering.
Maximum Estimated Underwriting Fees and Expenses
At Maximum Primary Offering of K Shares and Common Shares of  $552,350,000
Underwriting Compensation	Dollar Amount	Percentage of Gross Proceeds(3)
Selling Commissions(1)	$26,250,000	4.75%
Dealer Manager Fees(1)	15,750,000	2.85
Other Reimbursements(1)(2)	13,235,000	2.4
Total	$55,235,000	10.0%

(1)
As discussed below under “— Funding of Organization and Offering Expenses,” the selling commissions, dealer manager fee and expense reimbursements paid with respect to the I shares, K Shares and T Shares sold in this offering will be funded with the proceeds from the sale of common shares. As a result, an amount equal to $10.00 per I Share, K Share and T Share will be available for investment in assets.

(2)
Other reimbursements consist primarily of  (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings and retail seminars sponsored by participating broker-dealers, (c) commissions and non-transaction based compensation paid to registered persons in connection with the wholesaling of our offering, (d) expense reimbursements for actual costs incurred by employees of our dealer manager in the performance of wholesaling activities, and (e) additional amounts for gifts and business entertainment expenses. In no event shall any gifts for registered representatives be given that exceed an aggregate value of  $100 per annum per individual or are preconditioned on achievement of a sales target. Promotional items of nominal value may also be given to such representatives and are not subject to the annual gift limitation. We will reimburse our dealer manager for these expenses to the extent permissible under applicable FINRA rules.

(3)
We will pay the dealer manager selling commissions of up to 5% of the gross offering proceeds from the sale of K Shares and common shares and a dealer manager fee equal to up to 3% of the gross offering proceeds from the sale of K Shares and common shares; provided, however, that no selling commissions or dealer manager fee will be paid with respect to any common shares sold to our advisor or the Service Provider or their respective affiliates. The table above assumes that we sell $27,350,000 in common shares to our advisor and the Service Provider and their affiliates, upon which no selling commissions or dealer manager fee will be paid.

Funding of Organization and Offering Expenses
Subject to limited exceptions, we intend to fund the payment of the selling commissions, dealer manager fees, stockholder servicing fees and expense reimbursements payable to the dealer manager and our other organization and offering expenses with the proceeds we receive from the sale of our common shares in this offering. Pursuant to the advisory agreement, our advisor has agreed that it or its affiliates will purchase a number of common shares sufficient to provide proceeds sufficient to fund our payment the selling commissions, dealer manager fees and stockholder servicing fees payable to our dealer manager associated with the sale of up to $500,000,000 in I Shares, K Shares and T Shares in the primary offering. In addition, pursuant to the Services Agreement, the Service Provider, an affiliate of the dealer manager, has agreed that it will purchase up to $2.5 million of common shares in this offering to fund our fund the payment of the selling commissions, dealer manager fees, stockholder servicing fees and expense reimbursements payable to the dealer manager and our other organization and offering expenses, to the extent that the proceeds available from the sale of common shares in this offering are not sufficient to do so, provided that the Service Provider’s obligation to purchase such common shares will not become effective until our advisor or its affiliates have purchased a minimum of  $10 million of common shares. For additional discussion, see “Description of Capital Stock — Common Shares — Advisor’s Obligation to Purchase Common Shares” and “— Service Provider’s Backstop Obligation to Purchase Common Shares.”
Indemnification
To the extent permitted by law and our charter, we have agreed to indemnify the dealer manager and the participating broker-dealers against certain liabilities, including liabilities arising under the Securities Act and Exchange Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement.
Share Distribution Channels
I Shares, K Shares, T Shares and common shares each are available for purchase by the general public through various distribution channels; provided, however, that I Shares are available for purchase only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to I Shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors, or (4) other categories of investors that we name in an amendment or supplement to this prospectus.
Discounts for Certain Purchasers
Our executive officers and board of directors, as well as their immediate family members, may purchase I Shares, K Shares, T Shares and common shares at a reduced offering price per share, which reduced price will reflect that that selling commissions and the dealer manager fee may be reduced or waived with respect to such purchases. In addition, officers and employees of our advisor, other affiliates of our advisor, their immediate family members, and, if approved by our management, joint venture partners, consultants, and other service providers, may purchase I Shares, K Shares, T Shares and common shares at a reduced offering price per share, which reduced price will reflect that selling commissions and the dealer manager fee may be waived or reduced with respect to such purchases.
The selling commissions and the dealer manager fee may also be reduced or waived in connection with certain categories of sales of I Shares, K Shares, T Shares and common shares, including, with respect to K Shares and T Shares, sales for which a volume discount applies (as discussed in “ — Volume Discounts” below), sales to certain institutional investors, sales to employees of participating broker-dealers, sales made by certain participating broker-dealers at the discretion of the dealer manager, sales made to investors whose contract for investment advisory and related brokerage services includes a fixed or “wrap” fee or other asset-based fee arrangement (unless that contract is with a federally registered investment adviser that is dually registered as a broker-dealer and provides financial planning services), sales through banks acting as trustees or fiduciaries and sales to our affiliates.
To the extent the purchase price of any I Shares, K Shares or T Shares sold is reduced due to a reduction in selling commissions or dealer manager fees (excluding any shares purchased at a discount due to a volume discount, as discussed below), we will sell additional common shares with an aggregate gross purchase price equal to the difference between the discounted price per share for the I Shares, K Shares or T Shares sold and the non-discounted price for such shares and make the proceeds from such sale of common shares available for investment. As a result of this application of the proceeds from the sale of additional common shares, the total funds available for investment per I Share, K Share and T Share sold at a discount (excluding volume discounts) will be equivalent to the funds that would be available for investment if the I Shares, K Shares and T Shares were sold without any discount.
Our advisor and its affiliates and affiliates of the dealer manager will be expected to hold their I Shares, K Shares, T Shares and common shares for investment purposes only and not with a view towards distribution.
There is no limit on the number of common shares that may be sold at a discount as described above except for (a) certain share ownership and transfer restrictions contained in our charter (see “Description of Capital Stock — Restrictions on Transfer”), and (b) the fact that we only intend to sell a number of common shares sufficient to fund (i) our payment of the selling commissions, dealer manager fees, stockholder servicing fees and expense reimbursements payable to the dealer manager and our other organization and offering expenses, (ii) an amount equal to the difference between $10.00 per I Share and the $9.50 per I share initial purchase price of I Shares sold in the primary offering and (iii) an amount equal to any discount on the selling price of I Shares, K Shares and T Shares arising from reduced or waived selling commissions (other than reduced selling commissions for volume discounts) or dealer manager fees, except in the early stages of our offering, when, in order to acquire investments, our advisor or its affiliates may purchase more common shares than would be necessary solely to fund organization and offering expenses and the amount of any reductions in selling commissions or dealer manager fees. See “Estimated Use of Proceeds.”
Volume Discounts
The dealer manager may, at its sole discretion, enter into an agreement with a participating broker-dealer whereby such participating broker-dealer may aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions. Any reduction in the selling commissions arising from such volume discounts would be prorated among the separate subscribers.
The following table illustrates the various selling commissions discount levels that will be offered to qualifying purchasers by participating broker-dealers for K Shares and T Shares purchased in this offering:
Dollar Amount of K Shares Purchased	Selling Commission Percentage	Dealer Manager Fee	Purchase Price Per K Share to Investor
$500,000 or less	5.0%	3.0%	$10.00
$500,001 – $1,000,000	4.0%	3.0%	$9.90
$1,000,001 – $2,000,000	3.5%	3.0%	$9.85
$2,000,001 – $3,000,000	3.0%	3.0%	$9.80
$3,000,001 – $5,000,000	2.5%	3.0%	$9.76
$5,000,001 – $10,000,000	2.0%	3.0%	$9.71
$10,000,001 and above	1.0%	3.0%	$9.62
Dollar Amount of T Shares Purchased	Selling Commission Percentage	Dealer Manager Fee	Purchase Price per T Share to Investor
$500,000 or less	3.0%	3.0%	$10.00
$500,001 – $1,000,000	2.5%	3.0%	$9.95
$1,000,001 – $2,000,000	2.0%	3.0%	$9.90
$2,000,001 – $3,000,000	1.5%	3.0%	$9.85
$3,000,001 – $5,000,000	1.0%	3.0%	$9.80
$5,000,001 and above	0.5%	3.0%	$9.75
The table above is calculated assuming a purchase price (prior to any discounts) per K Share of  $10.00 and per T Share of  $10.00 per share. An investor’s purchase of K Shares and T Shares may be aggregated for purposes of applying the discounts set forth in the table above.
In the event an investor wishes to have its subscriptions combined (to the extent purchases were made within one year), that investor must request such treatment in writing at the time of that person’s subscription and identify the subscriptions to be combined. Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser and made within one year. If the subscription agreements for the combined subscriptions of a single qualifying purchaser are submitted at the same time, then the selling commissions payable and the discounted K Share purchase price or T Share discounted purchase price will be allocated pro rata among the combined subscriptions on the basis of the respective subscription amounts being combined. Otherwise, the volume discount provisions will apply only to the subscription that qualifies the single qualifying purchaser for the volume discount and the subsequent subscriptions of that single qualifying purchaser.
Please consult with your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.

Investments through IRA Accounts
Our advisor expects to enter into an agreement with First Trust Retirement, which would act as IRA custodian for purchasers of our securities who would like to purchase shares through an IRA account and desire to establish a new IRA account for that purpose. Our advisor intends to pay the fees related to the establishment of investor accounts with $25,000 and the first-year annual IRA maintenance fee. We will not reimburse our advisor for such fees. Thereafter, investors will be responsible for the annual IRA maintenance fees charged by the IRA Custodian, which are currently $25.00. Further information about custodial services is available through your broker. We do not require that you use our IRA custodian.
Minimum Purchase Requirements
You must initially invest at least $2,000 in any combination of our I Shares, K Shares, T Shares or common shares to be eligible to participate in this offering, provided that in New York the minimum purchase is $2,500. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of  $500. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in increments of  $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our DRIP.
You may not transfer fewer shares than the minimum purchase requirement. Unless you are transferring all of your shares of common stock, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers made without consideration: (a) transfers by gift, (b) transfers by inheritance, (c) intra-family transfers, (d) family dissolutions, (e) transfers to affiliates and (f) transfers by operation of law. These minimum purchase requirements will be applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.
Special Notice to Pennsylvania Investors
Subscription proceeds received from residents of Pennsylvania will be separately accounted for in an interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $          have been received and accepted by us. If we have not raised a minimum of  $          in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day period, within ten calendar days after receipt of the investor’s request. No interest is payable to an investor who requests a return of his funds at the end of the initial escrow period. Any Pennsylvania investor who requests a return of his or her funds at the end of any subsequent escrow period will be entitled to receive interest for the time his funds remain in escrow commencing with the first day after the initial escrow period.

DIVIDEND REINVESTMENT PLAN
Our dividend reinvestment plan allows you to elect to have your cash dividends attributable to your I Shares, K Shares or T Shares owned automatically reinvested in additional I Shares, K Shares or T Shares, as applicable. Dividends in I Shares will be reinvested in additional I Shares, dividends in K Shares will be reinvested in additional K Shares and dividends in T Shares will be reinvested in additional T Shares. A copy of our dividend reinvestment plan is included as Appendix B to this prospectus. You may elect to participate in the dividend reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice.
During the offering, the per share purchase price for shares purchased pursuant to the dividend reinvestment plan will be as follows: $9.50 per I Share, $9.50 per K Share and $9.50 per T Share. I Shares, K Shares and T Share acquired under the dividend reinvestment plan will entitle the participant to the same rights and be treated in the same manner as I Shares, K Shares and T Shares purchased in the primary offering.
We reserve the right to amend any aspect of our dividend reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least 10 days prior to the effective date of that amendment. Our board of directors may amend, suspend or terminate the dividend reinvestment plan for any reason at any time upon 10 days’ prior notice to participants. We may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of dividends in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the dividend reinvestment plan, all subsequent dividends to stockholders would be made in cash.
If a stockholder elects to participate in the dividend reinvestment plan, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional I Shares, K Shares or T Shares, as applicable. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the I Shares, K Shares or T Shares purchased with the reinvested dividends, and will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits. See “Material U.S. Federal Income Tax Considerations”. However, the tax consequences of participating in our dividend reinvestment plan will vary depending upon each participant’s particular circumstances and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the dividend reinvestment plan.
All material information regarding the dividends to stockholders and the effect of reinvesting the dividends, including tax information with respect to income earned on shares under the plan for the calendar year, will be provided to the stockholders at least annually. Each stockholder participating in the dividend reinvestment plan will have an opportunity to withdraw from the plan at any time after receiving this information.

SALES LITERATURE
In addition to and apart from this prospectus, we may use supplemental sales material in connection with the offering. This material may consist of a brochure describing our advisor and its affiliates and our investment objectives. The material also may contain pictures and summary descriptions of properties similar to those that we intend to acquire which our affiliates have previously acquired. This material also may include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate. Further, business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of FINRA designated by us and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and “tombstone” newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.
The use of any sales materials is conditioned upon filing with, and if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of such materials has passed on the merits of the offering or the adequacy or accuracy of such materials.
This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.
REPORTS TO STOCKHOLDERS
Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of these books of account, together with a copy of our charter, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.
Our advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:
•
audited financial statements prepared in accordance with SEC rules and regulations governing the preparation of financial statements and reported on by independent certified public accountants;

•
the ratio of the costs of raising capital during the period to the capital raised;

•
the aggregate amount of advisory fees and the aggregate amount of fees paid to our advisor and any affiliate of our advisor, including fees or charges paid to our advisor and to any affiliate of our advisor by third parties doing business with us;

•
our total operating expenses, stated as a percentage of the average invested assets and as a percentage of net income for the most recently completed fiscal year;

•
a report from our independent directors that the policies, objectives and strategies we follow are in the best interests of our stockholders and the basis for such determination; and

•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, our directors, our advisor, our sponsor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

Our directors, including our independent directors, will take reasonable steps to insure that the foregoing requirements are met.
At the same time as any distribution, we will file a Form 8-K or other appropriate form or report with the SEC or otherwise provide stockholders with a statement disclosing the amount and source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons for why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution. We will include in our stockholders’ account statements an estimated value of our shares that will comply with the requirements of NASD Rule 2340.

Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:
•
the location and a description of the general character of the property acquired during the quarter;

•
the present or proposed use of the property and its suitability and adequacy for that use;

•
the terms of any material leases affecting the property;

•
the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, “due-on-sale” or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

•
a statement that title insurance has been or will be obtained on the property acquired.

In addition, while this offering is pending, if we believe that a reasonable probability exists that we will acquire a property or group of properties, this prospectus will be supplemented to disclose the probability of acquiring such property or group of properties. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. Note that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase. After the completion of the last acquisition, our advisor will, upon request, send a schedule of acquisition to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury will reflect each acquisition made, the purchase price paid, the aggregate of all acquisition expenses paid on each transaction, and a computation showing compliance with our charter. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our charter or any applicable law or regulation.
We anticipate that we will provide annual reports of our determination of value (1) to IRA trustees and custodians not later than January 15 of each year and (2) to other Plan fiduciaries within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated, however, for any material changes occurring between October 31 and December 31. For any period during which we are making a public offering of shares, the statement will report an estimated value of each share at the then public offering price per share. If no public offering is ongoing, and until we list the shares of our common stock on a national securities exchange, no later than 150 days from the second anniversary of the SEC effectiveness date of this registration statement, we will provide an annual statement that will report an estimated value of each share, based on (i) appraisal updates performed by us based on a review of the existing appraisal and lease of each property, focusing on a re-examination of the capitalization rate applied to the rental stream to be derived from that property, (ii) and a review of the outstanding loans and other investments, focusing on a determination of present value by a re-examination of the capitalization rate applied to the stream of payments due under the terms of each loan. We may elect to deliver such reports to all stockholders, but in either event, will file a Form 8-K with the results of the valuation. Stockholders will not be forwarded copies of appraisals or updates. In providing such reports to stockholders, neither we nor our affiliates thereby make any warranty, guarantee or representation that (i) we or our stockholders, upon liquidation, will actually realize the estimated value per share or (ii) our stockholders will realize the estimated NAV if they attempt to sell their shares.
The accountants we regularly retain will prepare our U.S. federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between GAAP and our income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information (including a Form 1099) to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price(s), and number of shares owned, as well as the dates and amounts of dividends received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the dividend reinvestment plan. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from dividends payable to the stockholder making the request.
We may deliver to the stockholders each of the reports discussed in this section, as well as any other communications that we may provide them with, by e-mail or by any other means.
LITIGATION
We are not party to any material pending legal proceedings.
LEGAL MATTERS
Venable LLP, Baltimore, Maryland, will pass upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, will pass upon the legal matters in connection with our status as a REIT for U.S. federal income tax purposes. Morris, Manning & Martin, LLP is entitled to rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purports to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to Procaccianti Hotel Advisors, LLC, our advisor, and its affiliates.
EXPERTS
The consolidated financial statements and schedules of Procaccianti Hotel REIT, Inc. at ____, 2016, and for the period ____, 2016 (Date of Inception) to ____, 2016, appearing in this Prospectus and Registration Statement have been audited by [______________], independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
ELECTRONIC DELIVERY OF DOCUMENTS
Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (referred to herein as “documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-11 with the SEC in connection with this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC.
You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:
Procaccianti Hotel REIT, Inc.
1140 Reservoir Avenue
Cranston, Rhode Island 02920-6320
(401) 946-4600
Attn: Investor Services
There is additional information about us at www.___________.com. The contents of the site are not incorporated by reference in, or otherwise a part of, this prospectus.
This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.
You may read and copy our registration statement and all of its exhibits and schedules which we have filed with the SEC, any of which may be inspected and copied at the Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. This material, as well as copies of all other documents filed with the SEC, may be obtained from the Public Reference Section of the SEC, 100 F. Street, N.E., Washington D.C. 20549 upon payment of the fee prescribed by the SEC. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov. The SEC maintains a web site that contains reports, proxies, information statements and other information regarding registrants that file electronically with the SEC, including us. The address of this web site is http://www.sec.gov.

PROCACCIANTI HOTEL REIT, INC.
INDEX TO THE FINANCIAL STATEMENTS
Page
Report of Independent Registered Public Accounting Firm	F-2
Audited Financial Statement:
Balance Sheet	F-3
Notes to Balance Sheet	F-4

F-1

APPENDIX A
The tables below provide summarized information concerning the non-public real estate programs sponsored by Procaccianti Companies, Inc., our sponsor, and its affiliates, referred to in the prospectus as the “Procaccianti Programs.” The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of the management of our sponsor and its affiliates.
The following tables use certain financial terms. The following briefly describes the meanings of these terms:
•
“Acquisition Costs” means fees related to the purchase of the property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions.

•
“Cash Generated from Operations” means the excess (or “cash used” in the event of a deficiency) of operating cash receipts, including interest on investments, over operating cash expenditures, including debt service payments.

•
“GAAP” refers to “generally accepted accounting principles” in the United States. Prospective investors should read these tables carefully together with the summary information concerning the Procaccianti Programs set forth in the prospectus.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR REAL ESTATE PROGRAMS AND PROPERTIES SPONSORED BY AFFILIATES OF OUR SPONSOR OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED IN THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN OUR OFFERING YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES INCLUDED HEREIN (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).
YOU SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING INFORMATION AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE INFORMATION BELOW BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT IN OUR PROPERTIES.
The following tables are included herein:

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
Table I provides a summary of the experience of Procaccianti Companies, Inc. and its affiliates as a sponsor in raising and investing funds in the following prior private real estate programs: TPG KC MO I JV, LLC, TPG LA Commerce JV, LLC, Harry G. Pappas & Sons, LLC, TPG BLFL JV, LLC and TPG Reno, LLC. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of the offerings and the time period over which the proceeds have been invested.
	TPG KC MO I JV, LLC	TPG LA Commerce JV, LLC	Harry G. Pappas & Sons, LLC	TPG BLFL JV, LLC	TPG Reno, LLC
	Intercontinental Kansas City	Doubletree Commerce	Holiday Inn Inner Harbor	Marriott Fort Lauderdale, Hyatt Lexington and Renaissance Boca Raton	Marriott Courtyard Reno
Dollar Amount Offered	$31,222,032	$9,098,109	$15,280,000	$19,956,257	$4,868,991
Dollar amount raised (100%)	$31,222,032	$9,098,109	$15,280,000	$19,956,257	$4,868,991
Less offering expenses:
Selling commissions and discounts retained by affiliates	$—	$—	$—	$—	$(150,000)
Organizational expenses	$(140,440)	$(144,143)	$(300,000)	$(371,484)	$(85,177)
Other (explain)	$—	$—	$—	$—	$—
Reserves	$(245,115)	$(180,348)	$(280,772)	$(717,990)	$(85,000)
Percent available for investment	99%	96%	96%	95%	93%
Acquisition costs:
Prepaid items and fees related to purchase of property	$375,700	$336,400	$—	$432,000	$123,000
Cash down payment (purchase price and capex less debt financing & fees)	$30,028,677	$8,000,000	$13,480,000	$17,599,000	$4,000,000
Acquisition fees	$—	$—	$—	$—	$—
Other (explain) – Closing Costs	$432,100	$437,218	$1,218,418	$835,783	$425,814
Total acquisition cost	$30,836,477	$8,773,618	$14,698,418	$18,866,783	$4,548,814
Percent leverage (mortgage financing divided by acquisition cost)	71%	73%	75%	83%	75%
Date offering began	11/15/2015	8/20/2015	9/24/2015	9/14/2014	7/12/2014
Length of offering (in months)	2	2	2	2	2
Months to invest 90% of amount available for investment (measured from beginning of offering)	2	2	2	2	2

TABLE III
OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS
Table III summarizes the operating results of the following prior real estate programs sponsored by Procaccianti Companies, Inc. and its affiliates: TPG KC MO I JV, LLC, TPG LA Commerce JV, LLC, Harry G. Pappas & Sons, LLC, TPG BLFL JV, LLC and TPG Reno, LLC. The results in this Table III have not been audited and are presented on an accrual account basis in conformity with GAAP.
	TPG KC MO I JV, LLC		TPG LA Commerce JV, LLC		Harry G. Pappas & Sons, LLC		TPG BLFL JV, LLC			TPG Reno, LLC
	Intercontinental Kansas City		Doubletree Commerce		Holiday Inn Inner Harbor		Marriott Fort Lauderdale, Hyatt Lexington and Renaissance Boca Raton			Marriott Courtyard Reno
	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2	Year 3	Year 1	Year 2	Year 3
Gross Revenues	$27,758,880	$4,068,264	$11,972,919	$5,732,625	$11,632,643	$4,124,023	$41,901,263	$43,286,804	$21,091,952	$4,205,954	$4,999,864	$2,490,356
Profit on sale of properties	$—	$—	$—		$—		$—	$—	$—	$—	$—	$—
Less: Operating expenses	$18,595,926	$3,536,789	$8,358,320	$4,352,197	$8,450,822	$3,367,837	$30,077,996	$32,098,754	$14,408,622	$2,351,817	$2,675,720	$1,500,453
Interest expense	$3,489,014	$639,003	$944,580	$496,860	$1,843,334	$803,625	$4,548,113	$4,721,775	$1,948,639	$315,168	$350,402	$243,096
Depreciation	$7,570,615	$760,500	$839,645	$552,919	$1,498,311	$629,277	$3,519,364	$5,420,077	$3,198,120	$539,902	$586,420	$383,078
Net Income – GAAP Basis	$(1,896,675)	$(868,028)	$1,830,374	$330,649	$(159,824)	$(676,716)	$3,755,790	$1,046,198	$1,536,571	$999,067	$1,387,322	$363,729
FF&E Reserve	$900,105	$270,032	$435,786	$633,871	$391,391	$232,727	$1,323,871	$1,590,375	$911,062	$142,073	$233,435	$144,034
Principal	$—	$—	$—	$—	$457,570	$297,493	$—	$—	$378,013	$—	$—	$—
Cash generated from operations	$4,773,835	$(377,560)	$2,234,233	$249,697	$489,526	$(577,659)	$5,951,282	$4,875,900	$3,445,616	$1,396,897	$1,740,307	$602,773
Cash generated from sales	—	—	—	—	—	—	—	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—	—	—	—	—	—	300,000	—
Cash generated from operations, sales and refinancing	$4,773,835	$(377,560)	$2,234,233	$249,697	$489,526	$(577,659)	$5,951,282	$4,875,900	$3,445,616	$1,396,897	$2,040,307	$602,773
Less: Cash distributions to investors (Net of operating contributions)
– from operating cash flow	$4,340,000	$290,000	$1,900,000	$650,000	$1,271,745	$260,850	$4,650,000	$5,105,000	$2,534,000	$1,385,000	$1,975,000	$700,000
– from sales and refinancing	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$300,000	$—
– from other	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Cash generated (deficiency) after cash distributions	$433,835	$(667,560)	$334,233	$(400,303)	$(782,220)	$(838,509)	$1,301,282	$(229,100)	$911,616	$11,897	$65,307	$(97,227)
Less: Special items (not including sales and refinancing)(identify and quantify)	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
– Operating Contributions by investors	$—	$—	$—	$—	$—	$549,900	$800,000	$—	$—	$—	$—	$—
Cash generated (deficiency) after cash distributions and special items	$433,835	$(667,560)	$334,233	$(400,303)	$(782,220)	$(288,609)	$2,101,282	$(229,100)	$911,616	$11,897	$65,307	$(97,227)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
Equity as of End of Year listed	$31,222,032	$31,222,033	$9,098,109	$9,248,109	$15,280,000	$15,829,900	$20,506,257	$20,506,257	$20,506,257	$5,492,231	$5,492,231	$5,492,231
Ordinary income (loss)
– Investment income (Operating Income)
– Return of capital

	TPG KC MO I JV, LLC		TPG LA Commerce JV, LLC		Harry G. Pappas & Sons, LLC		TPG BLFL JV, LLC			TPG Reno, LLC
	Intercontinental Kansas City		Doubletree Commerce		Holiday Inn Inner Harbor		Marriott Fort Lauderdale, Hyatt Lexington and Renaissance Boca Raton			Marriott Courtyard Reno
	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2	Year 1	Year 2	Year 3	Year 1	Year 2	Year 3
Source (on cash basis)
– Sales
– Refinancing
– Operations	$139.00	$9.29	$208.83	$70.28	$83.23	$16.48	$226.76	$248.95	$123.57	$252.17	$359.60	$127.45
– other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original total acquisition cost of all properties in program).	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	200%

*
Annual periods are based on inception date based on return hurdles of JV.

TABLE IV
RESULTS OF COMPLETED PROGRAMS
Table IV includes the five real estate programs sponsored by Procaccianti Companies, Inc. and its affiliates that most recently completed operations.
	PCO I, LP	PRI Warwick Airport, LLC	OHIB Hotel, LLC	PMO II, LP	PKY I, LLC	PFL VI, LLC	PFL V, LLC
	Marriott Colorado Springs	Sheraton Warwick	Holiday Inn Inner Harbor	Intercontinental Kansas City	Hyatt Lexington	Marriott Fort Lauderdale	Renaissance Boca Raton
Date Closed	1/31/2017	5/19/2016	11/24/2015	1/11/2016	11/14/2014	11/14/2014	11/14/2014
Duration (months)	133	114	46	120	96	98	98
Aggregate dollar amount raised	$16,763,877	$1,528,800	$7,402,409	$31,419,798	$10,206,278	$28,120,904	$24,219,044
Annualized return on investment	5.51%	1.19%	75.81%	6.40%	24.97%	4.12%	3.59%
Median annual leverage	60%	119%	73%	73%	49%	45%	52%
Sponsor Total Compensation(1)	$—	$—	$2,703,479	$1,086,709	$—	$—	$—

(1)
Includes Acquisition Fee, Development Fee and/or Promote.

TABLE V
SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)
This table provides summary information on the results of sales or disposals of properties within the most recent three years.
Legal Entity	Property	Date Acquired	Date of Sale	Cash received net of closing costs	Selling Price, Net of Closing Costs and GAAP Adjustments				Cost of Properties Including Closing and Soft Costs
					Mortgage balance at time of sale	Purchase money mortgage taken back by program	Adjustments resulting from application of GAAP	Total	Original mortgage financing	Total acquisition cost, capital improvement closing and soft costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures

Hotel West I , LP	Holiday Inn Lubbock Towers	2/8/2006	9/12/2013	$—	$5,914,135	$—	$—	$5,914,135	$7,000,000	$7,825,976	$14,825,976	$3,159,556
Hotel West II, LP	Holiday Inn Lubbock Plaza	2/8/2006	7/10/2014	$(498,038)	$4,469,000	$—	$—	$4,469,000	$6,100,000	$7,888,388	$13,988,388	$2,006,857
PNY IV, LLC	Holiday Inn SoHo	9/10/2007	7/30/2014	$6,152,999	$97,368,684	$—	$—	$97,368,684	$99,619,375	$36,145,791	$135,765,166	$7,556,007
Hotel West II, LP	Holiday Inn Fort Smith	2/8/2006	11/20/2014	$—	$5,846,386	$—	$—	$5,846,386	$7,700,000	$4,529,564	$12,229,564	$860,757
PMO IV, LLC	Sheraton Kansas City	6/7/2007	11/20/2014	$7,701,073	$30,331,781	$—	$—	$30,331,781	$31,237,500	$9,431,088	$40,668,588	$9,902,188
PVA IV, LP	Westin Tyson’s Corner	10/5/2005	6/8/2015	$—	$62,000,975	$—	$—	$62,000,975	$77,040,116	$32,896,529	$109,936,645	$6,412,107
PIL IV, LLC	Sheraton Elk Grove	6/7/2007	7/7/2015	$—	$8,562,399	$—	$—	$8,562,399	$19,875,000	$7,017,608	$26,892,608	$(600,485)
PTX IV, LLC	Sheraton Dallas	6/7/2007	9/30/2015	$971,949	$18,680,358	$—	$—	$18,680,358	$22,050,000	$9,473,078	$31,523,078	$2,253,164
Hotel West II, LP	Holiday Inn Billings	2/8/2006	12/22/2015	$(1,714,438)	$10,022,637	$—	$—	$10,022,637	$11,000,000	$5,700,321	$16,700,321	$8,802,864
Hotel West I, LP	Holiday Inn Cheyenne	2/8/2006	12/22/2015	$6,237,826	$6,903,504	$—	$—	$6,903,504	$8,300,000	$4,906,615	$13,206,615	$13,883,643
Hotel West I, LP	Holiday Inn Fresno	2/8/2006	1/5/2016	$5,172,863	$2,644,837	$—	$—	$2,644,837	$4,900,000	$6,704,089	$11,604,089	$6,198,996
PMO II, LP	Intercontinental Kansas City	1/12/2006	1/11/2016(1)	$22,361,821	$66,979,342	$—	$—	$66,979,342	$68,906,085	$39,964,904	$108,870,988	$36,544,720
PKY I, LLC	Hyatt Lexington	11/30/2006	11/14/2014(1)	$13,688,091	$19,767,353	$—	$—	$19,767,353	$9,967,813	$19,556,069	$29,523,882	$20,783,466
PFL VI, LLC	Marriott Fort Lauderdale	9/13/2006	11/14/2014(1)	$10,802,912	$16,201,239	$—	$—	$16,201,239	$20,310,939	$24,536,258	$44,847,197	$15,092,509
PFL V, LLC	Renaissance Boca Raton	9/13/2006	11/14/2014(1)	$7,745,412	$14,449,754	$—	$—	$14,449,754	$14,689,061	$23,507,156	$38,196,217	$9,752,022
OHIB Hotel, LLC	Holiday Inn Inner Harbor	2/3/2012	11/24/2015(1)	$5,683,226	$29,210,266	$—	$—	$29,210,266	$18,250,000	$6,633,576	$24,883,576	$10,621,083
PRI Warwick Airport, LLC	Sheraton Warwick	1/11/2007	5/19/2016	$4,341,960	$6,125,577	$—	$—	$6,125,577	$18,000,000	$216,684	$18,216,684	$50,373
PCO I, LP	Marriott Colorado	2/15/2006	1/31/2017	$12,960,517	$16,315,543	$—	$—	$16,315,543	$20,895,000	$15,303,977	$36,198,977	$15,303,473

(1)
Sold to related party.

APPENDIX B:   FORM OF DIVIDEND REINVESTMENT PLAN
This DIVIDEND REINVESTMENT PLAN (the “Plan”) is adopted by Procaccianti Hotel REIT, Inc., a Maryland corporation (the “Company”), to be administered by the Company, S2K Financial LLC (the “Dealer Manager”) or an unaffiliated third party as agent for participants in the Plan (the “Participants”), on the terms and conditions set forth below. Any terms not defined herein shall have the same meaning as set forth in the Company’s charter (the “Charter”).
1. Dividend Reinvestment.   As agent for the stockholders (the “Stockholders”) of the Company who purchase Class I shares, Class K shares and/or Class T shares of the Company’s common stock (collectively, the “Shares”) pursuant to the Company’s initial registered public offering (the “Initial Offering”) or any future offering of the Shares (“Future Offering”), and Participants, the Company will apply all dividends declared and paid in respect of the Shares held by each Participant (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares of the same class for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.
2. Effective Date.   The effective date of this Plan is            , 2017.
3. Procedure for Participation.   Any Stockholder who has received a Prospectus, as contained in the registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be made available by the Company, the Dealer Manager or the Soliciting Dealer. Participation in the Plan will begin with the next Dividend payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends are paid by the Company.
4. Suitability.   Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Sponsor, or any other person selling shares on behalf of the Company to the Participant to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.
5. Purchase of Shares.   Except as otherwise provided in the Prospectus, Participants will acquire Shares of the same class from the Company under the Plan (the “Plan Shares”) at $9.50 per Class K Share, $9.50 per Class I Share and $9.50 per Class T Share. Once the Board of Directors decides to determine an estimated value per share, the Board of Directors may change these prices based upon changes in the Company’s estimated value per share and other factors that the Board of Directors deems relevant, at least annually.
Participants in the Plan may purchase fractional Shares of the same class so that 100% of the Dividends will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.
Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (x) the Plan Shares that will be registered with the SEC in connection with the Initial Offering, (y) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”) or (z) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).
Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.
B-1

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.
6. Taxes.   IT IS UNDERSTOOD THAT REINVESTMENT OF DIVIDENDS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DIVIDENDS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.
7. Share Certificates.   The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
8. Reports.   Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Dividends and amounts of Dividends paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Dividend payment showing the number of Shares owned prior to the current Dividend, the amount of the current Dividend and the number of Shares owned after the current Dividend.
9. Termination by Participant.   A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Dividends will be distributed to the Stockholder in cash
10. Amendment, Suspension or Termination of Plan by the Company.   The Board of Directors may by majority vote (including a majority of the Independent Directors) amend, suspend or terminate the Plan for any reason upon ten days’ written notice to the Participants; provided, however, that the Board of Directors may not so amend the Plan to restrict or remove the right of Participants to terminate participation in the Plan at any time without penalty.
11. Liability of the Company.   The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.
B-2

PROCACCIANTI HOTEL REIT, INC.
Common Stock
$602,375,000 — Maximum Offering

PROSPECTUS

           , 2017
You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Procaccianti Hotel REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
Until            , 2017 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as soliciting dealers with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31.   Other Expenses of Issuance and Distribution (Assuming Sale of Maximum Offering).
The following table sets forth the expenses (other than selling commissions, the dealer manager fee and certain expenses relating to training and education meetings and non-accountable due diligence) we will incur in connection with the issuance and distribution of the securities to be registered pursuant to this registration statement. All amounts other than the SEC registration fee and FINRA filing fee have been estimated.
SEC registration fee	$69,816
FINRA filing fee	$90,856
Seminars	$165,000
Printing and mailing expenses	$600,000
Blue sky filing fees and expenses	$800,000
Legal fees and expenses	$750,000
Accounting fees and expenses	$850,000
Literature	$825,000
Advertising and sales	$800,000
Investor relations, technology and administrative support expenses	$1,824,328
Due diligence expenses	$1,100,000
Total	$7,875,000

Item 32.   Sales to Special Parties
Our executive officers and board of directors, as well as their immediate family members, may purchase I Shares, K Shares, T Shares and common shares and may be charged a reduced offering price, which reduced price will reflect certain reduced fees and expenses in respect of such purchases. In addition, officers and employees of our advisor, other affiliates of our advisor, their immediate family members, and, if approved by our management, joint venture partners, consultants, and other service providers may purchase I Shares, K Shares, T Shares and common shares and may also be charged a reduced offering price per I Share, K Share, T Share and common share net of selling commissions and the dealer manager fee in respect of such purchases. See “Plan of Distribution — Distribution Channels”.
The selling commissions and the dealer manager fee may also be reduced or waived in connection with certain categories of sales of I Shares, K Shares, T Shares or common shares, including sales for which a volume discount applies (K Shares and T Shares only), sales to certain institutional investors, sales to employees of participating broker-dealers, sales made by certain participating broker-dealers at the discretion of the dealer manager, sales made to investors whose contract for investment advisory and related brokerage services includes a fixed or “wrap” fee or other asset-based fee arrangement, unless that contract is with a federally registered investment adviser that is dually registered as a broker-dealer and provides financial planning services, sales through banks acting as trustees or fiduciaries and sales to our affiliates. To the extent the purchase price of any I Shares, K Shares or T Shares is reduced due to a reduction in commissions or dealer manager fees, we will sell additional common shares and use such proceeds for investing in assets so that the funds available for investment per I Share, per K Share and per T Share sold are equivalent to I Shares, K Shares and T Shares sold without any discount.
Item 33.   Recent Sale of Unregistered Securities
In connection with our incorporation, we sold an aggregate of 20,000 common shares to an affiliate of our advisor, TPG Hotel REIT Investor, LLC, for an aggregate purchase price of  $200,000, or $10.00 per share. We also issued 125,000 shares of our Class B Capital Stock, par value $0.01 per share, which we refer to as B Shares. Such sales were exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act as transactions not involving any public offering.

On September 30, 2016, we commenced a private offering of K Shares and Units (which consist of four K Shares and one common share) with a targeted maximum offering of  $150,000,000 in K Shares (including K Shares sold as part of a Unit) to accredited investors only (as defined in Rule 401 under the Securities Act) pursuant to a confidential private placement memorandum. Through            , 2017, we had received net offering proceeds of approximately $          from the sale of approximately           K Shares in our private offering. S2K Financial LLC is the dealer manager for the private offering. Each of the purchasers has represented to us that he or she is an accredited investor. Based upon these representations, we believe that the issuances of our K Shares and Units were exempt from the registration requirements pursuant to Rule 506 and Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.
Item 34.   Indemnification of Directors and Officers
We are permitted to limit the liability of our directors and officers to us and our stockholders for monetary damages and to indemnify and advance expenses to our directors, officers and other agents but only to the extent permitted by Maryland law and the NASAA REIT Guidelines.
Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.
The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established: (i) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.
A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Subject to the limitations of Maryland law and to any additional limitations contained therein, our charter limits our directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates and permits us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.
However, as required by the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them and to hold them harmless for losses or liability suffered by us by requiring that (i) the person seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the person seeking indemnification was acting on our behalf or performing services for us; (iii) the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss was not the result of gross negligence or willful misconduct; and (iv) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of our stockholders.
In addition, we will not indemnify any director, our advisor or any of its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular person seeking indemnification; (ii) the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (iii) a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered or sold as to indemnification for securities law violations.
We will agree to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.
Finally, our charter will provide that we may pay or reimburse reasonable legal expenses and other costs incurred by a director, our advisor or any of its affiliates in advance of final disposition of a proceeding only if  (i) the proceeding relates to acts or omissions relating to the performance of duties or services for us or on our behalf by the person seeking indemnification; (ii) the proceeding is initiated by a third party who is not a stockholder, or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; (iii) the person seeking indemnification provides us with a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; and (iv) the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to have complied with the requisite standard of conduct.
We entered into an indemnification agreement with each of our current directors and executive officers, each referred to herein as an Indemnitee. Each indemnification agreement obligates us to indemnify the respective Indemnitee to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the Indemnitee or on his or her respective behalf in connection with a proceeding. Each Indemnitee is not entitled to indemnification if it is established that one of the exceptions to indemnification under Maryland law, as set forth in each indemnification agreement, exists.
Item 35.   Treatment of Proceeds from Stock Being Registered
Not applicable.
Item 36.   Financial Statements and Exhibits
(a) Financial Statements:
The following documents are filed as part of this registration statement:
(b) Exhibits:
The list of exhibits filed with or incorporated by reference in this Registration Statement is set forth in the Exhibit Index following the signature page herein.

Item 37.   Undertakings
(A) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(B) The undersigned registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.
(C) The undersigned registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first year of operations of the registrant.
(D) The undersigned registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.
(E) The undersigned registrant also undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.
(F) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(G) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(H) The undersigned registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cranston, the state of Rhode Island, on the 1st day of May, 2017.
PROCACCIANTI HOTEL REIT, INC.

By:	/s/ James A. Procaccianti James A. Procaccianti Chief Executive Officer and President
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes James A. Procaccianti and Gregory Vickowski his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the within registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Capacity	Date
/s/ James A. Procaccianti James A. Procaccianti	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	May 1, 2017
/s/ Gregory Vickowski Gregory Vickowski	Chief Financial Officer, Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	May 1, 2017
/s/ Lawrence Aubin Lawrence Aubin	Independent Director	May 1, 2017
/s/ Thomas R. Engel Thomas R. Engel	Independent Director	May 1, 2017
/s/ Ronald S. Ohsberg Ronald S. Ohsberg	Independent Director	May 1, 2017

EXHIBIT INDEX
The following exhibits are included, or incorporated by reference, in this registration statement on Form S-11 (and are numbered in accordance with Item 601 of Regulation S-K).
Exhibit No.	Description
1.1(1)	Amended and Restated Dealer Manager Agreement by and between Procaccianti Hotel REIT, Inc., Procaccianti Hotel Advisors, LLC and S2K Financial LLC.
1.2(1)	Form of Participating Broker-Dealer Agreement by and between S2K Financial LLC and the Participating Broker-Dealers.
3.1*	Form of Articles of Amendment and Restatement of Procaccianti Hotel REIT, Inc.
3.2*	Bylaws of Procaccianti Hotel REIT, Inc.
4.1(1)	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Appendix C to the prospectus).
4.2*	Form of Dividend Reinvestment Plan (included as Appendix B to the prospectus).
4.3(1)	Form of Additional Subscription Agreement and Subscription Agreement Signature Page.
5.1(1)	Opinion of Venable LLP as to legality.
8.1(1)	Opinion of Morris, Manning & Martin, LLP as to tax matters.
10.1(1)	Advisory Agreement by and between Procaccianti Hotel REIT, Inc. and Procaccianti Hotel Advisors, LLC.
10.2(1)	Form of Procaccianti Hotel REIT, Inc. 2016 Restricted Share Plan.
10.3(1)	Agreement of Limited Partnership of Procaccianti Hotel REIT, L.P.
21.1(1)	List of Subsidiaries.
23.1(1)	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2(1)	Consent of Venable LLP (included in Exhibit 5.1).
23.3(1)	Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1).
24.1*	Power of Attorney (included on signature page)

*
Filed herewith.

(1)
To be filed.